Exhibit 99.2

AL NOOR HOSPITALS GROUP PLC

(Incorporated in England and Wales)

(Registration number 08338604)

(“Company” or “Al Noor”)

(to be renamed Mediclinic International plc)

PROSPECTUS

The definitions and interpretations commencing on page 10 of this document apply to this entire document, including this cover page, except where the context indicates a contrary intention.

A scheme of arrangement in terms of section 114 of the Companies Act has been proposed by the Mediclinic Board between Mediclinic and the Mediclinic Shareholders.  In the event of the Conditions Precedent being fulfilled or waived (to the extent permissible) and the Scheme becoming operative, the Company will by operation of law become the sole shareholder of Mediclinic and Scheme Participants will, against surrender of their relevant documents of title (if applicable) in accordance with the provisions of the Scheme Circular, become entitled to receive the Scheme Consideration in respect of each Mediclinic Share held by them.

Upon implementation of the Scheme, the Mediclinic Shares will be delisted from the Main Board of the JSE and the NSX, and the Ordinary Shares will be listed on the main market of the LSE, as a primary listing, and be listed on the Main Board of the JSE, by way of an inward secondary listing.

On implementation of the Scheme, the name of the Company will be changed to “Mediclinic International plc”.

The offer to the Scheme Participants in terms of the Scheme to receive the Scheme Consideration, could constitute an offer to the public in terms of section 95(1)(h) of the Companies Act. This Prospectus is therefore issued in terms of section 99(2) of the Companies Act.

This Prospectus was registered by CIPC on 13 November 2015 and is issued in compliance with the Companies Act and the Companies Regulations for the purpose of providing information to the Scheme Participants and either accompanies the Scheme Circular or will be provided to Mediclinic Shareholders in such other manner as authorised by the High Court of South Africa.

Co-Sponsor and Lead Financial Advisor	Co-Financial Advisor and Joint Broker
Co-Sponsor and Joint Broker	English and US Legal Advisor to the Company

South Africa Legal Advisor to the Company	Auditors of the Company
UK Registrar / Transfer Secretaries	Reporting Accountants to Mediclinic

Date of Issue: 17 November 2015

This Prospectus is only available in English.  Copies of the registered Prospectus may be obtained during normal business hours from the registered offices of the Company and Mediclinic whose addresses are set out in the “Corporate Information and Advisors” section of this Prospectus from the date of issue hereof until 15 December 2015.

IMPORTANT INFORMATION

The definitions and interpretations commencing on page 10 of this Prospectus apply to this section on Important Information.

SPECIAL NOTE IN REGARD TO THE OFFER

Notwithstanding that this document constitutes a prospectus issued in terms of section 99(2) of the Companies Act, this offer is only addressed to persons to whom it may lawfully be made. The distribution of this Prospectus may be restricted by law. Persons into whose possession this Prospectus comes must inform themselves about, and observe any such restrictions. This Prospectus does not constitute an offer or an invitation to receive the Scheme Consideration in any jurisdiction in which such an offer would be unlawful. No-one has taken any action that would permit the offer to occur outside South Africa.

SPECIAL NOTE REGARDING THIS PROSPECTUS

This Prospectus has been prepared on the assumption that the Scheme Resolutions proposed in the notice convening the Scheme Meeting forming part of the Scheme Circular, which accompanies this Prospectus, will be passed at the Scheme Meeting. These Scheme Resolutions include, but are not limited to, the inward Listing of the Company as a secondary listing on the JSE.

RESPONSIBILITY STATEMENT

The Directors of the Company, being the persons set out in section 1, paragraph 2.1 of this Prospectus, accept full responsibility for the accuracy of the information provided in this Prospectus (but only insofar as it relates to the Company and only to the extent that they are required to accept such responsibility in terms of the Companies Act) and certify that to the best of their knowledge and belief there are no facts relating to the Company that have been omitted which would make any statement relating to the Company false or misleading, that all reasonable enquiries to ascertain such facts have been made, and that this Prospectus contains all information relating to the Company required by the Companies Act.

FORWARD-LOOKING STATEMENTS

This Prospectus contains statements about the Company that are or may be forward-looking statements. All statements, other than statements of historical fact, are, or may be deemed to be, forward-looking statements, including, without limitation, those concerning: strategy; the economic outlook for the industry; production; cash costs and other operating results; growth prospects and outlook for operations, individually or in the aggregate; liquidity and capital resources and expenditure and the outcome and consequences of any pending litigation proceedings. These forward-looking statements are not based on historical facts, but rather reflect current expectations concerning future results and events and generally may be identified by the use of forward-looking words or phrases such as “believe”, “aim”, “expect”, “anticipate”, “intend”, “foresee”, “forecast”, “likely”, “should”, “planned”, “may”, “estimated”, “potential” or similar words and phrases.

Examples of forward-looking statements include statements regarding a future financial position or future profits, cash flows, corporate strategy, anticipated levels of growth, estimates of capital expenditure, acquisition strategy, and expansion prospects for future capital expenditure levels and other economic factors, such as, inter alia, interest rates.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company cautions that forward-looking statements are not guarantees of future performance. Actual results, financial and operating conditions, liquidity and the developments within the industry in which the Company operate may differ materially from those made in, or suggested by, the forward-looking statements contained in this Prospectus.

All these forward-looking statements are based on estimates and assumptions, as regards the Company, made by the Company as communicated in publicly available documents issued by the Company, all of which estimates and assumptions, although the Company believes them to be reasonable, are inherently uncertain. Such estimates, assumptions or statements may not eventuate. Factors which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in those statements or assumptions include other matters not yet known to the Company or not currently considered material by the Company.

Shareholders should keep in mind that any forward-looking statement made in this Prospectus or elsewhere is applicable only at the date on which such forward-looking statement is made. New factors that could cause the business of the Company not to develop as expected may emerge from time to time and it is not possible to predict all of them. Further, the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statement are not known. The Company has no duty to, and does not intend to, update or revise the forward-looking statements contained in this Prospectus after the date of issue of this Prospectus, except as may be required by law.

FOREIGN SHAREHOLDERS

This Prospectus has been prepared for the purposes of complying with the Companies Act and the Companies Regulations published in terms thereof and the information disclosed may not be the same as that which would have been disclosed if this Prospectus had been prepared in accordance with the laws and regulations of any jurisdiction outside of South Africa.

The Scheme may be affected by the laws of the relevant jurisdictions of Mediclinic Shareholders not resident in South Africa. Such non-resident Mediclinic Shareholders should inform themselves about, observe, and advise Mediclinic in writing of, any applicable legal requirements of such jurisdictions. Any failure to comply with such applicable requests or requirements may constitute a violation of the laws of such jurisdiction. It is the responsibility of any non-resident Mediclinic Shareholder to satisfy itself as to the full observance of the laws and regulatory requirements of the relevant jurisdiction in connection with the Scheme, including the obtaining of any governmental, exchange control or other consents or the making of any filings which may be required, the compliance with other necessary formalities, the payment of any issue, transfer or other taxes or other requisite payments due in respect of such jurisdiction.

This Prospectus and any accompanying documentation are not intended to be, and do not constitute, or form part of, an offer to sell or an invitation to purchase or subscribe for any securities or a solicitation of any vote or approval in any jurisdiction in which it is unlawful to make such an offer, invitation or solicitation, or such offer, invitation or solicitation would require Mediclinic or the Company to comply with disproportionately onerous filing and/or other disproportionately onerous regulatory obligations. In those circumstances, or otherwise if the distribution of this Prospectus and any accompanying documentation in jurisdictions outside of South Africa are restricted or prohibited by the laws of such jurisdiction, this Prospectus and any accompanying documentation are deemed to have been sent for information purposes only and should not be copied and/or redistributed.  Mediclinic Shareholders who are not resident in South Africa must satisfy themselves as to the full observance of the laws of any applicable jurisdiction concerning their election to receive the Scheme Consideration, including any requisite governmental or other consents, observing any other requisite formalities and paying any transfer or other taxes due in such other jurisdictions and are required to advise Mediclinic and the Company of all such filing or regulatory obligations as Mediclinic or the Company may be required to comply with in such jurisdictions in relation to the Scheme and the Listing. The Company and its Board of Directors accepts no responsibility for the failure by a Mediclinic Shareholder to inform itself about, or to observe, any applicable legal requirements in any relevant jurisdiction, or for any failure by the Company to observe the requirements of any jurisdiction.

The Scheme and this Prospectus are governed by the laws of South Africa (excluding the conflict of laws rules of that jurisdiction to the extent such rules require the application of the laws of any other country) and are subject to applicable South African laws and regulations, including the Companies Act and the Company Regulations.

Any Mediclinic Shareholder who is in doubt as to its position, including, without limitation, tax status and effects, should consult an appropriate independent professional advisor in the relevant jurisdiction without delay.

NOTICE TO US SHAREHOLDERS

This business combination is made for the securities of Mediclinic, a South African company, by means of the Scheme. Information distributed in connection with the Scheme is subject to disclosure requirements of the United Kingdom and South Africa that are different from those of the United States. The financial information contained in this Prospectus has been prepared in accordance with IFRS that may not be comparable to the financial statements and financial information of US companies.

It may be difficult for you to enforce your rights and any claim you may have arising under US federal securities laws, since Al Noor is located in the United Kingdom, and some of its officers and directors are residents of countries outside the United States. You may not be able to sue a UK company or its officers or directors in an English court or other foreign court for violations of US securities laws. It may be difficult to compel a UK company and its affiliates to subject themselves to a US court’s judgement.

You should be aware that Al Noor may purchase securities otherwise than under the Scheme, such as in open market or privately negotiated purchases.

This Prospectus is not an offer of securities for sale in the United States. The Ordinary Shares to be issued pursuant to the Scheme will not be, and are not required to be, registered under the US Securities Act of 1933 (“Securities Act”), and will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 802 issued under the Securities Act..

The Ordinary Shares have not been and will not be listed on a US securities exchange or quoted on any inter-dealer quotation system in the United States. The Company does not intend to take any action to facilitate a market in the Ordinary Shares in the United States. Consequently, it is unlikely that an active trading market in the United States will develop for the Ordinary Shares.

The Ordinary Shares have not been approved or disapproved by the United States Securities and Exchange Commission, any state securities commission in the United States or any other regulatory authority in the United States, nor have any of the foregoing authorities passed comment upon, or endorsed the merit of, the Scheme or the accuracy or the adequacy of this Prospectus or the Scheme Circular. Any representation to the contrary is a criminal offence in the United States.

US Shareholders should consult their own legal and tax advisors with respect to the legal and tax consequences of the Scheme in their particular circumstances.

Mediclinic Shareholders who are affiliates of Al Noor after the Scheme will be subject to timing, manner of sale and volume restrictions on the sale of New Shares received pursuant to the Scheme under Rule 144 under the Securities Act. For the purposes of the Securities Act, an “affiliate” of a company is any person that directly or indirectly controls, or is controlled by, or is under common control with, the company. Holders of Mediclinic Shares that constitute “restricted securities” for purposes of Rule 144 under the Securities Act will receive New Shares that also constitute restricted securities and will not be permitted to offer or resell in the United States the New Shares they receive without registering that offer or sale under the Securities Act or conducting that offer or resale in reliance on an exemption from registration. The Securities Act would not generally restrict sale of New Shares on the LSE, provided that the sale had not been pre-arranged with a buyer in the United States. Mediclinic Shareholders who believe they may be affiliates for the purposes of the Securities Act should consult their own legal advisers.

CONSENTS

Each of the professional advisors to the Company have given and have not, prior to the date of issue of this Prospectus, withdrawn their written consents to the inclusion in this Prospectus of their names and, where applicable, their reports, in the form and context in which they appear.

DATES AND TIMES

The dates and times referred to in this Prospectus are subject to change. Any such changes will be published on SENS. All dates and times referred to in this Prospectus are South African dates and times.

DISCLAIMER

Each of N M Rothschild & Sons Limited (“Rothschild”) and Goldman Sachs International is authorised by the Prudential Regulation Authority (the “PRA”) and regulated by the FCA and the PRA in the United Kingdom.  Jefferies International Limited (“Jefferies”) is authorised and regulated by the FCA in the United Kingdom.  Rothschild, Goldman Sachs International and Jefferies are acting exclusively for the Company and are acting for no one else in connection with the production of this document, the Transactions and/or Admission.  They will not regard any other person as a client in relation to the production of this document, the Transactions and/or Admission and will not be responsible to anyone other than the Company for providing the protections afforded to their respective clients, nor for providing advice in connection with the production of this document, the Transactions and/or Admission or any other matter, transaction or arrangement referred to in this document.

Rothschild, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as co-sponsor and lead financial adviser to Al Noor in connection with the Transactions and/or Admission. Rothschild is acting exclusively for Al Noor and no-one else in connection with the production of this Prospectus, the Transactions and/or Admission, and save for any responsibilities and liabilities, if any, which may be imposed on Rothschild, in its capacity as sponsor by FSMA, Rothschild will not be responsible to anyone other than Al Noor for providing the protections afforded to clients of Rothschild or for providing advice in connection with the production of this Prospectus, the Transactions and/or Admission, or any transaction, arrangement or matter referred to herein.  For the avoidance of doubt, Rothschild is not acting as a Broker or sponsor in connection with the Transactions and/or Admission or the production of this Prospectus.

Apart from the responsibilities and liabilities, if any, which may be imposed on Rothschild by FSMA or the regulatory regime established thereunder, or under the regulatory regime of any jurisdiction where exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, Rothschild and its affiliates, directors, officers, employees and advisers, accept no responsibility or liability whatsoever for, and do not make any representation or warranty, express or implied, as to the contents of this Prospectus, including its accuracy, completeness or verification or for any other statement made or purported to be made in connection with Al Noor or the Transactions, and nothing in this Prospectus is or shall be relied upon as a promise or representation in this respect, whether as to the past or future. Rothschild accordingly disclaims to the fullest extent permitted by law all and any responsibility or liability whether arising in tort, contract or otherwise (save as referred to above) which it might otherwise have in respect of this Prospectus or any such statement.

Jefferies, which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting as joint sponsor and joint corporate broker and provided financial advice to Al Noor in connection with the Transactions and/or Admission. Jefferies is acting exclusively for Al Noor and no-one else in connection with the production of this Prospectus, the Transactions and/or Admission, and save for any responsibilities and liabilities, if any, which may be imposed on Jefferies, in its capacity as sponsor by FSMA, Jefferies will not be responsible to anyone other than Al Noor for providing the protections afforded to clients of Jefferies or for providing advice in connection with the production of this Prospectus, the Transactions and/or Admission, or any transaction, arrangement or matter referred to herein.  For the avoidance of doubt, Jefferies is not acting as a Broker or as sponsor in connection with the Transactions and/or Admission or the production of this Prospectus.

Apart from the responsibilities and liabilities, if any, which may be imposed on Jefferies by FSMA or the regulatory regime established thereunder, or under the regulatory regime of any jurisdiction where exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, Jefferies and its affiliates, directors, officers, employees and advisers, accept no responsibility or liability whatsoever for, and do not make any representation or warranty, express or implied, as to the contents of this Prospectus, including its accuracy, completeness or verification or for any other statement made or purported to be made in connection with Al Noor or the Transactions, and nothing in this Prospectus is or shall be relied upon as a promise or representation in this respect, whether as to the past or future. Jefferies accordingly disclaims to the fullest extent permitted by law all and any responsibility or liability whether arising in tort, contract or otherwise (save as referred to above) which it might otherwise have in respect of this Prospectus or any such statement.

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as joint financial adviser and joint corporate broker to Al Noor in connection with the Transactions and/or Admission. Goldman Sachs International is acting exclusively for Al Noor and no-one else in connection with the production of this Prospectus, the Transactions and/or Admission, and save for any responsibilities and liabilities, if any, which may be imposed on Goldman Sachs International, Goldman Sachs International will not be responsible to anyone other than Al Noor for providing the protections afforded to clients of Goldman Sachs International or for providing advice in connection with the production of this Prospectus, the Transactions and/or Admission, or any transaction, arrangement or matter referred to herein.  For the avoidance of doubt, Goldman Sachs International is not acting as a Broker or sponsor in connection with the Transactions and/or Admission or the production of this Prospectus.

Apart from the responsibilities and liabilities, if any, which may be imposed on Goldman Sachs International by the FSMA or the regulatory regime established thereunder, or under the regulatory regime of any jurisdiction where exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, Goldman Sachs International and its affiliates, directors, officers, employees and advisers, accept no responsibility or liability whatsoever for, and do not make any representation or warranty, express or implied, as to the contents of this Prospectus, including its accuracy, completeness or verification or for any other statement made or purported to be made in connection with Al Noor or the Transactions, and nothing in this Prospectus is or shall be relied upon as a promise or representation in this respect, whether as to the past or future. Goldman Sachs International accordingly disclaims to the fullest extent permitted by law all and any responsibility or liability whether arising in tort, contract or otherwise (save as referred to above) which it might otherwise have in respect of this Prospectus or any such statement.

None of the Company, Rothschild, Goldman Sachs International or Jefferies or any of their respective representatives, is making any representation to any prospective investor of the Shares regarding the legality of an investment in the Shares by such prospective investor under the laws applicable to such prospective investor. The contents of this document should not be construed as legal, financial or tax advice. Each prospective investor should consult his, her or its own legal, financial or tax advisor for legal, financial or tax advice.

GENERAL

This Prospectus should be read in its entirety (including the information incorporated therein by reference) and in conjunction with the Scheme Circular provided to the Mediclinic Shareholders.  This Prospectus has been prepared solely for purposes of complying with the Companies Act and the Companies Regulations in respect of the offer to the public which may result from the offer to the Scheme Participants in terms of the Scheme to receive the Scheme Consideration.  In making any investment decision, whether in relation to the Scheme or the Enlarged Group, or otherwise, prospective shareholders and investors should make such decisions on the basis of the Scheme Circular and/or the Enlarged Group Prospectus, as applicable and not on the basis of this Prospectus.

CORPORATE INFORMATION AND ADVISORS

Registered Office of Al Noor Hospitals Group plc	Mediclinic International Limited

1st Floor 40 Dukes Place London EC3A 7NH United Kingdom	Mediclinic Offices Strand Road Stellenbosch, 7600 South Africa (PO Box 456, Stellenbosch, 7599)

UK Co-Sponsor and Lead Financial Advisor N M Rothschild & Sons Limited New Court St Swithin’s Lane London EC4N 8AL United Kingdom	UK Co-Financial Advisor and Joint Broker Goldman Sachs International Peterborough Court 133 Fleet Street London EC4A 2BB United Kingdom

UK Co-Sponsor and Joint Broker Jefferies International Limited 68 Upper Thames Street London EC4V 3BJ United Kingdom	English and US Legal Advisor Linklaters LLP One Silk Street London EC2Y 8HQ United Kingdom

South African Legal Advisor Webber Wentzel 10 Fricker Road Illovo Boulevard Johannesburg, 2196 South Africa (PO Box 61771, Marshalltown, 2107)	Auditors of the Company KPMG LLP 15 Canada Square London E14 5GL United Kingdom

Company Secretary Capita Company Secretarial Services Limited 40 Dukes Place London EC3A 7NH United Kingdom	Reporting Accountants and Auditors of Mediclinic PricewaterhouseCoopers Inc 15 Newton Avenue Technopark PO Box 57 Stellenbosch

UK Registrar / Transfer Secretary Capita Asset Services Limited 34 Beckenham Road Beckenham Kent, BR3 4TU United Kingdom

Place and date of incorporation of the Company incorporated in England and Wales on 20 December 2012

TABLE OF CONTENTS

IMPORTANT INFORMATION
CORPORATE INFORMATION AND ADVISORS		4
DEFINITIONS AND INTERPRETATION		6
PROSPECTUS		16
SECTION 1 — COMPANY INFORMATION		17
1.	NAME, ADDRESS, INCORPORATION	17
2.	DIRECTORS, OTHER OFFICE HOLDERS OR MATERIAL THIRD PARTIES	17
3.	HISTORY, STATE OF AFFAIRS AND PROSPECTS OF THE COMPANY	35
4.	SHARE CAPITAL OF THE COMPANY	52
5.	OPTIONS OR PREFERENTIAL RIGHTS IN RESPECT OF SHARES	56
6.	COMMISSIONS PAID AND PAYABLE IN RESPECT OF UNDERWRITING	56
7.	MATERIAL CONTRACTS	56
8.	INTERESTS OF DIRECTORS AND PROMOTERS	61
9.	LOANS	62
10.	SHARES ISSUED OR TO BE ISSUED OTHER THAN FOR CASH	62
11.	PROPERTY ACQUIRED OR TO BE ACQUIRED	62
12.	AMOUNTS PAID OR PAYABLE TO PROMOTERS	62
13.	PRELIMINARY EXPENSES AND ISSUE EXPENSES	62
SECTION 2: INFORMATION ABOUT THE OFFERED SECURITIES		63
1.	PURPOSE OF THE OFFER	63
2.	TIMES AND DATES	63
3.	PARTICULARS OF THE OFFER CONTEMPLATED IN THIS PROSPECTUS	64
4.	MINIMUM SUBSCRIPTION	73
SECTION 3: STATEMENTS AND REPORTS RELATING TO THE OFFER		74
1.	STATEMENT AS TO ADEQUACY OF CAPITAL	74
2.	REPORT OF DIRECTORS AS TO MATERIAL CHANGES	74
3.	STATEMENT AS TO LISTING ON A STOCK EXCHANGE	74
4.	REPORT BY THE AUDITOR WHERE BUSINESS UNDERTAKING TO BE ACQUIRED	74
5.	REPORT BY THE AUDITOR WHERE COMPANY WILL ACQUIRE A SUBSIDIARY	74
6.	REPORT BY THE AUDITOR OF THE COMPANY	74
7.	PROFIT FORECAST OF THE COMPANY	74
SECTION 4: ADDITIONAL MATERIAL INFORMATION		75
1.	LITIGATION STATEMENT	75
2.	IMPLICATIONS OF A SECONDARY LISTING OF THE COMPANY ON THE JSE	75
3.	RECENT DEVELOPMENTS	75
SECTION 5: INAPPLICABLE OR IMMATERIAL MATTERS		77

ANNEXURE 1	DETAILS OF SUBSIDIARIES	79
ANNEXURE 2	FINANCIAL INFORMATION REQUIRED IN TERMS OF REGULATION 78	80
ANNEXURE 3	REPORT OF THE AUDITOR	81
ANNEXURE 4	HISTORICAL FINANCIAL INFORMATION IN RESPECT OF THE COMPANY	83
ANNEXURE 5	REPORT OF INDEPENDENT REPORTING ACCOUNTANTS	228
ANNEXURE 6	PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP	233
ANNEXURE 7	REPORT OF INDEPENDENT REPORTING ACCOUNTANTS	246
ANNEXURE 8	CONSENT LETTERS OF THE COMPANY’S ADVISORS	249
ANNEXURE 9	DETAILS OF DIRECTORS AND PRESCRIBED OFFICERS	259
ANNEXURE 10	RISK FACTORS	267
ANNEXURE 11	SUMMARY OF THE ARTICLES OF ASSOCIATION OF THE COMPANY	287
ANNEXURE 12	SIGNED POWERS OF ATTORNEY	297

DEFINITIONS AND INTERPRETATION

In this document and its appendices, unless otherwise stated or the context otherwise indicates, the words in the first column shall have the meanings stated opposite them in the second column and words in the singular shall include the plural and vice versa, natural persons shall include corporations and associations of persons and an expression denoting any gender shall include the other genders:

“2012 Loan”

the loan agreement dated 26 September 2012 between Al Noor Golden and Standard Chartered Bank, HSBC Bank Middle East Limited and Mashreq Bank PSC for the aggregate amount of  U.S.$136.2 million (split into a U.S. dollar  tranche of U.S.$45.3 million, paying interest at the rate of LIBOR + 4.75% per annum, and a UAE dirham tranche of AED 333.0 million, paying interest at the rate of EIBOR + 4.00% per annum) and having a maturity date of 26 September 2016, in order to finance the payment of a U.S.$136.2 million dividend to Shareholders. The interest rate risk on the 2012 Loan is hedged to the extent of 60% of the loan amount;

“Admission”

the admission of the Ordinary Shares to the premium segment of the Official List and to trading on the LSE’s main market for listed securities becoming effective in accordance with, respectively, the UK Listing Rules and the Admission and Disclosure Standards;

“Admission and Disclosure Standards”

the requirements contained in the publication “Admission and Disclosure Standards” (as amended) published by the LSE containing, among other things, the requirements to be observed by companies seeking admission to trading on the LSE’s main market for listed securities;

“AED”	the lawful currency of the UAE;

“Airport Road Hospital”	the Al Noor Group’s Airport Road facility;

“Al Ain Hospital”	Al Noor Hospital - Al Ain;

“Al Noor Golden”	Al Noor Golden Commercial Investment LLC, (Registration number CN-1400474), a company incorporated in the UAE;

“Al Noor Group” or the “Group”	collectively, Al Noor and its subsidiaries;

“Al Noor Circular”	the circular to Al Noor Shareholders in connection with the Transactions, including the notice of general meeting set out in the Al Noor Circular;

“Al Noor Record Date”

the record date for determining the entitlement of existing Shareholders to receive the Al Noor Special Dividend and to participate in the Al Noor Tender Offer, which will be shortly before the date on which the Scheme becomes effective;

“Al Noor Resolutions”

the resolutions to be proposed at the general meeting of Shareholders for the purposes of, amongst other things, approving such matters as are necessary and desirable to be approved for the Company to implement the Transactions;

“Al Noor Special Dividend”	the special dividend of £3.28 per Share payable to Shareholders at the Al Noor Record Date by Al Noor, subject to the Scheme becoming effective;

“Al Noor Tender Offer”	the offer by Al Noor to Shareholders as at the Al Noor Record Date to cancel up to 74,069,109 Shares for a cash payment of £8.32 per Share;

“Al Saqr”	Al Saqr Property Management LLC;

“ANCI”	Al Noor Commercial Investment LLC, (Registration number 1359869), a company incorporated in the UAE;

“ANH Cayman”	Al Noor Holdings Cayman Limited, (Registration number MC-264427), a company incorporated in the Cayman Islands;

“ANMC”	Al Noor Medical Company — Al Noor Hospital — Al Noor Pharmacy — Al Noor Warehouse LLC, (Registration number 1037795), a company incorporated in the UAE;

“ANMC Management”	ANMC Management Limited, (Registration number MC-264897), a company incorporated in the Cayman Islands;

“Articles”	the articles of association of the Company, as at the date of this Prospectus;

“Assets Transfer”

the transfers of the shares in the Designated Subsidiaries to the Company, after the Scheme becomes unconditional (except for any condition that, by its nature, can be fulfilled only on or immediately before the Operative Date) but before the Scheme becomes operative, as more fully described in paragraph 15 of the Scheme Circular;

“Assets Transfer Agreement”

the agreement entered into on or about the date of this Prospectus, between Mediclinic, the Mediclinic subsidiaries holding the shares in the Designated Subsidiaries and the Company, in terms of which the Assets Transfer is to be effected, as amended from time to time;

“Assets Transfer Resolution”	the special resolution approving the Assets Transfer to be considered at the Scheme Meeting;

“Audit and Risk Committee”	the audit and risk committee of the Board;

“Bid Conduct Agreement”	the bid conduct agreement entered into between the Company and Mediclinic in relation to the implementation of the Transactions, dated 14 October 2015, as amended from time to time;

“Board”	the board of directors of the Company;

“Broker”	any person registered as a broking member (equities) in terms of the rules of the JSE made in accordance with the Financial Markets Act and/or the NSX;

“Business Day”	a day other than a Saturday, Sunday or an official public holiday in South Africa;

“Business Ethics Committee”	the business ethics committee of the Al Noor Group;

“Capex Facility”	the AED 150 million and U.S.$40.8 million revolving credit and letter of credit facility agreement dated 21

May 2013 between, among others, ANMC and Standard Chartered Bank;

“CEO”	the Al Noor Group’s Chief Executive Officer from time to time, currently being Ronald Lavater;

“Chairman”	the chairman of the Al Noor Board from time to time, currently being Ian Tyler;

“CIPC”	the Companies and Intellectual Property Commission, established in terms of section 185 of the Companies Act;

“Companies Act”	the South African Companies Act, 71 of 2008, as amended;

“Companies Regulations”	the Companies Regulations, 2011, promulgated under the Companies Act, as amended;

“Company” or “Al Noor”	Al Noor Hospitals Group plc, (Registration number 08338604), a public company incorporated in England and Wales;

“Concealment Law”	the UAE Federal Law No. 17 of 2004 Regarding Commercial Concealment;

“Conditions Precedent”

the conditions precedent to which the Scheme is subject, as set out in  paragraph 14.6 of the Scheme Circular, which conditions are duplicated in section 2, paragraph 3.2, 3.3 and 3.4 of this Prospectus;

“Continuum of Care”	the continuum of care provided to patients of the Al Noor Group through its integrated healthcare service network as described in section 1, paragraph 3.2 of this Prospectus;

“Court”

any South African court with competent jurisdiction to approve the implementation of the Fundamental Transaction Resolutions pursuant to section 115 of the Companies Act and/or to determine the fair value of Mediclinic Shares and make an order pursuant to section 164(14) of the Companies Act;

“CSDP”

a person that holds in custody and administers securities or an interest in securities and that has been accepted in terms of the Financial Markets Act by a central securities depository as a participant in that central securities depository, being a “participant” as defined in the Financial Markets Act;

“Daman”	the state-owned national health insurance company of the UAE;

“Designated Subsidiaries”

(i) Mediclinic Holdings Netherlands N.V. (Netherlands); (ii) Mediclinic Middle East Holdings Limited (Jersey); (iii) Mediclinic CHF Finco Limited (Jersey); and (iv) if the shares in Mediclinic Jersey Limited (Jersey) have been transferred to Mediclinic CHF Finco Limited prior to the date on which the Assets Transfer is to be effected, Mediclinic Jersey Limited (Jersey);

“Director”	a director of the Company;

“Disclosure Committee”	the disclosure committee of the Al Noor Group;

“Dissenting Shareholders”

Mediclinic Shareholders who validly exercise their appraisal rights in terms of section 164 of the Companies Act, by objecting to and voting against the Scheme Resolution and/or the Assets Transfer Resolution, demanding, in terms of sections 164 of the Companies Act, that Mediclinic pay them the fair value of their Mediclinic Shares and who have not withdrawn such demand in terms of section 164(9) of the Companies Act and who do not, after an offer is made by Mediclinic in accordance with section 164(11) of the Companies Act, allow such offer to lapse;

“Dubai”	the Emirate of Dubai;

“EBITDA”	earnings before interest, tax, depreciation and amortisation;

“EIBOR”	the Emirates Interbank Offered Rate;

“Enlarged Group”	the Al Noor Group as enlarged by the acquisition of the Mediclinic Group pursuant to the Scheme;

“Enlarged Group Prospectus”

the prospectus published by the Company on or about the date hereof, which constitutes a prospectus relating to the Company, prepared in accordance with the Prospectus Rules of the FCA, to be used in connection with the application for admission to listing on the premium segment of the Official List and admission to trading on the LSE main market for listed securities;

“Emirate”	an emirate of the UAE;

“Employee Share Plans”	the employee share plans of the Company as set out in section 1, paragraph 2.9.1 of this Prospectus;

“Enhanced” or “Enhanced plan”	the “Enhanced” category of the HAAD health insurance plan;

“ENT”	ear, nose and throat;

“Exchange Control Regulations”	the Exchange Control Regulations, 1961, promulgated in terms of section 9 of the South African Currency and Exchanges Act, 1933, as amended;

“Exchange Option”	refers to the arrangements referred to under the heading “Exchange Option” in the Scheme Circular, detailed in section 2, paragraph 3.1.2 of this Prospectus;

“Executive Director”	the executive director of the Company as at the date of this document;

“Existing Shares”	existing Ordinary Shares in the capital of the Company in issue immediately preceding the issue of the New Shares;

“FCA”	the UK Financial Conduct Authority;

“Financial Markets Act”	the South African Financial Markets Act, 19 of 2012, as amended;

“First Reduction of Capital”	has the meaning ascribed thereto below in the definition of “Reductions”;

“FSMA”	the United Kingdom Financial Services and Markets

Act 2000, as amended;

“Fundamental Transaction Resolutions”	the Scheme Resolution and the Assets Transfer Resolution;

“GBP” or “£”	the British Pound, the official currency of the UK;

“GCC”

the Gulf Co-operative Council countries. The GCC was created on 25 May 1981 and comprises Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and the UAE.  Al Noor’s GCC operations include factories and sales offices in the Emirates of Dubai and Abu Dhabi, and in Qatar, Oman and Saudi Arabia;

“HAAD”	Health Authority of Abu Dhabi;

“Implementation Steps Plan”	the steps plan in relation to the implementation of the Transactions set out in schedule 4 to the Bid Conduct Agreement;

“Income Tax Act”	the South African Income Tax Act, 58 of 1962, as amended;

“Independent Non-Executive Directors”	the “independent non-executive directors” of the Company, within the meaning of the UK Corporate Governance Code;

“Initial Awards”	the awards granted under the Al Noor Hospitals Group plc Long-Term Incentive Plan 2013 shortly after the IPO of the Company;

“IPO”	the offer by the Company of 38,454,971 Shares and admission of 116,866,203 Shares to the premium listing segment of the Official List and to trading on the LSE in June 2013;

“JCI”	Joint Commission International;

“JSE”	the Johannesburg Stock Exchange being the exchange operated by The JSE Limited, (Registration number 2005/022939/06), a public company incorporated in South Africa;

“Khalifa Street Hospital”	the Al Noor Group’s Khalifa Street facility;

“Last Practicable Date”	Friday, 6 November 2015, being the last practicable date before the Prospectus was finalised;

“LIBOR”	the London Interbank Offered Rate;

“Listing”	the proposed inward listing of the Company on the Main Board of the JSE and on the basis that such listing constitutes a “secondary listing” as contemplated in the Listings Requirements;

“Listings Requirements”	the listings requirements of the JSE, as amended;

“Long-Stop Date”

the date that is six months after the date of the Transaction Announcement (or such later date as the parties may agree in writing), provided that if (i) any person entitled to give a notice under section 164(3) of the Companies Act has given such notice within the period allowed therefore; and (ii) that person is able to satisfy the requirements of section 164(5) of the Companies Act; and (iii) the date on which the resolution of Mediclinic Shareholders to approve the Scheme or the Assets Transfer is actually passed is fewer than 30 “business days” (within the meaning of the Companies Act) before the Long Stop Date, the Long Stop Date shall be deferred by such additional number of days as may be required to ensure that it falls on the 31st “business day” (within the meaning of the Companies Act) after the date on which such resolution was actually passed;

“LSE”	the London Stock Exchange;

“Mediclinic”	Mediclinic International Limited, (Registration number 1983/010725/06), a public company incorporated in accordance with the laws of South Africa;

“Mediclinic Board”	the board of directors of Mediclinic, from time to time;

“Mediclinic Group”	collectively, Mediclinic and its subsidiaries;

“Mediclinic Register”

(i)                 the register of Mediclinic Shareholders (including the relevant sub-registers of the CSDPs administering the sub-registers of Mediclinic (as contemplated in the Financial Markets Act)), and the register of disclosures of Mediclinic;

“Mediclinic Resolutions”

the resolutions to be proposed at the Scheme Meeting for the purposes of, amongst other things, approving all such resolutions as are required for Mediclinic to implement the Transactions as set out in the notice of the Scheme Meeting attached to the Scheme Circular;

“Mediclinic Shares”	ordinary no par value shares in Mediclinic;

“Mediclinic Shareholders”	holders of Mediclinic Shares;

“New Shares”

the new Shares of 10 pence each in the capital of the Company to be allotted and issued to the Scheme Participants pursuant to the Scheme and to the Remgro Subscriber pursuant to the Remgro Subscription Agreement, which Shares will rank pari passu with each other and with all other Shares in issue on the Operative Date;

“Nominations Committee”	the nominations committee of the Board;

“Non-Executive Directors”	the non-executive directors of the Company as at the date of this Prospectus;

“NSX”	the Namibian Stock Exchange;

“OBGYN”	obstetrics and gynaecology;

“Official List”	the Official List of the UK Listing Authority;

“Operative Date”	the date on which the Scheme becomes operative, which is expected to be on or about Monday, 8 February 2016;

“Ordinary Shares” or “Shares”	ordinary shares with a nominal value of GBP 0.10 each in the share capital of Company;

“Preference Shares”	the redeemable non-voting preference shares with a value of GBP 1.00 each in the share capital of Company;

“Profit Forecast”	the profit forecast of the Company referred to in section 3, paragraph 7 of this Prospectus;

“Proposed Directors”	the directors set out in section 1, paragraph 2.1.3 of this Prospectus;

“Prospectus”	this bound prospectus, dated 17 November 2015, issued in terms of section 99(2) of the Companies Act;

“Qualifying SA Corporate”

(i)                    a dematerialised Scheme Participant (as defined in the Scheme Circular) in respect of whom the relevant CSDP, Broker or other Regulated Intermediary has, by no later than 12h00 on the Scheme Record Date, informed the transfer secretaries for purposes of the Scheme that such dematerialised Scheme Participant has submitted to it the prescribed documentation contemplated in section 64H(2)(a) of the Income Tax Act on which it has indicated that it is a SA Corporate; and

(ii)                 a certificated Scheme Participant (as defined in the Scheme Circular) which has, by no later than 12h00 on the Scheme Record Date, submitted to Mediclinic the prescribed documentation contemplated in section 64G(2)(a) of the Income Tax Act on which it has indicated that it is a SA Corporate;

“Quality Committee”	the quality committee of the Board;

“Rand” or “R” or “ZAR”	South African Rand, the official currency of South Africa;

“Reductions”

the proposed reductions of capital of the Company under section 641 of the UK Companies Act in connection with the Transactions, being (i) the proposed reduction of the Company’s existing share premium account to create sufficient distributable reserves to enable the Company to pay the Al Noor Special Dividend (the “First Reduction of Capital”); and (ii) the proposed cancellation of the Shares tendered and accepted for cancellation under the Al Noor Tender Offer, the reduction of the Company’s then existing share premium account to USD1 billion to enable sufficient capital to be repaid to tendering Al Noor Shareholders pursuant to the Al Noor Tender Offer;

“Regulated Intermediary”	a regulated intermediary as contemplated in section 64D of the Income Tax Act;

“Remgro”	Remgro Limited (Registration number 1968/006415/06), a public company incorporated in South Africa;

“Remgro Healthcare”	Remgro Healthcare Holdings (Proprietary Limited), Registration number 2015/118553/07, a private company incorporated in South Africa, and a wholly-owned subsidiary of Remgro;

“Remgro Subscriber”	Remgro Healthcare or, at its election in accordance with the Remgro Subscription Agreement, one of its wholly-owned subsidiaries;

“Remgro Subscription”	the subscription by the Remgro Subscriber for 72,115,385 New Shares at a cash subscription price equal to GBP 8.32 per Share;

“Remgro Subscription Agreement”	the subscription agreement entered into between Remgro and the Company on or about 14 October 2015, regulating the Remgro Subscription;

“Remuneration Committee”	the remuneration committee of the Board;

“Repurchase Consideration”

the amount in respect of which Mediclinic shall be indebted to a Scheme Participant in respect of each relevant Scheme Share repurchased and cancelled by Mediclinic under the Repurchase Option pursuant to the Scheme, being an amount equal to the Rand equivalent value of 0.62500 Shares on the trading day before the Operative Date (which Rand equivalent will be determined by reference to the closing price of the Shares on the LSE, and the closing spot rate for the purchase of Rand in the London foreign exchange market as quoted by WM/Reuters, in each case on the trading day before the Operative Date);

“Repurchase Option”	refers to the arrangements referred to under the heading “Repurchase Option” in the Scheme Circular, detailed in section 2, paragraph 3.1.1 of this Prospectus;

“SA Corporate”	a person envisaged in section 64F(1)(a) of the Income Tax Act, being “a company which is a resident”;

“SARB”	the South African Reserve Bank;

“Scheme”

the scheme of arrangement in terms of section 114 of the Companies Act proposed by the Mediclinic Board between Mediclinic and the Mediclinic Shareholders, subject to the Conditions Precedent set out in paragraph 14.6 of the Scheme Circular, which Conditions Precedent are duplicated in section 2, paragraph 3.2, 3.3 and 3.4 of this Prospectus, (subject to any modification or amendment made thereto (and which the TRP and the JSE approve, to the extent that the TRP’s or the JSE’s approval is required)), and to which the Company is a party, in terms of which the Company will, if the Scheme becomes operative, become the sole shareholder of Mediclinic, and Scheme Participants will receive the Scheme Consideration; the details of the Scheme being fully set out in the Scheme Circular;

“Scheme Circular”	the circular to Mediclinic Shareholders in respect of the Scheme, which circular accompanies this Prospectus;

“Scheme Consideration”

the consideration to be received by Scheme Participants under the Scheme, being: (i) in relation to each Scheme Share in respect of which an election under the Exchange Option has been validly made (or is deemed to have been made), 0.62500 New Shares; and (ii) in relation to each Scheme Share in respect of which an election under the Repurchase Option has been validly made (or is deemed to have been made), the Repurchase Consideration;

“Scheme Meeting”	the meeting of Mediclinic Shareholders convened in terms of section 115(2) of the Companies Act

(including any adjournment or postponement thereof), to be held at Mediclinic’s registered office at Lanzerac Wine Estate, No. 1, Lanzerac Road, Stellenbosch at 12:00 on Tuesday, 15 December 2015 (subject to any adjournment, postponement or cancellation thereof) to consider and, if deemed fit, approve the Mediclinic Resolutions. A notice convening such meeting is attached to, and forms part of, the Scheme Circular;

“Scheme Participants”	refers to the Mediclinic Shareholders registered as such at 17:00 on the Scheme Record Date, other than the Dissenting Shareholders;

“Scheme Record Date”

the date on, and time at which, a person must be recorded in the Mediclinic Register in order to be eligible to participate in the Scheme and receive the Scheme Consideration, which is expected to be 17:00 on Friday, 5 February 2016;

“Scheme Resolution”	the special resolution approving the Scheme to be considered at the Scheme Meeting, the details of which are set out in the notice of the Scheme Meeting attached to the Scheme Circular;

“Scheme Shares”	all of the Mediclinic Shares held by Scheme Participants at the Scheme Record Date;

“SENS”	the stock exchange news service of the JSE;

“Shareholders”	holders of Shares;

“SMBB”	Sheikh Mohammed bin Butti Al Hamed, a Principal Shareholder of the Company as described in section 1, paragraph 4.6 of this Prospectus;

“Subscriber Shares”	shares which are designated as “subscriber shares” of £0.10 each in the share capital of the Company;

“South Africa”	the Republic of South Africa;

“STRATE”

Strate Proprietary Limited, (Registration number 1998/022242/06), a private company incorporated in South Africa, or its successor in title, which is a registered central securities depository and which is responsible for the electronic settlement system used by the JSE;

“Thiqa” or “Thiqa plan”	the category of the HAAD health insurance plan offered to UAE nationals residing in the Emirate of Abu Dhabi, administered by Daman;

“TPA”	third-party administration;

“Transaction Announcement”	the combined transaction announcement released by Mediclinic and the Company in relation to the Transactions on 14 October 2015;

“Transactions”	collectively, the Al Noor Special Dividend, the Assets Transfer, the Scheme, the Al Noor Tender Offer, the Remgro Subscription, the Admission and the JSE Listing of the Enlarged Group;

“TRP”	the Takeover Regulation Panel established by section 196 of the Companies Act;

“UAE”	The United Arab Emirates, a federation of seven Emirates made up of Abu Dhabi, Dubai, Sharjah, Ajman, Umm Al Quwain, Fujairah and Ras Al Khaimah.

“UAE Companies Law”	the Commercial Companies Law of the UAE;

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland;

“UK Companies Act”	the United Kingdom Companies Act of 2006, as amended;

“UK Corporate Governance Code”	the UK Corporate Governance Code published by the Financial Reporting Council in September 2014, setting out principles of good governance and code of best practice;

“UK Court”	the High Court of Justice of England and Wales;

“UK Listing Authority”	the FCA in its capacity as the competent authority for the purposes of Part VI of the FSMA;

“UK Listing Rules”	the rules relating to admission to the Official List made in accordance with section 73A(2) of FSMA;

“UK Panel” or “UK Takeover Panel”	the UK Panel on Takeovers and Mergers;

“UK Takeover Code”	UK City Code on Takeovers and Mergers;

“Underlying EBITDA”	net profit before certain exceptional items, interest, taxes, depreciation and amortisation.

“United States” or “US”	the United States of America, its territories and possessions, any state of the United States of America, and the District of Columbia;

“US Shareholders”	Mediclinic Shareholders with a registered address in the United States; and

“U.S.$”, “$” or “U.S. dollars”	the lawful currency of the United States.

AL NOOR HOSPITALS GROUP PLC

(Incorporated in England and Wales)

(Registration number 08338604)

(“Company” or “Al Noor”)

PROSPECTUS

DOCUMENTS AND CONSENTS AVAILABLE FOR INSPECTION

In terms of Regulation 53 of the Companies Regulations, certified copies of the following documents will be available for inspection at the registered office of the Company and Mediclinic whose addresses are set out in the “Corporate Information and Advisors” section of this Prospectus from the date of this Prospectus until the 10th Business Day following the Scheme Record Date, namely:

•                      this Prospectus;

•                      the powers of attorney annexed hereto as Annexure 12 authorising the signing of the Prospectus;

•                      the Articles;

•                      the written consent of each of the persons referred to in section 1, paragraphs 2.3 to 2.7 of this Prospectus, annexed hereto as Annexure 8;  and

•                      material contracts referred to in section 1, paragraph 7 of this Prospectus.

DOCUMENT WEBSITE LINKS

The below listed documentation has been referred to in this Prospectus. Such documentation shall be available for inspection, at no charge and during business hours, at the Company’s registered office and the office of Mediclinic, from the date of their publication until the 10th Business Day following the Scheme Record Date. Such documentation can also be accessed on the website links specified below.

Annexure 1 of the Enlarged Group Prospectus &
pages 26 & 200 - 203 of the Al Noor Circular	http://www.alnoorhospital.com/Investors/.
Scheme Circular	http://www.mediclinic.com/ir/Pages/default.aspx

Without limitation, the contents of the websites of Al Noor and/or Mediclinic (or any other websites, including the content of any website accessible from hyperlinks on the websites of Al Noor and/or Mediclinic) do not form part of this document.

SECTION 1 — COMPANY INFORMATION

1.                            NAME, ADDRESS, INCORPORATION

1.1                                                           Name and registration number

Al Noor Hospitals Group plc, registration number 08338604

1.2                                                           Addresses

1.2.1                                                                                      Registered office address — 1st Floor, 40 Dukes Place, London, EC3A 7NH, United Kingdom.  The principal place of business of the Company is Khalifa Street, Abu Dhabi, United Arab Emirates 46713.

1.2.2                                                                                      Address of Capita Asset Services Limited (UK Registrar / Transfer Secretary of the Company) — 34 Beckenham Road, Kent, BR3 4YU, United Kingdom.

1.3                                                           Date of incorporation

20 December 2012

1.4                                                           Name of foreign jurisdiction in which the Company is incorporated

Incorporated in England and Wales under the UK Companies Act

1.5                                                           Name, business and date and place of incorporation of each of the of subsidiaries of the Company

The details of the Company’s subsidiary companies are set out in Annexure 1.

2.                            DIRECTORS, OTHER OFFICE HOLDERS OR MATERIAL THIRD PARTIES

2.1                                                           Directors & Prescribed Officers of the Company

The full names, positions, dates of appointment, ages as at the Last Practicable Date, nationalities, qualifications and experience of the Directors are set out below.  Further details of the Directors and prescribed officers are set out in Annexure 9 of this Prospectus.

2.1.1                                                                                      Executive Director & Prescribed Officer

Ronald Lavater

Nationality:	American

Age:	47

Business address:	Al Noor Specialty Clinic Building, Shabia-10, Mussafah, Abu Dhabi, PO Box 46713, United Arab Emirates

Date of appointment	1 October 2014

Qualifications:	Bachelor of Arts, University of Florida and Master of Public Administration, Florida State University

Occupation/Position:	Chief Executive Officer

Term of office:	6 month notice period for termination. Also see section 1, paragraphs 2.9 & 2.11 below.

2.1.2 Non-Executive Directors

Ian Tyler

Nationality:	British

Age:	55

Business address:	Al Noor Specialty Clinic Building, Shabia-10, Mussafah, Abu Dhabi, PO Box 46713, United Arab Emirates

Date of appointment	5 June 2013

Qualifications:	Chartered Accountant

Occupation/Position:	Chairman

Term of office:	See section 1, paragraphs 2.9 & 2.11 below

Dr. Kassem Alom

Nationality:	Spanish/Syrian

Age:	69

Business address:	Al Noor Specialty Clinic Building, Shabia-10, Mussafah, Abu Dhabi, PO Box 46713, United Arab Emirates

Date of appointment	5 June 2013

Qualifications:	MBBS from the University of Seville and specialized in internal medicine and gastroenterology at the University of Madrid

Occupation/Position:	Founder and Deputy Chairman

Term of office:	See section 1, paragraphs 2.9 & 2.11 below

Seamus Keating

Nationality:	Irish

Age:	52

Business address:	Al Noor Specialty Clinic Building, Shabia-10, Mussafah, Abu Dhabi, PO Box 46713, United Arab Emirates

Date of appointment	5 June 2013

Occupation/Position:	Senior Independent Director

Term of office:	See section 1, paragraphs 2.9 & 2.11 below

Sheikh Mansoor Bin Butti Al Hamed

Nationality:	UAE

Age:	35

Business address:	Al Noor Specialty Clinic Building, Shabia-10, Mussafah, Abu Dhabi, PO Box 46713, United Arab Emirates

Date of appointment	5 June 2013

Occupation/Position:	Non-Executive Director

Term of office:	See section 1, paragraphs 2.9 & 2.11 below

Ahmad Nimer

Nationality:	Canadian/Jordanian

Age:	53

Business address:	Al Noor Specialty Clinic Building, Shabia-10, Mussafah, Abu Dhabi, PO Box 46713, United Arab Emirates

Date of appointment	5 June 2013

Qualifications:

Certified Public Accountant, a member of the American Institute of Certified Public Accountants, a Certified Fraud Examiner, a Forensic Certified Public Accountant, a Certified Risk Professional and a Chartered Business Consultant. Bachelors’ degree in Accounting, Yarmuk University (Jordan) and Graduate Diploma in Business Administration, Canadian School of Finance and Management.

Occupation/Position:	Non-Executive Director

Term of office:	See section 1, paragraphs 2.9 & 2.11 below

William J. Ward

Nationality:	American

Age:	71

Business address:	Al Noor Specialty Clinic Building, Shabia-10, Mussafah, Abu Dhabi, PO Box 46713, United Arab Emirates

Date of appointment	5 June 2013

Occupation/Position:	Independent Non-Executive Director

Term of office:	See section 1, paragraphs 2.9 & 2.11 below

Mubarak Matar Al Hamiri

Nationality:	UAE

Age:	47

Business address:	Al Noor Specialty Clinic Building, Shabia-10, Mussafah, Abu Dhabi, PO Box 46713, United Arab Emirates

Date of appointment	5 June 2013

Qualifications:	Bachelor’s degree in Computer Science, Indiana State University and a certification in risk management and financial consultancy

Occupation/Position:	Independent Non-Executive Director

Term of office:	See section 1, paragraphs 2.9 & 2.11 below

William S. Ward

Nationality:	British

Age:	53

Business address:	Al Noor Specialty Clinic Building, Shabia-10, Mussafah, Abu Dhabi, PO Box 46713, United Arab Emirates

Date of appointment	7 November 2013

Qualifications:	Chartered Secretary

Occupation/Position:	Independent Non-Executive Director

Term of office:	See section 1, paragraphs 2.9 & 2.11 below

2.1.3 Proposed Directors

Dr. Edwin de la Harpe Hertzog

Nationality:	South African

Age:	66

Business address:	Mediclinic Offices, Strand Road, Stellenbosch, 7600, South Africa

Qualifications:	M.B.Ch.B., M.Med., F.F.A. (SA), and Ph.D. (honoris causa), University of Stellenbosch

Occupation/Position:	Non-Executive Chairman

Term of office:	N/A

Daniël Petrus Meintjes

Nationality:	South African

Age:	59

Business address:	Mediclinic Offices, Strand Road, Stellenbosch, 7600, South Africa

Qualifications:	B.P.I. (Hons), University of the Free State

Occupation/Position:	Chief Executive Officer

Term of office:	N/A

Craig Ian Tingle

Nationality:	South African

Age:	56

Business address:	Mediclinic Offices, Strand Road, Stellenbosch, 7600, South Africa

Qualifications:	B.Sc (For), University of Stellenbosch, B.Compt. (Hons), University of South Africa and Chartered Accountant (SA)

Occupation/Position:	Chief Financial Officer

Term of office:	N/A

Jan Johnathan Durand

Nationality:	South African

Age:	48

Business address:	Mediclinic Offices, Strand Road, Stellenbosch, 7600, South Africa

Qualifications:	Honours Degree in Accountancy, University of Stellenbosch, Masters of Philosophy in Management Studies, Oxford University, and Chartered Accountant (SA)

Occupation/Position:	Non-Executive Director

Term of office:	N/A

James Alan Grieve

Nationality:	British

Age:	63

Business address:	Mediclinic Offices, Strand Road, Stellenbosch, 7600, South Africa

Qualifications:	Degree in Business Administration, Heriot-Watt University and member of the Institute of Chartered Accountants of Scotland

Occupation/Position:	Independent Non-Executive Director

Term of office:	N/A

Prof. Dr. Robert Eduard Leu

Nationality:	Swiss

Age:	68

Business address:	Mediclinic Offices, Strand Road, Stellenbosch, 7600, South Africa

Qualifications:	Master’s Degree in Economics, Doctorate in Economics and Social Sciences (summa cum laude), and Post-Doctorate (Habilitation), all from the University of Basel

Occupation/Position:	Independent Non-Executive Director

Term of office:	N/A

Nandi Mandela

Nationality:	South African

Age:	47

Business address:	Mediclinic Offices, Strand Road, Stellenbosch, 7600, South Africa

Qualifications:

Bachelor’s degree in Social Science, University of Cape Town, completed the Associate in Management programme at the University of Cape Town and obtained a Certificate in Strategic Management from the New York New School University

Occupation/Position:	Independent Non-Executive Director

Term of office:	N/A

Trevor David Petersen

Nationality:	South African

Age:	59

Business address:	Mediclinic Offices, Strand Road, Stellenbosch, 7600, South Africa

Qualifications:	Honours Degree in Accountancy, University of Stellenbosch, Masters of Philosophy in Management Studies, Oxford University and Chartered Accountant (SA)

Occupation/Position:	Independent Non-Executive Director

Term of office:	N/A

Desmond Kent Smith

Nationality:	South African

Age:	68

Business address:	Mediclinic Offices, Strand Road, Stellenbosch, 7600, South Africa

Qualifications:	BSc degree (cum laude), University of Stellenbosch, Actuary qualified as a Fellow of the Institute of Actuaries (London) and FASSA

Occupation/Position:	Independent Non-Executive Director

Term of office:	N/A

The details of Ian Tyler (as proposed Senior Independent Director) and Seamus Keating (as proposed Independent Non-Executive Director), who will continue to serve as members of the Board post implementation of the Transactions are set out in section 1, paragraph 2.1.2 above.

The appointment of the Proposed Directors is conditional on the Scheme becoming operative and accordingly the manner and terms of their appointment has yet to be finalised.

2.2                                                           Name and business address of Company Secretary

Capita Company Secretarial Services Limited

Business Address: 40 Dukes Place, London, EC3A 7NH, United Kingdom

Appointed: 26 June 2013

Qualifications: qualified chartered secretaries in the United Kingdom

Occupation: Company Secretary

Term of office: ongoing, subject to termination by the Company

2.3                                                           Name and address of the Company’s South African legal advisors

The details of the Company’s South African legal advisors are set out in the “Corporate Information and Advisors” section of this Prospectus. The consent letters by the joint South African legal advisors of the Company, as contemplated in section 102(2) of the Companies Act, are attached hereto in Annexure 8.

2.4                                                           Name and address of the Company’s English and US legal advisors

The details of the Company’s English and US legal advisors are set out in the “Corporate Information and Advisors” section of this Prospectus. The consent letter by the English and US legal advisor of the Company as contemplated in section 102(2) of the Companies Act, is attached hereto in Annexure 8.

2.5                                                           Name and address of the Company’s financial advisors, sponsors and brokers

The details of the Company’s UK financial advisors, UK sponsors and UK brokers are set out in the “Corporate Information and Advisors” section of this Prospectus. The consent letters by the UK financial advisors, UK sponsors and UK brokers of the Company, as contemplated in section 102(2) of the Companies Act, are attached hereto in Annexure 8.

2.6                                                           Name and address of the Company’s auditor

The details of the Company’s auditor are set out in the “Corporate Information and Advisors” section of this Prospectus. The consent letter by the auditor to the Company, as contemplated in section 102(2) of the Companies Act, is attached hereto in Annexure 8.

2.7                                                           Name and address of the Company’s transfer secretary

The details of the Company’s UK registrar / transfer secretary are set out in the “Corporate Information and Advisors” section of this Prospectus. The consent letter by the UK registrar / transfer secretary to the Company, as contemplated in section 102(2) of the Companies Act, is attached hereto in Annexure 8.

2.8                                                           Extracts from the Articles relating to the Directors

Summaries of the relevant provisions of the Articles concerning the qualifications, remuneration, borrowing powers and appointment of the Directors are set out in Annexure 11.

2.9                                                           Directors’ remuneration and service contracts

Directors’ fees are determined by the Board from time to time, except that they may not exceed £5,000,000 per annum in aggregate or such higher amount as may from time to time be determined by ordinary resolution of the Shareholders.

Any Director who holds any executive office (including the office of Chairman or deputy Chairman), or who serves on any committee of the Board, or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, may be paid extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Board may determine.

Ronald Lavater, the Executive Director of Al Noor, has entered into a service agreement with ANMC and also has an appointment letter with the Company.

Under the terms of his service agreement, Ronald Lavater is entitled to receive an annual salary of US$750,000. He also receives benefits in kind including medical insurance, life assurance and a company car. He is eligible to participate in the discretionary performance related bonus scheme and subject to achievement of personal and company targets, he may be awarded a bonus of up to 150% of base salary. He is entitled to 30 working days’ paid holiday per annum (in addition to public holidays).

The Company can elect to terminate an Executive Director’s employment by making a payment in lieu of notice equivalent to his base salary for the amount of any unexpired notice period, which may be paid in instalments. Alternatively, the Company may put him on garden leave during all or part of the notice period. The service agreement will be terminable with immediate effect without notice in certain circumstances, including where he commits any serious or persistent breach of his service agreement or gross misconduct. He is also entitled to an end-of-service benefit as prescribed under UAE law.

In the event that Ronald Lavater’s UAE work permit is revoked for reason beyond his control or he is forced to leave the UAE as a result of actions or instructions of either the UAE or US government, subject to signing a binding waiver and release agreement, he will be paid an amount equivalent to 12 months’ basic salary and benefits under the service agreement.

The service agreement contains post-termination restrictions, which for a period of 12 months following termination (less any garden leave period) prevent competition with the Al Noor Group and interference with its suppliers and solicitation of employees and clients.

Ronald Lavater’s appointment letter with the Company will automatically terminate upon the termination of his service agreement.

The Non-Executive Directors do not have service contracts, although each of them has a letter of appointment reflecting their respective responsibilities and commitments, which letters of appointment are terminable on three months’ notice. Under the Articles, all Directors must retire by rotation and seek re-election by Shareholders every three years; however, it is intended that the Directors shall each retire and submit themselves for re-election by Shareholders annually.

The terms of the Independent Non-Executive Directors’ letters of appointment are summarised below:

Name of Director	Title	Appointment Letter Date	Fee per Annum
Ian Tyler	Chairman	5 June 2013	£200,000
Seamus Keating	Senior Independent Director	5 June 2013	£80,000
William J. Ward	Independent Non-Executive Director	5 June 2013	£75,000
Mubarak Matar Al Hamiri	Independent Non-Executive Director	5 June 2013	£65,000
William S. Ward	Independent Non-Executive Director	7 November 2013	£65,000
Ahmad Nimer	Non-Executive Director	5 June 2013	Nil
Sheikh Mansoor Bin Butti Al Hamed	Non-Executive Director	5 June 2013	Nil
Dr. Kassem Alom	Non-Executive Director	1 October 2014	£90,000

In addition to the annual fee above, except in the case of Ian Tyler, a further fee of £10,000 per annum is payable for chairing a committee of the Board. In addition, under his letter of appointment in relation to the listing of the Company in June 2013, Ian Tyler is further entitled to receive, after payment of any tax, 8,695 Shares on the third anniversary of his appointment as Chairman of the Board, subject only to (i) his appointment to the Board not having been terminated for cause, or (ii) him not having resigned from the Board, prior to that date.  This number of Shares will be adjusted to take account of the Al Noor Special Dividend.

The remaining Non-Executive Directors, Sheikh Mansoor Bin Butti Al Hamed and Ahmad Nimer, are not entitled to receive any fees in respect of their Board appointments.

Other than the entitlement to notice, the Non-Executive Directors are not entitled to receive any compensation on termination of their appointment.

None of the Al Noor Directors’ service contracts or letters of appointment have been entered into or amended during the period of six months prior to the date of this Prospectus.

In addition to the options and awards under the Employee Share Plans disclosed in section 1, paragraph 2.9.1, the amount of remuneration paid (including any contingent or deferred compensation), and benefits in kind granted to Directors for services in all capacities to the Al Noor Group (including subsidiaries where applicable) by any person for the financial year ended 31 December 2014 was as follows:

Name	Position	Annual Salary ‘000	Annual Bonus ‘000	Other Benefits(2) ‘000	End of service gratuity(3)	Total ‘000
Ian Tyler	Chairman	£200	—	—		£200
Ronald Lavater(1)	Chief Executive	$188	$33	$18	$11	$250
Dr. Kassem Alom	Non-Executive Director	£23	—	—	—	£23
Dr. Kassem Alom(4)	Chief Executive Director	$347	—	$110	$20	$477
Seamus Keating	Non-Executive Director	£80	—	—		£80
William J. Ward	Non-Executive Director	£75	—	—		£75

Name	Position	Annual Salary ‘000	Annual Bonus ‘000	Other Benefits(2) ‘000	End of service gratuity(3)	Total ‘000
William S. Ward	Non-Executive Director	£65	—	—		£65
Mubarak Matar Al Hamiri	Non-Executive Director	£65	—	—		£65
Sheikh Mansoor Bin Butti	Non-Executive Director	—	—	—		—
Ahmad Nimer	Non-Executive Director	--	—	—		—
Faisal Belhoul (5)	Non-Executive Director	--	—	—		—
Khaldoun Haj Hassan (5)	Non-Executive Director	--	—	—		—

Note:

(1)         Ronald Lavater was appointed on 1 October 2014

(2)         The Other Benefits figure includes, where applicable, private medical insurance, the use of a company car and driver, car insurance, private fuel card, airfare tickets, housing, utility expenses and end of service gratuity

(3)         End of service gratuity is the provision accrued at the end of the year

(4)         Dr Kassem Alom stepped down as Chief Executive Officer on 1 October 2014, at which point he was appointed as Deputy Chairman.  Dr Kassem Alom continued to receive certain benefits (primarily medical insurance and car benefits) from the Company following his retirement as CEO. The value of his benefits (US$19,372) was offset against his end of service gratuity received under UAE law, so there was no cost to the Company from providing these benefits and they have not been included in the single figure above.

(5)         Faisal Beloul and Khaldoun Haj Hassan resigned from the Company on 21 April 2015

Further details relating to the Directors’ and managerial remuneration, royalties, secretarial and technical fees payable by the Company are detailed in the Company’s annual financial statements for the financial year ended 31 December 2014 included in Annexure 4.

2.9.1                                                                                      The Employee Share Plans

The Company operates the following employee share plans: the Al Noor Hospitals Group plc Long-Term Incentive Plan 2013 (the “LTIP”), the Al Noor Hospitals Group plc Deferred Annual Bonus Plan 2013 (the “DAB”) and the Annual Share Incentive Plan (the “ASIP”) (the DAB, the LTIP and the ASIP are collectively referred to as the “Employee Share Plans”) and set out in this paragraph 2.9.1 are the principal features of the Employee Share Plans and those features which are common to all three Employee Share Plans.

2.9.1.1                                                                                                                  Principal terms of the LTIP

Grant of awards under the LTIP (“LTIP Awards”)

LTIP Awards may be structured as nil (or nominal) cost options or as conditional share awards. The Remuneration Committee may also decide to grant cash-based awards of an equivalent value to share-based awards or to satisfy share-based awards in cash, although it does not currently intend to do so.

Timing of grants

LTIP Awards may be granted within 42 days of the announcement of the Company’s results for any period. The Remuneration Committee may also grant LTIP Awards at any other time when the Remuneration Committee considers that there are sufficiently exceptional circumstances to justify the granting of LTIP Awards.

Individual limit

The maximum total market value of Shares over which LTIP Awards may be granted to any employee during any financial year of the Company is 200% of the employee’s annual base compensation in that financial year. The Remuneration Committee will, in its discretion, determine the actual level of the LTIP Awards to be made to participants each year, subject to the maximum limit approved by Shareholders.

Performance conditions

The vesting of LTIP Awards will be subject to performance conditions determined by the Remuneration Committee.

The Remuneration Committee may set different performance conditions and targets from those applying to the Initial Awards for future LTIP Awards. Any such change would be disclosed in the Company’s annual Directors’ Remuneration Report.

The Remuneration Committee may vary the performance conditions applying to existing LTIP Awards if an event has occurred which causes the Remuneration Committee to consider that it would be appropriate to amend the performance conditions, provided the Remuneration Committee considers the varied conditions are fair and reasonable and not materially less challenging than the original conditions would have been but for the event in question.

Vesting of LTIP Awards

LTIP Awards will normally vest three years after they are granted, subject to the satisfaction of the applicable performance conditions and provided the participant is still employed within the Group. LTIP Awards structured as options will be exercisable from the date of vesting until the day before the tenth anniversary of the grant date (or for such shorter period as determined by the Remuneration Committee) unless they lapse earlier.

Leaving Employment

As a general rule, if a participant ceases to hold employment or be a Director within the Group, his or her LTIP Awards will normally lapse.

However, if the reason for a participant ceasing to be an employee or a Director is because of his injury, disability, retirement, his employing company or the business for which he works being sold out of the Group or in other circumstances at the discretion of the Remuneration Committee, then his LTIP Award will vest on the date that it would have vested if he had not ceased such employment or office. The extent to which an LTIP Award will vest in these situations will depend upon two factors: (i) the extent to which the performance conditions have been satisfied over the original performance period; and (ii) the pro-rating of the LTIP Award to reflect the reduced period of time between its grant and vesting, although the Remuneration Committee can decide not to pro-rate an LTIP Award if it regards it as inappropriate to do so in the particular circumstances.

If a participant ceases to be an employee or Director in the Group for one of the “good leaver” reasons specified above, the Remuneration Committee can decide, in circumstances which they consider to be sufficiently exceptional, that his LTIP Award will vest on the date of cessation, subject to: (i) the satisfaction of the performance conditions measured at that time; and (ii) pro-rating by reference to the time of cessation as described above.

In the event that a participant dies whilst in employment or when he holds an office within the Group, his LTIP Award will vest on the date of cessation to the extent that the performance conditions have been satisfied at that time unless the Remuneration Committee determines that the LTIP Award shall instead vest on the normal vesting date subject to satisfaction of the relevant performance conditions. The LTIP Award will not be time pro-rated on death.

Takeovers and other corporate events

LTIP Awards (including the Initial Awards) shall vest early on a takeover, scheme of arrangement or on a winding-up of the Company (not being an internal corporate reorganisation), subject to the Remuneration Committee’s determination of the Company’s achievement of any applicable performance conditions. LTIP Awards (except Initial Awards) vesting as a result of the change of control will be pro-rated to reflect the reduced period of time between their grant and vesting, although the Remuneration Committee can decide not to pro-rate an LTIP Award if it regards it as inappropriate to do so in the particular circumstances.

An internal reorganisation will not trigger vesting — LTIP Awards will be exchanged for equivalent new awards over shares in the new holding company unless the Remuneration Committee determines that the LTIP Awards should vest on the basis which would apply in the case of a takeover.

If a demerger, special dividend or other similar event is proposed which, in the opinion of the Remuneration Committee, would affect the market price of the Shares to a material extent, then the Remuneration Committee may decide that LTIP Awards will vest on the basis which would apply in the case of a takeover as described above.

Clawback

The Remuneration Committee may decide within three years of an LTIP Award vesting that a participant’s LTIP Award will be subject to clawback where there has been a material misstatement in the Company’s financial results or an error in assessing any applicable performance condition or other condition or if the participant’s employment is terminated for gross misconduct.

The clawback may be satisfied by way of a reduction in the amount of any future bonus, the vesting of any subsisting or future share options or LTIP Awards, the number of Shares under any vested but unexercised option granted under certain share incentive plans and/or a requirement to make a cash payment.

2.9.1.2                                                                                                                  Summary of the DAB

The purpose of the DAB is to facilitate the deferral of part of executives’ annual bonus into Shares in the Company. The decision to apply bonus deferral in any year, and the portion of any bonus which will be deferred, will be determined by the Remuneration Committee.

Grant of awards under the DAB (“DAB Awards”)

DAB Awards may be structured as nil (or nominal) cost options or as conditional share awards. The Remuneration Committee may also decide to satisfy share-based awards in cash, although it does not currently intend to do so.

Timing of grant

The Remuneration Committee may grant DAB Awards within 42 days of the Company’s announcement of its results for any period or within 42 days of the date on which a bonus is determined or paid.

Individual limit

An employee may not receive DAB Awards in any financial year over Shares with a market value exceeding 100% of his annual compensation in that financial year. Subject to this limit, the Remuneration Committee shall determine the percentage of the employee’s pre-tax bonus over which a DAB Award may be granted.

Vesting of DAB Awards

DAB Awards will normally vest in two equal tranches — 50% on the dealing day immediately following the first anniversary of grant and 50% on the dealing day immediately following the second anniversary of grant, provided the participant is still a Director or employee within the Group.

DAB Awards structured as options will be exercisable from the date of vesting until the day before the tenth anniversary of the grant date (or for such shorter period as determined by the Remuneration Committee) unless they lapse earlier.

Leaving employment

As a general rule, a DAB Award will lapse upon a participant ceasing to hold employment or be a Director within the Group.

However, if a participant ceases to be an employee or a Director because of his death, injury, disability, retirement, his employing company or the business for which he works being sold out of the Group or in other circumstances at the discretion of the Remuneration Committee, then his DAB Award will vest in full on the date of cessation.

Takeovers and other corporate events

DAB Awards shall vest early on a takeover, scheme of arrangement or on winding-up of the Company (not being an internal corporate reorganisation).

An internal reorganisation will not trigger vesting — DAB Awards will be exchanged for equivalent new awards over Shares in the new holding company unless the Remuneration Committee determines that the DAB Awards should vest on the basis which would apply in the case of a takeover.

If a demerger, special dividend or other similar event is proposed which, in the opinion of the Remuneration Committee, would affect the market price of the Shares to a material extent, then the Remuneration Committee may decide that DAB Awards will vest on the basis which would apply in the case of a takeover as described above.

Clawback

The Remuneration Committee may decide before the vesting of a DAB Award or within three years of the relevant DAB Award vesting that a participant’s DAB Award will be subject to clawback where there has been a material misstatement in the Company’s financial results or an error in assessing any condition applying to the DAB Award or if the participant’s employment is terminated for gross misconduct.

The clawback may be satisfied by way of a reduction in the amount of any future bonus, the vesting of any subsisting or future share options/DAB Awards, the number of Shares under any vested but unexercised option granted under certain share incentive plans and/or a requirement to make a cash payment.

2.9.1.3                                                                                                                  Principal terms of the Annual Share Incentive Plan (the “ASIP”)

The Company has adopted the ASIP but not operated it. It will not be operated in respect of annual bonuses for the 2015 year but may be operated in future years.

The ASIP is broadly similar to the DAB except that:

•                                   the number of Shares subject to award will be that which has a market value at the time of award equal to the amount of the bonus to be deferred;

•                                   awards will normally vest at the end of the financial year in which the award is granted (though a different vesting period may be set on award); and

•                                   the clawback provisions only apply for two years from grant.

2.9.1.4                                                                                                                  Principal terms common to the Employee Share Plans

Eligibility

Any employee (including, except in the case of the ASIP, an Executive Director) of the Company and its subsidiaries will be eligible to participate in the Employee Share Plans at the discretion of the Remuneration Committee. No eligible employee shall have an automatic or contractual right to participate in the Employee Share Plans in any year or from one year to the next.

Grant of awards (“Awards”)

LTIP Awards and DAB Awards may be satisfied by the issue of new Shares, by the transfer for Shares held as treasury shares and/or by the transfer of Shares purchased in the market.  Awards under the ASIP cannot be satisfied using newly issued or treasury Shares.

No payment is required for the grant of an Award. Awards are not transferable (except on death). Awards are not pensionable.

The Employee Share Plans will be governed by English law.

Timing of grants

Awards may not be granted at any time when the Directors are prohibited from dealing in Shares under the UK Listing Rules or otherwise pursuant to any other applicable law, regulation or enactment.

An Award may not be granted more than 10 years after the date on which the relevant plan was adopted.

Dividend equivalents

On or before the grant of an Award, the Remuneration Committee may decide that participants will receive a payment (in cash and/or Shares) of an amount equivalent to the dividends that would have been paid on the Shares that vest under their Award by reference to the dividend record dates occurring during the period starting on the date of grant of the Award and the date when the Award vests. This amount may assume the reinvestment of dividends. Alternatively, participants may have their Awards increased as if dividends were paid on the Shares subject to the Award and then reinvested in further Shares.

Participants’ rights

Awards of conditional Shares and options will not confer any Shareholder rights until the Awards have vested or the options have been exercised and the participants have received their Shares.

Rights attaching to Ordinary Shares

Any Ordinary Shares allotted when an Award vests or is exercised will rank equally with Shares then in issue (except for rights arising by reference to a record date prior to their allotment).

Variations of capital

If there is a variation in the share capital of the Company, or the implementation of a demerger, payment of a special dividend or a similar event which materially affects the market price of the Shares, the Remuneration Committee may make such adjustment as it considers appropriate to the number of Shares over which an Award has been granted and/or the exercise price payable (if any).

Overall Employee Share Plan limits

In any ten calendar year period, the Company may not issue (or grant rights to issue) more than 10% of the issued Ordinary Share capital of the Company under the Employee Share Plans and any other employee share plan adopted by the Company.

Shares held as treasury shares will count as new issue Shares for the purposes of these limits unless institutional investors decide that they need not count.

Shares issued or to be issued under awards or options granted before the Company was listed on the LSE will not count towards these limits.

Alterations to the Employee Share Plans

The Remuneration Committee may, at any time, amend the Employee Share Plans in any respect, provided that (except in the case of the ASIP), the prior approval of Shareholders is obtained for any amendments to the advantage of participants in respect of the rules governing: (i) eligibility, (ii) limits on participation, (iii) the overall limits on the issue of Shares or the transfer of treasury shares, (iv) the basis for determining a participant’s entitlement to, and the terms of, the Shares or cash to be acquired, and (v) the adjustment of Awards.

The requirement to obtain prior approval of Shareholders will not, however, apply to any minor alteration made to benefit the administration of the Employee Share Plans, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants or for any Company in the Group. Shareholder approval will also not be required for any amendments to any performance condition applying to an LTIP Award.

No alteration to the material disadvantage of a participant may be made without the prior consent of the participants.

2.9.1.5                                                                                                                  Description of impact of the Transactions on Employee Share Plan

Outstanding awards under the Employee Share Plans shall vest on the Operative Date as a result of the Al Noor Special Dividend:

•                                   under the DAB, in full; and

•                                   under the LTIP, to the extent that performance conditions are met (as determined by the Remuneration Committee).

The number of Shares will not be reduced to reflect early vesting.

Participants will also receive dividend equivalents (in cash or Shares) for dividends up to and including the Al Noor Special Dividend.

Awards made in 2013 under the LTIP will be satisfied in cash and Awards made in 2014 and 2015 under the DAB and the LTIP may be satisfied in cash or newly issued shares.

Al Noor will write to holders of the awards shortly after the posting of the Al Noor Circular to inform them of the impact of the Transactions on their awards and the extent to which their awards will vest as a result of the Transactions.

2.9.1.6                                                                                                                  Share options and awards

Share options

As at the Last Practicable Date, the following Directors and Al Noor senior managers had the following rights to acquire Existing Shares for no nominal consideration under the Employee Share Plans or otherwise:

Name of Al Noor Director/Al Noor Senior Manager	Share Incentive Scheme	Number of Shares	Vesting date

Ian Tyler (1)	See note(1)	8,695	5 June 2016

Ronald Lavater	Long Scheme Incentive Plan 2014	20,978	25 November 2017

Ronald Lavater	Deferred Annual Bonus 2014	1,231	50% in 28 April 2016 50% 28 April 2017

Ronald Lavater	Long term Incentive scheme 2015	97,398	28 April 2018

Sami Alom	Long Scheme Incentive Plan 2013	85,030	50% 31 December 2015 50% 31 December 2016

Sami Alom	Long Scheme Incentive Plan 2014	8,797	14 August 2017

Sami Alom	Deferred Annual Bonus 2014	1,014	50% in 28 April 2016 50% 28 April 2017

Sami Alom	Long term Incentive scheme 2015	11,464	28 April 2018

David Hoidal	Long term Incentive scheme 2015	19,479	28 April 2018

Georges Feghali	Long term Incentive scheme 2015	17,624	28 April 2018

Notes:

(1) Ian Tyler’s interest in the share capital of the Company is in respect of the grant of Shares pursuant to his letter of appointment as further described in paragraph  2.9 above.

As at the Last Practicable Date, the aggregate number of Ordinary Shares in issue pursuant to options and awards under the Al Noor Employee Share Plans (including options and awards granted to Al Noor Directors disclosed above) was 457,957.

Save as disclosed in this paragraph 2.9.1.6, neither the Company nor any of its subsidiaries has granted any option over its Shares or loan capital which remain outstanding or has agreed, conditionally or unconditionally, to grant any such options.

2.10                                                    Variation of the Company’s Directors’ remuneration

Under UK law, Al Noor is required to have a directors’ remuneration policy that is approved periodically by shareholders by way of ordinary resolution. It is expected that Al Noor will propose, in contemplation of the Scheme becoming operative, certain revisions to its remuneration policy.  Further details regarding the proposed revisions are set out in the Al Noor Circular.

Furthermore, if approved by Al Noor Shareholders at the general meeting proposed in the Al Noor Circular, Ronald Lavater will be paid a retention bonus of up to USD1,500,000 in two equal instalments three and nine months after the Operative Date.  Further details regarding the proposed retention bonus are set out in the Al Noor Circular.

Other than the above proposals, there will be no variation in the remuneration receivable by any of the Directors in consequence of the Transactions.  Save as contemplated in section 1, paragraphs 2.1 and 2.9 above, no service contracts have been entered into by the Company or any of its subsidiaries with any proposed director of the Company.

2.11                                                    Retirement or non-retirement of Directors under an age limit

The Company does not have any age limits regarding the retirement of Directors.

Each Director shall retire at the annual general meeting held in the third calendar year following the year in which he was elected or last re-elected by the Company. In addition, each Director (other than the Chairman and any Director holding an executive office) shall also be required to retire at each annual general meeting following the ninth anniversary on the date on which he was elected by the Company. A Director who retires at any annual general meeting shall be eligible for election or re-election unless the Board resolves otherwise not later than the date of the notice of such annual general meeting.

When a Director retires at an annual general meeting in accordance with the Articles, the Company may, by ordinary resolution at the meeting, fill the office being vacated by re-electing the retiring Director. In the absence of such a resolution, the retiring Director shall nevertheless be deemed to have been re-elected, except in the cases identified by the Articles.

2.12                                                    Number and value of debentures

No debentures have been issued by the Company or its subsidiaries.

2.13                                                    Business carried on by third parties

No business of the Company or any subsidiary, or any part thereof is managed or is proposed to be managed by a third party under a contract.

2.14                                                    Statement to be made if offer is not being underwritten

This offer is not being underwritten and is not conditional on the raising of a specified minimum amount.

2.15                                                    Corporate governance

The Company is incorporated in England and Wales and is listed on the LSE, and is therefore obliged to comply with the UK Corporate Governance Code.

The Al Noor Directors are committed to the highest standards of corporate governance. As of the date of this Prospectus, the Board believes that save as set out below, it is in compliance with the requirements of the UK Corporate Governance Code:

•                  a majority of the members of the Nomination, Remuneration and Audit and Risk Committees are not Independent Non-Executive Directors;

•                  Ian Tyler, who is Chairman of the Board, is also the chairman of the Remuneration Committee; and

•                  Ian Tyler is also a member of the Audit and Risk Committee.

The Company reports to its Shareholders on its compliance with the UK Corporate Governance Code in accordance with the UK Listing Rules.

Al Noor Board Committees

As envisaged by the UK Corporate Governance Code, the Board has established three Board committees: an Audit and Risk Committee, a Nomination Committee and a Remuneration Committee. In addition, the Board has established a Quality Committee. If the need should arise, the Al Noor Board may set up additional committees as appropriate. The Al Noor Group has also established a Business Ethics Committee, which is an executive management committee and not a committee of the Board. Although not a requirement of the UK Corporate Governance Code, the Al Noor Group has also established a Disclosure Committee, which assists the Board in discharging its responsibilities for the identification of price sensitive information and makes recommendations about how and when the Company discloses such information.

The UK Corporate Governance Code recommends that at least half the board of directors of a UK-listed company, excluding the chairman, should comprise non-executive directors determined by the Board to be independent in character and judgement and free from relationships or circumstances which may affect, or could appear to affect, the Director’s judgement. As of the date of this Prospectus, the Board consists of eight Non-Executive Directors (including the non-executive Chairman) and one Executive Director. The Company regards all of the Non-Executive Directors, other than Dr Kassem Alom, SMBB and Ahmad Nimer, as “independent non-executive directors” within the meaning of the UK Corporate Governance Code and free from any business or other relationship that could materially interfere with the exercise of their independent judgement.

The UK Corporate Governance Code recommends that the board of directors of a company with a premium listing on the Official List should appoint one of the Non-Executive Directors to be the “Senior Independent Director” to provide a sounding board for the Chairman and to serve as an intermediary for the other Directors when necessary. The Senior Independent Director should be available to shareholders if they have concerns which contact through the normal channels of the CEO has failed to resolve or for which such contact is inappropriate. As at the date of this Prospectus, Seamus Keating has been appointed Senior Independent Director.

The UK Corporate Governance Code further recommends that directors should be subject to annual re-election.  In compliance with the UK Corporate Governance Code, each Director has been subject to annual re-election at the general meeting of Shareholders.

Audit and Risk Committee

The Audit and Risk Committee assists the Board in discharging its responsibilities with regard to financial reporting, external and internal audits and controls, including reviewing and monitoring the integrity of the Al Noor Group’s annual and interim financial statements, reviewing and monitoring the extent of the non-audit work undertaken by external auditors, advising on the appointment of external auditors, overseeing the Al Noor Group’s relationship with its external auditors, reviewing the effectiveness of the external audit process, and reviewing the effectiveness of the Al Noor Group’s internal control review function. The ultimate responsibility for reviewing and approving the annual report and accounts and the half-yearly reports remains with the Board. The Audit and Risk Committee will give due consideration to laws and regulations, the provisions of the UK Corporate Governance Code and the requirements of the UK Listing Rules.

The Audit and Risk Committee has taken appropriate steps to ensure that the Company’s auditors are independent of the Company and obtained written confirmation from the Company’s auditors that they comply with guidelines on independence issued by the relevant accountancy and auditing bodies. The Audit and Risk Committee meets not less than four times a year.

The UK Corporate Governance Code recommends that an audit committee should comprise at least three members who are Independent Non-Executive Directors (other than the chairman), and that at least one member should have recent and relevant financial experience.

Current members of the Audit and Risk Committee

As at the date of this Prospectus, the Audit and Risk Committee is chaired by Seamus Keating, and its other members are Ian Tyler and William J. Ward. The Board consider that Seamus Keating and Ian Tyler have recent and relevant financial experience for the purposes of the UK Corporate Governance Code and the FRC’s Guidance on Audit Committees.

Nomination Committee

The Nomination Committee assists the Board in discharging its responsibilities relating to the composition and make-up of the Board and any committees of the Board. It is also responsible for periodically reviewing the Board’s structure and identifying potential candidates to be appointed as Directors or committee members as the need may arise. The Nomination Committee is responsible for evaluating the balance of skills, knowledge and experience and the size, structure and composition of the Board and committees of the Board, retirements and appointments of additional and replacement Directors and committee members and will make appropriate recommendations to the Board on such matters. The Nomination Committee meets not less than twice a year.

The UK Corporate Governance Code recommends that a majority of the members of a nomination committee should be Independent Non-Executive Directors.

Current members of the Nomination Committee

The Nomination Committee is chaired by Ian Tyler, and its other members are Dr. Kassem Alom, Mubarak Matar Al Hamiri and William S. Ward.

Remuneration Committee

The Remuneration Committee assists the Board in determining its responsibilities in relation to remuneration, including making recommendations to the Board on the Company’s policy on executive remuneration, including setting the over-arching principles, parameters and governance framework of the Al Noor Group’s remuneration policy and determining the individual remuneration and benefits package of each of the Company’s Executive Directors, Corporate Leadership Team and its company secretary. The Remuneration Committee will also ensure compliance with the UK Corporate Governance Code in relation to remuneration. The Remuneration Committee meets not less than twice a year.

The UK Corporate Governance Code provides that a remuneration committee should comprise at least three members who are Independent Non-Executive Directors (other than the Chairman).

Current members of the Remuneration Committee

The Remuneration Committee is chaired by Ian Tyler, and its other member is Seamus Keating.

Quality Committee

The Quality Committee assists the Board in determining its responsibilities in relation to quality of care within the Al Noor Group. The committee ensures an integrated and co-ordinated approach to the management and development of quality, patient experience and patient safety at a corporate level in the Al Noor Group. It leads on the development and monitoring of quality systems within the Al Noor Group to ensure that quality is a key component of all Al Noor Group activities and assures compliance with regulatory requirements and best practice within patient safety and patient experience. The duties of the Quality Committee include the performance of quarterly evaluations of the systems and quality at each hospital within the Al Noor Group, including objective evaluations of the leadership (administrative and clinical) of the entire quality initiative and its performance. The Quality Committee is to receive, evaluate, and approve an annual “Quality and Patient Safety Report” from each hospital facility in the Al Noor Group, and also to receive, evaluate and approve at each calendar year end an annual “Quality Plan” for the forthcoming year for each hospital in the Al Noor Group. The Quality Committee shall also conduct regular reviews of analysis of the quality metrics with respect to, amongst other things, data accuracy, interpretation, actions undertaken and improvements. The Quality Committee is also responsible for the assessment of patient satisfaction and actions implemented to improve patient satisfaction scores. The Quality Committee meets not less than three times a year.

The Quality Committee is not a requirement of the UK Corporate Governance Code.

Current members of the Quality Committee

As at the date of this Prospectus, the Quality Committee is chaired by William J. Ward and its other members are William S. Ward, Dr. Kassem Alom, Ian Tyler and Ahmad Nimer.

Disclosure Committee

The Disclosure Committee assists the Board in discharging its responsibilities for the identification of price sensitive information and makes recommendations about how and when the Company should disclose such information. Its main activities are to review the release of information within the Company’s half year results, review and approve the contents of the Quarterly Management Statements and to review the disclosure of information within the Company’s annual report and accounts.

The Disclosure Committee is not a requirement of the UK Corporate Governance Code.

Current members of the Disclosure Committee

As at the date of this Prospectus, the Disclosure Committee consists of Ian Tyler, Ronald Lavater, Joanne Curin and Dr. Sami Alom.

Business Ethics Committee

The Al Noor Group’s Business Ethics Committee is an executive management committee and not a committee of the Board. The Company has adopted a code of business ethics (the “Code of Business Ethics”) setting out the standards by which all employees of the Al Noor Group are expected to conduct themselves in their interaction with patients and their families, other health care providers, payers, suppliers and all other relevant entities. The Business Ethics Committee, pursuant to its charter, is responsible for monitoring, overseeing and reviewing compliance by the Al Noor senior managers and all other employees of the Al Noor Group with the Code of Business Ethics, as well as recommending applicable changes to the Code of Business Ethics to the CEO. It is also responsible for the initial review of all allegations of violation of the Code of Business Ethics and recommending the appropriate course of action to be taken, including whether any information needs to be provided to federal and/or regulatory authorities. The Business Ethics Committee meets not less than four times a year.

The Business Ethics Committee is not a requirement of the UK Corporate Governance Code.

Current members of the Business Ethics Committee

As at the date of this Prospectus, the Business Ethics Committee is currently chaired by Sally Saleem (Legal Counsel) and its other members are David Hoidal, Georges Feghali (Chief Medical Officer), Yvette van Der Linde (Senior Corporate Human Resources Director), Elhadi Hassan (Corporate Finance and Accounts Director) and Zaki El Saleh (Internal Audit Director).

Share Dealing Code

The Company has adopted a code of securities dealings in relation to the Shares which is based on, and is at least as rigorous as, the model code as published in the UK Listing Rules. The code applies to the Directors, their connected persons and other relevant employees of the Company.

3.                            HISTORY, STATE OF AFFAIRS AND PROSPECTS OF THE COMPANY

3.1                                                           General description of business carried on by the Company

The Company is the ultimate holding company of the Al Noor Group.

The Al Noor Group is the largest integrated private healthcare service provider in the rapidly growing healthcare market of the Emirate of Abu Dhabi, based on the number of patients treated, number of beds and number of physicians, based on the 2013 HAAD report. The Al Noor Group was established in 1985 and today provides primary, secondary and tertiary care through two hospitals and eight medical centres in Abu Dhabi, one hospital and five medical centres in Al Ain, four medical centres in the Western Region, four medical centres in Dubai and the Northern Emirates, and one medical centre in Oman. In 2013, the Al Noor Group had the largest market share in the Emirate of Abu Dhabi among private healthcare service providers for both outpatients (29%) and inpatients (30%) based on the total number of private inpatient and outpatient non-emergency room encounters in the Emirate of Abu Dhabi. As of 30 June 2015, its hospitals had 216 operational beds (not including VIP and Royal Suite beds), and employed 4,190 staff, including 684 physicians (consultants, specialists and general practitioners), 908 nursing staff, 125 pharmacists, 275 technicians, 426 other medical staff and 1,769 non-medical personnel.

The quality of medical care the Al Noor Group provides is evidenced by the JCI accreditation and ISO certifications that have been awarded to each of its hospitals. The Al Noor Group believes that it was the first medical company in the Emirate of Abu Dhabi, and the only private one to date, to have received in 2009 the Sheikh Khalifa Gold Excellence Award, an award instituted by the Abu Dhabi Chamber of Commerce to provide an international benchmark of excellence for participating companies. In addition, in 2011, the Al Noor Group’s two Abu Dhabi hospitals ranked first and third among all Abu Dhabi hospitals in terms of inpatient satisfaction, scoring 91% and 90%, respectively, while its Al Ain Hospital ranked first in Al Ain, scoring 90%.

The Al Noor Group is the only private healthcare services provider in the Emirate of Abu Dhabi that covers the areas of highest population density across all three regions of the Emirate of Abu Dhabi.

•                  In the Central Region, the Al Noor Group operates Airport Road Hospital and Khalifa Street Hospital, which are supported by eight medical centres.

•                  In the Eastern Region, the Al Noor Group operates Al Ain Hospital, which is supported by six medical centres.

•                  In the Western Region, which is sparsely populated, the Al Noor Group operates four medical centres, which serve as referral sources for inpatient care at the Al Noor Group’s Abu Dhabi hospitals.

•                  In Dubai and the Northern Emirates, the Al Noor Group operates five medical centres.

•                  Internationally, the Al Noor Group operates one medical centre in Oman.

The Al Noor Group’s outpatient volume has grown steadily in each of 2012, 2013 and 2014, increasing from 1,505,518 to 1,672,485 and 1,992,813 patient visits, respectively, representing a compound annual growth rate (“CAGR”) of 15.1%. Over the same period, inpatient volumes grew from 35,590 to 40,475 and 42,033 patient admissions, respectively, representing a CAGR of 8.7%.

In 2014, the Al Noor Group had revenue of U.S.$449.1 million, Underlying EBITDA of U.S.$98.1 million, an Underlying EBITDA margin of 21.9%, net profit of U.S.$84.6 million and a net profit margin of 18.8% In the six months ended 30 June 2015, the Al Noor Group had revenue of U.S.$244.0 million, Underlying EBITDA of U.S.$53.9 million, an Underlying EBITDA margin of 22.1%, net profit of U.S.$44.9 million and a net profit margin of 18.4%.

3.2                                                           Scope of Services

The following table illustrates the Continuum of Care the Al Noor Group provides to its patients through its integrated healthcare service network:

Note: (1) Acquisition of Rochester Wellness expected to close before the end of November 2015.

While most medical and surgical specialties are offered across the various facilities, the majority of tertiary interventional and surgical procedures, which are in high demand, are concentrated at the Al Noor Group’s purpose-built Airport Road Hospital. The Al Noor Group also provides specialised services through a number of dedicated specialised units. In addition, the Al Noor Group has developed ancillary and diagnostic services across all of its facilities to complement the clinical service lines.

The following table sets out certain of the Al Noor Group’s operating data for the periods indicated:

	As of and for the year ended 31 December			As at and for the six months ended 30 June
	2012	2013	2014	2015
Physical Key Performance Indicators
Number of operating beds(1)	225	224	218	216
Licensed capacity(2)	309	309	309	309
Number of operating theatres	12	12	13	15
Average number of revenue generating doctors	350	470	534	556
Average number of other support doctors	86	108	113	128

	As of and for the year ended 31 December			As at and for the six months ended 30 June
	2012	2013	2014	2015
Average number of nursing staff	732	764	841	908
Average number of other medical staff(3)	608	687	796	829
Average number of administrative support staff	1,588	1,698	1,817	1,769

	As of and for the year ended 31 December			Six months ended 30 June
	2012	2013	2014	2015
Operating Key Performance Indicators
Number of outpatient visits(4)	1,505,518	1,672,485	1,992,813	1,142,100
Number of inpatient admissions (total)(4)	35,590	40,475	42,033	22,205
Average revenue per outpatient visit (U.S.$)(5)	154	158	170	163
Average revenue per inpatient admission (U.S.$)(5)	2,343	2,237	2,415	2,441
Total visit per outpatient doctor per day	12	12	11	12
Bed occupancy rates(6)	59%	66%	76%	81%
Average length of stay	1.79	1.74	1.8	1.75

Notes:

(1)         Excludes beds in VIP rooms and Royal Suites.

(2)         Capacity approved by HAAD.

(3)         Includes pharmacists, assistant pharmacists, technicians and other medical staff.

(4)         Excludes follow-up visits.

(5)         Includes revenue from the provision of medical and hospital services, and laboratory, radiology and pharmacy services, after insurance claim rejections and volume discounts.

(6)         Calculated by dividing the number of total inpatient nights by the number of bed days (number of days multiplied by number of beds) available during the year.

3.3                                                           Facilities

The Al Noor Group benefits from multiple facilities distributed across the UAE, comprising a mix of urban and rural locations, as well as in Oman. The Al Noor Group’s geographic coverage is organised across five regions, with distinct regional integration models to capture the largest population base most efficiently. In the UAE, the Al Noor Group operates in (i) the Central Region, (ii) the Eastern Region and (iii) the Western Region in the Emirate of Abu Dhabi and (iv) Dubai and the Northern Emirates in the wider UAE, while internationally, the Al Noor Group operates in Oman, as illustrated below.

3.3.1                                                                                      The Central Region

The Al Noor Group’s main facilities in the Central Region comprise Airport Road Hospital and Khalifa Street Hospital. These hospitals are supported by eight medical centres. Diagnostic services in each facility, including laboratory, histopathology and radiology, complement the clinical service lines. The Al Noor Group also operates centres for oncology, renal dialysis, bariatric surgery, diabetes care and fertility within these hospitals.

The location of the Khalifa Street Hospital in the central business district of Abu Dhabi City allows the Al Noor Group to capture a significant amount of Abu Dhabi’s current population base, while the Airport Road Hospital at the other side of Abu Dhabi Island caters for patients from the new large community developments in the area. It is anticipated that the Airport Road Hospital will benefit from the projected population growth, which is expected to migrate to less congested areas on the mainland.

As of 31 December 2013, the Central Region had a population of 1.7 million people or 61.3% of the population of the Emirate of Abu Dhabi. The population of the Central Region consisted of 84.3% expatriates and 15.7% UAE nationals as of 31 December 2013, according to the 2013 HAAD report.

The following table provides certain data for each of the Al Noor Group’s hospitals, medical centres and pharmacies in the Central Region as at 30 June 2015.

Name of Facility	Type of Facility	Opened	No. of Beds operational	No. of Employees	No. of Physicians
Airport Road Hospital	Hospital	2008	101	1,111	182
Khalifa Street Hospital	Hospital	1985	69	906	166

Name of Facility	Type of Facility	Opened	No. of Beds operational	No. of Employees	No. of Physicians
Mussafah Clinic 1	Medical centre	2002	N/A	156	35
Mussafah Clinic 2	Medical centre	2011	N/A	(Included in Mussafah Clinic 1)	(Included in Mussafah Clinic 1)
Al Mamoura	Medical centre	2013	N/A	40	12
Al Bateen	Medical centre	2014	N/A	24	9
Baniyas	Medical centre	2014	N/A	31	9
ICAD	Medical centre	2015	N/A	19	5
Al Madar – Abu Dhabi	Medical centre	2013	N/A	(Included in Al Madar Eastern Region	(Included in Al Madar Eastern Region)
GICC	Oncology Centre	2014	N/A	42	7
Total:			170	2,329	425

Airport Road Hospital

Existing operations

Opened in 2008, Airport Road Hospital, which is located 11 km from the centre of the city of Abu Dhabi, is the cornerstone of the Al Noor Group’s network. It offers the most comprehensive portfolio of services of all the Al Noor Group’s hospitals at a purpose-built, state-of-the-art facility, with a total built-up area of 21,585 square metres and 101 beds. The hospital primarily caters to Abu Dhabi city and the growing mainland and Abu Dhabi Island areas, and also serves as a referral centre for specialised services and tertiary care, with easy access to Khalifa Street Hospital and the Al Noor Group’s medical centres. It offers a full range of medical and surgical specialties to outpatients and inpatients, as well as a 24-hour pharmacy. The Al Noor Group believes that the Airport Road Hospital was also the first private hospital in the Emirate of Abu Dhabi to offer nuclear medicine and renal dialysis.

As at 30 June 2015, Airport Road Hospital had 1,111 employees, comprising 182 physicians, 281 nurses, 28 pharmacists, 71 technicians, 143 other medical staff and 406 administrative staff. Airport Road Hospital has ISO 9001:2000 certification for quality and was accredited by JCI in 2009, and re-accredited in 2012.

The Airport Road Hospital outpatient volume increased from 394,904 to 445,682 and 489,846 patient visits in 2012, 2013 and 2014, respectively, representing a CAGR of 11.4%. Over the same period, inpatient volumes grew from 14,551 to 17,297 and 18,437 patient admissions, respectively, representing a CAGR of 12.6%.

Strategy

As part of the Al Noor Group’s five-year strategy, it will continue to focus growth at Airport Road Hospital on the enhancement of existing, and the provision of additional, complex secondary and tertiary services. To meet demand for HAAD-identified service gaps and to meet demand from lifestyle diseases and an ageing population, the Al Noor Group will continue to grow many of its existing services, such as OBGYN, paediatrics, neonatology, cardiology, oncology, intensive and critical care medicine, long-term care, renal dialysis, ophthalmology, dermatology, neurosurgery and orthopaedics. In order to accommodate these services and programmes, as well as the expected growth in demand for other healthcare services, the Al Noor Group will expand the facilities at Airport Road Hospital where it will build a new, 100-bed facility which is expected to open in 2018.

Khalifa Street Hospital

Existing operations

Opened in 1985 as the Al Noor Group Hospital and relocated in 1999 to the central business district of Abu Dhabi city, Khalifa Street Hospital was a mixed use hospital/residential tower. It has a total built-up area of 15,613 square metres and 69 operational beds. It offers a full range of medical and surgical services, as well as a 24-hour pharmacy. Management believes that its reputation, coupled with the advantages of a central location in a densely populated area, has supported continued patient demand. Management believes that Khalifa Street Hospital was the first private hospital in the Emirate of Abu Dhabi to offer fertility treatment and cardiac surgery.

As at 30 June 2015, Khalifa Street Hospital had 906 employees, comprising 166 physicians, 201 nurses, 23 pharmacists, 86 technicians, 59 other medical staff and 371 administrative staff.  Khalifa Street Hospital has ISO 9001:2000 certification for quality and has been accredited by JCI since 2008 and was re-accredited in 2011 and 2014.

The Khalifa Street Hospital outpatient volume decreased from 537,550 to 538,825 and 516,569 patient visits in 2012, 2013 and 2014, respectively, representing a CAGR of -2.0%. Over the same period, inpatient volumes grew from 13,654 to 14,783 and 13,667, respectively, patient admissions.

Strategy

Like Airport Road Hospital, the scope and scale of Khalifa Street Hospital services will be significantly expanded. In order to meet demand, and in line with current trends in ambulatory care, the Al Noor Group will increase the outpatient and ambulatory care services at this hospital. The Al Noor Group believes there is strong potential to increase ambulatory surgeries in Abu Dhabi, as historically many surgeries that could have been done as day cases using minimally invasive techniques have been done on an inpatient basis instead. The Al Noor Group will also enhance its paediatric offering at Khalifa Street Hospital to meet the demand it sees in several paediatric sub-specialties and is having discussions with potential partners to help meet its demand.

The Al Noor Group will refurbish the bottom two floors at the Khalifa Street Hospital building and bring down the emergency department, with the aim of increasing volume and convenience to patients.

Mussafah Clinic 1

Mussafah Clinic 1 is located in Mussafah, on the mainland of the Emirate of Abu Dhabi. Opened in 2002, Mussafah Clinic 1 is a medical centre providing basic radiology and pharmaceutical services. The facility is located in an area experiencing significant commercial and industrial development with an accompanying growing worker population base driven primarily by the relocation of staff and labour accommodation from Abu Dhabi city. This facility does not have beds and relies on the adjacent Mussafah Clinic 2 for the provision of specialised services.

Mussafah Clinic 2

Mussafah Clinic 2 is located in Mussafah, on a site adjacent to Mussafah Clinic 1. It was opened in 2011 in order to serve the expanding population of the Mussafah district and to provide specialised services to complement Mussafah Clinic 1. Mussafah Clinic 2 offers internal medicine, paediatrics, OBGYN, ENT, dermatology, urology, ophthalmology, laboratory and radiology services.

As at 30 June 2015, Mussafah Clinics 1 and 2 had 156 employees, comprising 35 physicians, 22 nurses, ten pharmacists, 14 technicians, 11 other medical staff and 64 administrative staff.

The Mussafah Clinics’ outpatient volume has grown in each of 2012, 2013 and 2014, increasing from 123,701 to 162,583 and 173,355, respectively, representing a CAGR of 18.4%.

Al Mamoura

Al Mamoura is located in Abu Dhabi. Opened in 2013, Al Mamoura is a medical centre providing internal medicine, paediatrics, OBGYN, ENT, dentistry, general medicine, urology, ophthalmology, laboratory and radiology services. As at 30 June 2015, Al Mamoura had 40 employees, comprising twelve physicians, six nurses, four pharmacists, two technicians, six other medical staff and ten administrative staff. Al Mamoura outpatient volume has grown in each of 2013 and 2014, increasing from 2,453 to 22,202, representing a CAGR of 805.1%.

Al Bateen

Al Bateen is located in Abu Dhabi. Opened in 2014, Al Bateen is a medical centre providing paediatrics, OBGYN, ENT, orthopaedics, general medicine, laboratory and radiology services. As at 30 June 2015, Al Bateen had 24 employees, comprising nine physicians, six nurses, two technicians, two other medical staff and five administrative staff. Al Bateen outpatient volume was 5,861 in 2014.

Baniyas

Baniyas is located outside the city of Abu Dhabi. Opened in 2014, Baniyas is a medical centre providing internal medicine, paediatrics, OBGYN, ENT, dermatology, general medicine, laboratory and radiology services. As at 30 June 2015, Baniyas had 31 employees, comprising nine physicians, six nurses, three technicians, six other medical staff and seven administrative staff. Baniyas outpatient volume was 9,455 in 2014.

ICAD

ICAD is located in the industrial area of Musaffah. Opened in 2015, ICAD is a medical centre providing internal medicine, general medicine, laboratory and radiology services. As at 30 June 2015, ICAD had 19 employees, comprising five physicians, seven nurses, two pharmacists, one technician and four administrative staff.

Al Madar — Abu Dhabi

Al Madar is located in Abu Dhabi. Opened in 2013, Al Madar — Abu Dhabi offers dentistry and cosmetic services.

GICC

GICC is the Al Noor Group’s oncology facility and was acquired in 2014. GICC provides comprehensive cancer services including radiation therapy, medical oncology and PET/CT scan services. As at 30 June 2015, GICC had 42 employees, comprising seven physicians, eight nurses, two pharmacists, nine technicians, two other medical staff and 14 administrative staff. GICC outpatient volume was 2,047 in 2014.  GICC serves as a platform for Al Noor’s oncology service line and aims to deliver treatment with an integrated system approach. GICC will centralise the highly specialised services, provide chemotherapy at four sites (continuing services at Khalifa Street Hospital and GICC and opening soon at Airport Road Hospital and Al Ain Hospital) and refer non-complex services to medical centres.

Other Central Region growth opportunities

The Al Noor Group is at various stages of discussions regarding several additional expansion opportunities in the Central Region that it believes would enhance its integrated healthcare service offering. These include new medical centres that will be located in Khalifa City and Reem Island. The Al Noor Group expects the Khalifa City medical centre to open in the fourth quarter of 2015.

3.3.2                                                                                      The Eastern Region

The Al Noor Group’s main facility in the Eastern Region is the Al Ain Hospital, which is supported by six medical centres in the Eastern Region of the Emirate of Abu Dhabi. The Al Noor Group offers ancillary and diagnostic services in each of these facilities to complement the clinical service lines, including radiology, histopathology and a clinical laboratory, and also provides pharmaceutical services.

The Eastern Region constituted 26.3% of the population of the Emirate of Abu Dhabi as of 31 December 2013, mainly concentrated around the city of Al Ain. The region has the largest population of UAE nationals as a percentage of the population, with 28.2% UAE nationals and 71.8% expatriates as of 31 December 2013, according to the 2013 HAAD report.

The following table provides certain data for each of the Al Noor Group’s hospitals and medical centres in the Eastern Region as at 30 June 2015:

Name of Facility	Type of Facility	Opened	No. of Beds operational	No. of Employees	No. of Physicians
Al Ain Hospital	Hospital	2005	46	761	117
Al Yahar Clinic	Medical Centre	2012	N/A	69	15
Sanaya	Medical Centre	2013	N/A	18	4
Al Madar Medical Centre	Medical Centre	2013	N/A	337	49
Zakher Healthcare Centre	Medical Centre	2015	N/A	(Included in Al Madar)	(Included in Al Madar
Diagnostic Centre	Medical Centre	2015	N/A	(Included in Al Madar)	(Included in Al Madar)
Total:			46	1,178	185

Al Ain Hospital

Existing operations

Opened in 2006, Al Ain Hospital, which is located in the centre of the city of Al Ain in the Emirate of Abu Dhabi, is a purpose-built hospital with a total built-up area of about 6,802 square metres and 46 operational beds. The Al Noor Group believes that the hospital benefits from the “Al Noor” brand name and represents a preferred alternative for patients needing primary and secondary care that was previously provided by Government hospitals in Al Ain. Al Ain Hospital has ISO 9001:2000 certification for quality and was accredited by JCI in 2007. It was re-accredited by JCI in 2010 and 2013.

Al Ain Hospital outpatient volume increased from 321,700 to 349,077 and 374,903 outpatient visits in 2012, 2013 and 2014, respectively, representing a CAGR of 8.0%. Over the same period, inpatient volumes at Al Ain Hospital grew from 7,385 to 8,395 and 9,929 inpatient admissions, respectively, representing a CAGR of 16.0%.

As at 30 June 2015, the Al Ain Hospital had 761 employees, comprising 117 physicians, 173 nurses, 19 pharmacists, 53 technicians, 120 other medical staff and 279 administrative staff.

Strategy

Al Ain has a disproportionately higher UAE national population than other regions in the Emirate of Abu Dhabi who are members of the Thiqa plan, in addition to a large population of lower income expatriate workers who are primarily members of the Abu Dhabi Basic plan. Together, the Al Noor Group expects these demographics to generate demand for services used by women and the elderly (who comprise a higher proportion of UAE nationals than in the expatriate population), as well as expatriate workers. As a result the Al Noor Group is enhancing general surgery, primarily by establishing laparoscopic surgery and adjunctive endocrine surgery programmes, at Al Ain Hospital, which are expected to be marketed primarily to Thiqa members. Additionally, women’s wellness, women’s emotional health, breast screening and orthopaedics will also be enhanced and are intended to be marketed particularly to the

Thiqa members. Both investigative and therapeutic nuclear medicine services were added in 2013. These services are additional services which allow the Al Noor Group to offer cardiac muscle function analysis and bone density screening. Sub-specialty services to be developed include ENT and orthopaedic surgery, including complex and minimally invasive shoulder surgery, foot and ankle surgery, and ankle and shoulder joint replacement.  Al Ain Hospital also plans to add 28 additional beds in the first quarter of 2016 in an adjacent building.

Civic Centre Hospital

Civic Centre Hospital is a purpose-built facility in Al Ain that is expected to open in the first quarter of 2016. It will have 40 beds and offer primary and secondary care services with a focus on OBGYN, paediatrics, general surgery, internal medicine and will also include a diagnostic centre. Civic Centre Hospital will target Thiqa and Enhanced patients.

Al Yahar Clinic

The Al Yahar Clinic was opened in 2012 and is located 34 km away from downtown Al Ain, on the highway to Abu Dhabi. It serves the mainly UAE national communities of Al Yahar and Al Salamat offering general medicine, paediatrics, internal medicine, OBGYN, dermatology, dentistry, radiology, and laboratory, as well as orthopaedics, ophthalmology, and ENT on a visiting basis from the hospital. The facility also has its own pharmacy, laboratory and radiology departments.

As at 30 June 2015, the Al Yahar Clinic had 69 employees, comprising 15 physicians, five nurses, three pharmacists, six technicians, 14 other medical staff and 26 administrative staff. The Al Yahar Clinic had 32,678, 44,214 and 64,713 outpatient visits in 2012, 2013 and 2014, respectively.

Sanaya Clinic

The Sanaya Clinic opened in early 2013 and is located 4 km away from downtown Al Ain. It serves the predominantly expatriate worker community of Sanaya and offers general medical services. As at 30 June 2015, the Sanaya Clinic had 18 employees, comprising four physicians, three nurses, one pharmacist, three technicians, three other medical staff and four administrative staff. The Sanaya Clinic had 4,456 and 15,432 outpatient visits in 2013 and 2014, respectively.

Al Madar Medical Centre

The Al Madar Medical Centre opened in 2005 and is located in Al Ain. It serves mainly Thiqa and Enhanced patients and offers general surgery, internal medicine, general medicine, dentistry, ENT, dermatology, cosmetics and plastic surgery, cardiology, paediatrics, physiotherapy, OBGYN, ophthalmology, psychiatry, urology, orthopaedic, laboratory and radiology services.

As at 30 June 2015, the Al Madar Medical Centre, along with Zakher, Diagnostic Centre, Aquacare, Al Madar (Abu Dhabi) and Al Madar (Ajman) had 337 employees, comprising 49 physicians, 92 nurses, 13 pharmacists, seven technicians, 42 other medical staff and 134 administrative staff. The Al Madar Medical Centre had 20,881 and 174,209 outpatient visits in 2013 and 2014, respectively.

Zakher Healthcare Centre

The Zakher Healthcare Centre opened in 2015 and is located in the Zakher area in Al Ain. It serves mainly Thiqa patients and offers internal medicine, general medicine, dentistry, paediatrics, physiotherapy, OBGYN, laboratory and radiology services.

Diagnostic Centre

The Diagnostic Centre opened in 2015 and is located in Al Ain. It offers laboratory and radiology services.

Other Eastern Region growth opportunities

The Al Noor Group is at various stages of discussions regarding several additional expansion opportunities in the Eastern Region that it believes would enhance its integrated healthcare service offering. These include a medical centre in the Al Bawadi Mall, the LookWow Surgery Centre and the Downtown Clinic, each of which is expected to open in the fourth quarter of 2015, as well as the Al Badia Rehab facility, which is expected to open in first quarter of 2016.

3.3.3                                                                                      Western Region

Given the low population density of the Western Region, the Al Noor Group has established four standalone medical centres to offer basic care to local communities. These medical centres also act as inpatient referral centres for the Al Noor Group’s hospital facilities in Abu Dhabi city. The Al Noor Group operates four pharmacies located within the medical centres and provides ancillary and diagnostic services, including radiology and laboratory, in each of the medical centres to complement the medical service offerings.

The Western Region constituted 8.8% of the population of the Emirate of Abu Dhabi in 2013, of which 91.2% were expatriates and 8.8% were UAE nationals, according to the 2013 HAAD report.

The following table provides certain data for each of the medical centres in the Western Region as at 30 June 2015:

Name of Facility	Type of Facility	Opened	No. of Beds operational	No. of Employees	No. of Physicians
Al Mirfa Clinic	Medical centre	2011	N/A	22	6
Madinat Zayed Clinic 1	Medical centre	2003	N/A	126	31
Madinat Zayed Clinic 2	Medical centre	2009	N/A	(Included in Madinat Zayed Clinic 1)	(Included in Madinat Zayed Clinic 1)
ENEC	Medical centre	2015	N/A	36	8
Total:			N/A	148	37

Al Mirfa Clinic

The Al Mirfa Clinic was opened in 2011 in order to serve the expanding population in Al Mirfa. It provides general medicine, ENT, dentistry, radiology, laboratory services and a pharmacy. As at 30 June 2015, the Al Mirfa Clinic had 22 employees, comprising six physicians, three nurses, one pharmacist, three technicians, three other medical staff and six administrative staff. The Al Mirfa Clinic had 13,323, 16,552 and 15,744 outpatient visits in 2012, 2013 and 2014, respectively.

Madinat Zayed Clinic 1

Opened in 2003, Madinat Zayed Clinic 1 is a standalone medical centre offering general medicine, dentistry, ophthalmology, radiology, laboratory services and a pharmacy.

Madinat Zayed Clinic 2

Madinat Zayed Clinic 2 was opened in 2009 to complement Madinat Zayed Clinic 1, which focuses on primary care while Madinat Zayed Clinic 2 handles specialty services including ENT, paediatrics, ophthalmology, OBGYN and dentistry. It also includes a pharmacy.

As at 30 June 2015, Madinat Zayed Clinics 1 and 2 had 126 employees, comprising 31 physicians, 20 nurses, 11 pharmacists, nine technicians, 12 other medical staff and 43 administrative staff. Madinat Zayed Clinics 1 and 2’s outpatient volume has grown in each of 2012, 2013 and 2014, increasing from 80,902 to 86,997 and 97,482, respectively, representing a CAGR of 9.8%.

ENEC

ENEC was opened in 2015 and offers general medicine, radiology and laboratory services. As at 30 June 2015, ENEC had 36 employees, comprising eight physicians, 13 nurses, one pharmacist, two technicians and 12 administrative staff.

Other Western Region growth opportunities

The Al Noor Group is at various stages of discussions regarding several additional expansion opportunities in the Western Region that it believes would enhance its integrated healthcare service offering. These include the opening of a further medical centre in Gayathi in the first quarter of 2016. The Al Noor Group has also signed a memorandum of understanding to build a hospital in Madinat Zayed, which, if final terms are agreed, could be completed by 2018.

3.3.4                                                                                      Dubai and the Northern Emirates

The Al Noor Group operates five medical centres across Dubai and the Northern Emirates.

The following table provides certain data for each of the medical centres in Dubai and the Northern Emirates as at 30 June 2015:

Name of Facility	Type of Facility	Opened	No. of Beds operational	No. of Employees	No. of Physicians
Manchester	Medical centre	2013	N/A	22	8
Sharjah	Medical centre	August 2015	N/A	—	—
Aquacare Medical Centre	Medical centre	2013	N/A	(Included in Al Madar Eastern Region)	(Included in Al Madar Eastern Region)
Al Madar Medical Centre	Medical centre	2007	N/A	(Included in Al Madar Eastern Region)	(Included in Al Madar Eastern Region)
Rochester Wellness(1)	Long-term care	2015	—	—	—
Total:			N/A	22	8

Note:

(1)         Acquisition of Rochester Wellness expected to close before the end of November 2015.

Manchester

The Manchester Clinic was opened in 2013 and is located in Jumeirah, Dubai. It provides internal medicine, general medicine, urology, cardiology, orthopaedics, dermatology, OBGYN, paediatrics, dentistry and laboratory services and primarily serves Jumeirah residents. As at 30 June 2015, the Manchester Clinic had 22 employees, comprising eight physicians, five nurses, two technicians and seven administrative staff. The Manchester Clinic had 675 and 3,092 outpatient visits in 2013 and 2014, respectively.

Sharjah

The Sharjah Medical Centre was opened in August 2015 and is located in Sharjah. It currently provides general medicine and dentistry services.

Aquacare

Al Aqua Medical Centre was opened in 2013 and is located in Dubai. It provides dentistry services.

Al Madar - Ajman

Al Madar Medical Centre was opened in 2007 and is located in Ajman. It provides general medicine, dentistry, paediatrics and urology services.

Rochester Wellness

In September 2015 the Al Noor Group agreed to purchase Rochester Wellness, a rehabilitation and long-term care facility in Dubai. The Al Noor Group expects this acquisition to close before the end of November 2015.

Other Dubai and the Northern Emirates growth opportunities

The Al Noor Group is at various stages of discussions regarding several additional expansion opportunities in Dubai and the Northern Emirates that it believes would enhance its integrated healthcare service offering.

3.3.5                                                                                      International

The Al Noor Group operates one medical centre in Oman, with respect to which the following table provides certain data as at 30 June 2015:

Name of Facility	Type of Facility	Opened	No. of Beds operational	No. of Employees	No. of Physicians
The Al Noor Group Family Care Centre	Medical centre	2013	N/A	21	5
Rochester Wellness (1)	Long-term care	2015	—	—	—
Total:			N/A	21	5

Note:

(1)                Acquisition of Rochester Wellness expected to close before the end of November 2015

The Al Noor Group Family Care

The Al Noor Group operates a primary and specialised care clinic in Muscat, Oman, which meets customer demand from Omani citizens who are crossing the border into Al Ain for treatment at UAE-based facilities. As at 30 June 2015, the Al Noor Group Family Care had 21 employees, comprising five physicians, five nurses, two pharmacists, two technicians and seven administrative staff. The Al Noor Group Family Care had 241 and 1,651 outpatient visits in 2013 and 2014, respectively.

3.4                                                           General history of the Company

The following timeline sets forth the key events in the Al Noor Group’s history:

1985:	Opened the Al Noor Group polyclinic and pharmacy

1986:	Obtained a commercial licence and expanded the Al Noor Group’s polyclinic to the Al Noor Group Hospital

1993:	First private medical facility to open a fertility centre in the Emirate of Abu Dhabi

1998:	The Al Noor Group believes it was the first local private organisation to run a Government hospital (Ruwais Hospital)

1999:	Relocated the Al Noor Group Hospital to the Al Noor Group’s Khalifa Street facility (“Khalifa Street Hospital”)

1999:	The Al Noor Group believes it became the first private hospital in the Emirate of Abu Dhabi to introduce electronic medical records

2002:	Opened Mussafah Clinic 1

2003:	Opened Madinat Zayed Clinic 1

2003:	The Al Noor Group believes it was the first private hospital in the Emirate of Abu Dhabi to perform open heart surgery

2004:	Khalifa Street Hospital became the first private hospital in the Emirate of Abu Dhabi to be granted membership in the European Foundation for Quality Management

2006:	Opened the Al Noor Group Hospital — Al Ain (“Al Ain Hospital”)

2006:	Opened the first private diabetes centre in the Emirate of Abu Dhabi at Khalifa Street Hospital

2007:	Al Ain Hospital received JCI accreditation

2008:	Opened the Al Noor Group’s hospital on Airport Road (“Airport Road Hospital”)

2008:	Khalifa Street Hospital received JCI accreditation

2009:	Airport Road Hospital received JCI accreditation

2009:	Opened Madinat Zayed Clinic 2

2009:	Received Sheikh Khalifa Gold Excellence Award

2010:	The Al Noor Group believes that it opened the first private renal dialysis unit at Airport Road Hospital

2011:	Opened Al Mirfa Clinic

2011:	Opened Mussafah Clinic 2

2012:	Opened Al Yahar Clinic

2013	Initial public offering of the Ordinary Shares and admission to the premium listing segment at the Official List and to trading on the LSE

2013:	Opened Sanaya Clinic

2013:	Opened Mamura Clinic

2013:	Acquired Manchester Clinic

2013:	Acquired Al Madar Medical Centre

2014:	Opened Al Bateen Clinic

2014:	Opened Baniyas Clinic

2014:	Acquired GICC

2015:	Opened ICAD

2015:	Opened Zakher Healthcare Centre

2015:	Opened Diagnostic Centre

2015:	Opened ENEC

3.5                                                           Material changes in business

Up to the Last Practicable Date, there have been no material changes in the nature of the business of the Al Noor Group in the past three years except as set out in section 1, paragraphs 3.1 to 3.4 above.

3.6                                                           Prospects of the business

The Al Noor Board is of the opinion that there is strong strategic merit in the Enlarged Group, with an excellent strategic fit between their operations in the UAE and also through the creation of a leading international private healthcare operator with a well-balanced geographic profile.

The Enlarged Group will be the largest private healthcare provider in the UAE (by revenue), with excellent relationships with key stakeholders. There is a strong strategic fit and the regional operations of the two businesses are complementary, given Mediclinic’s concentration at the high end of the acuity/quality curve and Al Noor’s focus on high-value patients, as well as respective strengths in the Dubai and Abu Dhabi healthcare markets.

Given substantial unmet medical needs in the Middle East, private healthcare delivery remains one of the fastest growing sectors due to a rapidly ageing demographic, an increasing incidence of lifestyle-related medical conditions such as diabetes and obesity, service gaps in the current healthcare market and growth in private health insurance. Given this, there is significant potential for the Enlarged Group to capitalise on the attractive growth opportunities in the region and deploy further capital, by way of both organic and inorganic investment.

Following preliminary analysis undertaken by Al Noor and Mediclinic, there are opportunities for potential cost synergies to be exploited for the UAE businesses, given the complementary nature of the operations and the ability to leverage the scale of the Enlarged Group. Potential synergies are expected to be achieved primarily from the procurement benefits of greater scale, creating a shared operations team in the UAE, the combination of existing corporate functions and the transfer of knowledge and best practices across the Enlarged Group.

The Enlarged Group will be a leading international private healthcare provider with deep operational expertise and a well-balanced geographic profile in Southern Africa, Switzerland and the UAE, with exposure to the UK market through a minority stake in Spire Healthcare Group plc. The Enlarged Group will have enhanced geographic diversity and its positioning towards growth markets, with the UAE representing 23% of the Enlarged Group’s pro forma revenues.

The Enlarged Group would benefit from a premium listing on the Main Market of the LSE and expected inclusion in the FTSE 100 index, together with an inward secondary listing on the Main Board of the JSE. The proposed directors believe that this will provide incremental advantages to the Enlarged Group through increased liquidity and greater access to a global investor base, and a likely reduction in the Enlarged Group’s cost of capital.

3.7                                                           Risk factors

The risk factors relating to the Company as at the date of this Prospectus, the Al Noor Group’s business, regulatory, political and economic developments and the Shares are set out in Annexure 10 of this Prospectus.

3.8                                                           Principal immovable properties

As at the date of this Prospectus, (i) all material operating properties are leased, typically under long-term leases of up to 25 years and (ii) as at the date of this Prospectus, the Al Noor Group does not own any real property that is material either in relation to its asset base or that is used in any of its material operations. The table below summarises the key terms of the original lease agreements for the Al Noor Group’s three hospitals in Airport Road, Al Ain and Khalifa Street, which are responsible for generating the vast majority of its revenue and EBITDA.  These lease agreements were amended on 24 August 2015 as further described in Table 2 below.

TABLE 1

Facility	Size	Expiry of Lease	Landlord(1)	Rent(2)	Tenure of contract(3)	Renewal Provisions (applicable to all leases)	Termination Provisions (applicable to all leases)
	(sq. m)			(U.S.$ million)	(years)
Airport Road Hospital	21,585	2036	Al Saqr	4.4	25

Intention to renew/not renew must be provided in writing by either party at least one year before expiration or earlier if required by law; and Tenant has the option to renew the lease for another term, subject to the parties agreeing the rent in good faith.

							Usage of premises different than agreed with landlord; and Non-payment by the Al Noor Group.
Al Ain Hospital	6,802	2036	Al Saqr	1.6	25
Khalifa Street Hospital	15,613	2036	Al Saqr	2.6	25

Notes:

(1)

Al Saqr Property Management LLC is a company within the United Al Saqr Group and SMBB, one of the Company’s principal shareholders, has a controlling interest in the shares of United Al Saqr Group. Ahmad Nimer, a Non-Executive Director of the Company, is the CEO of United Al Saqr Group.

(2)	Rent for each of the Al Noor Group’s hospitals is fixed at the price indicated through 2031, at which point rent for each property will increase by 5% for each year from 2032 through 2036.
(3)	Tenure of contracts included full length of contract from 1 January 2012.

On 24 August 2015 and following approval by Shareholders at general meeting, the Al Noor Group entered into amendments to the existing lease agreements with Al Saqr in respect of the Al Noor Group’s three existing hospitals in Airport Road, Al Ain and Khalifa Street, to lease additional premises, as part of its strategy to expand its hospital operations in the UAE. The table below summarises the key terms of the amendments to the existing lease agreements in respect of the additional premises set out below.

TABLE 2

Facility	Rent(2)	Tenure of contract	Expiry of Lease	Landlord(1)	Rent-free period	Termination provision (applicable to all leases)
	(U.S.$ million)	(years)
Al Ain Hospital: Jasmine Building(3)	0.7	22.5	2036	Al Saqr	6 months	Al Noor has the option to terminate lease on 12 months’ notice and no termination
Khalifa Street Hospital: Khalifa 72 flats(3)	2.6	23.5	2036	Al Saqr	From inception
Khalifa Street Hospital: Khalifa Mezzanine & Ground level(3)	1.6	21.5	2036	Al Saqr	6 months
Airport Road Hospital: Airport Road Extension(4)	7.5	21.5	2036	Al Saqr	12 months

Facility	Rent(2)	Tenure of contract	Expiry of Lease	Landlord(1)	Rent-free period	Termination provision (applicable to all leases)
	(U.S.$ million)	(years)
costs are payable.

Notes:

(1)              Al Saqr Property Management LLC is a company within United Al Saqr Group LLC and SMBB, a principal shareholder of Al Noor, has a controlling interest in the shares of United Al Saqr Group. Sheikh Mansoor Bin Butti, a Non-Executive Director of Al Noor is the Chairman, and is interested in the shares of, United Al Saqr Group LLC. Ahmad Nimer, a Non-Executive Director of Al Noor, is the CEO of United Al Saqr Group LLC.

(2)              Rent under the Khalifa Street Lease Amendment Agreement and the Jasmine Building Lease Amendment Agreement is fixed at the price indicated, from commencement of the term of the lease until 2031, at which point rent will increase by 5% for each year from 2032 through 2036 in accordance with the terms of the lease. Rent under the Airport Road Extension Lease Agreement is fixed at the price indicated, from commencement of the term of the lease until 2034, at which point rent will increase by 5% in each year from 2035 through 2039, in accordance with the terms of the lease. This represents the annual rent expenses.

(3)              These lease agreements are part of amendment agreements of the existing leases with Al Saqr to extend such leases in order to secure these additional premises (as indicated) for its operations in these locations.

(4)              Following completion of the construction of the Airport Road Extension (currently planned for July 2017), Al Noor will enter into a long-term lease in the agreed form with Al Saqr in respect of these premises.

Further to the above, the Al Noor Group has entered into 23 leasing contracts for units that are used as medical centres.

3.9                                                           Commitments for the purchase, construction or installation of buildings, plant, machinery

Al Noor is continuously pursuing the expansion of its capacity and network as evidenced by the launch of a new hospital, Civic Centre Hospital (40 beds in Al Ain, UAE), and the addition of 28 beds in its existing Al Ain Hospital, and six new medical centres across the UAE, all expected within the fourth quarter of 2015 and H1 2016.  For further details regarding these projects and Al Noor’s expansion strategy please see the risk factors set out in Annexure 10 of this Prospectus.

3.10                                                    Company financial particulars and dividend policy for each of the preceding three years

A copy of the Company’s annual financial statements for the last three years has been included as Annexure 4 to this Prospectus. In addition the following Al Noor Group information should be noted:

(US$ million)	31 December 2012(1)	31 December 2013	31 December 2014
Turnover	324.4	365.0	449.1
Preference dividend	—	—	—
Profit before tax	60.5	61.5	83.9
Profit after tax	60.5	61.6	84.0

(1)         The 2012 figures were in relation to ANH Cayman.

The following table sets forth certain information regarding dividends declared and paid by the Company and the dividend cover of the Company in respect of the financial years ended 2012, 2013 and 2014.

	Year ended 31 December
	2012(2)	2013	2014
	(U.S.$)
Dividends declared and paid (millions)	20.7	17.7	22.8
Dividend per share (cents) (1)	n/a	15.1	19.5
Dividend cover	2.9	3.5	5.2

(1)Dividend for 2012 was paid to previous owners before IPO in LSE.

(2)The 2012 figures were in relation to ANH Cayman.

4.                            SHARE CAPITAL OF THE COMPANY

The Company’s share capital comprises three different classes; Ordinary Shares, redeemable non-voting Preference Shares, and Subscriber Shares.

The Ordinary Share class represents 99.96% of the Company’s total issued share capital, and the redeemable non-voting Preference Shares and Subscriber Share classes combined represent 0.04% of the Company’s total issued share capital.

The principal legislation under which the Company operates and under which the Shares are created is the UK Companies Act.

4.1                                                           Ordinary Shares

Unlike the other share classes, the Ordinary Shares are listed on the LSE.

Every member who is present in person or by proxy at a general meeting of the Company shall have one vote for every Ordinary Share of which such member is the holder.

Holders of Ordinary Shares are entitled to receive dividends (when declared), copies of the Company’s annual report, attend and speak at general meetings of the Company, appoint proxies and exercise voting rights.  There are no restrictions on the transfer, or limitations on the holding, of Ordinary Shares and no requirements to obtain approval prior to any transfers.  No Ordinary Shares carry any special rights with regard to control of the Company and there are no restrictions on voting rights.  Major Shareholders have the same voting rights per share as all other shareholders.

4.2                                                           Preference Shares

The Preference Shares carry no rights to receive any of the profits of the Company available for distribution by way of dividend or otherwise.  In the event of a winding up or otherwise, the holders of the Preference Shares will be the first repaid for the amount paid up on such shares.

Subject to the provisions of the UK Companies Act, the Company may redeem the Preference Shares at their nominal amount at any time specified by either the Directors or the holders of the Preference Shares, provided always that if the Company shall at any time be unable to comply with the provisions of the UK Companies Act to redeem such shares on the date specified by the Directors or the holders of such shares, then the Company shall redeem such shares as soon as it is able to comply with the provisions of the UK Companies Act.

The holders of the Preference Shares are not entitled to receive notice of, or attend and vote at, any general meeting of the Company, save for a resolution being proposed to wind up the Company or which would vary, modify, alter or abrogate any of the rights attaching to their shares.

It is intended that the Preference Shares will be redeemed following the Operative Date.

4.3                                                           Subscriber Shares

The Subscriber Shares carry no rights to receive any of the profits of the Company available for distribution by way of dividend or otherwise.  In a winding-up or otherwise, the holders of the Subscriber Shares will be the second priority of repayment for the amount paid up on such shares.

The holders of the Subscriber Shares are not entitled to receive notice of, or attend and vote at, any general meeting of the Company, save for a resolution being proposed which would vary, modify, alter or abrogate any of the rights attaching to the Subscriber Shares.

It is intended that the Subscriber Shares will be cancelled following the Operative Date.

4.4                                                           Authorised and issued share capital of the Company

As a company incorporated under the UK Companies Act, the Company does not have and is not required to have, an authorised share capital.

The issued share capital of the Company before (as at the Last Practicable Date) and subsequent to the implementation of the Scheme is set out in the table below:

	Number	Value
PRIOR TO THE IMPLEMENTATION OF THE SCHEME
Issued Ordinary Shares with a nominal value of £0.10 each(1)	116,866,203	£11,686,620
Issued Preference Shares with a nominal value of £1.00 each (2)	50,000	£50,000
Issued Subscriber Shares with a nominal value of £0.10 each	10	£1

SUBSEQUENT TO THE IMPLEMENTATION OF THE SCHEME
Issued Ordinary Shares(3)(4)	802,159,573	£80,215,957
Issued Preference Shares(5)	50,000	£50,000
Issued Subscriber Shares(6)	10	£1

Note:

(1)              No Existing Shares are held in treasury.

(2)              The redeemable non-voting Preference Shares of £1.00 each were issued at par for cash consideration (in accordance with section 583(3)(d) of the UK Companies Act) pursuant to an undertaking to pay £50,000 from Astro II SPV to the Company in 2013.

(3)              Based on Al Noor’s issued share capital as at the Last Practicable Date and the Mediclinic Shareholder register at 28 August 2015, up to 611,917,773 New Shares being issued in connection with the Scheme, 72,115,385 New Shares being issued in connection with the Remgro Subscription, and assuming no Al Noor Shareholders elect to tender their Existing Shares under the Al Noor Tender Offer, no South African appraisal rights are exercised in connection with the Scheme, up to 117,985 New Shares being issued to satisfy awards made in 2014 and 2015 under the Al Noor Deferred Annual Bonus Plan 2013 and the Al Noor Long Term Incentive Plan 2013 and no other Al Noor Shares or Mediclinic Shares being  issued under the Al Noor Employee Share Plans or Mediclinic Forfeitable Share Plan, respectively, between 28 August 2015 and Admission.

(4)              Depending on the extent to which Al Noor Shareholders participate in the Al Noor Tender Offer.

(5)              It is expected that the redeemable non-voting Preference Shares of £1.00 each will be redeemed following Admission.

(6)              It is expected that the Subscriber Shares of £0.10 each will be redeemed following Admission.

There are no known arrangements under which financial rights are held by a person other than the holder of the Company’s shares and no known agreements on restrictions on share transfers or on voting rights.  Ordinary Shares acquired through the Company’s share schemes and plans rank equally with the other Ordinary Shares in issue and have no special rights.

4.5                                                           Existing shareholder authorities

At the annual general meeting of Al Noor held on 12 May 2015, Shareholders approved resolutions (based on the issued share capital of Al Noor as at 29 March 2015 (being the latest practicable date prior to the publication of the notice of annual general meeting)) to:

4.5.1                                                                                      allot Shares in Al Noor or grant rights to subscribe for or to convert any security into Shares in Al Noor up to a nominal amount of £3,895,540 (representing approximately one third of Al Noor’s issued share capital);

4.5.2                                                                                      allot equity securities up to a nominal amount of £3,895,540 (representing approximately one third of Al Noor’s issued share capital) in connection with a rights issue;

4.5.3                                                                                      allot equity securities or sell treasury shares for cash (otherwise than in connection with an employee share scheme), free of pre-emption rights up to a nominal amount of £1,168,662 (representing approximately 10% of Al Noor’s issued share capital); and

4.5.4                                                                                      purchase a maximum of 11,686,620 Ordinary Shares of £0.10 each (representing approximately 10% of Al Noor’s issued share capital).

4.6                                                           Controlling shareholder of the Company

As at Last Practicable Date, SMBB and Dr Kassem Alom (the “Principal Shareholders”) hold 28.25% and 6.04% respectively of the issued Ordinary Share capital of the Company.

The Company originally entered into a relationship agreement dated 21 June 2013 with, inter alia, the Principal Shareholders. That agreement was amended and restated on 13 November 2014 in order to comply with the changes to the UK Listing Rules relating to controlling shareholders implemented by the UK Listing Authority on 16 May 2014, see section 1, paragraph 7.4 below for details of the terms of this agreement. A “controlling shareholder” is defined as any person who exercises, or controls on its own or together with any person(s) with whom it is acting in concert, 30% or more of the votes able to be cast on all or substantially all matters at general meetings of the Company in terms of the UK Listing Rules.

4.7                                                           Shareholders with a beneficial interest of 3% or more in the Company’s shares

Insofar as is known to the Company, other than the interests of Directors and senior managers of the Company, the name of each person who, directly or indirectly, had an interest in 3% or more of the Company’s issued share capital, and the amount of such person’s interest, the Last Practicable Date are as follows:

Name	Number of Ordinary Shares as at Last Practicable Date	Percentage of voting rights in respect of issued share capital of Al Noor as at Last Practicable Date
Sapor Business Corp(1)	33,018,320	28.25
Maksar Investments Ltd(1)	7,055,946	6.04
Woodford Investment Management	6,448,977	5.52
BlackRock Group	6,073,927	5.20
Fidelity Management and Research	4,354,511	3.73
Emirates NBD Bank	3,390,129	2.90
Total	60,341,810	51.64

Note:

(1) Sheikh Mohammed Bin Butti Al Hamed’s and Dr Kassem Alom’s holdings of Ordinary Shares of the Company are held by Sapor Business Corp. and Maksar Investments Limited, respectively.

4.8                                                           Consents necessary for variation of rights attaching to the Company’s shares

Should the share capital of the Company be divided into different classes of shares, the special rights attached to any class may be varied or abrogated either with the written consent of the holders of three-quarters in nominal value of the issued shares of the class (excluding shares held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise), and may be so varied or abrogated either while the Company is a going concern or during or in contemplation of a winding-up.

The special rights attached to any class of shares will not, unless otherwise expressly provided by the terms of issue, be deemed to be varied by (i) the creation or issue of further shares ranking, as regards participation in the profits or assets of the Company, in some or all respects equally with them but in no respect in priority to them or (ii) the purchase or redemption by the Company of any of its own shares.

4.9                                                           Particulars of alteration of capital during the preceding three years

The Company was incorporated on 20 December 2012.

The following table shows the changes to the issued share capital of Al Noor which have occurred between 20 December 2012 and the Last Practicable Date:

	Issued Share Capital
	Number of Shares	Nominal Value (£)
Class of shares
Subscribers shares
At 20 June 2013(1)	10	£1.00
Immediately following IPO admission (26 June 2013)	10	£1.00
Ordinary shares
On incorporation (20 December 2012)	1	£1.00
At 5 June 2013(2)	10	£1.00
At 20 June 2013(3)	10 million	£10 million
Immediately following IPO admission (26 June 2013)	116,866,203	£11,686,620
Redeemable non-voting preference shares
At 5 June 2013(4)	50,000	£50,000
Immediately following IPO admission (26 June 2013)	50,000	£50,000

Notes:

(1) By resolutions passed at the general meeting of the sole member of the Company on 20 June 2013, the 10 issued ordinary Shares were converted into and designated as Subscriber Shares of 10 pence each.

(2) By resolution passed at a general meeting of the sole member of the Company on 5 June 2013, the existing one ordinary share of £1.00 in the share capital of the Company was sub-divided and converted into 10 ordinary shares of £1.00 each.

(3) On 20 June 2013, the board of the Company resolved to allot 100 million ordinary shares to the Principal Shareholders in connection with the pre-IPO reorganisation of the Al Noor Group.

(4) On 5 June 2013, the board of the Company resolved to allot 50,000 redeemable non-voting Preference Shares at par for cash consideration (in accordance with section 583(3)(d) of the UK Companies Act) pursuant to an undertaking to pay £50,000 from Astro II SPV to the Company.

4.10                                                    Summary of offers of securities of the Company to the public for subscription or sale during the preceding three years

In June 2013 there was an initial public offering of the Company’s Shares (i.e. the IPO), in terms of which 16,866,203 new Shares were issued by the Company and 21,588,768 existing Shares at the time were being sold by the selling shareholders to certain institutional professional and other investors at an offer price of 575 pence per Share.  The Shares were not issued to all holders in proportion to their shareholdings, but instead were issued and allotted to investors pursuant to the bookbuilding process under the IPO.

4.11                                                    Summary of any consolidations or subdivisions of securities during the preceding three years

By resolution passed at a general meeting of the sole member of the Company on 5 June 2013, the existing one ordinary share of £1.00 at the time in the share capital of the Company was sub-divided and converted into 10 ordinary shares of £1.00 each.

5.                            OPTIONS OR PREFERENTIAL RIGHTS IN RESPECT OF SHARES

Save for the options disclosed in section 1, paragraph 2.9 above in terms of the Share Plans, there are no options or preferential rights in respect of the Shares of the Company.

6.                            COMMISSIONS PAID AND PAYABLE IN RESPECT OF UNDERWRITING

No consideration has been paid by the Company in the preceding two years, and no commissions are payable in respect of the Scheme as commission, to any person for subscribing or agreeing to subscribe or procuring or agreeing to procure subscriptions for any securities in the Company.

7.                            MATERIAL CONTRACTS

Ronald Lavater was appointed as Chief Executive of Al Noor on 1 October 2014, the salient details of his remuneration package are set out in section 1, paragraph 2.9 of this Prospectus.

Further details relating to the Directors’ and managerial remuneration, royalties, secretarial and technical fees payable by the Company are detailed in the Company’s annual financial statements for the financial year ended 31 December 2014 included in Annexure 4.

The following contracts (being contracts entered into other than in the ordinary course of business) have been entered into by the Company or another member of the Al Noor Group within the two years immediately preceding the date of this Prospectus, and are, or may be, material or have been entered into at any time by the Company or any member of the Al Noor Group and contain provisions under which the Company or any member of the Al Noor Group has an obligation or entitlement which is, or may be, material to the Company or any member of the Al Noor Group as at the date of this Prospectus:

7.1                                                           Bid Conduct Agreement

In connection with the Transactions, the Company and Mediclinic entered into the Bid Conduct Agreement dated 14 October 2015.

Under the terms of the Bid Conduct Agreement:

•                  The parties have agreed to provide information relating to and, where applicable, co-operate, with respect to the preparation of the necessary regulatory filings, shareholder circulars and prospectuses.

•                  Mediclinic has undertaken to take certain steps in relation to the preparation of the Scheme Circular.

•                  The parties have set out their intentions with regards to the treatment of certain existing share schemes.

•                  Mediclinic has agreed to pay a break fee of GBP5 million to the Company, as the Company’s exclusive remedy, if the Bid Conduct Agreement is terminated: (i) as a result of the Mediclinic Board not making or, once made, withdrawing, modifying or qualifying its recommendation to Mediclinic Shareholders that they vote in favour of the Mediclinic Resolutions; or (ii) as a result of the failure or inability to satisfy certain of the Conditions Precedent to implementation of the Transactions. The break fee represents approximately 0.09% of Mediclinic’ market capitalisation as at the close of trading on 13 October 2015 (being the last trading day before the date of the Transaction Announcement).

7.2                                                           Remgro Subscription Agreement

Under the terms of the Remgro Subscription Agreement, which was entered into by Remgro Healthcare and the Company on or about 14 October 2015, Remgro Healthcare will (or shall procure that its wholly owned subsidiary shall) subscribe for 72,115,385 New Shares at a fixed price of GBP8.32 per share, to raise proceeds of GBP600 million. The Remgro Subscription is conditional on, inter alia, the Scheme becoming effective.

7.3                                                           Remgro Relationship Agreement

On completion of the Transactions, Remgro will hold between 41% and 45% of the issued share capital of the Company. A new relationship agreement was entered into between the Company and Remgro on 14 October 2015, to be effective upon the Scheme becoming effective, to govern the ongoing relationship between Remgro and the Company (“Remgro Relationship Agreement”). The principal purpose of the Remgro Relationship Agreement is to ensure that the Company is capable of carrying on its business independently of Remgro and its associates. The Remgro Relationship Agreement contains customary terms and conditions.  Under the terms of the Remgro Relationship Agreement, inter alia:

•                  Remgro undertakes to conduct all transactions and arrangements with any member of the Enlarged Group at arm’s length and on normal commercial terms; not to take any action that would have the effect of preventing the Enlarged Group from complying with its obligations under the UK Listing Rules; not to propose or procure the proposal of a shareholder resolution which is intended or appears to be intended to circumvent the proper application of the UK Listing Rules; and to abstain from voting on any shareholder resolution that is required to be passed under Chapter 11 of the UK Listing Rules in order to approve a related party transaction involving Remgro or any of its associates (as defined in the UK Listing Rules), as the related party. Remgro also undertakes to procure, so far as it is legally able to do so, that its associates comply with such undertakings;

•                  Remgro undertakes not to solicit senior employees of the Enlarged Group for a period of two years, and to preserve the confidentiality of the Enlarged Group’s information;

•                  Remgro is entitled to appoint one director (or, at Remgro’s election, an observer) for every 10% of the voting rights held by it or its associates, up to a maximum of three directors, provided that the right to appoint a third director is subject to the requirement that the Enlarged Group board of directors will, following such appointment, comprise a majority of independent directors. Remgro is also entitled to representation on each committee of the Enlarged Group board of directors (save that the Audit and Risk Committee shall comprise solely of independent directors). The Remgro Relationship Agreement requires the presence of a director appointed by Remgro at Board meetings in order to constitute a quorum;  and

•                  Al Noor (as parent company of the Enlarged Group) undertakes not to effect any share repurchase or similar transaction that would give rise to an obligation on the part of Remgro to make a general offer under Rule 9 of the UK Takeover Code, unless a waiver from the obligation under Rule 9 of the UK Takeover Code has been granted by the UK Takeover Panel.

7.4                                                           Existing Relationship Agreement

The Company originally entered into a relationship agreement dated 21 June 2013 with, inter alia, SMBB and Dr. Kassem Alom (the “Principal Shareholders”). That agreement was amended and restated on 13 November 2014 in order to comply with the changes to the UK Listing Rules relating to controlling shareholders implemented by the UK Listing Authority on 16 May 2014 (“Existing Relationship Agreement”).

The Existing Relationship Agreement governs the relationship between the Principal Shareholders and the Company and the principal purpose of which is to ensure that the Company is capable of carrying out its business independently of the Principal Shareholders and their respective associates and that transactions and arrangements with the Principal Shareholders and their respective associates are at arm’s length and on normal commercial terms (subject to the rules on related party transactions in the UK Listing Rules).

If a Principal Shareholder ceases to hold 10% of the Company’s share capital (or 10% of the aggregate voting rights in the Company), the rights and obligations of that Principal Shareholder and any member of its Principal Shareholder group under the Existing Relationship Agreement shall terminate. If there ceases to be any Principal Shareholder holding 10% of the Company’s share capital (or 10% of the aggregate voting rights in the Company) the Existing Relationship Agreement shall terminate. If the Shares cease to be listed on the premium listing segment of the Official List and traded on the LSE, the Existing Relationship Agreement shall terminate. The Ordinary Shares owned by the Principal Shareholders rank pari passu with the other Ordinary Shares in all respects.

The Existing Relationship Agreement will terminate on completion of the Transactions.

7.5                                                           Shareholders’ Agreement

A shareholders’ agreement dated 20 May 2013 (the “Shareholders’ Agreement”) was entered into, and witnessed, between ANH Cayman, ANMC Management, ANCI and the Shareholders of ANCI (SMBB and First Arabian Corporation LLC (“First Arabian”)), so that:

•                  the limited matters reserved for shareholders under the UAE Companies Law can be regulated between the shareholders of Al Noor Golden in compliance with the Concealment Law;

•                  ANH Cayman and ANMC Management have an undertaking from SMBB and First Arabian that they will not, amongst other things, encumber or transfer their shares in ANCI or dissolve ANCI without the prior written approval of ANH Cayman and ANMC Management;

•                  ANH Cayman and ANMC Management have an undertaking from ANCI that ANCI will not encumber or transfer its 51% shareholding in Al Noor Golden without the prior written approval of ANH Cayman and ANMC Management;

•                  ANH Cayman and ANMC Management have an undertaking from ANCI that ANCI will not encumber or transfer its 1% shareholding in ANMC without the prior written approval of ANH Cayman, Al Noor Golden and ANMC Management;

•                  Al Noor Golden has a right to be appointed as the proxy for ANCI to attend all meetings of the shareholders of ANMC and to vote on their behalf at such meetings;

•                  ANH Cayman has a right to be appointed as the proxy for ANCI to attend all meetings of the shareholders of Al Noor Golden and to vote on its behalf at such meetings;

•                  ANH Cayman is given a first option for the duration of ANCI (which is a period of 99 years from the date of its registration, as extended or shortened by a resolution of its shareholders) to acquire the shares of First Arabian and SMBB in ANCI at par value, and a first option for the duration of ANMC (which is a period of 99 years from the date of its registration as extended or shortened by a resolution of its shareholders) to acquire the shares of ANCI in ANMC at par value;

•                  ANCI waives its right of first refusal, under the UAE Companies Law, to purchase any of Al Noor Golden’s shares in the share capital of ANMC if Al Noor Golden decides to transfer any of its shares in ANMC to any of its affiliates or to any third party; and

•                  each of First Arabian and SMBB waives its right of first refusal, under the UAE Companies Law, to purchase the other’s shares in the share capital of ANCI if ANH Cayman decides to exercise its option to acquire the shares of First Arabian or SMBB in ANCI.

7.6                                                           Mudaraba Agreement

A mudaraba agreement dated 20 May 2013 (the “Mudaraba Agreement”) was entered into between ANCI and ANH Cayman. Under the Mudaraba Agreement, 99% of ANCI’s right to receive 10% of the distributions from Al Noor Golden (under the Al Noor Golden constitution) (the “ANCI Return”) will be paid to ANH Cayman, leaving only 1% of the ANCI Return for ANCI. This 1% of the ANCI Return will be held by ANCI for the ultimate benefit of the shareholders of ANCI (First Arabian and SMBB). The Company views this as part of the remuneration First Arabian and SMBB are entitled to receive for their shareholder services. Importantly, the ANCI Return will include any distribution received by ANCI in the event of a liquidation of Al Noor Golden.

7.7                                                           Relationship Management Agreement

A management agreement dated 20 May 2013 (the “Management Agreement”) was also entered into between Al Noor Golden and ANMC Management, pursuant to which Al Noor Golden appointed ANMC Management as its sole and exclusive manager with full powers to control, manage and direct the financial and operating policies of Al Noor Golden. ANMC Management is a wholly-owned subsidiary of the Company, and consequently the Company has indirect control over the management of Al Noor Golden via the Management Agreement.

7.8                                                           Capex Facility

On 21 May 2013, ANMC entered into a AED 150 million and U.S.$40.8 million (total limit equivalent of U.S.$81.7 million) revolving credit and letter of credit facility agreement (the “Capex Facility”) with Standard Chartered Bank and Mashreq Bank PSC, with the intention of preserving the Al Noor Group’s financial flexibility. In accordance with its terms, the Capex Facility is made up of AED and U.S. dollar tranches, which may be used to fund future acquisitions of targets operating in the GCC and in the same sector as the Company, expansionary capital expenditure requirements and working capital requirements. The Capex Facility has a term of five years. Loans under the Capex Facility have maturities of one, three or six months. Starting at 33 months from the agreement date, the amount of funds available for drawdown under the Capex Facility will reduce by 7.5% for that quarter and each of the following eight quarters up to the termination of the facility. The two tranches of the facility will bear interest at rates of EIBOR plus margins of 2.20% per annum for the AED tranche and LIBOR plus margins of 2.80% per annum for the U.S. dollar tranche. Availability of funds under the Capex Facility is conditional upon the facility agent having received and being satisfied with the form and substance of conditions precedent usual for transactions of a similar nature, and in particular it shall be a condition precedent that Admission has occurred and that the 2012 Loan and any associated hedging has been settled in full. The Al Noor Group is obliged to maintain certain customary financial covenants under the Capex Facility, including, inter alia, in relation to maximum total net debt, a total gross debt to equity ratio and a periodic minimum account balance. The Capex Facility is secured by way of a parent guarantee from Al Noor Golden, with all material subsidiaries from time to time required to provide a guarantee. The security also includes an assignment by the Company of insurance proceeds equal to no less than 30% of the Al Noor Group’s gross revenue and payments due under merchant agreements. As at the date of this Prospectus, the Capex Facility is undrawn.

7.9                                                           Mediclinic Bridge Facility Agreement

In addition, Mediclinic and certain of its wholly-owned subsidiaries as guarantors have entered into a £400 million secured senior facility agreement dated 14 October 2015 (the “Bridge Facility”) with Morgan Stanley Bank International Limited and FirstRand Bank Limited (acting through its Rand Merchant Bank division) (“RMB”) as mandated lead arrangers, RMB as agent and U.S. Bank Trustees Limited as security agent.

Following completion of the Scheme, Al Noor will accede to the Bridge Facility as the borrower in respect of the £400,000,000 term loan facility made available under the agreement. Al Noor may only apply amounts borrowed by it under the Bridge Facility towards (i) payment (directly or indirectly) of the amounts due to the shareholders in Al Noor who are entitled to participate in the Al Noor Tender Offer and the Al Noor Special Dividend pursuant to the Al Noor Tender Offer and the Al Noor Special Dividend and (ii) payment (directly or indirectly) of any fees, costs, expenses or taxes incurred by Al Noor or any other member of the Enlarged Group in connection with entry into the Bridge Facility and the related finance documents.

The Bridge Facility has an availability period from 14 October 2015 to and including the earlier of: (i) the date which is six months and 31 “business days” (as defined in the Companies Act) after 14 October 2015; (ii) the date falling fourteen days after the Operative Date; and, (iii) the date on which the Scheme lapses, terminates or is withdrawn.

Drawdown under the Bridge Facility is conditional upon, among other things, Al Noor acceding to the Bridge Facility as borrower, completion of the Scheme occurring, the grant of first ranking security over the shares in certain members of the Enlarged Group in favour of U.S. Bank Trustees Limited (as security agent under the Bridge Facility) and delivery of certain documentation to RMB (as agent under the Bridge Facility), including any requisite exchange control approvals of the Financial Surveillance Department of the South African Reserve Bank.

Any loan drawn under the Bridge Facility will have an initial term of six months from the date of this Prospectus (the “Initial Maturity Date”), which may be extended up to two times at the option of Al Noor by six months per extension. The right to extend the term of the Bridge Facility does not require the consent of the lenders under the Bridge Facility, provided that no default under the Bridge Facility has occurred and is continuing either at the maturity date or when Al Noor delivers notice to RMB (as agent under the Bridge Facility) of its intention to extend.

If there is an event of default, a change of control event in respect of Mediclinic (prior to completion of the Scheme) or Al Noor (following completion of the Scheme) or the ordinary shares in Al Noor are either delisted from the premium segment of the Official List maintained by the FCA or cease to trade on the LSE’s main market for listed securities for more than five Business Days, the lenders under the Bridge Facility may give notice of cancellation of all available commitments and/or declare all outstanding advances, together with accrued interest, to be immediately due and payable. In addition, subject to certain agreed thresholds and carve-outs, proceeds of disposals by the Enlarged Group or capital markets proceeds received by the Enlarged Group are required to be applied in mandatory prepayment of amounts outstanding under the Bridge Facility.

7.10                                                    Sponsor Agreement

On or about the date of this Prospectus, a sponsor agreement was entered into between Rothschild, Jefferies and Al Noor pursuant to which Rothschild and Jefferies agreed to act as UK sponsors to Al Noor in connection with the combination with Mediclinic and the Admission. This agreement contains customary undertakings and warranties given by Al Noor in favour of the sponsors in connection with their role as Al Noor’s UK sponsors.

7.11                                                    Assets Transfer Agreement

On or around the date of this Prospectus, Al Noor and Mediclinic entered into the Assets Transfer Agreement.  Under the terms of the Assets Transfer Agreement, all of the shares in certain subsidiaries of Mediclinic (being Mediclinic Holdings Netherlands N.V., Mediclinic Middle East Holdings Limited (Jersey), Mediclinic CHF Finco Limited (Jersey) and, if the shares in Mediclinic Jersey Limited (Jersey) have been transferred to Mediclinic CHF Finco Limited prior to the applicable date, then Mediclinic Jersey Limited (Jersey) (the “Designated Subsidiaries”)) will be transferred to Al Noor before the Scheme becomes operative, in order to align the Enlarged Group’s structure along jurisdictional lines (the “Assets Transfer”).

The Assets Transfer is conditional on the fulfilment or waiver, as the case may be, of certain conditions precedent including board and shareholder approval by the companies concerned. In addition, the Assets Transfer is conditional on the Scheme having become unconditional in accordance with its terms (save for any condition that, by its nature, can be satisfied only immediately before the Scheme becomes operative) and on there being no reason to believe that the Scheme will not become operative in accordance with its terms.

The Assets Transfer is further subject to the Company being satisfied (acting reasonably and having regard to such proposals as Mediclinic may make) that completing the Assets Transfer would not require it to withdraw, qualify or modify the working capital statements set out in the Enlarged Group Prospectus or the Al Noor Circular in any manner adverse to the implementation of the Scheme, the Remgro Subscription, the Al Noor Special Dividend and the Al Noor Tender Offer.

Al Noor will acquire the shares in the Designated Subsidiaries at the market value thereof. The purchase consideration will remain outstanding as a debt due by Al Noor to the relevant members of the Mediclinic Group.

The Assets Transfer Agreement contains basic warranties only, in view of the fact that the various sellers and Al Noor will from part of the same group of companies shortly after the implementation of the Assets Transfer. There are no indemnities contained in the Assets Transfer Agreement.

7.12                                                    Emirates American Company for Medical Services LLC acquisition

On 10 February 2014 a sale of shares agreement was concluded between the Company, H. H. Dr Sheikh Sultan Bin Khalifa Al-Nahyan and Dr Aly Abdel Razek, M.D., FACRO (the “Sellers”) in terms of which the Company acquired 100% of the shares and voting interests in Emirates American Company for Medical Services LLC (also known as ‘Gulf International Cancer Centre’/’GICC’) from the Sellers for an amount of US$21.8 million (AED 80 million).  The agreement contains customary terms and conditions.  An additional one-off payment of AED 10m (US$2.7m) was paid upfront for lease rent, and additional payments of up to AED 8m (US$2.2m) which were paid subject to performance up to the end of 2014.

Paragraph 17 of the Scheme Circular (as stated above in section 2, paragraph 3.1.3 of this Prospectus) provides that the terms of the Transactions may be varied by agreement between Al Noor and Mediclinic, which may result in the variation of material terms of the above contracts as contemplated in section 103 of the Companies Act.  If any variations are made to the terms of the Transactions in accordance with paragraph 17 of the Scheme Circular, and such variations result in changes being required to any material terms of the above contracts, then the Company shall be entitled to effect such changes in accordance with section 103(2) of the Companies Act.  The Scheme Circular provides that if the variation is agreed before any of the Mediclinic Resolutions have been voted on, then, among other things, an updated announcement will be published setting out details of the relevant variation.

Other than the contracts described above, the Company has not entered into any material contracts within the two years immediately prior to the date of this Prospectus, including restrictive funding arrangements, other than contracts entered into in the ordinary course of business carried on or proposed to be carried on by it.

8.                            INTERESTS OF DIRECTORS AND PROMOTERS

No consideration has been paid by any person, within the preceding three years before the date of issue of this Prospectus to a Director or a related person, or any company in which a Director is beneficially interested or of which such Director is also a Director, nor to any partnership, syndicate or other association of which the Director is a member, to induce such Director, related person or company to become a Director, or to qualify as a Director, or for services rendered by a company, partnership, syndicate or other association in connection with the promotion or formation of the Company.

No Director or promoter has any direct or indirect material interest in:

•                                the promotion of the Company;

•                                any property proposed to be acquired by the Company;  or

•                                any property acquired or proposed to be acquired by the Company during the three years immediately before the date of this Prospectus.

9.                            LOANS

9.1                                                           Material loans made or debentures issued to the Company or its subsidiaries

Credit facility with the Bank of Sharajah

On 2 July 2008, the Al Noor Group entered into a credit facility with the Bank of Sharjah for a committed amount of up to U.S.$9.26 million. As a pre-condition of entering into the 2012 Loan, the Al Noor Group agreed not to borrow further amounts under this facility from the closing date of the 2012 Loan. Following repayment of the 2012 Loan, amounts under this facility will again be available for borrowing. As of 30 June 2015, U.S.$3.0 million remained outstanding under this facility.

This facility is secured by personal guarantees from SMBB and Dr. Kassem Alom, and a corporate guarantee from Enaya Health Care Group LLC, an affiliate of Ithmar Capital and shareholder of ANMC at the time the credit facility was entered into.

In August 2015, Al Noor entered into a revised facility agreement with credit line of $0.3 million and 100% cash margin as a security. Accordingly, all the personal guarantees have been removed.

Capex Facility

See section 1, paragraph 7.8 for the details and terms of the Capex Facility.

9.2                                                           Material loans made by the Company other than in the ordinary course of business

As at the Last Practicable Date there are no outstanding material loans advanced by the Company or its subsidiaries.

10.                     SHARES ISSUED OR TO BE ISSUED OTHER THAN FOR CASH

Save for the Ordinary Shares which will be issued to the Scheme Participants in terms of the Scheme should it be implemented and the options disclosed in section 1, paragraph 2.9 above in terms of the Share Plans, within the three years immediately before the date of issue of this Prospectus, the Company did not issue or agree to issue any other securities to any person other than for cash.

11.                     PROPERTY ACQUIRED OR TO BE ACQUIRED

The Company and the Al Noor Group have not in the three years preceding the date of this Prospectus, and do not propose to, acquire any material immovable property, any other material fixed asset or option to acquire such properties, and have not entered into any agreement to acquire any immovable property or material fixed assets.

12.                     AMOUNTS PAID OR PAYABLE TO PROMOTERS

No preliminary expenses have been paid or will be payable and no benefit has been or will be given to any promoter, or to any partnership, syndicate or other association of which a promoter in relation to the issue of the New Shares pursuant to the Scheme.

13.                     PRELIMINARY EXPENSES AND ISSUE EXPENSES

The following estimated expenses are expected, or have been provided for in connection with the Transactions by the Company, all of which are exclusive of any applicable VAT:

Transaction costs (£’000)
UK sponsors, financial advisors and brokers	19,500
Legal advisors	3,945
Accounting and due diligence advisors	530
Communication advisors	575
Other	985
Total estimated transaction costs	25,535

SECTION 2: INFORMATION ABOUT THE OFFERED SECURITIES

This section 2 contains a summary of the terms of the Scheme and is not intended to create an independent source of rights or obligations with respect to the Scheme. Full terms of the Scheme are set out in the Scheme Circular.

If any conflict or inconsistency arises between the provisions of this section 2 and the provisions of the Scheme as contained in the Scheme Circular, the provisions of the Scheme as contained in the Scheme Circular shall prevail to the extent of such conflict or inconsistency.

1.                            PURPOSE OF THE OFFER

The Mediclinic Board has proposed the Scheme in terms of section 114 of the Companies Act between Mediclinic and the Mediclinic Shareholders.  In the event of the Conditions Precedent being fulfilled or waived (where appropriate) and the Scheme becoming operative, the Company will by operation of law become the sole shareholder of Mediclinic and Scheme Participants will, against surrender of their relevant documents of title (if applicable) in accordance with the Scheme Circular, receive 0.62500 New Shares for every one Mediclinic Share held by them at the Scheme Record Date.

Upon implementation of the Scheme, the Company will become the registered and beneficial owner of the entire issued ordinary shares capital of Mediclinic.

Mediclinic has applied to the JSE and the NSX for approval for the suspension of the listing of the Mediclinic Shares from the Main Board of the JSE and the NSX with effect from the Operative Date and, subject to the Scheme becoming operative, the termination of the listing of the Mediclinic Shares from the Main Board of the JSE and the NSX.

The purpose of this Prospectus is to facilitate the implementation of the Scheme by allowing for the New Shares which comprise the Scheme Consideration to be issued to the Scheme Participants, in the manner contemplated in section 2, paragraph 3 of this Prospectus, in exchange for their Mediclinic Shares. In terms of the Scheme, a Scheme Participant will not be required to pay any cash consideration to the Company.

The Company is not seeking to raise any funds in connection with the issue of the New Shares comprising the Scheme Consideration.

Upon the implementation of the Scheme, the Company will apply for its Shares to be re-admitted to the premium listing segment of the Official List and to the LSE’s main market for listed securities, and the Shares will in addition be listed on the Main Boards of the JSE as an inward secondary Listing, and Mediclinic will delist from the Main Board of the JSE and the NSX.

2.                            TIMES AND DATES

2015
Opening of offer (being the date on which the Scheme Circular is issued to Mediclinic Shareholders)	Tuesday, 17 November

2016
Closing of offer (being the last day to trade Mediclinic Shares in order to participate in the Scheme)	Friday, 29 January
Expected date on or about which the Ordinary Shares admitted to Listing on the JSE	Monday, 1 February
Last date for Mediclinic Shareholders to make their elections in respect of the Repurchase Option or the Exchange Option	Friday, 5 February
Scheme Record Date	Friday, 5 February
Expected Operative Date of the Scheme	Monday, 8 February

3.                            PARTICULARS OF THE OFFER CONTEMPLATED IN THIS PROSPECTUS

In terms of section 114(1) of the Companies Act, the Mediclinic Board has proposed the Scheme, as set out in paragraph 14 of the Scheme Circular, extracts of which are summarised in this paragraph 3.

3.1                                                           Terms of the Scheme and Scheme Consideration

The Scheme is proposed by the Mediclinic Board as an arrangement between Mediclinic and the Scheme Participants, to which arrangement the Company is a party.

In terms of the Scheme, Scheme Participants shall be entitled to elect the Repurchase Option or the Exchange Option in respect of each Scheme Share held by them. In the absence of a valid election, Scheme Participants who are not SA Corporates will be deemed to have elected the Exchange Option, and Scheme Participants who are SA Corporates will be deemed to have elected the Repurchase Option. All Scheme Participants are, however, entitled to make an election in respect of all or any of their Scheme Shares.

In the event of a Scheme Participant other than a Qualifying SA Corporate electing the Repurchase Option, and dividends tax as contemplated in section 64H of the Income Tax Act is payable in respect of the repurchase of such Scheme Participant’s Scheme Shares, then and in that event, and as part of the Scheme, Mediclinic will sell or procure the sale of so many of such Scheme Participant’s New Shares as shall be required to raise such dividends tax and to cover Mediclinic’s reasonable costs associated therewith and, after paying such dividends tax, procure that the remaining New Shares and any cash balance remaining (rounded down to the nearest whole cent) are credited to the relevant Scheme Participant’s CSDP or Broker account, or posted to such Scheme Participant, as contemplated in the Scheme Circular.  Neither Mediclinic, Al Noor nor any person appointed to effect such sale, nor any of their respective officers or employees, shall have any liability to the relevant Scheme Participant for any loss suffered by that Scheme Participant by reason of the timing or manner of any such sale or sales.

3.1.1                                                                                      Repurchase Option

In relation to each Scheme Share in respect of which a Scheme Participant has validly elected (or is deemed to have elected) the Repurchase Option:

3.1.1.1                                                                                                                  the Scheme Participant undertakes to subscribe for 0.62500 New Shares (rounded up or down to the nearest whole number of New Shares, as applicable, in respect of relevant Scheme Shares), and the Company undertakes to allot and issue them (credited as fully paid, free from encumbrances and ranking pari passu with each other and all other Shares in issue on the Operative Date, including the right to receive all dividends and other distributions declared, paid or made with reference to a record date on or after that date) in consideration of the cession by that Scheme Participant, pursuant to paragraph 3.1.1.3, of its claim to the Repurchase Consideration that becomes due to the Scheme Participant under paragraph 3.1.1.2;

3.1.1.2                                                                                                                  Mediclinic will on the Operative Date, repurchase and cancel such Scheme Shares, in consideration of which Mediclinic shall become indebted to the Scheme Participant in an amount (per Scheme Share so repurchased and cancelled) equal to the Repurchase Consideration; and

3.1.1.3                                                                                                                  immediately following the repurchase and cancellation referred to above, the Scheme Participant’s claim to the Repurchase Consideration that becomes due to the Scheme Participant under paragraph 3.1.1.2 shall be deemed to have been ceded to the Company in satisfaction of that Scheme Participant’s subscription obligation pursuant to paragraph 3.1.1.1, without any further act of (or on behalf of) the Scheme Participant or the Company or Mediclinic being required.

3.1.2                                                                                      Exchange Option

In relation to each Scheme Share in respect of which a Scheme Participant has elected (or is deemed to have elected) the Exchange Option:

3.1.2.1                                                                                                                  the Company will on the Operative Date acquire ownership of that Scheme Share for a consideration comprised and settled by the allotment and issue by the Company to the Scheme Participant of 0.62500 New Shares (rounded up or down to the nearest whole number of New Shares, as applicable, in respect of the relevant Scheme Shares), credited as fully paid, free from encumbrances and ranking pari passu with each other and all other Shares in issue on that date, including the right to receive all dividends and other distributions declared, paid or made with reference to a record date on or after that date;  and

3.1.2.2                                                                                                                  ownership of each such Scheme Share shall transfer to the Company on the Operative Date automatically without any further act of (or on behalf of) the Scheme Participant or the Company being required, and the Company shall issue the New Shares upon such transfer on the Operative Date in accordance with the provisions of the Scheme.

3.1.3                                                                                      Other

A scheme of arrangement proposed between a company and its shareholders or any class of them will, subject to section 164 of the Companies Act, become binding on that company and the relevant holders of its securities (irrespective of whether or not any such holder supports the scheme) if, amongst other things:

•                      a special resolution approving the scheme is adopted at a meeting of scheme members; and

•                      all conditions precedent for the implementation of the scheme have been fulfilled or waived (where appropriate).

Subject to the Scheme becoming unconditional, Scheme Participants shall be deemed with effect from the Operative Date to have:

•                      in the case of the Repurchase Option being applicable and in respect of each relevant Scheme Share:

•                  undertaken to subscribe for 0.62500 New Shares in consideration of the cession by that Scheme Participant to the Company of that Scheme Participant’s claim to the Repurchase Consideration;

•                  disposed of that Scheme Share to Mediclinic (and such Scheme Share shall be automatically cancelled), free of encumbrances, in consideration of which Mediclinic will become indebted to the Scheme Participant in an amount equal to the Repurchase Consideration;  and

•                  ceded its claim to the Repurchase Consideration to the Company in satisfaction of the consideration due to the Company pursuant to paragraph 3.1.1.3;

•                      in the case of the Exchange Option being applicable, disposed of (and shall be deemed to have undertaken to transfer) all of the relevant Scheme Shares held by them to the Company, which shall acquire ownership of such Mediclinic Shares, free of encumbrances, in consideration of the allotment and issue by the Company of 0.62500 New Shares for each relevant Scheme Share so transferred;

•                      in the case of the Exchange Option being applicable, authorised Mediclinic and/or the transfer secretaries of Mediclinic on its behalf to transfer the relevant Scheme Shares into the name of the Company, and all risk and benefit in such Scheme Shares will pass from the Scheme Participants to the Company; and

•                      in any of the aforementioned cases, authorised the transfer secretaries on its behalf to take delivery from the Company of the Scheme Consideration for onward delivery to the Scheme Participants.

Mediclinic and Al Noor have agreed that, upon the Scheme becoming operative, they will give effect to the terms and conditions of the Scheme and the Assets Transfer

(subject to the Assets Transfer Agreement becoming unconditional in accordance with its terms) and will take all actions and sign all necessary documents to give effect to the Scheme.  The particulars of the Assets Transfer, including the operation of and the conditions to the Assets Transfer, are fully set out in paragraph 15 of the Scheme Circular.

The effect of the Scheme will be that, on and with effect from the Operative Date, the Company will own 100% of the issued ordinary share capital of Mediclinic.

Furthermore, upon the implementation of the Scheme, the Company will continue to be admitted to the premium listing segment of the Official List and to the LSE and its Shares will continue to be admitted to trading on the LSE’s main market for listed securities, and the Shares will in addition be listed on the Main Board of the JSE as an inward secondary Listing, and Mediclinic will delist from the Main Boards of the JSE and the NSX.

Mediclinic reserves the right to agree with Al Noor, at any time before any of the Mediclinic Resolutions have been voted on, that any of the terms applicable to any of the Transactions be varied, or that Al Noor takes any other action which may affect Al Noor Shareholders or the value of the Scheme Consideration (“relevant action”). The relevant action may take any form (including an increase in the number of Shares in issue, the payment of any special distribution (including an increase in the amount of the Al Noor Special Dividend) or an increase in the amount payable per Share (and/or the scale back limit) under the Al Noor Tender Offer), and such action may directly or indirectly impact in an economically adverse manner on Mediclinic Shareholders or on the value of the Scheme Consideration, but may not reduce the number of Shares offered to Mediclinic Shareholders in terms of the Scheme. Any relevant action would be subject to the principles set out in paragraph 17 of the Scheme Circular which fully sets out the variation of the terms of the Transactions.

3.2                                                           Conditions Precedent to the Scheme

3.2.1                                                                                      The Al Noor Circular, the Enlarged Group Prospectus, this Prospectus and the Scheme Circular having been approved for publication or dispatch (as applicable) by the relevant regulatory authorities, and having been published and dispatched within 60 days of the date of the Announcement (or such later date as may be agreed between the parties) and, in each case (save as may be agreed between the parties), proposing the Scheme (including the Al Noor Special Dividend and the Al Noor Tender Offer) on the terms set out in the Scheme Circular and the Implementation Steps Plan contemplated in the Bid Conduct Agreement.

3.2.2                                                                                      Approval for the Scheme having been obtained from: (a) the Competition Commission and Competition Tribunal in South Africa; and (b) the Namibian Competition Commission, by no later than the Long-Stop Date, in each case either unconditionally or subject to conditions which would not have a material effect on the business of the Mediclinic Group in the relevant jurisdiction, in the reasonable opinion of Mediclinic and the Company.

3.2.3                                                                                      The approval of the Mediclinic Resolutions (other than the Assets Transfer Resolution) by the requisite majority of Mediclinic Shareholders as contemplated in section 115(2) of the Companies Act, respectively, and: (a) to the extent required, the approval of the implementation of such resolution(s) by the Court; and (b) if applicable, Mediclinic not treating the aforesaid resolution(s) as a nullity, as contemplated in section 115(5)(b) of the Companies Act.

3.2.4                                                                                      In relation to the Scheme:

a)                                                                                   there being no Mediclinic Shareholder entitled to issue a demand under section 164(5) of the Companies Act; or

b)                                                                                   if there is a Mediclinic Shareholder entitled to issue a demand under section 164(5) of the Companies Act, then, in the period of 30 “business days” (within the meaning of the Companies Act) following the date on which the resolution to approve the Scheme is actually passed, there either having been no valid demands received by Mediclinic under that section or there having been valid demands received by Mediclinic under that section in respect of not more than 3% of Mediclinic’s issued shares.

3.2.5                                                                                      The receipt of such approvals, consents or waivers from all regulatory bodies, governmental or quasi-governmental entities (other than those in section 2, paragraphs 3.2.2, 3.2.9, 3.2.10 and 3.2.11) on terms satisfactory to the Company and Mediclinic (acting reasonably), as are necessary for the implementation the Scheme (including the Al Noor Special Dividend and the Al Noor Tender Offer and the financing thereof) on the terms currently envisaged including, but not limited to, the TRP (in terms of a compliance certificate to be issued in terms of the Companies Act in relation to the Scheme), the Financial Surveillance Department of the SARB for the requisite exchange control approvals, and the JSE for the delisting of Mediclinic and such approvals, consents or waivers becoming unconditional in accordance with their terms (except for any condition requiring the Scheme to become effective).

3.2.6                                                                                      The Al Noor Resolutions being duly passed at the Al Noor general meeting (or at any adjournment thereof), in each case by the requisite majority of Shareholders, and such Al Noor Resolutions not having been revoked or modified, or any resolution of the Company subsequently having been passed that is inconsistent with the Al Noor Resolutions.

3.2.7                                                                                      The UK Takeover Panel waiving the requirement for Remgro to make an offer for the Company under Rule 9 of the UK Takeover Code and the waiver of an obligation on the part of Remgro to make an offer for the Company under Rule 9 of the UK Takeover Code (as contemplated by Note 1 of the Notes on Dispensations from Rule 9) (“Whitewash Resolution”) having being duly passed at the Al Noor general meeting (or at any adjournment thereof) by the requisite majority of Shareholders, taken on a poll and such waiver and approval remaining in full force and effect.

3.2.8                                                                                      Confirmation by the UK Court of the First Reduction of Capital, and such First Reduction of Capital having become effective in accordance with section 649(3)(b) of the UK Companies Act.

3.2.9                                                                                      The UK Listing Authority having acknowledged to the Company or its agent (and such acknowledgement not having been withdrawn) that the application for the Admission of the New Shares to be issued to Mediclinic Shareholders pursuant to the Scheme and to the Remgro Subscriber pursuant to the Remgro Subscription to listing on the premium segment of the Official List of the UK Listing Authority has been approved and (subject to satisfaction of any conditions to which such approval is expressed) will become effective as soon as a dealing notice has been issued by the UK Listing Authority and any such listing conditions have been satisfied.

3.2.10                                                                               The LSE having acknowledged to the Company or its agent (and such acknowledgement not having been withdrawn) that the New Shares to be issued to Mediclinic Shareholders pursuant to the Scheme and to the Remgro Subscriber pursuant to the Remgro Subscription will be admitted to trading on the LSE’s main market for listed securities.

3.2.11                                                                               The JSE having granted an application for Listing to the Company (and such application for Listing not having been withdrawn) that the application for the Company’s secondary listing on the Main Board of the JSE has been approved and (subject to satisfaction of any conditions to which such approval is expressed) will become effective on the applicable date required by the Listings Requirements.

3.2.12                                                                               To the extent applicable having regard to the terms of the Scheme, the proposed allotment and issue of the New Shares pursuant to the Scheme not having become unlawful by reason of section 580(1) of the UK Companies Act (shares not to be allotted at a discount).

3.2.13                                                                               To the extent applicable having regard to the terms of the Scheme, the requirements of section 593 of the UK Companies Act (valuation of non-cash consideration for shares) having been complied with in respect of the relevant allotments of New Shares pursuant to the Scheme.

3.2.14                                                                               No licence which is held by any member of the Al Noor Group which is necessary for the proper carrying on of its business having been withdrawn, cancelled or terminated where such withdrawal, cancellation or termination has had, or would reasonably be expected to have, a material adverse effect on the Al Noor Group taken as a whole and for this purpose, an adverse effect shall be “material” if it could reasonably be expected to result in the EBITDA of the Al Noor Group for the years ended 31 December 2015 or 31 December 2016 being more than 10% less than the EBITDA for the year ended 31 December 2014.

3.2.15                                                                               No licence which is held by any member of the Mediclinic Group which is necessary for the proper carrying of its business having been withdrawn, cancelled or terminated where such withdrawal, cancellation or termination has had, or would reasonably be expected to have, a material adverse effect on the Mediclinic Group taken as a whole and for this purpose, an adverse effect shall be “material” if it could reasonably be expected to result in the EBITDA of the Mediclinic Group for the years ended 31 March 2016 or 31 March 2017 being more than 10% less than the EBITDA for the year ended 31 March 2015.

3.2.16                                                                               Mediclinic not having discovered that any financial, business or other information concerning the Al Noor Group as contained in the information publicly disclosed as at the date of the Announcement, by or on behalf of any member of the Al Noor Group was materially misleading, contained a material misrepresentation of fact or omitted to state a material fact necessary to make that information not misleading, in each case, to the extent which is material in the context of the Al Noor Group taken as a whole.

3.2.17                                                                               The Company not having discovered that any financial, business or other information concerning the Mediclinic Group as contained in the information publicly disclosed as at the date of the Announcement, by or on behalf of any member of the Mediclinic Group was materially misleading, contained a material misrepresentation of fact or omitted to state a material fact necessary to make that information not misleading, in each case, to the extent which is material in the context of the Mediclinic Group taken as a whole.

3.2.18                                                                               No law or regulation and no order or judgment of any court or governmental or regulatory authority in the United Kingdom or South Africa having been made or issued, and no consent or approval of any governmental or regulatory authority in the United Kingdom or South Africa that has been obtained in connection with the Scheme (including the Al Noor Special Dividend and the Al Noor Tender Offer) having been withdrawn, cancelled, terminated or modified, which would in either case have the effect of making unlawful or otherwise prohibiting the implementation of the Scheme (including the Al Noor Special Dividend and the Al Noor Tender Offer).

3.2.19                                                                               No event or circumstance having occurred in relation to any member of the Al Noor Group that would, on the accession by the Company to the credit facility agreement between, among others, Mediclinic and FirstRand Bank Limited (acting through its Rand Merchant Bank division) as agent dated on or about the date of Announcement (“Mediclinic Facility Agreement”), prohibit the drawing of the total commitments under the Mediclinic Facility Agreement (in each case for the purposes of financing the Al Noor Special Dividend and Al Noor Tender Offer) or cause such total commitments to be cancelled or reduced.

3.2.20                                                                               None of the actions or events set out in section 2, paragraph 3.3 below having occurred in relation to Mediclinic or any other company in the Mediclinic Group, that has not been remedied to the reasonable satisfaction of the Company.

3.2.21                                                                               None of the actions or events set out in section 2, paragraph 3.3 below (other than in paragraphs 3.3.4, 3.3.14 and 3.3.16 (as it relates to paragraph 3.3.4 or 3.3.14) thereof) having occurred in relation to the Company or any other company in the Al Noor Group, that has not been remedied to the reasonable satisfaction of Mediclinic.

3.2.22                                                                               None of the following events having occurred in relation to Mediclinic or any other company in the Mediclinic Group which contributes 10% or more of the EBITDA of the Mediclinic Group:

a)                           it is dissolved or de-registered; or

b)                           an order or declaration is made, or a resolution is passed, for the administration, custodianship, bankruptcy, liquidation, business rescue, winding-up, judicial management, receivership, supervision, trusteeship, de-registration or dissolution (and, in each case, whether provisional or final) of it, its assets or its estate or an order or declaration is made, or a resolution is passed, to authorise the commencement of any business rescue proceeding in respect of it, its assets or its estate; or

c)                            it convenes any meeting to consider the passing of resolution for the administration, custodianship, bankruptcy, liquidation, business rescue, winding-up, judicial management, receivership, supervision, trusteeship, de-registration or dissolution (and, in each case, whether provisional or final) of it, its assets or its estate or to authorise the commencement of any business rescue proceeding in respect of it, its assets or its estate; or

d)                           it seeks or requests the appointment of an administrator, liquidator (whether provisional or final), business rescue practitioner, conservator, receiver, trustee, judicial manager, judicial receiver, administrative receiver, compulsory manager, custodian or other similar official for it or for all or substantially all its assets or estate; or

e)                            it has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; or

f)                             it is unable (or admits inability) to pay its debts generally as they fall due or is (or admits to being) otherwise insolvent (but excluding for this purpose any technical insolvency) or stops, suspends or threatens to stop or suspend payment of all or a material part of its indebtedness or proposes or seeks to make or makes a general assignment or any arrangement, compromise or composition with or for the benefit of its creditors or any class of its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of its indebtedness; or

g)                            it takes or proposes to its creditors any proceeding for, or seeks to make or makes, a general readjustment, rescheduling or deferral of its indebtedness (or any part thereof which it would otherwise be unable to pay when due); or

h)                           any receiver, administrative receiver, judicial receiver, judicial manager, administrator, compulsory manager, judicial custodian, trustee in bankruptcy, liquidator (whether provisional or final), business rescue practitioner or the like is appointed in respect of it, its estate or any material part of its assets; or

i)                               it causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in the above paragraphs.

3.2.23                                                                               None of the following events having occurred in relation to the Company or any other company in the Al Noor Group which contributes 10% or more of the EBITDA of the Al Noor Group:

a)                           it is dissolved or de-registered; or

b)                           an order or declaration is made, or a resolution is passed, for the administration, custodianship, bankruptcy, liquidation, business rescue, winding-up, judicial management, receivership, supervision, trusteeship, de-registration or dissolution (and, in each case, whether provisional or final) of it, its assets or its estate or an order or declaration is made, or a resolution is passed, to authorise the commencement of any business rescue proceeding in respect of it, its assets or its estate; or

c)                            it convenes any meeting to consider the passing of resolution for the administration, custodianship, bankruptcy, liquidation, business rescue, winding-

up, judicial management, receivership, supervision, trusteeship, de-registration or dissolution (and, in each case, whether provisional or final) of it, its assets or its estate or to authorise the commencement of any business rescue proceeding in respect of it, its assets or its estate; or

d)                           it seeks or requests the appointment of an administrator, liquidator (whether provisional or final), business rescue practitioner, conservator, receiver, trustee, judicial manager, judicial receiver, administrative receiver, compulsory manager, custodian or other similar official for it or for all or substantially all its assets or estate; or

e)                            it has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; or

f)                             it is unable (or admits inability) to pay its debts generally as they fall due or is (or admits to being) otherwise insolvent (but excluding for this purpose any technical insolvency) or stops, suspends or threatens to stop or suspend payment of all or a material part of its indebtedness or proposes or seeks to make or makes a general assignment or any arrangement, compromise or composition with or for the benefit of its creditors or any class of its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of its indebtedness; or

g)                            it takes or proposes to its creditors any proceeding for, or seeks to make or makes, a general readjustment, rescheduling or deferral of its indebtedness (or any part thereof which it would otherwise be unable to pay when due); or

h)                           any receiver, administrative receiver, judicial receiver, judicial manager, administrator, compulsory manager, judicial custodian, trustee in bankruptcy, liquidator (whether provisional or final), business rescue practitioner or the like is appointed in respect of it, its estate or any material part of its assets; or

i)                               it causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in the above paragraphs.

3.2.24                                                                               Other than in respect of any condition which by its nature can only be satisfied immediately before, or at such time as, the Scheme becomes effective, the Remgro Subscription Agreement is unconditional in all respects.

3.3                                                           Matters referred to in section 2, paragraphs 3.2.20 and 3.2.21 above

3.3.1                                                                                      entering into any binding commitments in connection with any acquisition or disposal of a material asset, or which encumbers any material asset of the business; or

3.3.2                                                                                      amending or proposing to amend its memorandum of incorporation (or equivalent constitutional documents), save (a) as may be required to comply with any applicable law or as contemplated by the Bid Conduct Agreement and/or the Scheme or (b) in a manner which will not impact adversely on the implementation of the Transactions (including the Al Noor Special Dividend or the Al Noor Tender Offer);

3.3.3                                                                                      reorganising, amalgamating or merging any member of their respective groups with any other person or entity, or acquiring or agreeing to acquire by amalgamating, merging or consolidating with, purchasing the shares of or substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof or disposing or transferring or agreeing to dispose of or transfer the shares or any of the assets of any member of their respective groups, which would in each case be material in the context of the relevant group (taken as a whole); or

3.3.4                                                                                      save in the case of Mediclinic in respect of the interim dividend payable in December 2015 (which shall not exceed such amount as would be payable by applying the same dividend pay-out ratio (being the dividend as a percentage of net profits) as applied in respect of the interim dividend paid by Mediclinic on 8 December 2014), declaring, setting aside or paying any dividend or other distribution (whether in cash, shares or other property) in respect of any share capital, except for the payment of dividends by members of their respective groups which are wholly-owned by them or to another wholly-owned member of such group or, in the case of the Mediclinic Group, for payment of dividends or other distributions (in the ordinary course of business in accordance with past practice) in respect of minority interests in associated or subsidiary undertakings; or

3.3.5                                                                                      (a) splitting, combining or reclassifying any share capital or issuing or authorising the issuance of any other securities in respect of, in lieu of or in substitution for any share capital; (b) allotting, issuing, or authorising or proposing the allotment or issue of any share capital or any securities convertible into share capital, or rights, warrants or options to subscribe for or acquire any share, or transferring any stock out of treasury, other than the allotment and issue of shares under the exercise or vesting of options or awards outstanding under the share schemes as at the date of the Announcement, or save as contemplated by the Bid Conduct Agreement; or (c) amending or proposing to amend any of the terms of any securities which are exercisable for or convertible or exchangeable into ordinary shares of any member of their respective groups, save as may be required to applicable law or regulation; or

3.3.6                                                                                      save as contemplated by the Bid Conduct Agreement or in accordance with the terms of employee share plans as existing at the date of the Announcement, issuing or granting any options or awards under any employee share plans of their respective groups or adopting or amending any employee share plans; or

3.3.7                                                                                      increasing total borrowings or entering into any new loan agreement with any bank or other financial institution other than as would (on the Company’s accession to the Mediclinic Facility Agreement) not be prohibited by the Mediclinic Facility Agreement; or

3.3.8                                                                                      granting or becoming bound by any guarantee, suretyship, indemnity or other security in respect of any person other than (a) as would (on the Company’s accession to the Mediclinic Facility Agreement) not be prohibited by the Mediclinic Facility Agreement or (b) in the ordinary course of business in a way consistent with past practice; or

3.3.9                                                                                      requesting the delisting or suspension of the listing of any class of its securities from any stock exchange unless required to do so by applicable law or regulation or the rules of the relevant stock exchange; or

3.3.10                                                                               forming or entering into or agree to enter into or form, or acquire a material interest in, any joint venture, partnership or agreement or other venture for the sharing of profits or assets other than in the ordinary course of business in a way consistent with past practice; or

3.3.11                                                                               save as contemplated in the Bid Conduct Agreement, making material changes to the general terms of employment of its employees or the terms of employment of the directors of Mediclinic or the Directors (as applicable) in any way, or making any improvements to the emoluments (including bonus arrangements) applicable to such employee or Director, other than as expressly permitted under the Bid Conduct Agreement or in the ordinary course of business or under periodic salary or wage reviews in a way consistent with past practice; or

3.3.12                                                                               appointing a person as a director of Mediclinic or the Company (as applicable) or making any voluntary change to the board of Mediclinic or the Company (as applicable) (except for termination with just cause or replacement of departing personnel or as required under any existing relationship agreement with controlling shareholders); or

3.3.13                                                                               save as contemplated in the Bid Conduct Agreement, adopting or amending in a material way any employee benefit, pension, bonus or profit sharing scheme (including without limitation any scheme having share purchase or share option provisions); or

3.3.14                                                                               in the case of Mediclinic, entering into any arrangements with the trustees of any pension scheme, in which any member of the Mediclinic Group participate, to pay employer contributions to such scheme other than those employer contributions agreed with the trustees at the date of the Announcement, save as required by law or regulation or the rules of any such scheme; or

3.3.15                                                                               save as contemplated in the Bid Conduct Agreement, entering into any arrangement with any non-executive Director, whereby any member of their respective groups is required to make incentive payments to such non-executive Director upon the successful implementation of the Transactions; or

3.3.16                                                                               agreeing to do any of the foregoing, except and to the extent that any of the foregoing is undertaken pursuant to or directly in connection with: (a) the completion or performance of any obligations undertaken under any contract or arrangement entered into prior to the date of the Scheme Circular (provided details of the same have been fairly disclosed to the other party prior to the date of the Scheme Circular); and/or (b) the completion or performance of any actions or obligations undertaken in terms of the Scheme Circular or required in order to give effect to or implement the Scheme or the Transactions.

3.4                                                           Waiver and/or fulfilment of Conditions Precedent

3.4.1                                                                                      The Conditions Precedent in section 2, paragraphs 3.2.15, 3.2.17, 3.2.20 and 3.2.22 above are for the benefit of the Company and may be waived by the Company in its sole discretion by notice in writing to Mediclinic.

3.4.2                                                                                      The Conditions Precedent in section 2, paragraphs 3.2.1, 3.2.14, 3.2.16, 3.2.21 and 3.2.23 above are for the benefit of Mediclinic and may be waived by Mediclinic in its sole discretion by notice in writing to the Company.

3.4.3                                                                                      The Conditions Precedent in section 2, paragraph 3.2.4 above may be waived with the agreement in writing of both Mediclinic and the Company (in whole or in part); provided that Mediclinic may unilaterally waive such condition (in whole or in part) if the Company is satisfied (acting reasonably and having regard to such proposals as Mediclinic may make) that doing so would not require the Company to withdraw, qualify or modify the working capital statements set out in the Enlarged Group Prospectus or Al Noor Circular in any manner adverse to the implementation of the Transactions (including the Al Noor Special Dividend and the Al Noor Tender Offer).

3.4.4                                                                                      The remainder of the Conditions Precedent in section 2, paragraph 3.2 of the Prospectus cannot be waived by the Company or Mediclinic.

3.4.5                                                                                      To the extent that any Condition Precedent is capable of waiver, Al Noor and Mediclinic will be entitled to waive, by agreement in writing, such Condition Precedent (in whole or in part) prior to the date required for fulfilment of the relevant Condition Precedent.

3.4.6                                                                                      Notwithstanding the provisions of section 2, paragraphs 3.4.1 to 3.4.5 above, in the event that by the day on which the last of the Conditions Precedent in section 2, paragraphs 3.2.1 to 3.2.11 (other than the issuing by the TRP of a compliance certificate in terms of the provisions of the Companies Act) have all been fulfilled or, if capable of waiver, waived, neither of Al Noor nor Mediclinic has given notice to the other that any of the Conditions Precedent in section 2, paragraphs 3.2.12 to 3.2.24 remain unfulfilled, such latter Conditions Precedent will be deemed to have been fulfilled and, upon the TRP issuing the said compliance certificate, the Scheme will be deemed to have become unconditional.

3.4.7                                                                                      An announcement will be released on SENS as soon as possible after the fulfilment, waiver or non-fulfilment, as the case may be, of the Conditions Precedent.

3.5                                                           Previous issues of securities by the Company during the three years preceding the date of this Prospectus

In June 2013 there was an initial public offering of the Company’s Shares, in terms of which 16,866,203 new Shares were issued by the Company and 21,588,768 existing Shares at the time were being sold by the selling shareholders to certain institutional professional and other investors at an offer price of 575 pence per Ordinary Share.  Further details regarding the issues are set out in Section 1, paragraph 4.9.

The IPO which occurred in June 2013 and the Transactions contemplated in this Prospectus and the Scheme Circular are unrelated transactions.  As a result the issue price in terms of the IPO and the Scheme differ.  The IPO issue price was determined by the banks acting on the IPO in terms of a bookbuilding process.  The Scheme Consideration is a commercially agreed price and has been determined on the basis of the volume-weighted average trading price (“VWAP”) of Al Noor Shares on the LSE and Mediclinic Shares on the JSE for the five trading days ending on and including 1 October 2015. The VWAPs (in GBP) have been calculated with reference to the VWAP as reported by Factset and Capital IQ.

The Company published a prospectus to its Shareholders relating to the aforesaid IPO on or about 21 June 2013.  This prospectus is available on http://www.alnoorhospital.com/Investors/.

3.6                                                           Previous issues of securities for a premium by the Company during the three years preceding the date of this Prospectus

Each share issued in terms of the IPO of the Company’s Shares as detailed in section 2, paragraph 3.5 above was offered at a premium of approximately £5.65 to its nominal value of £0.10 each.  As stated in section 2, paragraph 3.5 above, the pricing of the shares issued under the IPO was in terms of the bookbuilding process undertaken by the banks acting on the IPO.

On IPO, the shares of Al Noor were issued at the IPO price, which was priced at a premium to its nominal value. The IPO Price was agreed between the Company and the banks acting on the IPO at a pricing meeting, following the completion of a bookbuilding process by the bookrunners acting on the IPO. The IPO price was dependent on how the Company and the banks wanted to balance the maximising of proceeds for and mitigation of dilution of, existing shareholders against the desire to achieve a stable aftermarket performance for the shares.

The share premium was accounted for and reflected in the financial statements of the Company.  The historical financial information in respect of the Company for the preceding three years is set out in Annexure 4 of this Prospectus.

4.                            MINIMUM SUBSCRIPTION

The Ordinary Shares constituting the Scheme Consideration are being issued as consideration for the purchase of the Scheme Shares. Accordingly, no minimum amount for subscription, as contemplated in section 108(2) of the Companies Act, read with Regulation 73 of the Companies Regulations, will apply.

SECTION 3: STATEMENTS AND REPORTS RELATING TO THE OFFER

1.                            STATEMENT AS TO ADEQUACY OF CAPITAL

The Board is of the opinion that, should the Scheme become effective, taking into account the Remgro Subscription and the bank and other facilities available to the Enlarged Group, the working capital of the Enlarged Group is sufficient for the Enlarged Group’s present requirements, that is for at least 12 months from the date of publication of this Prospectus.

2.                            REPORT OF DIRECTORS AS TO MATERIAL CHANGES

The Board reports that, other than in the ordinary course of business and in terms of this Prospectus, there have been no material changes in the assets and liabilities of the Company and its subsidiaries that have occurred between the date of most recent annual financial statements report of the Company, being 31 December 2014, and the date of this Prospectus.

3.                            STATEMENT AS TO LISTING ON A STOCK EXCHANGE

The Ordinary Shares comprising the Scheme Consideration will upon implementation of the Scheme be listed on the LSE’s Main Market for listed securities, and the Company has submitted an application for the Ordinary Shares to be listed on the Main Board of the JSE as an inward secondary Listing. The approval of the JSE application is a Condition Precedent to the Scheme.

4.                            REPORT BY THE AUDITOR WHERE BUSINESS UNDERTAKING TO BE ACQUIRED

The Company will not receive any cash proceeds from the issue of the Scheme Consideration to Scheme Participants in terms of the Scheme, and the Company does not intend to apply any funds derived from the issue of Ordinary Shares in terms of the Scheme in order to acquire any business undertaking.

5.                            REPORT BY THE AUDITOR WHERE COMPANY WILL ACQUIRE A SUBSIDIARY

Financial information in respect of Mediclinic Group for the preceding three years, as required by Regulation 78 of the Companies Regulations, is set out in Annexure 2 of this Prospectus is annexed hereto and the report of PricewaterhouseCoopers Inc. thereon is set out in Annexure 3 of this Prospectus.

6.                            REPORT BY THE AUDITOR OF THE COMPANY

Historical financial information in respect of the Company for the preceding three years is set out in Annexure 4, and the report of the auditors of the Company thereon, as required by Regulation 79 of the Companies Regulations, is set out in Annexure 5 of this Prospectus.  In relation to the 2012 historical financial information, which was prepared for the purposes of the IPO, such information applies to the ANH Cayman and its subsidiaries as the Company was only incorporated on 20 December 2012.

7.                            PROFIT FORECAST OF THE COMPANY

A profit forecast in respect of the Company is set out in Annexure 1 of the Enlarged Group Prospectus.

SECTION 4: ADDITIONAL MATERIAL INFORMATION

1.                            LITIGATION STATEMENT

There are no legal or arbitration proceedings, including any proceedings that are pending or threatened involving the Company, of which the Company is aware, that may have or have had in the recent past, being at least the previous 12 months, a material effect on the Company’s financial position.

2.                            IMPLICATIONS OF A SECONDARY LISTING OF THE COMPANY ON THE JSE

On the implementation of the Scheme, the Mediclinic Shares will be delisted from the Main Board of the JSE, and the Ordinary Shares of the Enlarged Group will be admitted to trading on the premium segment of the Official List and to listing on the LSE’s main market for listed securities, as a primary listing, the Company will apply for a listing on the Main Board of the JSE, by way of a secondary listing.

Secondary Listing status on the JSE means that the Company will only be required to comply with the Listings Requirements of the exchange where it has a primary Listing, being the LSE, save in respect of the following Listings Requirements which must be complied with by the Company:

•                                the annual financial statements of the Company and any other communication with Shareholders must state where the primary and secondary Listings of the Company’s Shares are;

•                                when the Company wishes to release any information on another exchange, it must ensure that such information is also released on SENS and that such release takes place no later than the equivalent release on any other exchange provided that, if the JSE is not open for business, it must ensure that such information is released through SENS at the commencement of business on the next Business Day. The announcement must be submitted via the Company’s sponsor, albeit that the announcement does not require the approval of the sponsor;

•                                the Company must publish, in its interim and year-end results, headline earnings per Share and diluted headline earnings per Share together with an itemised reconciliation between headline earnings and the earnings used in the calculation;

•                                the Company is required to advise, and obtain approval from, the JSE with regard to the timetables for corporate actions stipulated in Schedule 18 of the Listings Requirements. The Company must ensure that the JSE is notified in advance in order to ensure that the JSE can accommodate the processing of these corporate actions for Shareholders on the South African share register;

•                                the Company must submit to the JSE, together with the Company’s annual financial statements, details of the volume and value of Shares traded (over the previous 12 months), on all exchanges where it has a listing, in order for the JSE to consider the Company’s continued secondary listing status;

•                                if both the volume and value of Shares traded on the JSE exceeded 50% of the total volume and total value of those Shares (over the previous 12 months) traded on all exchanges where the Company has a listing, then the Company’s listing status on the JSE in respect of those Shares may be converted to a primary listing. The converse would apply when both the volume and value of Shares traded on the JSE was 50% or below;  and

•                                the Company must advise its Shareholders, by releasing an announcement on SENS, each time that its listing status is changed.

3.                            RECENT DEVELOPMENTS

On 5 October, 2015, Al Noor paid an interim dividend of 4.1p per share.

In line with its growth plans, Al Noor’s medical centre in Sharjah opened in August 2015 and its medical centre at Al Bawadi Mall in Al Ain opened in October.

Al Noor’s acquisition of Rochester Wellness is expected to close before the end of November 2015, for consideration of US$ 18.2 million. Rochester Wellness coordinates comprehensive, convalescent and geriatric rehabilitation programmes in a non-hospitalized environment, providing post-acute care including rehabilitation, home care, and long term care. The acquisition expands Al Noor’s offering across the entire continuum of care adding a new long term care service in the key markets of Dubai and Oman. In addition, the envisaged introduction of Rochester Wellness to Al Noor’s home market Abu Dhabi is expected to yield revenue synergies for the Company.

SECTION 5: INAPPLICABLE OR IMMATERIAL MATTERS

For purposes of this Prospectus the following provisions of the Regulations are not applicable:

Regulation number	Regulation heading

54(2)	General statement of required information

54(3)(b)	General statement of required information

55	Specific matters to be addressed for a limited offer

57(3)(a)	Name, address and incorporation

58(3)(d)	Directors, other office holder, or material third parties

62	Commission paid or payable in respect of underwriting

70(b)	Purpose of the offer

73	Minimum subscription

74(2)(b)	Statement as to adequacy of capital

77	Report by auditor where business undertaking to be acquired

80	Requirements for prospectus of mining company

By order of the Board

9 November 2015

Registered office

1st Floor

40 Dukes Place

London

EC3A 7NH

United Kingdom

SIGNED AT ABU DHABI ON 9 NOVEMBER 2015 BY THE DIRECTORS OF AL NOOR HOSPITALS GROUP PLC

/s/ Ronald Lavater
Ronald Lavater
Chief Executive Officer
(duly authorised)

ANNEXURE 1

DETAILS OF SUBSIDIARIES

Details of Al Noor’s subsidiary companies as the Last Practicable Date are set out below.

Company	Registration number	Ordinary shares in issue	Nature of business	Effective date of becoming a subsidiary	Date and place of incorporation	Share- holding (1)
						%
Al Noor Holdings Cayman Limited	MC-264427	200	Holding company	20 June 2013	23 November 2011, Cayman Islands	100-Direct
ANMC Management Limited	MC-264897	200	Management company	20 June 2013	13 December 2011, Cayman Islands	100-Direct
Al Noor Golden Commercial Investment LLC	CN-1400474	200	Holding company	20 May 2013	18 July 2012, UAE	49-Indirect
Al Noor Medical Company – Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC	1037795	10,000	Healthcare	14 May 2013	1985, UAE	99 Indirect
Abu Dhabi Medical Services LLC	CNR-1792598	150,000	Healthcare	October 2012	7 June 2005 Muscat, Sultanate of Oman	100-Indirect
Al Noor Hospital Family Care Center – Al Mamura LLC	1209261	100	Healthcare	6 February 2013	27 February 2011, UAE	100-Indirect
Al Madar Group LLC	1303013971	200	Healthcare	1 November 2013(2)	24 December 2013 UAE(2)	74.9-Indirect
Manchester Clinic LLC	209718/1/2013	200	Healthcare	1 November 2013(2)	5 December 2013, UAE(2)	74.9-Indirect
British Urology Centre LLC	1303013975	200	Healthcare	1 November 2013(2)	24 December 2013, UAE	99.9-Indirect
Emirates American Company for Medical Services LLC	1401004115	100	Healthcare	10 February 2014	30 August 2003, UAE	99.9-Indirect
Lookwow One Day Surgery Company LLC	CN-1688782	150	Healthcare	28 February 2015(2)	16 September 2015, UAE(2)	57%-Indirect
Rochester Wellness LLC	Not yet registered	N/A	Healthcare	2015	2015, UAE	99-Indirect
National Medical Services LLC	Not yet registered	150,000	Healthcare	2015	2015, Muscat, Sultanate of Oman	100-Indirect

ANNEXURE 2

FINANCIAL INFORMATION REQUIRED IN TERMS OF REGULATION 78

OF THE COMPANIES ACT IN RESPECT OF MEDICLINIC

In terms of Regulation 78 of the Companies Act, this Annexure 2 includes the historical profits of Mediclinic for the preceding three financial years ended 31 March 2015, 2014 and 2013 and its statement of financial position as at 31 March 2015, for both Mediclinic and the consolidated Mediclinic Group.

Extract from the income statement	31 March 2015	31 March 2014	31 March 2013
	R’m	R’m	R’m
Consolidated:
Profit before tax	4,741	4,362	(428)
Profit after tax	4,535	3,586	(846)

Standalone:
Profit before tax	859	763	633
Profit after tax	859	763	633

Statement of financial position as at 31 March 2015	Consolidated	Standalone
	R’m	R’m
ASSETS
Non-current assets	65,813	14,405
Property, equipment and vehicles	53,776	—
Intangible assets	11,565	—
Investment in subsidiary	—	14,405
Investment in associate	2	—
Investment in joint venture	65	—
Other investments and loans	93	—
Derivative financial instruments	10	—
Deferred income tax assets	302	—

Current assets	13,366	—
Inventories	1,074	—
Trade and other receivables	7,479	—
Current income tax assets	34	—
Cash and cash equivalents	4,779	—

Total assets	79,179	14,405

EQUITY
Capital and reserves
Stated and issued capital	14,141	14,119
Treasury shares	(265)	—
Share capital	13,876	14,119
Retained earnings	7,250	103
Other reserves	10,938	183

Attributable to equity holders of the Company	32,064	14,405
Non-controlling interests	1,098	—

Total equity	33,162	14,405

LIABILITIES
Non-current liabilities	38,078	—
Borrowings	27,927	—
Deferred income tax liabilities	7,729	—
Retirement benefit obligations	1,292	—
Provisions	665	—
Derivative financial instruments	465	—

Current liabilities	7,939	—
Trade and other payables	6,032	—
Borrowings	1,229	—
Provisions	429	—
Derivative financial instruments	21	—
Current income tax liabilities	228	—

Total liabilities	46,017	—

Total equity and liabilities	79,179	14,405

ANNEXURE 3

REPORT OF THE AUDITOR

ON THE HISTORICAL FINANCIAL INFORMATION OF MEDICLINIC AND ITS SUBSIDIARIES IN
TERMS OF REGULATION 78 OF THE COMPANIES REGULATIONS

The Directors

Mediclinic International Limited

Mediclinic Offices, Strand Road

PO Box 456

Stellenbosch

7599

The Directors

Al Noor Hospitals Group Plc

1 Floor

40 Dukes Place

London

EC3A 7NH

United Kingdom

Dear Sirs

Report by the auditor in terms of Regulation 78 of the Companies Act of South Africa on Historical Financial Information included in a Prospectus

PricewaterhouseCoopers Inc. (“PwC” or “we”) is the appointed auditor of Mediclinic International Limited (The “Company” or “Mediclinic”). Regulation 78 of the Companies Act 71 of 2008 of South Africa (the “Act”) requires a report by the auditor of the Company to be included in a prospectus, and for such report to address the matters set out in Regulation 78 to the Act.

Consequently, we have been requested to provide this report on the following historical financial information of Mediclinic to be included in the prospectus of Al Noor Hospitals Group Plc (“Al Noor”) to be issued on or about 17 November 2015 (the “Prospectus”):

•                  the consolidated and standalone profit/loss of Mediclinic in respect of the years ended 31 March 2015, 31 March 2014 and 31 March 2013, as set out in Annexure 2 of the Prospectus; and

•                  the consolidated and standalone assets and liabilities of Mediclinic included in the Statement of Financial Position as at 31 March 2015, as set out in Annexure 2 of the Prospectus.

The above is collectively referred to as the “Regulation 78 Financial Information”.

The Regulation 78 Financial Information has been extracted from the audited financial statements of Mediclinic for the years ended 31 March 2015, 31 March 2014 and 31 March 2013, which were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and the requirements of the Companies Act of South Africa. We expressed unqualified audit opinions on those financial statements in our reports dated 20 May 2015, 20 May 2014 and 21 May 2013, respectively, based on our audits which were conducted in accordance with the International Standards on Auditing.

The Regulation 78 Financial Information does not reflect the effects of events that may have occurred subsequent to the date of our audit report on Mediclinic’s financial statements for the year ended 31 March 2015. We have also not performed audit procedures in respect of events which occurred between 20 May 2015, the date of our audit report on the financial statements for the year ended 31 March 2015, and the date of issue of the Prospectus. Furthermore, the Regulation 78 Financial Information set out in Annexure 2 of the Prospectus is not a full set of financial statements in accordance with IFRS and the requirements of the Act. Reading the Regulation 78 Financial Information is therefore no substitute for reading the audited financial statements of Mediclinic for the years ended 31 March 2015, 31 March 2014 and 31 March 2013.

Restriction on use and distribution

Our report is solely for the purpose set forth in the first paragraph of this report and for your information and is not to be used for any other purpose or to be distributed to any other parties.

NH Döman
Director
Stellenbosch
11 November 2015

ANNEXURE 4

HISTORICAL FINANCIAL INFORMATION IN RESPECT OF THE COMPANY

Section A: Accountant’s report on Historical Financial Information

KPMG LLP

15 Canada Square

London E14 5GL

United Kingdom

The Directors

Al Noor Hospitals Plc (to be renamed Al Noor Hospitals Group Plc)

C/o Hackwood Secretaries Limited

One Silk Street

London EC2Y 8HQ

United Kingdom

21 June 2013

Dear Sirs,

Al Noor Holdings Cayman (“ANH Cayman”)

We report on the financial information set out on pages 130 to 158 for each of the three years ended 31 December 2010, 2011 and 2012. This financial information has been prepared for inclusion in the prospectus dated 21 June 2013 of Al Noor Hospitals Group Plc on the basis of the accounting policies set out in paragraph 1. This report is required by paragraph 20.1 of Annex I of the Prospectus Directive Regulation and is given for the purpose of complying with that paragraph and for no other purpose. We have not audited the financial information for the three months ended 31 March 2012 and 2013 and accordingly do not express an opinion thereon.

Responsibilities

The Directors of ANH Cayman are responsible for preparing the financial information in accordance with International Financial Reporting Standards as adopted by the European Union (“adopted IFRS”).

It is our responsibility to form an opinion on the financial information and to report our opinion to you.

Save for any responsibility arising under Prospectus Rule 5.5.3R(2)(f) to any person as and to the extent there provided, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purposes of complying with paragraph 23.1 of Annex I of the Prospectus Directive Regulation, consenting to its inclusion in the prospectus.

Basis of opinion

We conducted our work in accordance with Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom. Our work included an assessment of evidence relevant to the amounts and disclosures in the financial information. It also included an assessment of the significant estimates and judgments made by those responsible for the preparation of the financial information and whether the accounting policies are appropriate to the entity’s circumstances, consistently applied and adequately disclosed.

We planned and performed our work so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial information is free from material misstatement whether caused by fraud or other irregularity or error.

Opinion on financial information

In our opinion, the financial information gives, for the purposes of the prospectus dated 21 June 2013, a true and fair view of the state of affairs of Al Noor Holdings Cayman as at 31 December 2010, 2011 and 2012 and of its profits, cash flows and recognised gains and losses and changes in equity for each of the years ended 31 December 2010, 2011 and 2012 in accordance with IFRS.

Declaration

For the purposes of Prospectus Rule 5.5.3R(2)(f), we are responsible for this report as part of the Prospectus and declare that we have taken all reasonable care to ensure that the information contained in this report is, to the best of our knowledge, in accordance with the facts and contains no omission likely to affect its import. This declaration is included in the prospectus in compliance with paragraph 1.2 of Annex I of the Prospectus Directive Regulation.

Yours faithfully,

KPMG LLP

Section B: Historical financial information on Al Noor Holdings Cayman for the 3 years ended 31 December 2010, 2011 and 2012, and the three months ended 31 March 2013 and 31 March 2012

		Year ended 31 December			Three months ended 31 March 2013	Three months ended 31 March 2012
Consolidated Income Statement	Note	2010	2011	2012	(unaudited)	(unaudited)
		($’ 000)
Continuing operations
Revenue	2	241 353	292 889	324 363	89 457	82 169
Cost of Sales	3	(144 616)	(175 183)	(188 692)	(51 341)	(48 165)
Gross profit		96 737	117 706	135 671	38 116	34 004
General and administrative expenses	4	(59 007)	(67 400)	(74 187)	(18 556)	(16 587)
Other income		37	69	206	9	21
Operating profit		37 767	50 375	61 690	19 569	17 438
Finance income	7	941	1028	1220	416	266
Finance expense	7	(550)	(559)	(2 429)	(2 468)	(99)
Net profit for the year		38 158	50 844	60 481	17 517	17 605
Attributable to:
Equity holders of the parent		38 158	50 844	60 481	17 517	17 605
Basic and diluted earnings per share ($’ 000)	8	191	254	302	88	88

Consolidated Statement of Comprehensive	Year ended 31 December			Three months ended 31 March 2013	Three months ended 31 March 2012
Income	2010	2011	2012	(unaudited)	(unaudited)
($’ 000)
Profit for the year	38 158	50 844	60 481	17 517	17 605
Other comprehensive income	—	—	—	—	—
Total comprehensive income for the year	38 158	50 844	60 481	17 517	17 605
Attributable to:
Equity holders of the Parent	38 158	50 844	60 481	17 517	17 605

		As of 31 December			As of 31 March 2013
Consolidated Statement of Financial Position	Note	2010	2011	2012	(unaudited)
		($’ 000)
Non-current assets
Property and equipment	9	23 621	22 802	20 557	22 401
Goodwill	10	—	—	747	1 383
		23 621	22 802	21 304	23 784
Current assets
Inventories	11	10 253	14 299	14 239	14 120
Trade and other receivables	13	66 715	75 739	82 828	78 526
Amounts due from related parties		878	554	34	34
Short-term deposit	15	—	—	5 450	8 174
Cash and cash equivalents	14	37 332	61 322	55 545	67 987
		115 178	151 914	158 096	168 841
Total Assets		138 799	174 716	179 400	192 625
Non-current liabilities
Trade and other payables	17	946	2 235	272	272
Bank loans	16	2 880	1 181	96 236	88 944
Employee benefits	18	5 183	6 352	8 385	8 785
		9 009	9 768	104 893	98 001
Current liabilities
Trade and other payables	17	47 593	51 635	43 565	43 993
Dividends Payable					20 708
Amounts due to related parties		4 349	8 147	4 673	6 845
Bank loans	16	1 748	1 702	29 167	29 167
		53 690	61 484	77 405	100 713
Net assets/(liabilities)		76 100	103 464	(2 898)	(6 089)
Equity attributable to equity holders of the parent	19	76 100	103 464	(2 898)	(6 089)

Statement of Changes in Equity	Share capital	Share Premium	Merger Reserve	Other Reserve	Statutory reserves	Retained earnings	Total equity
	($’000)
Balance at 1 January 2010	—	708,447	(700,285)	1,362	4,114	45,750	59,388
Total comprehensive income for the year	—	—	—	—	—	38,158	38,158
Transfer to retained earnings	—	—	—	(1,362)	—	1,362	—
Dividend (note 24)	—	—	—	—	—	(21,446)	(21,446)
Balance as at 31 December 2010	—	708,447	(700,285)	—	4,114	63,824	76,100
Total comprehensive income for the year	—	—	—	—	—	50,844	50,844
Dividend (note 24)	—	—	—	—	—	(23,480)	(23,480)
Balance as at 31 December 2011	—	708,447	(700,285)	—	4,114	91,188	103,464
Total comprehensive income for the year	—	—	—	—	—	60,481	60,481
Dividend (note 24)	—	—	—	—	—	(30,603)	(30,603)
Distribution from share Premium	—	(136,240)	—	—	—	—	(136,240)
Balance as at 31 December 2012	—	572,207	(700,285)	—	4,114	121,066	(2,898)
Total comprehensive income for the year (unaudited)	—	—	—	—	—	17,517	17,517
Dividend (note 24) (unaudited)	—	—	—	—	—	(20,708)	(20,708)
Balance as at 31 March 2013 (unaudited)	—	572,207	(700,285)	—	4,114	117,875	(6,089)

Consolidated Statement of Cash		Year ended 31 December			Three months ended 31 March 2013	Three months ended 31 March 2012
Flows	Note	2010	2011	2012	(unaudited)	(unaudited)
		($’ 000)
Cash flows from operating activities
Profit for the year		38 158	50 844	60 481	17 517	17 605
Adjustments for:
Depreciation	9	7 345	8 461	9 119	1 757	2 226
Provision for inventory obsolescence	11	(142)	559	127	—	—
End of service benefits charge	18	2 783	1 590	2 559	575	387
Net write-off of plant and equipment	9	—	535	24	—	—
Finance income	7	(941)	(1 028)	(1 220)	(416)	(266)
Finance expense	7	550	559	2429	2468	99

Net cash from operating activities before movements in working capital
(Increase)/decrease in trade and other receivables		47 753	61 520	73 519	21 901	20 051
(Increase)/decrease in amounts due from related parties	13	(18 850)	(9 024)	(7 056)	4 302	(12 562)
(Increase)/decrease in amounts due from related parties		—	324	520	—	—
(Increase)/decrease in inventory	11	372	(4 604)	(67)	203	1 108
Increase/(decrease) in trade and other payables	17	11 511	4 042	(8 397)	109	133
Increase/(decrease) in amounts due to related parties		—	3 798	3 472	2 172	—
Increase/(decrease) in non-current other payables	17	(604)	1 289	(1 963)	—	—
Cash generated from operations		40 182	57 345	53 084	28 687	8 730
End of service benefit paid	18	(361)	(421)	(527)	(175)	(77)
Net cash from operating activities		39 821	56 924	52 557	28 512	8 653
Cash flows from investing activities
Acquisition of plant and equipment	9	(8 460)	(8 177)	(6 827)	(3 276)	(1 078)
Investment in short term deposits	15	—	—	(5 450)	(2 724)	—
Investments in subsidiary, net of cash acquired		—	—	(817)	(1 045)	—
Finance income received	7	941	1 028	1 220	416	226
Net cash used in investing activities		(7 519)	(7 149)	(11 874)	(6 629)	(812)
Cash flows from financing activities
Interest paid	7	(550)	(559)	(1 870)	(1 928)	(99)
Drawdown of bank loans		—	—	136 240	—	—
Facility charges		—	—	(3 591)	—	—
Loans repaid	16	(1 371)	(1 746)	(10 396)	(7 513)	(413)
Share premium distribution	19	—	—	(136 240)	—	—
Dividend paid	24	(21 446)	(23 480)	(30 603)	—	—
Net cash used in financing activities		(23 367)	(25 785)	46 460)	(9 441)	(512)

Net increase/(decrease) in cash and cash equivalents		8 935	23 990	(5 777)	12 442	7 329
Cash and cash equivalents at the beginning of the year		28 397	37 332	61 322	55 545	61 322
Cash and cash equivalents	14	37 332	61 322	55 545	67 987	68 651

Notes forming part of the Consolidated financial information

1.                            Accounting policies

(a)                       Basis of preparation

Al Noor Holdings Cayman (as used in this Part XIV of this Prospectus only, the “Company”) is a limited liability company incorporated under the law of the Cayman Islands on 23 November 2011.

The consolidated financial information presented in this prospectus is that for the Company and its subsidiaries (as used in this Part XIV of this Prospectus only, together the “Group”) for each of the years ended 31 December 2010, 2011 and 2012. Unaudited financial information in respect of the three months ended 31 March 2012 and 2013 is also shown for information purposes. The Group’s activities are the operation of hospitals and provision of pharmaceuticals, medical supplies and related equipment.

The Group was restructured on 14 August 2012 when the Company acquired its investment in its subsidiaries (Al Noor Golden Commercial Investment LLC and Al Noor Medical Company Al Noor Hospital — Al Noor Pharmacy — Al Noor Warehouse LLC) by way of a share for share exchange with the shareholders of those companies being identical to the shareholders of the Company. As a consequence of this transaction being considered to be a common control transaction, the financial information for the Group has been presented on the basis that no business combination occurred when the Company was added to the Group and the subsidiaries’ existing book value accounting has been applied in the preparation of the consolidated financial information. The consolidated financial information has been prepared as if the Company had been the holding company throughout the three year period with the period prior to the date of the transaction and comparatives reflecting the results of the group prior to the addition of the Company.

Note 1(c) provides additional information about the basis of consolidation.

The consolidated financial information has been prepared for inclusion in the prospectus of Al Noor Hospitals Plc (to be renamed Al Noor Hospitals Group Plc), dated 21 June 2013, in compliance with paragraph 20.1 of Annex I to the Commission Regulation (EC) No 809/2004 (“Prospectus Directive Regulation”) and in accordance with International Financial Reporting Standards as adopted by the European Union (“Adopted IFRS”).

The consolidated financial information has been presented in United States Dollar (U.S.$), the presentational currency. All values are rounded to the nearest thousand ($’000) except where otherwise indicated. The functional currency of the Company and each of its subsidiaries is UAE Dirhams. The UAE Dirham is pegged against the U.S. dollar at a rate of 3.67 Dirhams per U.S. dollar.

(b)                       Going concern

Note 20 includes the Company’s objectives, policies and processes for managing its capital, its financial risk management objectives, details of its financial instruments and its exposures to credit and liquidity risks. The Group is profitable and cash generative. The Directors have considered the Group’s cash forecasts for a period of 12 months from the signing of the balance sheet. Based on this, the Directors believe that the Group is well placed to manage its business risks successfully. The Directors have a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future. Thus they continue to adopt the going concern basis in preparing the financial information.

(c)                        Basis of consolidation

As set out in note 1(a), the consolidated financial information has been prepared as if the Company had been the holding company throughout the three year period. In adopting the capital structure of the Company, a difference arises when this is compared to the share capital and share premium of the previous parent of the group. This difference is recorded as a merger reserve within Equity, as presented in the statement of financial position for each of the three years.

Although legal control over the group by the Company was only attained in 2012, by preparing the financial information as if the Company had always been the holding company, control is deemed to have been effective throughout the three year period presented.

Acquisitions or divestments made by the group are consolidated on the basis of when control is acquired or when it ceases, respectively.

Control exists when the Group has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that presently are exercisable are taken into account. The financial statements of subsidiaries are included in the consolidated financial information from the date that control commences until the date that control ceases. The accounting policies of subsidiaries have been changed when necessary to align them with the policies adopted by the Group.

Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealised income and expenses arising from intra-group transactions, are eliminated in preparing the consolidated financial information.

(d)                       Foreign currency transactions

Transactions in foreign currencies are translated to the respective functional currencies of Group entities at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are retranslated to the functional currency at the foreign exchange rate ruling at that date. Non-monetary assets and liabilities that are measured in terms of cost in a foreign currency are translated using the exchange rate at the date of the underlying transaction that gave rise to them. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are retranslated to the functional currency at foreign exchange rates ruling at the dates the fair value was determined. Foreign currency differences arising on retranslation are recognised in the income statement.

(e)                        Financial instruments

(i)                          Derivative financial instruments, including hedge accounting

The Group holds derivative financial instruments to hedge its interest rate risk exposure. On initial designation of the derivative as a hedging instrument, the Group formally documents the relationship between the hedge instrument and the hedge item, including the risk management objectives and strategy in undertaking the hedge transaction and hedged risk, together with the methods that will be used to assess the effectiveness of the hedging relationship. The Group makes an assessment, both at the inception of the hedge relationship as well as on ongoing basis, of whether the hedging instruments are expected to be highly effective in offsetting the changes in cash flows of the respective hedged items attributable to the hedged risk, and whether the actual results of each hedge are within the range of 80 per cent—125 per cent.

Derivatives are recognised initially at fair value; attributable transaction costs are recognised in profit or loss incurred. Subsequent to initial recognition, derivatives are measured at fair value, and changes therein are accounted for as described below.

(ii)                       Cash flow hedges

When a derivative is designated as the hedging instrument in a hedge of the variability in cash flows attributable to a particular risk associated with a recognised asset or liability that could affect profit or loss, the effective portion of changes in the fair value of the derivative is recognised in other comprehensive income and presented in the hedging reserve in equity. An ineffective portion of changes in the fair value of the derivative is recognised in profit or loss. The amount accumulated in equity is reclassified to profit or loss in the same period that the hedge item affects profit or loss. If the hedging instrument no longer meets the criteria for hedge accounting, expires or is sold, terminated or is exercised, or the designation is revoked, the hedge accounting is discontinued prospectively.

(f)                         Inventories

Inventories are measured at the lower of cost and net realisable value and comprise pharmaceutical and medical supplies. Cost is calculated using the weighted average method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Net realisable value represents the estimated selling price in the ordinary course of business less all estimated selling and distribution expenses.

(g)                        Plant and equipment

(i)                          Recognition and measurement

Items of plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditure that is directly attributable to the acquisition of the asset.

Gains and losses on disposal are determined by comparing the proceeds from disposal with the carrying amount of the asset, and are recognised net in the income statement.

(ii)                       Subsequent costs

The cost of replacing a part of an item of plant and equipment is recognised in the carrying amount of the item if it is probable that the future economic benefits embodied within the part will flow to the Group, and its cost can be measured reliably. The carrying amount of the replaced part is derecognised. The costs of the day-to-day servicing of plant and equipment are accounted for as maintenance costs within the income statement.

(iii)                    Depreciation

Depreciation is calculated over the depreciable amount, which is the cost of an asset or other amount substituted for cost, less its residual value. Depreciation is recognised in the income statement on a straight line basis over the estimated useful life of each item of plant and equipment. Leasehold improvements are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the lease will be renewed on expiry. The estimated useful lives for the current and comparative years are as follows:

Furniture, fixtures and office equipment	4 years
Motor vehicles	5 years
Medical equipment	5 years
Leasehold improvements	4 years

The Directors review the carrying value of plant and equipment on an on-going basis and, where appropriate, provide for any impairment in value.

(h)                       Goodwill

Goodwill that arises on the acquisition of subsidiaries is presented. Goodwill is measured subsequently at cost less accumulated impairment losses. Goodwill is allocated to cash-generating units and is not amortised but is tested annually for impairment.

(i)                           Impairment of assets

(i)                          Financial assets

A financial asset is considered to be impaired if objective evidence indicates that one or more events have had a material negative effect on the estimated future cash flows of that asset.

An impairment in respect of a financial asset measured at amortised cost is calculated as the difference between its carrying amount, and the present value of the estimated future cash flows discounted at the original effective interest rate.  All impairments are recognised in the income statement.

An impairment is reversed if the reversal can be related objectively to an event occurring after the impairment was recognised.

(ii)                       Non-financial assets

The carrying amounts of the Group’s non-financial assets, other than inventories, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated.

For the purpose of impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the “cash generating unit”). The recoverable amount of an asset or cash generating unit is the greater of its value in use and its fair value less cost to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

An impairment loss is recognised if the carrying amount of a cash generating unit exceeds its estimated recoverable amount. Impairment losses are recognised in the income statement.

Impairment losses recognised in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. For all non-financial assets, except for Goodwill, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

(j)                          Employee benefits

(i)                          Short-term employee benefits

Short term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognised for the amount expected to be paid under short-term cash bonus or profit sharing plans if the Group has a present legal or constructive obligation to pay this amount as a result of a past service provided by the employee, and the obligation can be estimated reliably.

(ii)                       Defined contribution plans

A defined contribution plan is a post employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution plans are recognised as an employee benefit expense in the income statement in the period during which services are rendered by employees.

Monthly pension contributions are made in respect of United Arab Emirates (UAE) national employees, who are covered by the Law No. 2 of 2000. The pension fund is administered by the Government of Abu Dhabi — Finance Department, represented by the Abu Dhabi Retirement Pensions and Benefits Fund.

(iii)                    Defined benefit plans

A defined benefit plan is a post employment benefit other than a defined contribution plan. The Group currently operates an unfunded scheme for employees’ end of service benefits that follows relevant local regulations and is based on periods of cumulative service and levels of employees’ final basic salaries. The Group’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefits that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value. Such benefits are based on the applicable provisions of the UAE Labour Law. Any unrecognised past service costs are deducted. The discount rate is the yield at valuation date, on U.S. AA-rated corporate bonds, which in the absence of a deep market in corporate bonds within the UAE is the relevant proxy market as determined by the actuaries.

The calculation is performed annually by a qualified actuary using the projected unit credit method. When benefits of the plan are improved, the portion of the increased benefit related to past service by employees is recognised in the income statement on a straight-line basis over the average period until the benefits become vested. To the extent that the benefits vest immediately, the expense is recognised immediately in the income statement. The Group recognises all actuarial gains and losses arising and other related expenses from defined benefit plans immediately in the income statement. Gains and losses on the curtailment or settlement of a defined benefit plan are recognised when the curtailment or settlement occurs.

(k)                       Revenue

Revenue represents the invoiced value of medical services rendered and pharmaceutical goods sold during the year, and is stated net of discounts.

Revenue from the provision of medical services to inpatients and outpatients is recognised in the income statement in proportion to the stage of completion of the medical service at the reporting date. Revenue is stated net of potential estimated insurance claims likely to be rejected. The Group estimates potential insurance claim rejections based on historical trends and treats these as a discount which is recognised as a reduction of revenue.

Revenue from the sale of pharmaceutical goods in the course of ordinary activities is measured at the fair value of the consideration received or receivable, net of returns and trade discounts. Revenue is recognised when the significant risks and rewards of ownership have been transferred to the customer, recovery of the consideration is probable, the associated costs and possible return of goods can be estimated reliably, there is no continuing management involvement with the goods and the amount of revenue can be measured reliably.

(l)                           Operating leases

Payments made under operating leases are recognised in the income statement on a straight-line basis over the term of the lease. Lease incentives received are recognised in the income statement as an integral part of the total lease expense.

(m)                   Finance income and finance costs

Finance income comprises interest income on funds invested and gains on hedging instruments that are recognised in the income statement and reclassifications of amounts previously recognised in other comprehensive income. Interest income is recognised in the income statements it accrues, using the effective interest method.

Finance costs comprise interest expense on borrowings, impairment losses recognised on financial assets (other than trade receivables) and losses on hedging instruments that are recognised in the income statement and reclassifications of amounts previously recognised in other comprehensive income. All borrowing costs are recognised in the income statement using the effective interest method.

Foreign currency gains and losses are reported on a net basis.

(n)                       Taxation

Presently, there is no corporate income tax in the United Arab Emirates where the Group operates. Therefore, there is no current and deferred tax presented in this financial information.

(o)                       Segment reporting

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses. Segments are disclosed based on the components of the entity that management monitors in making decisions (the “management approach”). Such components are identified on the basis of internal reports that the entity’s Chief Operating Decision Maker (CODM) reviews regularly. All operating segments’ operating results are reviewed by the Company’s CODM to make decisions about resources to be allocated and to assess their performance.

(p)                       New standards interpretations not yet adopted

New standards, amendments to standards and interpretations that are not yet effective for the year ended 31 December 2012 have not been applied in preparing these financial statements. None of these is expected to have a significant effect on the financial statements of the Company and Group.

Standards that are applicable to the Group which have been issued but not yet effective up to the date of issuance of the consolidated financial information are listed below.

•                                IFRS 9 Financial Instruments

•                                IFRS 10 Consolidated Financial Statements

•                                IFRS 13 Fair Value Measurement

(q)                       Accounting estimates, judgements and assumptions

The preparation of the consolidated financial information in conformity with IFRS as adopted by the EU requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an on-going basis. Revisions to accounting estimates are recognised in the period in which the estimates are revised and in any future periods affected. In particular, information about significant areas of estimation uncertainty and critical judgements in applying accounting policies that have the most significant effect on the amounts recognised in the consolidated financial information is included in the following notes:

•                                Revenue (note 1(k))

Revenue is stated after discounting for potential insurance claim rejections. Management estimates these claim rejections based on historic trends, its experience in dealing with insurance companies and the current economic environment. The actual rejected claims in the past have not differed significantly from those estimated by management.

•                                Asset carrying values (note 1(i))

Management performs a review at each balance sheet date of all material assets across the Group for signs of impairment. Useful economic lives and residual values are subject to regular management review.

•                                Inventory obsolescence (note 1(f))

Management reviews its physical inventory on a regular basis to assess loss on account of obsolescence. In determining whether provision for obsolescence should be recorded, management makes judgements as to whether there is any observable data indicating that there is any future saleability of the goods and the net realisable value for such goods.

•                                Legal Claims

When the Group recovers any legal claim for compensation, management receives the facts and circumstances and raises its estimate of the amount of any financial settlement and provides accordingly. To the extent that the Group has insurance cover in place which will reimburse the Group for all or part of settlements made, management estimate the amounts of reimbursements that are virtually certain under the terms of its policy and based on its experience of past claims, and records an amount as a receivable from the insurer.

(r)                          Capital Management

The Board’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for stakeholders. In recent years, the Group has been strongly cash generative and this has allowed the Board to declare dividend payments in each of the last two years.

Furthermore, in 2012 the Board approved a distribution out of the Company’s share premium account. The Group entered into a new banking arrangement which funded this distribution and the Board is confident that the ability of the business to generate cash will be sufficient to meet the repayment terms for the debt as well as providing sufficient new capital out of profits to allow the business to operate effectively.

The Board’s policy is to develop and maintain a strong capital base so as to maintain investor and creditor confidence and to sustain the future development of the business. The Board believes that the Group can sustain an amount of debt so as to be financially efficient and regularly reviews its optimal target gearing ratio. In the event that the Group wishes to undertake any significant expansion requiring the raising of new capital, the Board will carefully consider what the appropriate ratio of debt to equity should be.

Retained earnings, cash reserves and bank facilities available to the Group are used within the business and are considered to be the capital of the Group.

2.                            Revenue

Revenue is stated after discounting potential insurance claim rejections and discounts provided to insurance companies and is analysed by patient category as follows:

	Year ended 31 December			Three months ended 31	Three months ended 31
Revenue	2010	2011	2012	March 2013	March 2012
	($’000)			(unaudited)	(unaudited)
Outpatient	183,864	226,635	240,990	66,198	63,001
Inpatient	57,489	66,254	83,373	23,259	19,168
	241,353	292,889	324,363	89,457	82,169

3.                            Cost of sales

Cost of sales, analysed by category, is as follows:

	Year ended 31 December			Three months ended 31	Three months ended 31
	2010	2011	2012	March 2013	March 2012
	($’000)			(unaudited)	(unaudited)
Cost of medicines and consumables	67,257	83,555	82,806	22,090	22,468
Medical staff costs	71,290	84,667	98,324	27,902	23,851
Depreciation	6,069	6,961	7,562	1,349	1,846
	144,616	175,183	188,692	51,341	48,165

4.                            General and Administrative expenses

General and Administrative expenses, analysed by category, is as follows:

	Year ended 31 December			Three months ended 31	Three months ended 31
	2010	2011	2012	March 2013	March 2012
	($’000)			(unaudited)	(unaudited)
Staff costs	24,383	28,166	35,149	8,839	8,136
Administrative expenses	17,394	18,977	22,067	5,323	4,329
Rentals payable under operating leases	11,191	12,509	14,868	3,857	3,662
Depreciation of plant and equipment	1,275	1,500	1,557	408	380
Selling and distribution expenses	415	581	546	129	80
Management fee	4,349	5,667	—	—	—
	59,007	67,400	74,187	18,556	16,587

5.                            Staff numbers and costs

The average number of persons employed by the Group during the year, analysed by category, was as follows:

	Year ended 31 December
	2010	2011	2012
Number of employees
Medical staff	1,424	1,608	1,671
Administrative staff	1,554	1,573	1,624
	2,978	3,181	3,295

The aggregate payroll costs of these persons including key management personnel and contracted outside doctors were as follows:

	Year ended 31 December
	2010	2011	2012
	($’000)
Wages and salaries	88,070	105,930	126,006
End of service benefits	2,783	1,590	2,560
Fees paid to contracted outside doctors	4,820	5,313	4,907
	95,673	112,833	133,473

6.                            Remuneration of key management

	Year ended 31 December
	2010	2011	2012
	($’000)
Salary and short term benefits	1,000	1,695	2,586
End of service benefits	573	47	75
	1,573	1,742	2,661

Key management personnel includes C level executives and the hospital directors.

7.                            Finance income and expense

	Year ended 31 December			Three months ended 31	Three months ended 31
	2010	2011	2012	March 2013	March 2012
	($’000)			(unaudited)	(unaudited)
Finance income
Interest from invested funds	941	1,028	1,220	416	266
Finance expense
Interest on bank loan	(550)	(559)	(1,870)	(1,839)	(43)
Finance charges	—	—	(233)	(310)	(56)
Ineffective portion of hedge (refer to note 20)	—	—	(326)	(319)	—
	(550)	(559)	(2,429)	(2,468)	(99)

8.                            Earnings per share

Basic earnings per share

The calculation of basic earnings per share at 31 December 2010, 2011 and 2012 were based on the profit attributable to ordinary shareholders and a weighted average number of ordinary shares outstanding, calculated as follows:

	Year ended 31 December			Three months ended 31	Three months ended 31
	2010	2011	2012	March 2012	March 2013
	($’000)			(unaudited)	(unaudited)
Profit for the year ($’000)	38,158	50,844	60,481	17,605	17,517
Number of shares	200	200	200	200	200
Basic and diluted earnings per share ($’000)	191	254	302	88	88

Diluted earnings per share

There were no dilutive potential ordinary shares outstanding at 31 December 2010, 2011 and 2012. Hence diluted earnings per share equals basic earnings per share in each year presented.

9.                            Plant and equipment

	Leasehold improvements	Medical Equipment	Furniture, fixtures and office equipment ($’000)	Motor Vehicle	Total
Cost:
Balance at 1 January 2010	5,449	32,107	6,576	1,548	45,680
Additions	535	6,624	1,207	94	8,460
Balance at 31 December 2010	5,984	38,731	7,783	1,642	54,140
Additions	410	5,800	1,851	116	8,177
Disposals	(1,961)	(4)	(128)	—	(2,093)
Balance at 31 December 2011	4,433	44,527	9,506	1,758	60,224
Additions	399	4,531	1,857	39	6,826
Acquisitions	—	72	—	—	72
Disposals	—	(34)	(54)	(81)	(169)
Balance at 31 December 2012	4,832	49,096	11,309	1,716	66,953
Additions (unaudited)	221	1,361	1,668	26	3,276
Acquisitions (unaudited)	243	52	30	—	325
Reclassification (unaudited)	—	(86)	—	86	—
Balance at 31 March 2013 (unaudited)	5,296	50,423	13,007	1,828	70,554
Depreciation:
Balance at 1 January 2010	2,782	15,264	4,235	893	23,174
Charge for the year	894	5,157	1,073	221	7,345
Balance at 31 December 2010	3,676	20,421	5,308	1,114	30,519
Charge for the year	976	5,985	1,277	223	8,461
Disposals	(1,530)	(1)	(27)	—	(1,558)
Balance at 31 December 2011	3,122	26,405	6,558	1,337	37,422
Charge for the year	852	6,707	1,366	194	9,119
Disposals	—	(32)	(32)	(81)	(145)
Balance at 31 December 2012	3,974	33,080	7,892	1,450	46,396
Charge for the year (unaudited)	110	1,239	363	45	1,757
Reclassification (unaudited)	—	(56)	—	56	—
Balance at 31 March 2013 (unaudited)	4,084	34,262	8,255	1,552	48,153
Net book value:
At 31 December 2010	2,308	18,310	2,475	528	23,621
At 31 December 2011	1,311	18,122	2,948	421	22,802
At 31 December 2012	858	16,016	3,417	266	20,557
At 31 March 2013 (unaudited)	1,213	16,161	4,752	275	22,401

10.                     Goodwill

	Year ended 31 December
	2010	2011	2012	31 March 2013
	($’000)			(unaudited)
At 1 January	—	—	747	—
Addition	—	—	—	636
At 31 December/31 March (unaudited)	—	—	747	1,383

In October 2012 the Group acquired a clinic in the Sultanate of Oman. There are no material separate tangible and intangible assets and therefore the majority of the purchase consideration is for goodwill, representing the location and future earning potential of the clinic. The clinic is currently being refurbished and will re-open in 2013.

In February 2013, the Group acquired a clinic, Solutions Medical Center LLC and Pharmacy located in the Emirate of Abu Dhabi. There are no material separately identifiable tangible and intangible assets and therefore the majority of the purchase consideration is for goodwill, representing the location and future earning potential of the clinic. The clinic is currently being refurbished and will re-open in the second quarter of 2013.

11.                     Inventories

	31 December
	2010	2011	2012	31 March 2013
	($’000)			(unaudited)
Pharmacy items	6,769	10,460	10,528	10,046
Consumables	3,615	4,302	4,111	4,441
	10,384	14,762	14,639	14,487
Less: allowance for inventory obsolescence	(131)	(463)	(400)	(367)
	10,253	14,299	14,239	14,120

	31 December
Movement in provision	2010	2011	2012	31 March 2013
	($’000)			(unaudited)
At 1 January	273	131	463	400
Provided during the year	—	559	127	—
Written off	(142)	(227)	(190)	(33)
	131	463	400	367

12.                     Investment in subsidiaries

The Company is the holding company of the Group. The following table shows details of the Company’s significant subsidiaries. The Group is engaged in the operation of medical hospitals and trading in pharmaceuticals, medical supplies and related equipment.

Name of Company	Number of Shares	Class of Shares	Percentage holding - legal	Percentage holding - beneficial	Country of Incorporation

Al Noor Golden Commercial Investment LLC (“ANGCI”)(1)	200	Ordinary	48%	100%	United Arab Emirates
Al Noor Medical Company Al Noor Hospital — Al Noor Pharmacy — Al Noor Warehouse LLC(2) (“ANMC”)	30,000	Ordinary	99%	100%	United Arab Emirates
Abu Dhabi Medical Services LLC(3)	150,000	Ordinary	70%	100%	Sultanate of Oman

Notes:

(1)         ANGCI was incorporated and established on 25 July 2012 in the Emirate of Abu Dhabi, UAE. ANGCI’s share capital is 48 per cent. owned by the Company but the other shareholders agreed to become bare nominees for the Company resulting to the Company holding 100 per cent. beneficial interest in ANGCI.

(2)         On 14 August 2012, ANGCI acquired 99 per cent. of ANMC’s share capital. On that date, the other shareholders of ANMC, owning an aggregate of 1 per cent., and ANGCI entered into an agreement whereby the other shareholders become bare nominees for ANGCI resulting to ANGCI holding 100 per cent. beneficial interest in ANMC.

(3)         In October 2012, ANMC acquired 70 per cent. of Abu Dhabi Medical Services LLC’s share capital. Other shareholders agreed to become bare nominees for the Company resulting to the Company holding 100 per cent. beneficial interest in Abu Dhabi Medical Services LLC.

13.                     Trade and other receivables

	31 December
	2010	2011	2012	31 March 2013
	($’000)			(unaudited)
Trade receivables	59,675	66,068	73,400	66,812
Other receivables	2,591	4,658	5,109	7,604
Prepayments	4,449	5,013	4,319	4,110
	66,715	75,739	82,828	78,526

The average credit period on the sale of goods or the provision of services is 45-60 days. No interest is charged on trade and other receivables. Trade and other receivable balances that are past due are provided for based on estimated irrecoverable amounts determined by reference to past default experience.

Before accepting any new customers, the Group assesses the potential credit quality of the customer. Out of the trade receivables balance at the end of the year, U.S.$69 million representing 94 per cent. of the total trade receivables (compared against U.S.$63 million representing 96 per cent. of the total trade receivables in 2011 and U.S.$53 million representing 87 per cent. of total trade receivables in 2010) is due from insurance companies.

Ageing of trade receivables:

	31 December
	2010	2011	2012	31 March 2013
	$(’000)			(unaudited)
Not past due	40,878	46,518	53,814	55,341
Due for 1 to 30 days	12,181	13,592	16,098	11,369
Due for 31 to 60 days	3,085	5,958	3,488	102
Due for more than 61 days	3,531	—	—	—
	59,675	66,068	73,400	66,812

The Group has taken a term loan amounting to U.S.$136 (AED 500) million from Standard Chartered Bank, HSBC Middle East and Mashreq Bank during the period under review. The Group’s receivables from health insurance companies equalling to no less than 30 per cent. of total annual revenue at a given point of time and receipts from all point of sales transactions have been pledged against this loan as security. See note 16.

14.                     Cash and cash equivalents

	31 December
	2010	2011	2012	31 March 2013
	($’000)			(unaudited)
Cash in hand and at banks	9,729	20,562	8,403	20,491
Term deposits, maturing in less than three months(1)	27,603	40,760	47,142	47,496
	37,332	61,322	55,545	67,987

Notes:

(1)         The effective interest rate on term deposits is 5 per cent. to 5.5 per cent., 3 per cent. and 3 per cent. in 2010, 2011 and 2012, respectively.

15.                     Short term deposits

	Year ended 31 December
	2010	2011	2012	31 March 2013
	($’000)			(unaudited)
Term deposits(1)	—	—	5,450	8,174
	—	—	5,450	8,174

Notes:

(1)         At 31 December 2012, the Group has U.S.$5.45 million on short-term deposit with a maturity of more than three months and interest rate at 3.25 per cent.

16.                     Bank loans

	31 December
	2010	2011	2012	31 March 2013
	($’000)			(unaudited)
Term loan 1(1)	1,551	775	—	—
Term loan 2(2)	3,069	2,108	—	—
Term loan 3(3)	—	—	125,403	118,111
Other bank loan	9	—	—	—
	4,629	2,883	125,403	118,111

Notes:

(1)         Term loan 1 was obtained from a local bank for the purpose of funding the Company’s operations. The loan bore interest at 8 per cent. per annum and was repayable in equal monthly instalments of U.S.$66,894. The loan was secured by personal guarantees of H.E. SMBB and Dr. Kassem Alom. During the year ended 31 December 2012, this loan was fully repaid.

(2)         Term loan 2 was obtained from a local bank for the purpose of purchasing medical equipment. The loan incurred interest at EIBOR plus 1.5 per cent. per annum and was repayable in equal monthly instalments of U.S.$85,014. The loan was secured by personal guarantees of H.E. SMBB and Dr. Kassem Alom. During the year ended 31 December 2012, this loan was fully repaid.

(3)         Term loan 3: the Group has obtained a syndicated term loan amounting to U.S.$136 (AED 500) million from Standard Chartered Bank HSBC Middle East and Mashreq Bank during the year ended 31 December 2012. This loan consists of two tranches namely “A (U.S.$)” and “B (AED)”, the repayment schedule, security pledged and interest rates are detailed below:

	Tranche A-U.S.$	Trench B-AED
Loan amount	U.S.$45,333,333	AED 332,973,333
Interest Rate	U.S.$LIBOR + 4.75% p.a.	AED EIBOR + 4% p.a.
Repayment Period	16 quarterly instalments	16 quarterly instalments
Instalment amount	First 6 quarters U.S.$2,500,000 and: second 10 quarters U.S.$3,033,333	First 6 quarters AED 18,362,500 and: second 10 quarters AED 22,279,833

The Group has provided the following securities against this term loan:

(a)             100 per cent. equity interest in the parent and equity interest in any Public Joint Stock Company that becomes a member of the Group;

(b)             assignment of any agreement, including nominee arrangement, entered into between the parent and any other shareholders;

(c)              assignment of management and investment agreement between the Company and ANMC Management Limited;

(d)             power of attorney if favour of the abovementioned banks from each shareholders of ANMC Management Limited;

(e)              power of attorney in favour of the abovementioned banks from H.E. SMBB, Dr. Kassem Alom and Enaya Health Care Group in respect of subsidiary company, Al Noor Medical Company Al Noor Hospital — Al Noor Pharmacy — Al Noor Warehouse LLC;

(f)               assignment of receivables from health insurance companies equalling to no less than 30 per cent. of total annual revenue at a given point of time (refer to note 13); and

(g)              assignment of all point of sales (PoS) receivables (refer to note 13).

The bank loans are repayable as follows:

	31 December
	2010	2011	2012	31 March 2013
	($’000)			(unaudited)
Within one year	1,748	1,702	30,053	30,053
Less: facility costs	—	—	(886)	(886)
	1,748	1,702	29,167	29,167
In the second year	1,702	980	34,861	27,348
Between third to fourth year	1,178	201	36,464	36,464
After fourth year	—	—	27,348	27,348
Less: facility costs	—	—	(2,437)	(2,216)
	2,880	1,181	96,236	88,944
	4,628	2,883	125,403	118,111

17.                     Trade and other payables

	31 December
	2010	2011	2012	31 March 2013
	($’000)			(unaudited)
Trade payables	28,697	29,792	27,149	27,753
Accrued expenses	13,128	21,347	14,623	14,565
Other payables	5,768	496	1,467	1,302
Financial liability	—	—	326	645
	47,593	51,635	43,565	44,265

The average credit period on the purchase of goods is 60—90 days. The Group has financial risk management policies in place to ensure that all payables are paid within the credit time frame (refer to note 20 for liquidity risk analysis).

	31 December
	2010	2011	2012	31 March 2013
	($’000)			(unaudited)
Trade and other payables
Within one year	47,593	51,635	43,565	43,993
After one year	946	2,235	272	272

18.                     Employee benefits

The Group’s obligation in respect of retirement benefits is recognised in the statement of financial position at the present value of the defined benefit at the end of the reporting period, including any adjustments of past service costs.

The following are the principal actuarial assumptions at the respective reporting date (expressed as weighted averages):

	2010	2011	2012
Discount rate at 31 December	5.00%	4.25%	3.50%
Future salary increases	3.00%	3.00%	3.00%
Average retirement age	55 years	55 years	55 years
Annual turnover rate	9.00%	9.00%	9.00%

The movement in the provision for end of service benefits is as follows:

	2010	2011	2012	31 March 2013
	($’000)			(unaudited)
End of service benefit obligation at 1 January	2,761	5,183	6,352	8,385
Current service costs	1,112	1,276	1,417	575
Benefits paid	(361)	(421)	(527)	(175)
Loss/(gain) on re-measurement	1,671	314	1,143	—
At 31 December	5,183	6,352	8,385	8,785

Expenses recognised in profit and loss:

	2010	2011	2012
	($’000)
Current service costs	897	978	1,111
Interest on obligations	215	298	306
Loss on re-measurement	1,671	314	1,143
	2,783	1,590	2,560

Notes:

(1)         Loss on re-measurement is a combination of changes in the actuarial assumptions at the year end and the experience differing from the assumptions used.

The Group expects service costs of U.S.$1,384,000 and interest costs on obligation of U.S.$294,000 for the year ending 31 December 2013.

19.                     Equity

Share capital and other reserves

Share capital ($’000)

	31 December
	2010	2011	2012	31 March 2013
	($’000)			(unaudited)
Ordinary shares
Authorised
530,000,000 shares of AED 0.0001 each (converted to U.S.$ at 3.67)	14	14	14	14

Merger Reserve

The merger reserve represents the difference between the share capital and reserves of Al Noor Medical Company Al Noor Hospital — Al Noor Pharmacy — Al Noor Warehouse LLC (the “operating company”) amounting to U.S.$8,162,000 and the fair value of the share capital and reserves of the Parent company amounting to U.S.$708,447,000 as a result of the Share Swap Agreement dated 6 August 2012.

Share premium

Share premium represents the shares issued at fair value by the Parent company. Al Noor Holdings Cayman resulting in share premium arising of $708,447,000. The Group has during the year distributed U.S.$136,240,000 out of the share premium account to its shareholders in accordance with a Board resolution dated 14 October 2012.

Statutory reserve

In accordance with Article 255 of the UAE Federal Law No. 8 of 1984 (as amended), limited liability companies are required to transfer at least 10 per cent. of the net profit for each year to a non-distributable statutory reserve until the amount of the statutory reserve equals 50 per cent of the share capital.

General reserve

Transfers to and from the general reserve are made at the discretion of the Board of Directors. This reserve may be used for such purposes as the Board of Directors deem fit. In 2010, the Board of Directors resolved to transfer the amount to retained earnings.

20.                     Financial instruments

Fair values of financial instruments

Trade and other receivables, Trade and other payable, Amounts due from related parties and Loans payable

The fair value of these financial instruments is estimated using the present value of future cash flows discounted at the market rate of interest at the reporting date.

Cash and cash equivalents

The fair value of cash and cash equivalents is estimated as its carrying amount where the cash is repayable on demand. Where it is not repayable on demand then the fair value is estimated at the present value of future cash flows, discounted at the market rate of interest at the balance sheet date.

The fair values for each class of financial asset and financial liability, together with their carrying amounts are as follows:

	2010		31 December 2011		2012
	Carrying value	Fair value	Carrying value	Fair value	Carrying value	Fair value
	($’000)
Trade and other receivables (note 13)	66,715	66,715	75,739	75,739	82,828	82,828
Cash and cash equivalents (note 14)	37,332	37,332	61,322	61,322	55,545	55,545
Short-term deposit (note 15)	—	—	—	—	5,450	5,450
Amounts due from related parties	878	878	554	554	34	34
Bank loans (note 16)	(4,629)	(4,629)	(2,883)	(2,883)	(125,403)	(125,403)
Trade and other payables (note 17)	(47,593)	(47,593)	(51,635)	(51,635)	(43,565)	(43,565)
Amounts due to related parties	(4,369)	(4,369)	(8,147)	(8,147)	(4,673)	(4,673)
Other payables (note 17)	(946)	(946)	(2,235)	(2,235)	(272)	(272)
Net financial assets/(liabilities)	47,338	47,338	72,715	72,715	(30,056)	(30,056)

The fair values approximate to the carrying values of each financial asset and liability.

Liquidity risk

Liquidity risk is the risk that the Group will not be able to meet its financial obligations as they fall due. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation. The Group also spreads its cash reserves across several highly rated banks and investments to mitigate cash flow risks.

The Group has ensured that it has sufficient cash on demand to meet expected operational expenses for a period of at least 90 days. The Group had no committed lines of credit as of 31 December 2010, 2011 and 2012.

The contractual cash flows expected in relation to the Group’s financial liabilities, including estimated interest payments and excluding the effect of netting agreements, are shown below:

	Carrying amount	Contractual cash flow	Within 1 year	More than 1 year
	($’000)
31 December 2010
Trade and other payables	48,509	(48,509)	(47,593)	(946)
Amounts due to related parties	4,369	(4,369)	(4,369)	—
Term loans	4,629	(5,082)	(1,984)	(3,098)
	57,506	(57,960)	(53,916)	(4,044)
31 December 2011
Trade and other payables	53,870	(53,870)	(51,635)	(2,235)
Amounts due to related parties	8,147	(8,147)	(8,147)	—
Term loans	2,883	(3,098)	(1,823)	(1,275)
	64,900	(65,115)	(61,605)	(3,510)
31 December 2012
Trade and other payables	43,837	(43,837)	(43,565)	(272)
Amounts due to related parties	4,673	(4,673)	(4,673)	—
Bank loan	128,726	(144,501)	(31,833)	(112,668)
	177,236	(193,011)	(80,071)	(112,940)
31 March 2013 (unaudited)
Trade and other payables	44,265	(44,265)	(43,993)	(272)
Amounts due to related parties	6,845	(6,845)	(6,845)	—
Bank loan	121,213	(135,275)	(35,155)	(100,120)
	172,323	(186,385)	(85,993)	(100,392)

Market risk

Financial risk management

Market risk is the risk that changes in market prices, such as foreign exchange rates and interest rates will affect the Group’s income of the value of its holdings in financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising the return on risk.

Market risk — Foreign currency risk

The Group does not have any significant exposure to foreign currency risk as most of its assets and liabilities are denominated in AED or in U.S.$, the former being pegged to U.S.$ at a fixed rate of exchange of 3.67 AED per U.S.$.

Market risk — Interest rate risk

Interest rate risk arises from the possibility that changes in interest rates will affect the net finance costs of the Group. The Group adopts a policy of ensuring that between 40 per cent. and 50 per cent. of its exposure to changes in interest rate on borrowing is on a fixed rate basis, taking into account assets with exposure to changes in interest rate. The Group enters into interest rate swaps as hedges of the variability of in cash flows attributable to interest rate risk. The Group has recognised the ineffective portion of the hedge in the statement of comprehensive income during the year as part of net finance cost.

At the balance sheet date the Group’s fixed and variable interest rate-bearing financial instruments were analysed as follows:

	31 December
	2010	2011	2012
	($’000)
Fixed rate instruments	—	—	—
Term deposits	—	—	5,450
Term deposits, maturing in less than three months	27,603	40,760	47,142
Term Loans	—	(775)	(77,161)
Variable rate instruments	—	—	—
Term loans	(4,628)	(2,108)	(51,564)

Sensitivity analysis

If interest rates had been 50 basis points higher/lower throughout the year and all other variables were held constant, the Group’s net profit and equity for the year ended 31 December 2012 would decrease/increase by approximately U.S.$258 thousand (as against U.S.$11 thousand for the year ended 31 December 2011 and U.S.$15 thousand for the year ended 31 December 2010).

Credit risk

Credit/counterparty risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Group’s receivables from customers and insurers reimbursing legal claims.

The Group’s policy in relation to credit risk is to minimise the likelihood that the Group will experience financial loss due to counterparty failure by monitoring credit exposures on an on-going basis and seeking to retain them at a minimum.

The Group limits its exposure to credit risk by only depositing surplus funds on a short term basis.

Customers owing money to the Group are assessed for risk of default and terms of trade are adjusted accordingly.

The trade receivables balances are set out in note 13. There were no material balances past due at any of the balance sheet dates presented.

Approximately the following proportion of the Group’s trade receivables balance was due from one customer:

47 per cent, 38 per cent and 53 per cent. as of 31 December 2010, 2011 and 2012 respectively.

The carrying amount of the financial assets represents the Group’s maximum credit exposure. Therefore, the maximum exposure to credit risk at the balance sheet date was U.S.$103.7 million, U.S.$132.6 million and U.S.$139.2 million as of 31 December 2010, 2011, and 2012 respectively, being the total of the carrying amount of the financial assets.

21.                     Operating leases

The Group had total future minimum payments under non-cancellable property operating leases as follows:

	31 December
	2010	2011	2012	31 March 2013
	($’000)			(unaudited)
Not later than one year	13,137	11,693	14,451	14,218
Later than one year and not later than five years	30,113	22,190	43,243	43,897
Later than five years	25,851	21,422	166,458	167,275
	69,101	55,305	224,152	225,390

The Group leases a number of premises under operating leases with an option to renew the lease after the end of the current term. The majority of the above rent is paid to related party of the Group (refer to note 22).

22.                     Related parties

	31 December
	2010	2011	2012
	($’000)
Transactions during the year
Rent expenses from Al Saqer Property Management LLC	7,073	7,142	10,154
Purchases from Gulf & World Traders LLC	3,702	4,238	3,947
Management fee	4,349	5,667	—
Intercompany payable — Al Saqer Property Management LLC	498	646	4,035
Intercompany payable — Gulf & World Traders LLC	1,248	1,635	475
Amounts due to Dr. Kassem Alom	4,349	5,667	—

Al Saqer Property Management LLC and Gulf & World Traders LLC are entities related through common majority shareholders.

Management fee

In accordance with the shareholders agreement dated 25 April 2010, ANMC’s Managing Director and Chief Executive Officer, is entitled to a management fee based net profit before charging such fees.  The shareholders agreement has subsequently been amended, whereby it was agreed that such management fee shall not be payable effective 1 January 2012. Accordingly, there is no management fee expense for the year ended 31 December 2012.

23.                     Ultimate parent undertaking

The holding company and ultimate parent company for the Group is Al Noor Holdings Cayman, registered in the Cayman Islands, which prepares and publishes consolidated accounts, which are available at www.alnoorhospital.com/.

24.                     Dividends

During the years ended 31 December 2010, 2011 and 2012 the Group paid dividends to shareholders from retained earnings of U.S.$21.4 million, U.S.$23.5 million and U.S.$30.6 million, respectively. This represents a dividend per share of $107,000, $117,500 and $153,000, respectively.

On 14 October 2012, the Group made a distribution out of the share premium account of Al Noor Holdings Cayman, as permitted by Cayman Law, to shareholders of $136.2 million.

During the quarter ended 31 March 2013, the Group declared dividends to shareholders amounting to U.S.$20.7 million.

25.                     Contingent Liabilities

	31 December			31 March 2013
	2010	2011	2012	(unaudited)
	($’000)
Bank guarantees(1)	2,990	3,138	3,143	3,128
Letter of credit	—	—	681	681
	2,990	3,138	3,824	3,809

Notes:

(1)         The above bank guarantees were issued in the normal course of business.

The Company defends various legal claims raised against it in the normal course of business. Where it considers that it is probable that it will settle a claim, management estimates the likely amount of settlement and provides accordingly. Claims that are considered remote or only possible represent contingent liabilities of the Group. If defence against these contingent liabilities is not successful, the Group may ultimately become liable for settlement. The Group’s Medical Malpractice Insurance Policy covers all settlements made by the Group subject to insurance deductibles and the overall coverage provided by the policy. Management do not expect actions arising from the claims currently classified as contingent liabilities to have a material effect on the Group’s future financial position.

26.                     Post balance sheet events

AL Noor Hospitals Plc was incorporated on 20 December 2012 and acquired Al Noor Holdings Cayman and its subsidiaries on 20 June 2013.

In February 2013, the Group acquired a clinic, Solutions Medical Center LLC and Pharmacy located in the Emirate of Abu Dhabi. There are no material separately identifiable tangible and intangible assets and therefore the majority of the purchase consideration of U.S.$636,000 is for goodwill, representing the location and future earning potential of the clinic. The clinic is currently being refurbished and will re-open in the second quarter of 2013.

On 21 May 2013 the Group entered into a AED 150 million and U.S.$40.8 million (total limit equivalent of U.S.$81.7 million) revolving credit and letter of credit facility agreement repayable over 60 months.

27.                     Operating segments

The Group’s operating businesses are organised and managed as reportable business segments according to the information which is used by the Chief Operating Decision Maker (CODM) in making decisions about operating matters. The Group considers that the CODM is the Board of Directors.

The operating company of the Group, Al Noor Medical Company Al Noor Hospital — Al Noor Pharmacy — Al Noor Warehouse LLC which operates solely in the Emirate of Abu Dhabi, UAE, has operations in a number of regions where it provides medical services and sells pharmaceutical and medical goods.

The operating company has 2 major reportable segments as described below, which are the Group’s strategic business units. For each of the strategic business units, the CODM reviews the internal management reports.  The Group’s operating segments are as follows:

•                                Central region: The operation of hospitals, clinics and pharmacies. The hospitals cater to both inpatient and outpatient care.

•                                Western and Eastern region: The operation of a hospital, clinics and pharmacies. The hospital caters for both inpatient and outpatient care.

Segmental information is summarised below:

	Central region	Western and Eastern regions	Total
		($’000)
Year ended 31 December 2010
Revenue	190,080	51,272	241,352
Gross profit	77,339	19,381	96,720
Net profit	38,444	5,546	43,990
Net interest expenses	(422)	(128)	(550)
Depreciation	(5,384)	(1,942)	(7,326)
Capital expenditure	5,303	2,934	8,237
Segmental total assets	75,737	20,082	95,819
Year ended 31 December 2011
Revenue	229,728	63,161	292,889
Gross profit	95,788	22,147	117,935
Net profit	52,836	7,030	59,866
Net interest expenses	(385)	(106)	(491)
Depreciation	(5,897)	(2,392)	(8,289)
Capital expenditure	4,640	2,698	7,338
Segmental total assets	78,577	23,069	101,646
Year ended 31 December 2012
Revenue	251,046	73,133	324,179
Gross profit	108,843	26,839	135,682
Net profit	70,241	11,082	81,323
Net interest expenses	(227)	(23)	(250)
Depreciation	(6,097)	(2,666)	(8,763)
Capital expenditure	4,517	1,156	5,673
Segmental total assets	76,021	23,835	99,856

Three months ended 31 March 2013 (unaudited)

	Central region	Western and Eastern regions	Oman	Total
		($’000)
Revenue	68,790	20,611	—	89,401
Gross profit	29,802	8,315	—	38,117
Net profit	20,336	4,525	(115)	24,746
Net interest expenses	(56)	(4)	(1)	(61)
Depreciation	(1,154)	(462)	—	(1,616)
Capital expenditure	1,511	448	100	2,059
Segmental total assets	74,864	22,054	1,107	98,025

Below are the reconciliations of reportable segment revenue, gross profit, net profit, segment total assets to the Group’s results and financial position:

	Year ended 31 December			Three months ended 31 March
	2010	2011	2012	2013 (unaudited)
		($’000)
Revenue
Total revenue for reportable segment	241,352	292,889	324,179	89,401
Other revenue	1	—	184	56
Total revenue	241,353	292,889	324,363	89,457
Gross Profit
Total gross profit for reportable segments	96,720	117,935	135,682	38,116
Other revenue/expense	17	(229)	(11)	—
Total gross profit	96,737	117,706	135,671	38,116
Net Profit
Total net profit for reportable segments	43,990	59,867	81,323	24,746
Unallocated corporate expenses	(5,832)	(9,023)	(20,842)	(7,229)
Total net profit	38,158	50,844	60,481	17,517
Total assets
Total assets for reportable segments	95,819	101,646	99,856	98,025
Intangible assets	—	—	747	636
Unallocated corporate assets:
Short term deposit	—	—	5,450	8,174
Cash and Cash equivalent	37,332	61,322	55,545	67,987
Amounts due from related parties	882	554	34	34
Head office assets	4,766	11,194	17,768	17,769
Total assets	138,799	174,716	179,400	192,625
Depreciation
Total depreciation for reportable segments	(7,326)	(8,289)	(8,763)	(1,616)
Unallocated corporate depreciation	(19)	(172)	(356)	(141)
Total depreciation	(7,345)	(8,461)	(9,119)	(1,757)

	Year ended 31 December			Three months ended 31 March
	2010	2011	2012	2013 (unaudited)
	($’000)
Interest expense
Total interest for reportable segments	(377)	(491)	(250)	(61)
Unallocated corporate interest expense	(173)	(68)	(2,179)	(2,407)
Total interest expense	(550)	(559)	(2,429)	(2,468)
Capital expenditure
Total capital expenditure for reportable segments	8,237	7,337	5,673	2,059
Unallocated corporate capital	223	840	1,225	1,542
Total capital expenditure	8,460	8,177	6,898	3,601

Other information

The following table provides information relating to major customers who contribute more than 10% towards the Group’s revenues:

	31 December
	2010	2011	2012
	($’000)
Customer 1	129,538	151,193	166,579
Customer 2	28,693	49,467	41,574

Al Noor Hospitals Group plc consolidated financial statements 31 December 2013

Al Noor Hospitals Group Plc

(8338604)

Consolidated financial statements

31 December 2013

Registered office:

C/O Capita Company Secretarial Services

2nd Floor, Ibex House,

42-47 Minories,

London,

EC3N 1DX

Al Noor Hospitals Group Plc

Consolidated statement of financial position

As at 31 December

			2013	2012
	Note		USD’000	USD’000
Non-current assets
Property and equipment	4		27,261	20,557
Intangible assets and goodwill	5		21,479	747
Deferred tax assets	23		134	—
Total non-current assets			48,874	21,304
Current assets
Inventories	6		16,483	14,239
Trade and other receivables	8		85,887	83,889
Amounts due from related parties	7	(d)	1,219	20
Short term deposit	10		—	5,450
Cash and cash equivalents	9		107,549	55,659
Total current assets			211,138	159,257
Total assets			260,012	180,561
Equity
Share capital	11		18,076	—
Share premium reserve	11		693,549	—
Statutory reserve	11		4,114	4,114
Merger reserve	11		(700,009)	(128,092)
Retained earnings			160,089	121,066
Share option reserve	16		2,897	—
Equity attributable to owners of the Company			178,716	(2,912)
Non-controlling interest	11		1,477	—
Total equity / (deficit)			180,193	(2,912)
Non-current liabilities
Trade and other payables	13		2,188	272
Bank loans	14		—	96,236
Employee benefits	15		11,430	8,385
Total non-current liabilities			13,618	104,893
Current liabilities
Trade and other payables	13		63,372	44,603
Amounts due to related parties	7	(c)	2,634	4,810
Bank overdraft	9		195	—
Bank loans	14		—	29,167
Total current liabilities			66,201	78,580
Total liabilities			79,819	183,473
Total equity and liabilities			260,012	180,561

These consolidated financial statements were approved and authorised for issue by the Board of Directors and signed on their behalf on 2 March 2014 by:

Chairman	Chief Executive Officer

The notes on pages 117 to 166 form an integral part of these consolidated financial statements.

Al Noor Hospitals Group Plc

Consolidated statement of profit or loss and other comprehensive income

For the year ended 31 December

		For the year ended 31 December 2013			For the year ended 31 December 2012
		Underlying	Non-underlying	Total	Underlying	Non-underlying	Total
	Note	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
Revenue	17	365,041	—	365,041	324,363	—	324,363
Cost of sales	18	(210,503)	—	(210,503)	(188,692)	—	(188,692)
Gross profit		154,538	—	154,538	135,671	—	135,671
Administrative expenses	19	(79,483)	(822)	(80,305)	(73,966)	—	(73,966)
Results from operating activities		75,055	(822)	74,233	61,705	—	61,705
Listing transaction costs	22	—	(6,134)	(6,134)	—	—	—
Finance cost	21	(5,094)	(2,881)	(7,975)	(2,444)	—	(2,444)
Finance income	21	1,412	—	1,412	1,220	—	1,220
Net finance cost		(3,682)	(2,881)	(6,563)	(1,224)	—	(1,224)
Profit for the year before tax		71,373	(9,837)	61,536	60,481	—	60,481
Taxation	23	134	—	134	—	—	—
Profit for the year		71,507	(9,837)	61,670	60,481	—	60,481
Other comprehensive income-Items that will never be reclassified to profit or loss:
Re-measurement of defined benefit liability	15	(1,660)	—	(1,660)	—	—	—
Total comprehensive income for the year		69,847	(9,837)	60,010	60,481	—	60,481

Continued….

Al Noor Hospitals Group Plc

Consolidated statement of profit or loss and other comprehensive income (continued)

For the year ended 31 December

			For the year ended 31 December 2013			For the year ended 31 December 2012
			Underlying	Non-underlying	Total	Underlying	Non-underlying	Total
	Note		USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
Profit attributable to:
Owners of the Company			71,228	(9,837)	61,391	60,481	—	60,481
Non-controlling interest	11		279	—	279	—	—	—
			71,507	(9,837)	61,670	60,481	—	60,481
Total comprehensive income attributable to:
Owners of the Company			69,568	(9,837)	59,731	60,481	—	60,481
Non-controlling interest	11		279	—	279	—	—	—
			69,847	(9,837)	60,010	60,481	—	60,481
Earnings per share
Basic earnings per share (cents)	26	(a)	65.3	(9.0)	56.3	60.5	—	60.5
Diluted earnings per share (cents)	26	(b)	65.2	(9.0)	56.2	60.5	—	60.5

The notes on pages 117 to 166 form an integral part of these consolidated financial statements.

Al Noor Hospitals Group Plc

Consolidated statement of changes in equity

For the year ended 31 December 2013

		Share			Attributable to equity shareholders of the Company			Non-	Total
	Share	premium	Statutory	Merger	Retained	Share option		controlling	equity
	capital	reserve	reserve	reserve	earnings	reserve	Total	interest	/(deficit)
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
	(Note 11)	(Note 11)	(Note 11)	(Note 11)		(Note 16)		(Note 11)
At 1 January 2013	—	—	4,114	(128,092)	121,066	—	(2,912)	—	(2,912)
Total comprehensive income:
!The Formula Not In TableProfit for the year	—	—	—	—	61,391	—	61,391	279	61,670
Other comprehensive income (refer note 15)	—	—	—	—	(1,660)	—	(1,660)	—	(1,660)
Total comprehensive income	—	—	—	—	59,731	—	59,731	279	60,010
Transactions with owners of the Company:
Contribution and distributions:
Group restructuring (refer note 11)	15,467	556,450	—	(571,917)	—	—	—	—	—
Shares issued at IPO (refer note 11)	2,609	147,391	—	—	—	—	150,000	—	150,000
Equity settled share-based payment (refer note 16)	—	—	—	—	—	2,897	2,897	—	2,897
Listing transaction costs (refer note 22)	—	(10,292)	—	—	—	—	(10,292)	—	(10,292)
Dividends paid (refer note 12)	—	—	—	—	(20,708)	—	(20,708)	—	(20,708)
Total contribution and distribution	18,076	693,549	—	(571,917)	(20,708)	2,897	121,897	—	121,897
Changes in ownership interest:
Acquisition of subsidiaries	—	—	—	—	—	—	—	1,198	1,198
At 31 December 2013	18,076	693,549	4,114	(700,009)	160,089	2,897	178,716	1,477	180,193
At 1 January 2012	—	—	4,087	8,175	91,188	—	103,450	—	103,450
Total comprehensive income:
!The Formula Not In TableProfit for the year	—	—	—	—	60,481	—	60,481	—	60,481
Total comprehensive income	—	—	—	—	60,481	—	60,481	—	60,481
Transactions with owners of the Company:
Contribution and distributions:
Group restructuring	—	—	27	(27)	—	—	—	—	—
Dividends paid (refer note 12)	—	—	—	—	(30,603)	—	(30,603)	—	(30,603)
Share premium distribution (refer note 11)	—	—	—	(136,240)	—	—	(136,240)	—	(136,240)
At 31 December 2012	—	—	4,114	(128,092)	121,066	—	(2,912)	—	(2,912)

The notes on pages 117 to 166 form an integral part of these consolidated financial statements.

Al Noor Hospitals Group Plc

Consolidated statement of cash flows

For the year ended 31 December

			2013	2012
	Note		USD’000	USD’000
Operating activities
Profit for the year before tax			61,536	60,481
Adjustments for:
Depreciation and amortisation	4,5		7,769	9,119
Other non-cash items			6	151
Finance costs	21		7,975	2,429
Interest income	21		(1,368)	(1,220)
Employee benefit charge	15		1,711	2,560
Listing transaction costs	22		3,802	—
Equity-settled share-based payment transactions	16		2,897	—
Provision for impairment loss on other receivables			58	228
(Reversal)/provision for impairment loss on amounts due from related parties			(848)	848
Acquisition related costs	30		507	—
Net cash from operating activities			84,045	74,596
Change in inventories	6		(1,977)	(67)
Change in trade and other receivables	8		(521)	(7,170)
Change in amounts due from related parties	7	(d)	(351)	(4,748)
Change in trade and other payables	13		8,190	520
Change in amounts due to related parties	7	(c)	(2,176)	(10,360)
Cash generated from operations			87,210	52,771
Employee benefits paid	15		(946)	(527)
Net cash generated from operating activities			86,264	52,244
Investing activities
Interest received			1,513	1,220
Short term deposit	10		5,450	(5,450)
Payment for property and equipment	4		(12,280)	(6,730)
Payment for intangible assets	5		(7,043)	—
Investment in subsidiaries, net of cash acquired (including acquisition related costs)	30		(4,058)	(488)
Net cash used in investing activities			(16,418)	(11,448)
Financing activities
Proceeds from issue of shares	11		150,000	—
Listing transaction costs	22		(14,094)	—
Loan from bank	14		—	125,844
Repayment of loan	14		(128,726)	—
Facility charges on loan			—	(3,590)
Interest paid			(4,623)	(1,870)
Dividend paid	12		(20,708)	(30,603)
Distribution of share premium	11		—	(136,240)
Net cash used in financing activities			(18,151)	(46,459)
Net increase/(decrease) in cash and cash equivalents			51,695	(5,663)
Cash and cash equivalents at 1 January	11		55,659	61,322
Cash and cash equivalents at 31 December	11		107,354	55,659

The notes on pages 117 to 166 form an integral part of these consolidated financial statements.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

1             Status and activity

Al Noor Hospitals Group Plc (the “Company” or “Parent’’) is a Company which was incorporated in England and Wales on 20 December 2012. The Company is a public limited liability company operating mainly in the United Arab Emirates (“UAE”). The address of the registered office of the Company is C/O Capita Company Secretarial Services, 2nd Floor, Ibex House, 42-47 Minories, London, EC3N 1DX. The registered number of the Company is 8338604. There is no ultimate controlling party.

The Company changed its name from Al Noor Hospitals Plc to Al Noor Hospitals Group Plc on 21 June 2013, when it also completed its Premium Listing on the London Stock Exchange.

The activities of the subsidiaries are the operation of medical hospitals and clinics and the sale of pharmaceuticals, medical supplies and related equipment. These consolidated financial statements include the financial performance and position of the Company and its subsidiaries (collectively referred to as “the Group”) (refer note 3(a)).

The consolidated financial statements of the Group for the year ended 31 December 2013 were authorised for issue by the Board of Directors on 2 March 2014 and the consolidated statement of financial position was signed on the Board’s behalf by the Chairman and the Chief Executive Officer.

The Company is taking advantage of the exemption in section 408 of the Companies Act 2006 not to present its individual income statement that form a part of these consolidated financial statements.

2              Basis of preparation

Al Noor Holdings Cayman Limited (the previous parent company to the Group), a company incorporated in the Cayman Islands, issued financial statements for the year ended 31 December 2012 which were prepared in accordance with International Financial Reporting Standards as adopted by the European Union. Those financial statements were approved by the Board of Directors on 20 March 2013. The report of the auditor on those accounts was unqualified, did not contain an emphasis of matter paragraph and did not contain any statement under Section 498 of the Companies Act 2006. Those financial statements were included in the short form section of the prospectus for the Initial Public Offering by the Company on 21 June 2013.

The financial information presented for the year ended 31 December 2013 and for the year ended 31 December 2012 essentially represents the financial performance and position of the same continuing business albeit that the parent company of the group has changed in both 2012 and 2013 as a result of group re-organisations.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

2              Basis of preparation (continued)

On 14 June 2013, as part of a group re-organisation and as a necessary step to its Initial Public Offering on 21 June 2013, the Company issued 100 million shares to the shareholders of the previous parent company of the Group, Al Noor Holdings Cayman Limited (“ANHC”), in exchange for 100% of the issued shares of ANHC.  This transaction has been treated as a common control transaction, i.e. there is no new business combination to be accounted for and book values have been used as the basis for the accounting.

The common control transaction which took place on 14 June 2013 to position the Company as the new parent of the group is treated, for accounting purposes, as if the Company had always been the parent company.  The impact of this is to alter the equity section of the prior year’s statement of consolidated financial position.

(a)           Statement of compliance

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as adopted by European Union (adopted IFRS) and the Companies Act 2006.

(b)           Going Concern

These consolidated financial statements have been prepared on the going concern basis. At 31 December 2013, the Group had net assets amounting to USD 180.2 million, principally as a result of the proceeds from the Initial Public Offering on 21 June 2013 and net profit for the year ended 31 December 2013. At 31 December 2012, the Group had net liabilities of USD 2.9 million, largely as a result of distributions to shareholders.  The Group is profitable, cash generative and has access to an undrawn committed borrowing facility of up to USD 81.7 million. Having considered the Group’s cash forecast for a period of 12 months from the date of signing the consolidated statement of financial position, the Directors have a reasonable expectation that the Group has adequate resources to meet its liabilities as they fall due for at least 12 months from the date of approval of these consolidated financial statements. Thus, they continue to adopt the going concern basis in preparing the financial information.

(c)           Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis except where adopted IFRS mandates that fair value accounting be required.

(d)           Functional and presentation currency

The consolidated financial statements and financial information are presented in United States Dollar (USD), rounded to the nearest thousand. The functional currency of the majority of the Group’s entities is the United Arab Emirates Dirham (AED) and is the currency of the primary economic environment in which the Group operates. The United Arab Emirates Dirham (AED) is currently pegged against the United States Dollar (USD) at a rate of 3.67 per US Dollar.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

2              Basis of preparation (continued)

(e)           Use of estimates and judgements

The preparation of consolidated financial statements in conformity with adopted IFRSs requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the year in which the estimates are revised and in any future periods affected.

Information about judgements, estimates and assumptions in applying the Group’s accounting policies that have the most significant effect on the amounts recognised in the consolidated financial statements is included in the following notes:

•                 Note 17 — Revenue

•                 Note 8 — Provision for doubtful debts

(f)            Non-underlying items in the consolidated statement of comprehensive income

Items that are usual or infrequent in nature are presented as non-underlying items in the income statement. The Directors are of the opinion that the separating of non-underlying items provides helpful information about the Group’s underlying business performance. Non-underlying items included the following items:

•                  Acquisition related costs (refer note 30)

•                  Finance charges (refer note 21)

•                  First time registration fees in London Stock Exchange (refer note 19)

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3              Significant accounting policies

Except for the changes below, the accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements.

The Group has adopted the following new standards and amendments to standards, including any consequential amendments to other standards, with a date of initial application 1 January 2013.

•                  Presentation of items of other comprehensive income (OCI) (Amendments to IAS 1)

•                  IFRS 13 Fair value Measurement

•                  IAS 19 Employee Benefits (2011)

The adoption of these standards and amendments to standards had no material effect on these consolidated financial statements.

(a)                                 Basis of consolidation

(i)                                    Business combination

The Group accounts for business combinations using the acquisition method when control is transferred to the Group (see (a)(iii)). The consideration transferred in the acquisition is measured at fair value, as are the identifiable net assets acquired. Any goodwill that arises is tested annually for impairment (see 3(e)). Any given bargain purchase is recognised in the profit and loss account immediately. Transaction costs are expensed as incurred, except if related to the issue of debt or equity securities. The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognised in the profit and loss account.

Any contingent consideration payable is measured at fair value at the acquisition date. If the contingent consideration is reclassified as equity, then it is not re-measured and settlement is accounted for within equity. Otherwise, subsequent changes in the fair value of contingent consideration are recognised in the profit and loss account.

Fair values in respect of identifiable assets and liabilities acquired through business combination are determined for measurement based on the following methods.

Plant and equipment

The fair value of items of plant and equipment is based on the market approach and cost approaches using quoted market prices for similar items when available and replacement cost when appropriate.

Inventories

The fair value of inventories is determined based on the estimated selling price in the ordinary course of business less estimated costs of sale.

Trade and other receivables

The fair value of trade and other receivables is estimated as the present value of future cash flows, discounted at the market rate of interest at the reporting date.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3              Significant accounting policies (continued)

(a)           Basis of consolidation (continued)

(i)            Business combination (continued)

Financial liabilities

The fair value is calculated based on the present value of future principal and interest cash flows, discounted at the market rate of interest at the reporting date.

(ii)                                Non-controlling interests (NCI)

NCI are measured at their proportionate share of the acquiree’s identifiable net assets at the acquisition date.

Changes in the Group’s interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.

(iii)                            Subsidiaries

Subsidiaries are entities controlled by the Group. The Group controls an entity when it is exposed to, or has right to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements from the date on which control commences until the date on which control ceases.

(iv)          Transactions eliminated on consolidation

Intra-group balances, and any unrealised income and expense arising from intra-group transactions, are eliminated in preparing the consolidated financial statements.

(v)          List of subsidiaries

The Company’s effective shareholding in its subsidiary entities is set out below:

	Country of	Beneficial interest
Name of the Company	Incorporation	2013	2012
Al Noor Holdings Cayman Limited (ANHC) (1)	Cayman Islands	100.0%	—
ANMC Management Limited (ANMC) (2)	Cayman Islands	100.0%	—
Al Al Noor Commercial Investment LLC (ANCI) (3)	UAE	99.0%	—
Al Noor Golden Commercial Investment LLC (ANGCI) (4)	UAE	99.9%	100.0%
Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC (5)	UAE	99.9%	100.0%
Abu Dhabi Medical Services LLC (6)	Sultanate of Oman	99.9%	100.0%
Al Noor Hospital Family Care Center — Al Mamura LLC (7) (refer note 30)	UAE	99.9%	—
Al Madar Group LLC (8)(refer note 30)	UAE	74.9%	—
Manchester Clinic LLC(8) (refer note 30)	UAE	74.9%	—
British Urology Center LLC(8)	UAE	99.9%	—

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3                                         Significant accounting policies (continued)

(a)           Basis of consolidation (continued)

(v)           List of subsidiaries (continued)

(1) Al Noor Hospitals Group Plc acquired 100% of share capital of ANHC on 14 June 2013. Further, this company owns 48% of the issued share capital of ANGCI.

(2) Al Noor Hospitals Group Plc acquired 100% of share capital of ANMC on 14 June 2013. Further, this company owns 1% of the issued share capital of ANGCI.

(3) ANCI owns 51% of the issued share capital of ANGCI and 1% of share capital of Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC. Pursuant to a shareholders’ agreement and a Muradaba agreement, 99% of its profit or loss should be distributed to ANHC.

(4) ANGCI was incorporated and established on 25 July 2012 in the Emirate of Abu Dhabi, UAE. 48% of ANGCI’s share capital is owned by ANHC.

(5) ANGCI and ANCI acquired 99% and 1% of the issued share capital of Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC respectively.

(6) In October 2012, Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC acquired 70% of Abu Dhabi Medical Services LLC’s share capital. The other shareholder agreed to become a bare nominee for the Company resulting in the Company holding a 100% beneficial interest in Abu Dhabi Medical Services LLC.

(7) Pursuant to a share sale and purchase agreement entered into in January 2013, Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC and ANGCI acquired a clinic, Al Noor Hospital Family Care Center — Al Mamura LLC, formerly known as Solutions Medical Center LLC located in the Emirate of Abu Dhabi. The owners of Al Noor Hospital Family Care Center — Al Mamura LLC are Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC (99%) and ANGCI (1%).

(8) Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC and ANCI acquired 48% and 27% respectively of the issued share capital of Al Madar Group LLC and 75% of issued share capital of Manchester Clinic LLC on 31 October 2013. Further, Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC and ANCI acquired 73% and 27% respectively of issued share capital of British Urology Center LLC (also known as Manchester International Medical Center LLC) on the same date.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3                         Significant accounting policies (continued)

(vi)          Acquisitions from entities under common control

Business combinations arising from transfers of interests in entities that are under the control of the shareholder that controls the Group are accounted for at the date that the transfer occurred. The assets and liabilities acquired are recognised at the carrying amounts recognised previously in the books of the transferor entity. The components of equity of the acquired entities are added to the same components within Group equity. Any cash paid for the acquisition is recognised directly in equity.

Although legal control over the Group by the Company was only attained in 2013, the consolidated financial statements have been prepared as if the Company had always been the holding company and control is deemed to have been effective throughout the two year period presented.

(b)                                 Property and equipment

(i)                        Recognition and measurement

Items of property and equipment are measured at cost less accumulated depreciation and impairment losses (if any).

Cost includes expenditure that is directly attributable to the acquisition of the asset and includes any other costs directly attributable to bringing the asset to a working condition for its intended use. Purchased software that is integral to the functionality of the related equipment is capitalised as part of that equipment. When parts of an item of property and equipment have different useful lives, they are accounted for as separate items (major components) of property and equipment. The gain or loss arising on the disposal of an item of property and equipment is determined by comparing the proceeds from disposal with the carrying amount with the difference being recognised in the profit and loss account.

(ii)                    Subsequent costs

The cost of replacing a component of an item of property and equipment is recognised in the carrying amount of the item if it is probable that the future economic benefits embodied within the component will flow to the Group, and its cost can be measured reliably. The carrying amount of the replaced component is derecognised. The costs of the day-to-day servicing of property and equipment are recognised in the profit and loss account as incurred.

(iii)                Depreciation

Depreciation is based on cost of an asset less its residual value. Depreciation is recognised in the profit and loss account on a straight-line basis over the estimated useful economic lives of each component of an item of property and equipment. Leasehold improvements are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the lease will be renewed on expiry. The estimated useful lives for the current and comparative years are as follows:

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3              Significant accounting policies (continued)

(b)           Property and equipment (continued)

(iii)         Depreciation (continued)

Leasehold improvements	4 years
Medical equipment and tools	4-11 years
Furniture, fixtures and office equipment	4 years
Motor vehicles	5 years

The estimated useful lives, residual values and depreciation methods are reviewed at each reporting date and adjusted if appropriate. During the year ended 31 December 2013, the Group has reassessed the useful lives of its medical equipment and tools to be in the range of 4 — 11 years (31 December 2012: 5 years). The impact of this change in estimate is provided in note 4.

(c)                                  Inventories

Inventories are measured at the lower of cost and net realisable value and comprise pharmaceutical and medical supplies. Cost is calculated using the weighted average method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Net realisable value represents the estimated selling price in the ordinary course of business less all estimated selling and distribution expenses.

(d)                                 Financial liabilities

Derivative financial liabilities, including hedge accounting

The Group from time to time holds derivative financial instruments to hedge its interest rate risk exposure. On initial designation of the derivative as a hedging instrument, the Group formally documents the relationship between the hedge instrument and the hedge item, including the risk management objectives and strategy in undertaking the hedge transaction and hedged risk, together with the methods that will be used to assess the effectiveness of the hedging relationship. The Group makes an assessment, both at the inception of the hedge relationship as well as on ongoing basis, of whether the hedging instruments are expected to be highly effective in offsetting the changes in cash flows of the respective hedged items attributable to the hedged risk, and whether the actual results of each hedge are within the range of 80% - 125%. Derivatives are recognised initially at fair value; attributable transaction costs are recognised in the profit and loss account incurred. Subsequent to initial recognition, derivatives are measured at fair value, and changes therein are accounted for as described below.

Cash flow hedges

When a derivative is designated as the hedging instrument in a hedge of the variability in cash flows attributable to a particular risk associated with a recognised asset or liability that could affect the profit and loss account, the effective portion of changes in the fair value of the derivative is recognised in other comprehensive income and presented in the hedging reserve in equity. Any ineffective portion of changes in the fair value of the derivative is recognised in the profit and loss account. The amount accumulated in equity is reclassified to the profit and loss account in the same period that the hedge item affects the profit and loss account. If the hedging instrument no longer meets the criteria for hedge accounting, expires or is sold, terminated or is exercised, or the designation is revoked, the hedge accounting is discontinued prospectively.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3              Significant accounting policies (continued)

(e)                                  Impairment

Non-Financial Assets

At each reporting date, the Group reviews the carrying amounts of its non-financial assets (other than inventories and deferred tax assets) to determine whether there is any indication of impairment.  If any such indication exists, then the asset’s recoverable amount is estimated.  Goodwill is tested annually for impairment.

(f)           Provisions

A provision is recognised if, as a result of a past event, the Group has a present legal or constructive obligation that can be estimated reliably and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows that reflect current market assessments of the time value of money and the risks specific to the liability.

(g)           Employee benefits

(i)                        Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution plans are recognised as an employee benefit expense in the profit and loss account in the period during which services are rendered by employees. The Group did not operate or own a defined contribution plan during the year or as at the reporting date.

Monthly pension contributions are made in respect of UAE national employees, who are covered by the Law No. 2 of 2000. The pension fund is administered by the Government of Abu Dhabi - Finance Department, represented by the Abu Dhabi Retirement Pensions and Benefits Fund.

(ii)                    Defined benefit plans

A defined benefit plan is a post-employment benefit other than a defined contribution plan. The Group currently operates an unfunded scheme for employees’ end of service benefits that follows relevant local regulations and is based on periods of cumulative service and levels of employees’ final basic salaries. The Group’s obligation in respect of defined benefit plans is calculated by estimating the amount of future benefits that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value. Such benefits are based on the applicable provisions of the UAE Labour Law. The discount rate is the yield at valuation date, on US AA-rated corporate bonds, which in the absence of a deep market in corporate bonds within the UAE is the relevant proxy market as determined by the actuaries.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3              Significant accounting policies (continued)

(g)           Employee benefits (continued)

(ii)                    Defined benefit plans (continued)

The calculation is performed annually by a qualified actuary using the projected unit credit method. When benefits of the plan are improved, the portion of the increased benefit related to past service by employees is recognised in the profit and loss account on a straight-line basis over the average period until the benefits become vested. To the extent that the benefits vest immediately, the expense is recognised immediately in the profit and loss account. The Group recognises all actuarial gains and losses arising from defined benefit plans immediately in the other comprehensive income and all expenses related to defined benefit plans within the profit and loss account. Gains and losses on the curtailment or settlement of a defined benefit plan are recognised when the curtailment or settlement occurs.

(iii)                Short term employee benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognised for the amount expected to be paid under short-term cash bonus or profit sharing plans if the Group has a present legal or constructive obligation to pay this amount as a result of a past service provided by the employee, and the obligation can be estimated reliably.

(iv)                  Share-based payments transactions

The grant-date fair value of equity-settled share-based payment awards granted to employees is generally recognised as an expense, with a corresponding increase in equity, over the vesting period of the awards. The amount recognised as an expense is adjusted to reflect the number of awards for which the related service and non-market performance conditions are expected to be met, such that the amount ultimately recognised is based on the number of awards that meet the related service and non-market performance conditions at the vesting date. For share based-based payment awards with non-vesting conditions, the grant-date fair value of the share—based payment is measured to reflect such conditions and there is no true-up for differences between expected and actual outcomes.

(h)           Finance income and finance costs

Finance income comprises interest income on fixed deposits. Interest income is recognised as it is earned.

Finance costs comprise interest expense on borrowings, bank charges, the ineffective portion of financial derivatives and impairment losses recognised on financial assets (other than trade receivables) that are recognised in the profit and loss account. The unamortised facility costs written off as a result of the Company’s IPO have been recognised under non-underlying items (refer to note 21).

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3              Significant accounting policies (continued)

(i)            Revenue recognition

Revenue represents the invoiced value of medical services rendered and pharmaceutical goods sold during the year, and is stated net of discounts.

Revenue from the provision of medical services to inpatients and outpatients is recognised in the profit and loss account in proportion to the stage of completion of the medical service at the reporting date. As a result of the majority of patients having medical insurance cover, the Group’s revenue is largely derived from insurers and therefore is stated net of potential estimated insurance claims likely to be rejected. The Group estimates potential insurance claim rejections based on historical trends and treats this as a discount which is recognised as a reduction of service revenue.

Revenue from the sale of pharmaceutical goods in the course of ordinary activities is measured at the fair value of the consideration received or receivable, net of returns and trade discounts. Revenue is recognised when the significant risks and rewards of ownership have been transferred to the customer, recovery of the consideration is probable, the associated costs and possible return of goods can be estimated reliably, there is no continuing management involvement with the goods and the amount of revenue can be measured reliably.

(j)           Goodwill and other intangible assets

Goodwill arising on the acquisition of subsidiaries is measured at cost less accumulated impairment losses.

Other intangible assets including software that is acquired by the Group having finite useful lives are measured at cost less accumulated amortisation and any accumulated impairment losses. Software is amortised on a straight-line basis in the profit and loss account over its estimated useful life from the date that it is available for use. The estimated useful life of software is 4 years.

Subsequent expenditure is capitalised only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure, including expenditure on internally generated goodwill and brands, is recognised in the profit and loss account as incurred.

(k)           Segment reporting

An operating segment is a component of the Group that engages in business activities from which it may earn revenues and incur expenses. Segments are disclosed based on the components of the entity that management monitors in making decisions about operating segments (the “management approach”). Such components are identified on the basis of internal reports that the entity’s Chief Operating Decision Maker (CODM) reviews regularly. All operating segments’ results are reviewed by the Group’s CODM to make decisions about resources to be allocated to the segments and assess their performance, for which discrete financial information is available.

(l)            Earnings per share

The Group presents basic earnings per share data for its ordinary shares. Basic earnings per share is calculated by dividing the profit or loss attributable to ordinary shareholders of the Group by the weighted average number of ordinary shares outstanding during the year.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3              Significant accounting policies (continued)

(m)          Lease payments

Payments made under operating leases are recognised in the profit and loss account on a straight-line basis over the term of the lease. Lease incentives received are recognised as an integral part of the total lease expense over the term of the lease.

(n)           Listing transaction costs

Transaction costs of the Initial Public Offer (IPO) that are directly attributable to the issue of new shares are accounted for as a deduction from share premium. Cost relating to the issue of existing shares are expensed in the profit and loss account. Marketing costs for the IPO do not meet the definition of directly attributable expenses and are therefore expensed through the statement of profit or loss under non-underlying items together with the indirect costs related to the IPO as appropriate.

(o)          New standards and interpretations not yet adopted

New standards, amendments to standards and interpretations that are not yet effective for the period ended 31 December 2013 have not been applied in preparing these consolidated financial statements. None of these is expected to have a significant effect on these consolidated financial statements of the Group, except for IFRS 9 “Financial instruments” which could change the classification and measurement of the financial assets. The full extent of the impact has not yet been determined.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

4              Property and equipment

During the year ended 31 December 2013, the Group reassessed the useful lives of its medical equipment and tools to be in the range of 4 — 11 years (31 December 2012: 5 years). The effect of these changes on actual and expected depreciation expense, included in ‘cost of sales’ and ‘administrative expenses’, was as follows,

	2013	2014	2015	2016	2017	Later
Increase/(decrease) in depreciation
Expenses (USD’000)	(1,468)	(430)	306	440	538	614

Depreciation is included under the following captions:

	2013	2012
	USD’000	USD’000
Cost of sales	5,983	7,562
Administrative expense	1,637	1,557
	7,620	9,119

Al Noor Hospitals Group Plc

5     Property and equipment (continued)

		Medical	Furniture,
	Leasehold	equipment	fixtures and	Motor	Capital work
	improvement	and tools	office equipment	vehicles	in progress	Total
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
Cost
At 1 January 2012	4,434	44,527	9,506	1,758	—	60,225
Acquisition through business combinations	—	167	—	—	—	167
Additions	399	4,436	1,857	38	—	6,730
Write-offs	—	(34)	(54)	(81)	—	(169)
At 31 December 2012	4,833	49,096	11,309	1,715	—	66,953

At 1 January 2013	4,833	49,096	11,309	1,715	—	66,953
Additions	1,520	7,444	1,814	300	1,202	12,280
Acquisition through business combinations (refer note 30)	883	3,597	282	9	350	5,121
Transfers	774	65	49	—	(888)	—
Transferred to intangible assets (refer note 5)	—	—	(1,305)	—	—	(1,305)
Write off	—	(228)	—	(490)	—	(718)
Reclassification	—	(86)	—	86	—	—
At 31 December 2013	8,010	59,888	12,149	1,620	664	82,331

Accumulated depreciation
At 1 January 2012	3,122	26,405	6,558	1,337	—	37,422
Charge for the year	852	6,707	1,366	194	—	9,119
Write-offs	—	(32)	(32)	(81)	—	(145)
At 31 December 2012	3,974	33,080	7,892	1,450	—	46,396

At 1 January 2013	3,974	33,080	7,892	1,450		46,396
Acquisition through business combinations (refer note 30)	220	1,961	105	1	—	2,287
Charge for the year	598	5,401	1,427	194	—	7,620
Transferred to intangible assets (refer note 5)	—	—	(521)	—	—	(521)
Write off	—	(227)	—	(485)	—	(712)
Reclassification	—	(56)	—	56	—	—
At 31 December 2013	4,792	40,159	8,903	1,216	—	55,070

Carrying amounts At 31 December 2013	3,218	19,729	3,246	404	664	27,261
At 31 December 2012	859	16,016	3,417	265	—	20,557

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

5                                         Intangible assets and goodwill

			Software under
	Goodwill	Software	Development	Total
	USD’ 000	USD’ 000	USD’ 000	USD’ 000
Costs
At 1 January 2012	—	—	—	—
Additions	747	—	—	747
At 31 December 2012	747	—	—	747

At 1 January 2013	747	—	—	747
Acquisition through business combinations (refer note 30)	13,046	9	—	13,055
Transferred from property and equipment (refer note 4)	—	1,305	—	1,305
Additions	—	50	6,993	7,043
Transfers	—	295	(295)	—
At 31 December 2013	13,793	1,659	6,698	22,150

Amortisation / impairment
At 1 January 2012	—	—	—	—
Charge during the year	—	—	—	—
At 31 December 2012	—	—	—	—

At 1 January 2013	—	—	—	—
Acquisition through business combinations (refer note 30)	—	1	—	1
Transferred from property and equipment (refer note 4)	—	521	—	521
Charge during the year	—	149	—	149
At 31 December 2013	—	671	—	671

Carrying amounts

At 31 December 2013	13,793	988	6,698	21,479

At 31 December 2012	747	—	—	747

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

5                                         Intangible assets and goodwill (continued)

Goodwill

a.              On 9 October 2012, the Group acquired a clinic in the Sultanate of Oman. There are no material separate tangible and intangible assets and therefore the majority of the purchase consideration is for goodwill, representing the location and future earning potential of the clinic. Operation of this clinic has started during the year.

b.              In February 2013, the Group acquired a clinic, Al Noor Hospital Family Care Center — Al Mamura LLC, formerly known as Solutions Medical Center LLC located in the Emirate of Abu Dhabi (refer note 30). There are no material separately identifiable tangible and intangible assets and therefore the majority of the purchase consideration is for goodwill, representing the location and future earning potential of the clinic. Operation of this clinic has started during the year.

c.               On 31 October 2013, the Group acquired 75% of the shares and voting interests in Al Madar Group LLC and Manchester Clinic LLC (refer note 30). There are no material separate tangible and intangible assets and therefore the majority of the purchase consideration is for goodwill, representing the location and future earning potential of the clinic.

The majority of the Group’s goodwill balance is generated from the acquisition of Al Madar Group LLC and Manchester Clinic LLC. In the two months to the year end, the entities performed as expected and no indications of impairment of the goodwill have been identified at 31 December 2013.

6              Inventories

	2013	2012
	USD’000	USD’000

Pharmacy items	11,771	10,528
Consumables	4,803	4,111
	16,574	14,639
Less: allowance for inventory obsolescence	(91)	(400)
	16,483	14,239

The movement in the allowance for inventory obsolescence during the year was as follows:

	2013	2012
	USD’000	USD’000

At 1 January	400	463
Provided during the year	—	127
Written off	(309)	(190)
At 31 December	91	400

Management has estimated the recoverability of inventory balances and considered the allowance required for inventory obsolescence based on the current economic environment and past obsolescence history.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

7                                         Related party balances and transactions

Related parties comprise the parent, the ultimate parent, the Shareholders, key management personnel and those entities over which the parent, the ultimate parent, the directors or the Group can exercise significant influence or which can significantly influence the Group. In the ordinary course of business, the Group receives goods and services from, and provides goods and services to, such entities on rates, terms and conditions agreed upon by management.

(a)           Key management personnel compensation:

The compensation of key management personnel during the year was as follows:

	2013	2012
	USD’000	USD’000

Salaries and short-term benefits for C level executives*	3,189	2,367
Directors’ emoluments	448	—
End of service benefits	85	61
Equity-settled share-based payment transactions (refer note 16)	565	—

*Key management personnel include C level executives and hospital directors.

(b)          Other related party transactions:

	2013	2012
	USD’000	USD’000

Rent expenses	10,885	10,154
Purchases	7,880	6,239
Revenue	444	318

(c)                                  Amounts due to related parties:

	2013	2012
	USD’000	USD’000

Al Saqar Property Management Establishment	1,153	4,035
Gulf & World Traders LLC	925	475
Al Bahiya Trading & Services Est.	284	137
Pharma World LLC	148	142
Safe Travel Establishment	124	21
	2,634	4,810

The above amounts due to related parties is non-interest bearing and repayable on demand.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

7                                         Related party balances and transactions (continued)

(d)                                 Amounts due from related parties:

	2013	2012
	USD’000	USD’000

Amount due from a shareholder	1,219	—
ANMC Management Limited	—	20
	1,219	20

8              Trade and other receivables

	2013	2012
	USD’000	USD’000

Trade receivables	69,721	73,400
Staff advances and other receivables	11,141	6,170
Prepayments	5,025	4,319
	85,887	83,889

The average credit period on the sale of goods or fees for the provision of services is 45 - 60 days. No interest is charged on trade and other receivables. Trade and other receivable balances that are past due are provided for based on estimated irrecoverable amounts determined by reference to past default experience.

Before accepting any new customers, the Group assesses the potential credit quality of the customer. Out of the trade receivables balance at the end of the year, USD 62.3 million representing 89% of the total trade receivables (31 December 2012: USD  67.8 million representing 92% of the total trade receivables) is due from insurance companies.

Ageing of trade receivables:

	2013	2012
	USD’000	USD’000

Not past due	60,894	53,814
Due for 1 to 30 – days	8,827	16,098
Due for 31 to 60 – days	—	3,488
	69,721	73,400

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

9                                         Cash and cash equivalents

	2013	2012
	USD’000	USD’000

Cash in hand	162	130
Cash at bank	39,128	8,387
Term deposit	68,259	47,142
	107,549	55,659
Bank overdraft	(195)	—
Total cash and cash equivalents for cash flow purposes	107,354	55,659

10           Short term deposit

	2013	2012
	USD’000	USD’000

Fixed deposit	—	5,450

The maturity date of the deposit at 31 December 2012 was more than 3 months and the effective interest rate on the deposit was 3.25%.

11           Equity

	2013	2012*
	USD’000	USD’000
Al Noor Hospitals Group Plc
Issued and fully paid 116,866,203 shares of GBP 10 pence each (converted to USD at 1.5467)	18,076	—

* Issued and fully paid 100 shares of AED 0.0001 each (converted to USD at 3.67).

Movement of issued share capital and share premium:

	Number of	Ordinary	Share
	shares	shares	premium	Total
	(000)	USD’000	USD’000	USD’000
At 1 January 2013	—	—	—	—
Issue of new shares(1)	100,000	15,467	556,450	571,917
Issue of new shares – IPO(2)	16,866	2,609	147,391	150,000
Less: flotation cost(3) (refer note 22)	—	—	(10,292)	(10,292)
At 31 December 2013	116,866	18,076	693,549	711,625

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

11           Equity (continued)

(1) The Group was restructured on 14 June 2013 when the Company acquired its investment in Al Noor Holdings Cayman Limited (“ANHC”) by way of a share for share exchange with the shareholders of ANHC being identical to the shareholders of the Company.  100,000,000 shares were issued to the shareholders of ANHC creating share premium of $556,450 thousand.

(2) On 21 June 2013, Al Noor Hospitals Group Plc completed its Premium Listing on the London Stock Exchange and raised USD 150,000 thousand from the issue of 16,866 thousand new ordinary shares, thereby diluting existing shareholders equity interest to 85.57%.

(3)During the year ended 31 December 2013 costs of USD 16,426 thousand were incurred in relation to completion of the Company’s Premium Listing on the London Stock Exchange. Of these costs, USD 10,292 thousand has been deducted from the share premium account and USD 6,134 thousand has been charged to the consolidated statement of profit or loss in accordance with the requirements of IAS 32 — Financial Instruments: Disclosure and Presentation (refer note 22).

Merger reserve

As at 1 January 2013, the merger reserve represents the difference between the consolidated net assets of Al Noor Holdings Cayman Limited and the retained earnings and statutory reserve of the Group at 31 December 2012. On 14 June 2013, a group re-organisation occurred when the Company acquired Al Noor Holdings Cayman Limited in a share for share exchange which has been accounted for as a common control transaction. 100,000,000 new ordinary shares of GBP 10p were issued out of merger reserve on acquisition creating share premium of USD 556,450 thousand based on the cost of acquisition of Al Noor Holdings Cayman Limited.

Share premium reserve

Share Premium represents the difference between the new shares listed on the London Stock Exchange at £5.75 and the par value of £0.10. In addition, the share premium was created upon the group reorganisation when the Company acquired Al Noor Holdings Cayman Limited. In 2012, the Group had distributed USD 136,240 thousand from share premium reserve account to its previous shareholders in accordance with a Board resolution dated 14 October 2012.

Other class of shares outstanding as at 31 December 2013

		Amount
	No. of shares	USD
Preference shares (redeemable non-voting)	50,000	77,335
Subscriber shares	10	2

Statutory reserve

The Statutory reserve is a reserve which is made in the financial statements of individual subsidiaries in accordance with UAE Federal Law No. 8 of 1984 (as amended). This amount is not available for distribution.

Non-controlling interest

	2013	2012
	USD’000	USD’000
At 1 January	—	—
Share of total net assets	1,198	—
Share of results for the year	279	—
At 31 December	1,477	—

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

12           Dividends

The Company (or its predecessor) paid dividends to Shareholders as set out below:

	2013	2012
	USD’000	USD’000

Dividend paid*	20,708	30,603

*this dividend was paid to previous owners of the Group on 20 March 2013.

Proposed final dividend for the year to 31 December 2013 at 14.709cents per share (2012: nil)**	17,189	—

**the proposed final dividend for the year ended 31 December 2013 is subject to approval by equity shareholders of the Company and hence has not been included as a liability in the consolidated financial statements at 31 December 2013.

13                                  Trade and other payables

	2013	2012
	USD’000	USD’000

Trade payables	33,549	28,187
Accrued liabilities	17,333	14,623
Other payables	3,377	1,739
Amounts payable for investment in subsidiaries*	11,240	—
Financial liability	61	326
	65,560	44,875

Trade and other payables are repayable as follows:

	2013	2012
	USD’000	USD’000

Within one year	63,372	44,603
After one year	2,188	272
	65,560	44,875

The average credit period on the purchase of goods is 60 - 90 days. The Group has financial risk management policies in place to ensure that all payables are paid within the credit time frame (refer to note 28(d) for liquidity risk analysis).

*Amounts payable for investment in subsidiaries include an amount of USD 2.8 million as  contingent consideration on the acquisition of Al Madar Group LLC (refer to note 30).

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

14           Bank loans

	2013	2012
	USD’000	USD’000
Term loan	—	125,403

Disclosed as:
Current portion	—	29,167
Non-current portion	—	96,236
	—	125,403

The Group obtained a syndicated term loan amounting to USD 136 (AED 500) million from Standard Chartered Bank, HSBC Middle East and Mashreq Bank during the year ended 31 December 2012. This loan has been fully repaid during the year ended 31 December 2013 and accordingly the unamortised facility cost incurred on this loan was charged in full in the statement of profit or loss during the year under non-underlying items, amounting to USD 2,880 thousand (refer to note 21).

The Group entered into a facility agreement for a term loan of USD 40,840 thousand and USD 40,872 thousand (AED 150,000 thousand) on 21 May 2013 to provide working capital for the Group. This facility was not drawn as at 31 December 2013.

15                                  Employee benefits

The Group’s obligation in respect of retirement benefits is recognised in the statement of financial position at the present value of the defined benefit at the end of the reporting period, including any adjustments for past service costs. The defined benefit plan is unfunded.

The following are the principal actuarial assumptions at the respective reporting date (expressed as weighted averages):

	2013	2012

Discount rate at 31 December	4.25%	3.50%
Future salary increases	3.50%	3.00%
Average retirement age	55 years	55 years
Annual turnover rate	9.00%	9.00%

	2013	2012
	USD’000	USD’000

Benefit obligation	11,430	8,385
Unrecognised net actuarial gain/(loss)	—	—
Unrecognised past service benefit/(cost)	—	—
Total employee benefit liability	11,430	8,385

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

15                                  Employee benefits (continued)

Movement in the present value of the defined benefit obligation:

	2013	2012
	USD’000	USD’000

End of service benefit obligation at 1 January	8,385	6,352
Acquisition through business combinations (refer note 30)	620	—
Included in the statement of profit or loss:
Current service costs and interest	1,711	1,417
Benefits paid	(946)	(527)
Loss on re-assessment	—	1,143
Included in other comprehensive income:
Actuarial loss	1,660	—
End of service benefit obligation at 31 December	11,430	8,385

Expenses recognised in profit and loss:

	2013	2012
	USD’000	USD’000

Current service costs	1,417	1,111
Interest on obligations	294	306
Loss on re-assessment	—	1,143
	1,711	2,560

The expense is recognised in the following line items in the consolidated statement of profit and loss account:

	2013	2012
	USD’000	USD’000

Cost of sales	1,243	1,524
Administrative expenses	468	1,036
	1,711	2,560

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

15                                  Employee benefits (continued)

Historical information:

	2013	2012	2011	2010	2009
Present value of the defined benefit obligations (USD’000)	11,430	8,385	6,352	5,183	3,179
Discount rates	4.25%	3.50%	4.25%	5.00%	5.50%

The Group expects service costs of USD 1,917 thousand and interest costs on obligation of USD 382,000 for the year ending 31 December 2014.

Sensitivity analysis:

		2013		2012
		USD’000		USD’000
	Increase	Decrease	Increase	Decrease
Discount rate (1% movement)	(782)	305	(414)	458
Future salary increases (1% movement)	304	(790)	470	(433)

16           Equity-settled share-based payment arrangements

On 26 June 2013, the Group established an equity-settled share-based payment arrangement under the Company’s Long Term Incentive Plan (LTIP) that entitles selected key management personnel to be awarded with shares of the Company. No consideration was paid for granting of the awards, which are structured as conditional awards as explained below.

The awards will vest in two equal tranches: one tranche is subject to the satisfaction of a performance conditions set by Remuneration Committee of the Group, measured over a performance period of three financial years ending 31 December 2015; the second tranche will vest on 31 December 2016 provided the participant remains employed by the Group on that date.

The fair value of the above arrangement has been measured based on the quoted share price of the Group available on the London Stock Exchange at grant date of the above awards. As at 31 December 2013, no shares have been forfeited and it is assumed that all the shareholders under the above arrangement will satisfy all the performance conditions set by Remuneration Committee of the Group.

Furthermore, the Board approved a share award to senior management in relation to the IPO.  No consideration was paid for granting of the awards, which are structured as non-conditional awards and granted as at the date of the IPO. The fair value of this arrangement has been measured based on the quoted share price of the Group available on the London Stock Exchange at grant date of the awards.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

17           Revenue

	2013	2012
	USD’000	USD’000

Inpatient	90,563	83,373
Outpatient	274,478	240,990
	365,041	324,363

Revenue is stated after potential insurance claim rejections and discounts provided to insurance companies. Management estimates these claim rejections based on historic trends, its experience in dealing with insurance companies and the current economic environment. The actual rejected claims in the past have not differed materially from those estimated by management.

18                                  Cost of sales

Cost of sales, analysed by category, is as follows:

	2013	2012
	USD’000	USD’000

Cost of medicine and consumables	86,488	82,806
Medical staff cost	118,032	98,324
Depreciation	5,983	7,562
	210,503	188,692

19                                  Administrative expenses

Administrative expenses, analysed by category, are as follows:

	Underlying
	2013	2012
	USD’000	USD’000

Other administrative expenses	23,264	21,846
Rent expenses	16,094	14,868
Staff costs	37,230	35,149
Depreciation and amortisation	1,788	1,557
Selling and distribution expenses	1,107	546
	79,483	73,966

	Non-Underlying

Non-underlying administrative expenses*	822	—

Total administrative expenses	80,305	73,966

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

19                                  Administrative expenses (continued)

* non-underlying administrative expenses is included the following items:

	2013	2012
	USD’000	USD’000

Acquisition related costs	507	—
First time registration fees in London Stock Exchange	315	—
	822	—

20                                  Staff costs and directors’ emoluments

The average number of persons employed by the Group during the year, analysed by category, is as follows:

	2013	2012

Medical staff	2,003	1,671
Administrative staff	1,658	1,624
	3,661	3,295

The aggregate payroll costs of these persons including key management personnel and contracted outside doctors were as follows:

	2013	2012
	USD’000	USD’000

Wages and salaries	130,871	112,646
End of service benefits (refer note 15)	1,711	2,560
Directors’ emoluments	448	—
Equity-settled share-based payment transactions (refer note 16)	565	—
Fees paid to contracted outside doctors	21,667	18,267
	155,262	133,473

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

21                                  Net finance cost

	Underlying
	2013	2012
	USD’000	USD’000

Finance income
Interest income	1,368	1,220
Foreign currency exchange gain	44	—
	1,412	1,220
Finance expenses
Interest expense	(3,898)	(1,870)
Foreign currency exchange loss	—	(15)
Ineffective portion of hedge	(29)	(326)
Finance charges	(1,167)	(233)
	(5,094)	(2,444)
Net finance cost - underlying	(3,682)	(1,224)

	Non-underlying
	2013	2012
	USD’000	USD’000

Finance expenses
Finance charges (refer note 14)	(2,881)	—
Net finance cost — non-underlying	(2,881)	—

Total net finance costs	(6,563)	(1,224)

22           Listing transaction costs

	2013	2012
	USD’000	USD’000

Listing transaction costs recognised in the profit and loss account (non-underlying)*	6,134	—
Listing transaction costs recognised in share premium reserve (refer note 11)	10,292	—
	16,426	—

Transaction costs arising on the issue of equity instruments do not include indirect costs, such as the costs of management time and administrative overheads, or allocation of internal costs that would have been incurred has the shares not been issued. Transaction costs of the Initial Public Offer (IPO) that are directly attributable to issue of new shares are accounted for as a deduction from share premium. Cost relating to the issue of existing shares are expensed in the profit and loss account.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

22           Listing transaction costs (continued)

Judgment has been used to determine whether transaction costs are directly attributable or not. Allocation of costs between previously issued shares and new shares is made proportionately based on the relevant number of shares.

*included in the listing transaction costs recognised in the profit and loss account is USD 2.3 million for share awards to management that are recognised as a share based payment expense (refer to note 16).

23           Taxation

The Group operates solely in the United Arab Emirates and Sultanate of Oman. There is no corporate or other tax in the United Arab Emirates (“UAE”) and therefore the Group has no tax liability arising in the UAE.

In the Sultanate of Oman, the Group’s operations have reported a loss for the year ended 31 December 2013 and accordingly a deferred tax asset amounting to USD 134,000 has been recognised in the profit and loss account as at 31 December 2013.

The Group’s parent company is registered in the UK and has recorded a loss for the year ended 31 December 2013. No deferred tax asset has been accounted for as recovery of this loss against future UK tax profit is uncertain.

24           Auditor’s remuneration

The Group’s paid the following amounts to its auditor and its associates in respect of the audit of the financial statements and for other services provided by the Group.

	2013	2012
	USD’000	USD’000

Fees paid and accrued to the Company’s auditor for the Company’s annual accounts	285	144
Fees paid and accrued to the Company’s auditor for the other services:
- audit related assurance	202	34
- other assurance and corporate finance services	1,380	161
- non audit services	235	33
Total auditor’s remuneration	2,102	372
Off set against share premium	(605)	—
Total recognised in the consolidated statement of profit or loss	1,497	372

Other assurance and corporate finance service represent work performed on the Group’s historical financial information and work performed on the Group’s long form and working capital reports, both of which were required for the Company’s premium listing on the London Stock Exchange.

Of total fees payable to the auditor in 2013, USD 251,000 was payable to KPMG LLP, in the United Kingdom, and the reminder was payable to an associate of the auditor based in the UAE.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

All the 2012 fees were paid to an associate of the auditor based in the UAE and this has been paid for the audit of annual accounts of Al Noor Holdings Cayman Limited as it was the parent company of the Group in 2012.

25           Contingent liabilities and commitments

	2013	2012
	USD’000	USD’000

Bank guarantees	2,786	3,143
Letters of credit	—	681
Capital commitment	3,501	4,253

The above bank guarantees were issued in the normal course of business.

The Group defends various legal claims raised against it in the normal course of business. Where it considers that it is probable that it will settle a claim, management estimate the likely amount of settlement and provide accordingly. Claims that are considered remote or only possible represent contingent liabilities of the Group. If the Group’s defense against these contingent liabilities is not successful, the Group may ultimately become liable for settlement. The Group’s Medical Malpractice Insurance Policy covers all settlements made by the Group subject to insurance deductibles and the overall coverage provided by the policy. The Board of Directors and Management do not expect actions arising from the claims currently classified as contingent liabilities to have a material effect on the Group’s future financial position.

26                                  Earnings per share

(a)         Basic earnings per share

The calculation of basic earnings per share has been based on the following profit attributable to the ordinary shareholders and weighted average number of ordinary shares outstanding.

	2013	2012

Profit for the year (USD’000)	61,391	60,481
Weighted-average number of ordinary shares (basic)	108,965	100,000

(b)         Diluted earnings per share

The calculation of diluted earnings per share has been based on the following profit attributable to the ordinary shareholders and weighted average number of ordinary shares outstanding after adjustments for the effect of all dilutive potential ordinary shares.

	2013	2012

Profit for the year (USD’000)	61,391	60,481
Weighted-average number of ordinary shares (diluted)	109,240	100,000

Weighted-average number of ordinary shares (diluted) is calculated as follows;

Weighted-average number of ordinary shares (basic)	108,965	100,000
Effect of equity-settled share-based payment arrangement	275	—
Weighted-average number of ordinary shares (diluted) as at 31 December	109,240	100,000

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

27                                  Operating leases

Total commitments under operating leases which expire in the following time period are:

	2013	2012
	USD’000	USD’000

Less than one year	16,863	14,451
Between one and five years	54,104	43,243
More than five years	150,003	166,458
	220,970	224,152

The Group leases a number of premises under operating leases with an option to renew the lease after that date. The majority of the above rent is paid to a related party of the Group (refer to note 7(b)).

28                                  Financial instruments

(a)                       Capital management

The Board’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for stakeholders. In recent years, the Group has been strongly cash generative and this has allowed the Board to declare dividend payments in each of the last two years. The Company raised USD 150 million from Premium Listing on the London Stock Exchange during the year. Accordingly, the capital based has increased by the same amount.

The Group entered into a new banking arrangement which funded this distribution and the Board is confident that the ability of the business to generate cash will be sufficient to meet the repayment terms for the debt as well as providing sufficient new capital out of profits to allow the business to operate effectively. The Board’s policy is to develop and maintain a strong capital base so as to maintain investor and creditor confidence and to sustain the future development of the business.  The Board believes that the Group can sustain an amount of debt so as to be financially efficient and regularly reviews its optimal target gearing ratio. In the event that the Group wishes to undertake any significant expansion requiring the raising of new capital, the Board will carefully consider what the appropriate ratio of debt to equity should be.

Retained earnings, cash reserves and bank facilities available to the Group are used within the business and are considered to be the capital of the Group.

(b)                       Financial risk management objectives

The Group is exposed to the following risks related to financial instruments-credit risk, liquidity risk, foreign currency risk and interest rate risk. During the current year, the Group does not enter into or trade in any new financial instruments, investments in securities, including derivative financial instruments, for speculative or risk management purposes.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

28                                  Financial instruments (continued)

(c)           Credit risk

Exposure to credit risk

The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:

		2013	2012
	Note	USD’000	USD’000
Trade and other receivables	8	80,862	79,570
Cash and cash equivalents	9	107,387	55,529
Amounts due from related parties	7(d)	1,219	20
Short term deposit	10	—	5,450
		189,468	140,569

Credit risk refers to the risk that the counterparty will default on its contractual obligations resulting in financial loss to the Group, and arises principally from the Group’s trade and other receivables and bank balances. The Group has adopted a policy of only dealing with creditworthy counterparties; significant revenue is generated by dealing with high profile customers for whom the credit risk is assessed to be low. The Group attempts to control credit risk by monitoring credit exposures, limiting transactions with specific non-related counterparties, and continually assessing the creditworthiness of such non-related counterparties. Balances with banks are assessed to have a low credit risk of default since these banks are highly regulated by the central bank of the United Arab Emirates.

Concentration of credit risk arises when a number of counterparties are engaged in similar business activities, or activities in the same geographic region, or have similar economic features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic, political or other conditions. Concentration of credit risk indicates the relative sensitivity of the Group’s performance to developments affecting a particular industry or geographic location. All balances with banks represent local and international commercial banks. The fixed deposits accounts are made in various local and international commercial banks. The amount that best represents maximum credit risk exposure on financial assets at the end of the reporting period, in the event counterparties fail to perform their obligations generally approximates their carrying value.

(d)           Liquidity risk

Ultimate responsibility for liquidity risk management rests with the Directors of the Group, who has built an appropriate liquidity risk management framework for the management of the Group’s short, medium and long-term funding and liquidity management requirements. The Group manages liquidity risk by maintaining adequate reserves by continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and liabilities.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

28           Financial instruments (continued)

(d)                                 Liquidity risk (continued)

Liquidity risk is the risk that the Group will be unable to meet its funding requirements. The table below summarises the maturity profile of the Group’s non-derivative financial liabilities. The contractual maturities of the financial liabilities have been determined on the basis of the remaining period at the end of reporting period to the contractual repayment date. The maturity profile is monitored by management to ensure adequate liquidity is maintained. The maturity profile of the liabilities at the end of reporting period based on existing contractual repayment arrangements was as follows:

	Carrying	Contractual	1 year	More than
	amount	cash flows	or less	one year
	USD’000	USD’000	USD’000	USD’000
31 December 2013
Trade and other payables	65,560	(65,560)	(63,372)	(2,188)
Amounts due to related parties	2,634	(2,634)	(2,634)	—
Bank overdraft	195	(195)	(195)	—
	68,389	(68,389)	(66,201)	(2,188)
31 December 2012
Trade and other payables	44,875	(44,875)	(44,603)	(272)
Amounts due to related parties	4,810	(4,810)	(4,810)	—
Bank loans	128,726	(144,501)	(31,833)	(112,668)
	178,411	(194,186)	(81,246)	(112,940)

(e)           Foreign currency risk management

The Group does not have any significant exposure to currency risk as most of its assets and liabilities are denominated in UAE Dirhams or in US Dollars, the latter being currently pegged to the UAE Dirham at a fixed rate of exchange of 3.67 AED/USD.

(f)            Interest rate risk

The Group adopts a policy of ensuring that at any time at least 50% of the debt exposure to changes in interest rate on borrowings of the Group is hedged, provided the total debt exceeds USD 25 million. The Group has not entered into any new hedge contract during the year ended 31 December 2013.

The Group has recognised the ineffective portion amounting to USD 29,000 (31 December 2012: USD 326,000) of the hedge in the profit and loss account during the year ended 31 December 2013 as part of net finance cost. This hedging transaction was fully settled as at 31 December 2013 as the underlying hedge item was already paid off.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

Fair value of financial instruments

Management considers that the fair values of financial assets and financial liabilities approximate their carrying amounts as stated in the consolidated financial statements.

As at 31 December 2013 and 2012, the Group did not have any material financial assets and liabilities that are measured subsequent to initial recognition at fair value.

29           Operating segments

The Group has the following major reportable segments, which are the Group’s strategic business units for which the Group’s CODM reviews internal management reports. The Group operates in the Emirate of Abu Dhabi, Dubai and the Sultanate of Oman and the following summary describes the operations in each of the Group’s reportable segments:

Reportable segments	Operations
Central region	Operation of hospitals, clinics and pharmacies in Abu Dhabi. The hospitals cater to both inpatient and outpatient care.

Western and Eastern region	Operation of hospitals, clinics and pharmacies in Abu Dhabi. The hospitals cater to both inpatient and outpatient care.

International	Operation of clinic and pharmacies in the Sultanate of Oman. The clinic caters to outpatient care.

Northern Emirates	Operation of clinic and physiotherapy in Dubai. The clinic caters to outpatient care.

Performance is measured based on segment profit as included in the internal management reports that are reviewed by the Group’s CODM. Segment profit is used to measure performance as management believes that such information is most relevant in evaluating the results of each segment.

Segment results and assets include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Segment capital expenditure is the total cost incurred during the year to acquire segment assets that are expected to be used for more than one year. As a result of the Group’s liabilities not being directly reviewed by the Group’s CODM, segment liabilities have not been disclosed in the consolidated financial statements.

Information about reportable segments:

	Central	Western and		Northern
	region	eastern region	International	Emirates	Total
	USD’000	USD’000	USD’000	USD’000	USD’000
31 December 2013

Revenue	277,751	86,866	30	253	364,900

Net profit/(loss)	78,708	19,886	(784)	(16)	97,794

Interest expense	(227)	(38)	(2)	(5)	(272)

Depreciation	(4,998)	(2,054)	(51)	(26)	(7,129)

Capital expenditure	7,530	3,597	427	—	11,554

Segment total assets	81,166	38,654	2,392	5,516	127,728

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

29           Operating segments (continued)

	Central	Western and		Northern
	region	eastern region	International	Emirates	Total
	USD’000	USD’000	USD’000	USD’000	USD’000

31 December 2012

Revenue	251,046	73,133	—	—	324,179

Net profit	70,241	11,082	—	—	81,323

Interest expense	(227)	(23)	—	—	(250)

Depreciation	(6,097)	(2,666)	—	—	(8,763)

Capital expenditure	4,517	1,156	—	—	5,673

Segment total assets	76,021	23,835	915	—	100,771

Reconciliations of reportable segment revenue, net profit and segment total assets:

	2013	2012
	USD’000	USD’000
Revenue
Total revenue for reportable segments	364,900	324,179
Other revenue	141	184
Total revenue for the year	365,041	324,363

	2013	2012
	USD’000	USD’000
Net profit
Total net profit for reportable segments	97,794	81,323
Other loss	—	(11)
Other income	242	2
Interest income	1,412	1,220
Un-allocated corporate expenses:
Depreciation	(642)	(356)
Interest expenses	(7,703)	(2,179)
Other expenses	(23,299)	(19,518)
Listing transaction costs	(6,134)	—
Net profit for the year	61,670	60,481

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

29           Operating segments (continued)

Reconciliations of reportable segment revenue, net profit and segment total assets:

	2013	2012
	USD’000	USD’000
Total assets
Total assets for reportable segments	127,728	100,771
Un-allocated assets:
Short term deposit	—	5,450
Cash and cash equivalents	107,549	55,659
Head office assets	23,516	18,661
Amounts due from related parties	1,219	20
Total assets	260,012	180,561

	Reportable
	segment totals	Adjustments	Total
	USD’000	USD’000	USD’000

Other material items for the year ended 31 December 2013

Interest expenses	(272)	(7,703)	(7,975)
Depreciation and amortisation	(7,129)	(640)	(7,769)
Capital expenditure	11,554	7,769	19,323

Other material items for the year ended 31 December 2012

Interest expenses	(250)	(2,194)	(2,444)
Depreciation	(8,763)	(356)	(9,119)
Capital expenditure	5,673	1,057	6,730

Major customer

Revenue from the following customers of the Group represented approximately 68.1% (2012: 64.2%) of total revenue of the Group.

	2013	2012
	USD’000	USD’000
Customer I	209,430	166,579
Customer II	39,341	41,575
	248,771	208,154

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

30           Acquisition of subsidiaries

(a)         Al Madar Group LLC

On 31 October 2013, the Group acquired 75% of the shares and voting interests in Al Madar Group LLC which includes Al Madar Medical Center Pharmacy, Aquacare Medical Center and Al Madar Medical Center, for USD 11.2 million (AED 41.25 million). Total consideration amount included under other payables as at 31 December 2013.

Acquisition-related costs

The Group incurred acquisition-related costs of USD 128,000 on legal fees and due diligence costs. These costs have been included in “Administrative expenses” under non-underlying.

(b)         Manchester Clinic and British Urology Center LLC

On 31 October 2013, the Group acquired 75% of the shares and voting interests in Manchester Clinic LLC and 100% beneficial ownership of British Urology Center LLC, for an amount of USD 4.8 million (AED 17.5 million).

Acquisition-related costs

The Group incurred acquisition-related costs of USD 95,000 on legal fees and due diligence costs. These costs have been included in “Administrative expenses” under non-underlying.

(c)          Al Noor Hospital Family Care Center — Al Mamura LLC

In February 2013, the Group acquired a clinic, Al Noor Hospital Family Care Center — Al Mamura LLC, formerly known as Solutions Medical Center LLC located in the Emirate of Abu Dhabi. The Group owns 100% of share capital of this company. There are no material separately identifiable tangible and intangible assets and therefore the majority of the purchase consideration is for goodwill, representing the location and future earning potential of the clinic. Operation of this clinic commenced during the year.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

30                                  Acquisition of subsidiaries (continued)

Identifiable assets acquired and liabilities assumed on above companies

The following table summarises the recognised amounts of assets acquired and liabilities assumed at the acquisition date:

	Al Madar	Manchester	Al Mamura	Total
	USD’000	USD’000	USD’000	USD’000

Property and equipment	2,029	488	325	2,842
Inventories	183	—	84	267
Trade and other receivables	1,517	163	—	1,680
Cash and cash equivalents	2,347	107	—	2,454
Bank overdraft	—	(197)	—	(197)
Trade and other payables	(885)	(342)	—	(1,227)
Employee benefits obligations	(240)	(380)	—	(620)
Total identifiable net assets acquired	4,951	(161)	409	5,199
% share of total net assets paid/accrued for	3,714	(121)	409	4,002
Purchase consideration:
Cash paid in 2013 for purchase	—	4,763	1,045	5,808
Payables as at 31 December 2013*	11,240	—	—	11,240
	11,240	4,763	1,045	17,048
Goodwill**	7,526	4,884	636	13,046
Reconciliation to consolidated statement of cash flow:
Cash paid in 2013 for purchase				5,808
Less: cash and cash equivalents acquired				(2,454)
Plus: bank overdraft acquired				197
Plus: acquisition related costs				507
				4,058

*The Group has included USD 2.8 million as contingent consideration payable to the selling shareholders of Al Madar Group LLC if the acquiree’s target quarterly profit of USD 545,000 is achieved over the next 11 quarters (refer to note 13).

**Goodwill arose on the above business acquisitions during the year, is attributable to the client/patient lists, location, skills of the doctors and nurses of each subsidiaries’ work force (refer note 5).

(d)         Emirates American Company for Medical Services LLC

During the year 2013, the Group entered into a conditional contract to acquire 100% of the shares and voting interests in Emirates American Company for Medical Services LLC (also known as “Gulf International Cancer Center”/”GICC”) (refer note 32). As a result of this, the Group incurred acquisition-related costs of USD 284,000 on legal fees and due diligence costs. These costs have been included in non-underlying administrative expenses. The transaction completed on 10 February 2014 with control being deemed to transfer on that date.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

31           Non-controlling interest (NCI)

The following table summarises the information relating to each of the Group’s subsidiaries that has material NCI, before any intra-group eliminations.

	Al Madar	Manchester	Total
	USD’000	USD’000	USD’000

Non-current assets	2,389	462	2,851
Current assets	4,822	170	4,992
Non-current liabilities	(266)	(384)	(650)
Current liabilities	(859)	(424)	(1,283)
Net assets/(deficit)	6,086	(176)	5,910
Carrying amount of NCI/(deficit)	1,521	(44)	1,477
Revenue	2,768	253	3,021
Profit	1,134	(16)	1,118
OCI	—	—	—
Total comprehensive income/(loss)	1,134	(16)	1,118
Profit/(loss) allocated to NCI	283	(4)	279
Cash flows operating activities	(698)	(102)	(800)
Cash flows investment activities	(444)	—	(444)
Cash flows financing activities	(6)	—	(6)
Net decrease in cash and cash equivalents	(1,148)	(102)	(1,250)

32           Subsequent events

On 30 December 2013, the Group announced its intention to acquire 100% of the issued share capital of Emirates American Company for Medical Services LLC (also known as Gulf International Cancer Center/ “GICC”) for a consideration of USD 21.8 million (AED 80 million). An additional payment of USD 2.7 million will be paid upfront for lease rent, and additional payments of up to USD 2.2 million will be payable subject to performance up to the end of 2014. Whilst the Sale and Purchase Agreement (SPA) was concluded on 29 December 2013, the SPA included certain conditions that needed to be fulfilled before the transaction could be completed. The conditions remained to be met at 31 December 2013 and therefore, GICC was not accounted for as a subsidiary in the Group’s 31 December 2013 financial statements.

The principal conditions to complete the transaction were met on 10 February 2014 when control is deemed to have passed to Al Noor. As management has only recently had full access to the books and records of GICC, it has not been possible to complete an allocation of the purchase price for inclusion in these financial statements.  A purchase price allocation of the consideration across the intangible and tangible net assets acquired will be performed and will be presented in the Group’s 30 June 2014 half year condensed interim financial statements.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

33           Comparative information

During 2013, the Group modified the classification of the following significant balance sheet captions to reflect more appropriately the way in which economic benefit are derived from its use. As a result, the following reclassification was made in the comparative information of the consolidated financial statements:

a.              USD 1.2 million was reclassified from trade and other payables to trade and other receivables (refer note 8 and 13).

b.              USD 137,000 was reclassified from trade and other payables to amount due to related parties (refer note 13 and 7).

c.               USD 114,000 was reclassified from trade and other receivables to cash and cash equivalents (refer note 8 and 9).

34           Al Noor Hospitals Group Plc — Company

34.1        Statement of financial position

as at 31 December 2013

		2013
	Note	USD’000
Non-current assets
Investment in subsidiary	34.7	705,492

Current assets
Prepayments		283
Amount due from related party	34.8(a)	760
Total current assets		1,043
Total assets		706,535

Equity
Share capital	34.9	18,076
Share premium	34.9	693,549
Accumulated loss		(8,183)
Share option reserve	34.10	2,897
Total equity		706,339

Current liabilities
Other payables		196

Total equity and liabilities		706,535

34                        Al Noor Hospitals Group Plc — Company (continued)

34.2              Statement of changes in equity

for the period* ended 31 December 2013

	Share	Share	Accumulated	Share option
	capital	premium	loss	reserve	Total
	USD’000	USD’000	USD’000	USD’000	USD’000
	(Note 34.9)	(Note 34.9)		(Note 34.10)

At the beginning of the period*	—	—	—	—	—
!The Formula Not In TableLoss for the period*	(8,183)	—	—	(8,183)	—
!The Formula Not In TableTotal comprehensive loss	(8,183)	—	—	(8,183)	—

Transactions with owners of the Company:
Group restructuring	15,467	556,450	—	—	571,917
Shares issued at IPO	2,609	147,391	—	—	150,000
Equity-settled share-based payment (refer note 16)	—	—	—	2,897	2,897
Listing transaction costs(refer note 22)	—	(10,292)	—	—	(10,292)
At 31 December 2013	18,076	693,549	(8,183)	2,897	706,339

*The period from 20 December 2012 (date of incorporation) to 31 December 2013.

34                        Al Noor Hospitals Group Plc — Company (continued)

34.3              Statement of cash flows

for the period* ended 31 December 2013

			2013*
	Notes		USD’000
Operating activities
Loss for the period*			(8,183)
Adjustments for:
Equity-settled share-based payment transactions	16		2,897
Listing transaction costs	22		3,802

Net cash used in operating activities before movements in working capital			(1,484)

Change in prepayments			(283)
Change in amount from a related party	34.8	(a)	(760)
Change in other payables			196

Net cash used in operating activities			(2,331)

Investing activities
Capital contribution	34.7		(133,575)

Financing activities
Proceeds from issue of shares	34.9		150,000
Listing transaction costs	22		(14,094)
Net cash from financing activities			135,906

Net movement in cash and cash equivalents			—
Cash and cash equivalents at the beginning of the period*			—
Cash and cash equivalents at the end of the period*			—

*The period from 20 December 2012 (date of incorporation) to 31 December 2013.

34                             Al Noor Hospitals Group Plc — Company (continued)

34.4                        Status and activity

Al Noor Hospitals Group Plc (the “Company” or “Parent’’) is a Company which was incorporated in England and Wales on 20 December 2012. The Company is a public limited liability company operating mainly in the United Arab Emirates (“UAE”). The address of the registered office of the Company is C/O Capita Company Secretarial Services, 2nd Floor, Ibex House, 42-47 Minories, London, EC3N 1DX. The registered number of the Company is 8338604. There is no ultimate controlling party.

The Company changed its name from Al Noor Hospitals Plc to Al Noor Hospitals Group Plc on 21 June 2013.

The Company completed its Premium Listing on the London Stock Exchange on 21 June 2013.

These financial statements are the separate financial statements of the Parent Company only and the financial statements of the Group are prepared and presented separately. The financial statements are available at the registered office of Al Noor Hospitals Group Plc C/O Capita Company Secretarial Services, 2nd Floor, Ibex House, 42-47 Minories, London, EC3N 1DX, UK.

34.5                        Basis of preparation

These are the first financial statements of the Company for the period from 20 December 2012 to 31 December 2013 (“the period”). Hence, comparative information is not presented.

(d)                                 Statement of compliance

The financial statements have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union (adopted IFRS) and the Companies Act 2006.

(e)                                  Basis of measurement

The financial statements have been prepared on the historical cost basis.

No profit and loss account is prepared by the Company as permitted by Section 408 of the Companies Act 2006.

(c)                                  Functional and presentation currency

The consolidated financial statements and financial information are presented in United States Dollar (USD), rounded to the nearest thousand. The functional currency of the majority of the Group’s entities is the United Arab Emirates Dirham (AED) and is the currency of the primary economic environment in which the Group operates. The United Arab Emirates Dirham (AED) is currently pegged against the United States Dollar (USD) at a rate of 3.67 per US Dollar.

34                             Al Noor Hospitals Group Plc — Company (continued)

34.6                        Significant accounting policies

Except for the changes below, the accounting policies set out below have been applied consistently to all periods presented in these financial statements.

The Company has adopted the following new standards and amendments to standards, including any consequential amendments to other standards, with a date of initial application 1 January 2013.

•                  Presentation of items of other comprehensive income (OCI) (Amendments to IAS 1)

•                  IFRS 13 Fair value Measurement

•                  IAS 19 Employee Benefits (2011)

The adoption of these standards and amendments to standards had no material effect on these financial statements.

34                             Al Noor Hospitals Group Plc — Company (continued)

34.6                        Significant accounting policies (continued)

(a)                                 Financial assets

The Company’s financial assets comprise amount due from a related party.

The Company derecognises a financial asset when the contractual rights to the cash flows from the asset expire; or it transfers the asset and substantially all the risks and rewards of ownership of the asset to another entity.

(b)                                 Financial liabilities

The Company’s financial liabilities comprise of other payables. Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangement. The Company has no compound financial instruments.

(i)                                    Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company comprise ordinary shares and are recorded at the proceeds received, net of direct issue costs.

(ii)                                Debt instruments

Other payables are classified as ‘other financial liabilities’ and are initially measured at fair value, net of transaction costs, and are subsequently measured at amortised cost using the effective interest method, with interest expense recognised on an effective yield basis.

The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period.

The Company derecognises financial liabilities when its contractual obligations are discharged, cancelled or expire.

(c)                                  Provisions

A provision is recognised if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows that reflects current market assessments of the time value of money and the risks specific to the liability.

34                             Al Noor Hospitals Group Plc — Company (continued)

34.6                        Significant accounting policies (continued)

(d)                                 Finance income

Finance income comprises foreign currency exchange differences.

(e)                                  Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognised as a deduction from equity.

(f)                                   Earnings per share

The Company presents basic earnings per share data for its ordinary shares. Basic earnings per share is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the year, adjusted for own shares held.

(g)                                 New standards and interpretations not yet adopted

New standards, amendments to standards and interpretations that are not yet effective for the period ended 31 December 2013 have not been applied in preparing these financial statements. None of these is expected to have a significant effect on these financial statements of the Company, except for IFRS 9 “Financial instruments” which could change the classification and measurement of the financial assets. The full extent of the impact has not yet been determined.

(h)                                 Listing transaction costs

Transaction costs of the Initial Public Offer (IPO) that are directly attributable to issue of new shares are accounted for as a deduction from share premium. Cost relating to the issue of existing shares are expensed in the profit and loss account. Marketing costs for the IPO do not meet the definition of directly attributable expenses and are therefore expensed through the statement of profit or loss under non-underlying items together with the indirect costs related to the IPO.

34.7                        Investment in subsidiaries

	Ownership	2013
	%	USD’000

Al Noor Holdings Cayman Limited (ANHC)	100%	705,492

Initial investment based on the net assets of investee		571,917
Additional capital contribution		133,575

Total investment in subsidiaries		705,492

34                             Al Noor Hospitals Group Plc — Company (continued)

34.7                        Investment in subsidiaries (continued)

This investment is stated at cost less impairment, if any. This represents the cost of investment in Al Noor Holdings Cayman Limited (previous parent company), a wholly owned subsidiary of the Company. Al Noor Hospital Group Plc issued shares to the existing shareholders of Al Noor Holdings Cayman Limited in exchange for shares already held in all the operating companies. The cost of investment represents the Company’s shares of net assets of Al Noor Holdings Cayman Limited at the date of the group restructuring. In addition, the Company has made an additional capital contribution to the equity capital of Al Noor Holdings Cayman Limited amounting to USD 133,575 thousand.

The activities of the subsidiary are the operation of medical hospitals and clinics and the sale of pharmaceuticals, medical supplies and related equipment.

The Group’s effective shareholding in its subsidiary entities is set out below:

Name of the Company	Country of Incorporation	2013

Al Noor Holdings Cayman Limited (ANHC)	Cayman Islands	100.0%
ANMC Management Limited (ANMC)	Cayman Islands	100.0%
Al Noor Commercial Investment LLC (ANCI)	UAE	99.0%
Al Noor Golden Commercial Investment LLC (ANGCI)	UAE	99.9%
Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC	UAE	99.9%
Abu Dhabi Medical Services LLC	Sultanate of Oman	99.9%
Al Noor Hospital Family Care Center — Al Mamura LLC	UAE	99.9%
Al Madar Group LLC	UAE	74.9%
Manchester Clinic LLC	UAE	74.9%
British Urology Center LLC	UAE	100.0%

34.8                        Related party balances and transactions

Related parties comprise the subsidiaries the Shareholders, key management personnel and those entities over which the parent, the ultimate parent, the directors or the Company can exercise significant influence or which can significantly influence the Company.

(a)                                 Amount due from a related party:

2013
USD’000

Al Noor Holdings Cayman Limited	760

34                             Al Noor Hospitals Group Plc — Company (continued)

34.8                        Related party balances and transactions (continued)

(b)                                 Key management personnel compensation:

The compensation of key management personnel during the period* was as follows:

2013*
USD’000

Directors’ remuneration*	448

Equity-settled share-based payment transactions (refer note 16)	565

*Directors’ remunerations include directors’ fees and additional fees for the period ended 31 December 2013.

*The period from 20 December 2012 (date of incorporation) to 31 December 2013.

34.9                        Share capital

2013
USD’000

Issued and fully paid 116,866,203 shares of GBP 10 pence each (converted to USD at 1.5467)	18,076

Movement of issued share capital and share premium:

	Number of	Ordinary	Share
	shares	shares	premium	Total
	000	USD’000	USD’000	USD’000

At the beginning of the period*	—	—	—	—
Issue of new shares(1)	100,000	15,467	556,450	571,917
Issue of new shares — IPO(2)	16,866	2,609	147,391	150,000
Less: flotation cost(3) (refer note 22)	—	—	(10,292)	(10,292)

At 31 December 2013	116,866	18,076	693,549	711,625

(1) The Company was restructured on 14 June 2013 when the Company acquired its investment in Al Noor Holdings Cayman Limited by way of a share for share exchange with the shareholders of those companies being identical to the shareholders of the Company.  100,000,000 shares were issued to the shareholders of the Al Noor Holdings Cayman Limited creating share premium of USD 556,450 thousand.

(2) On 21 June 2013, the Company completed its Premium Listing on the London Stock Exchange and raised USD 150,000 thousand and from the issue of 16,866 thousand new ordinary shares, thereby diluting existing shareholders equity interest to 85.57%.

(3)During the period ended 31 December 2013 costs of USD 16,426 thousand were incurred in relation to completion of the Company’s Premium Listing on the London Stock Exchange. Of these costs, USD 10,292 thousand has been deducted from the share premium account and USD 6,134 thousand has been charged to the statement of profit or loss in accordance with the requirements of IAS 32 — Financial Instruments: Disclosure and Presentation (refer note 22).

*The period from 20 December 2012 (date of incorporation) to 31 December 2013.

34                             Al Noor Hospitals Group Plc — Company (continued)

34.9                        Share capital (continued)

Other class of shares outstanding as at 31 December 2013

		Amount
	No. of shares	USD

Preference shares (redeemable non-voting)	50,000	77,335
Subscriber shares	10	2

34.10                 Auditor’s remuneration

The Company paid an amount of USD 24,600 to its auditor in respect of the audit of the Company’s annual accounts together with USD 25,600 in respect of the audit related assurance services for the period ended 31 December 2013.

34.11                 Financial instruments

(a)                            Capital risk management

The Company manages its capital to ensure it is able to continue as a going concern while maximising the return on equity.  The Company does not have a formalised optimal target capital structure or target ratios in connection with its capital risk management objective.  The Company’s overall strategy remains unchanged from the prior year. The Company is not subject to externally imposed capital requirements.

(b)                            Financial risk management objectives

The Company is exposed to the following risks related to financial instruments-credit risk, liquidity risk, foreign currency risk and interest rate risk. The Company does not enter into or trade in financial instruments, investments in securities, including derivative financial instruments, for speculative or risk management purposes.

34                             Al Noor Hospitals Group Plc — Company (continued)

34.11                 Financial instruments (continued)

(c)                               Credit risk

Exposure to credit risk

The carrying amount of financial assets represents the maximum credit exposure. There is no credit risk involve on the Company’s financial statements except for the amount due from a related party disclosed below;

2013
USD’000

Amount due from a related party	760

(d)                                 Liquidity risk

Ultimate responsibility for liquidity risk management rests with the Directors of the Company, who has built an appropriate liquidity risk management framework for the management of the Company’s short, medium and long-term funding and liquidity management requirements. The Company manages liquidity risk by maintaining adequate reserves by continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and liabilities.

Liquidity risk is the risk that the Company will be unable to meet its funding requirements. The table below summarises the maturity profile of the Company’s non-derivative financial liabilities. The contractual maturities of the financial liabilities have been determined on the basis of the remaining period at the end of reporting period to the contractual repayment date. The maturity profile is monitored by management to ensure adequate liquidity is maintained. The maturity profile of the liabilities at the end of reporting period based on existing contractual repayment arrangements was as follows:

	Carrying	Contractual	1 year	More than
	amount	cash flows	or less	one year
	USD’000	USD’000	USD’000	USD’000

31 December 2013
Other payables	196	(196)	(196)	—

Al Noor Hospitals Group plc consolidated financial statements 31 December 2014

Al Noor Hospitals Group Plc

(8338604)

Consolidated financial statements

31 December 2014

Registered office:

C/O Capita Company Secretarial Services

1st Floor, 40 Dukes Place,

London,

EC3A 7NH

Al Noor Hospitals Group Plc

Consolidated statement of financial position

As at 31 December

			2014	2013*
	Note		USD’000	USD’000
Non-current assets
Property and equipment	4		59,057	29,233
Intangible assets and goodwill	5		33,177	19,938
Deferred tax assets	22		269	134
Prepayments	8		2,534	—
Total non-current assets			95,037	49,305

Current assets
Inventories	6		20,385	16,483
Trade and other receivables	8		115,375	85,906
Amount due from a related party	7	(c)	851	1,219
Short term deposit	10		13,624	—
Cash and cash equivalents	9		82,881	107,679
Total current assets			233,116	211,287
Total assets			328,153	260,592

Equity
Share capital	11		18,076	18,076
Share premium reserve	11		693,549	693,549
Statutory reserve	11		4,114	4,114
Merger reserve	11		(700,009)	(700,009)
Retained earnings			214,534	160,089
Share option reserve	15		3,174	2,897
Equity attributable to owners of the Company			233,438	178,716
Non-controlling interest	11		4,800	1,991
Total equity			238,238	180,707

Non-current liabilities
Trade and other payables	13		596	2,188
Employee benefits	14		15,377	11,451
Total non-current liabilities			15,973	13,639

Current liabilities
Trade and other payables	13		67,792	63,417
Amounts due to related parties	7	(b)	6,150	2,634
Bank overdraft	9		—	195
Total current liabilities			73,942	66,246
Total liabilities			89,915	79,885
Total equity and liabilities			328,153	260,592

*Re-presented for acquisition accounting adjustments. See note 29 (a).

These financial statements were approved and authorised for issue by the Board of Directors and signed on their behalf on 29 March 2015 by:

Chairman	Chief Executive Officer

The notes on pages 175 to 227 form an integral part of these consolidated financial statements.

Al Noor Hospitals Group Plc

Consolidated statement of profit or loss and other comprehensive income

For the year ended 31 December

		For the year ended 31 December 2014			For the year ended 31 December 2013
		Underlying	Non-underlying	Total	Underlying	Non-underlying	Total
	Note	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
Revenue	16	449,056	—	449,056	365,041	—	365,041
Cost of sales	17	(257,045)	—	(257,045)	(210,503)	—	(210,503)
Gross profit		192,011	—	192,011	154,538	—	154,538
Administrative expenses	18	(106,607)	(598)	(107,205)	(79,483)	(822)	(80,305)
Results from operating activities		85,404	(598)	84,806	75,055	(822)	74,233
Listing transaction costs	21	—	—	—	—	(6,134)	(6,134)
Finance cost	20	(1,552)	—	(1,552)	(5,094)	(2,881)	(7,975)
Finance income	20	632	—	632	1,412	—	1,412
Net finance cost		(920)	—	(920)	(3,682)	(2,881)	(6,563)
Profit for the year before tax		84,484	(598)	83,886	71,373	(9,837)	61,536
Taxation	22	135	—	135	134	—	134
Profit for the year		84,619	(598)	84,021	71,507	(9,837)	61,670
Other comprehensive income-Items that will never be reclassified to profit or loss:
Re-measurement of defined benefit liability	14	(1,977)	—	(1,977)	(1,660)	—	(1,660)
Total comprehensive income for the year		82,642	(598)	82,044	69,847	(9,837)	60,010

Continued….

Al Noor Hospitals Group Plc

Consolidated statement of profit or loss and other comprehensive income (continued)

For the year ended 31 December

			For the year ended 31 December 2014			For the year ended 31 December 2013
			Underlying	Non-underlying	Total	Underlying	Non-underlying	Total
	Note		USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
Profit attributable to:
Owners of the Company			81,810	(598)	81,212	71,228	(9,837)	61,391
Non-controlling interest	11		2,809	—	2,809	279	—	279
			84,619	(598)	84,021	71,507	(9,837)	61,670
Total comprehensive income attributable to:
Owners of the Company			79,833	(598)	79,235	69,568	(9,837)	59,731
Non-controlling interest	11		2,809	—	2,809	279	—	279
			82,642	(598)	82,044	69,847	(9,837)	60,010
Earnings per share
Basic earnings per share (cents)	25	(a)			69.5			56.3
Diluted earnings per share (cents)	25	(b)			69.2			56.2

The notes on pages 175 to 227 form an integral part of these consolidated financial statements.

Al Noor Hospitals Group Plc

Consolidated statement of changes in equity

For the year ended 31 December

				Attributable to equity shareholders of the Company
		Share						Non-	Total
	Share	premium	Statutory	Merger	Retained	Share option		controlling	equity
	capital	reserve	reserve	reserve	earnings	reserve	Total	interest	/(deficit)
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
	(Note 11)	(Note 11)	(Note 11)	(Note 11)		(Note 15)		(Note 11)

At 1 January 2014	18,076	693,549	4,114	(700,009)	160,089	2,897	178,716	1,991	180,707
Total comprehensive income:
Profit for the year	—	—	—	—	81,212	—	81,212	2,809	84,021
Other comprehensive income (refer note 14)	—	—	—	—	(1,977)	—	(1,977)	—	(1,977)
Total comprehensive income	—	—	—	—	79,235	—	79,235	2,809	82,044
Transactions with owners of the Company:
Contribution and distributions:
Equity settled share-based payment (refer note 15)	—	—	—	—	—	1,063	1,063	—	1,063
Reversal of equity settled share-based payment (refer note 15)	—	—	—	—	—	(786)	(786)	—	(786)
Dividends paid (refer note 12)	—	—	—	—	(24,790)	—	(24,790)	—	(24,790)
Total contribution and distribution	—	—	—	—	(24,790)	277	(24,513)	—	(24,513)
At 31 December 2014	18,076	693,549	4,114	(700,009)	214,534	3,174	233,438	4,800	238,238

Continued….

Al Noor Hospitals Group Plc

Consolidated statement of changes in equity (continued)

For the year ended 31 December 2014

				Attributable to equity shareholders of the Company
		Share						Non-	Total
	Share	premium	Statutory	Merger	Retained	Share option		controlling	equity /
	capital	reserve	reserve	reserve	earnings	reserve	Total	interest*	(deficit)
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
	(Note 11)	(Note 11)	(Note 11)	(Note 11)		(Note 15)		(Note 11)

At 1 January 2013	—	—	4,114	(128,092)	121,066	—	(2,912)	—	(2,912)
Total comprehensive income:
Profit for the year	—	—	—	—	61,391	—	61,391	279	61,670
Other comprehensive income (refer note 14)	—	—	—	—	(1,660)	—	(1,660)	—	(1,660)
Total comprehensive income	—	—	—	—	59,731	—	59,731	279	60,010
Transactions with owners of the Company:
Contribution and distributions:
Group restructuring (refer note 11)	15,467	556,450	—	(571,917)	—	—	—	—	—
Shares issued at IPO (refer note 11)	2,609	147,391	—	—	—	—	150,000	—	150,000
Equity settled share-based payment (refer note 15)	—	—	—	—	—	2,897	2,897	—	2,897
Listing transaction costs (refer note 21)	—	(10,292)	—	—	—	—	(10,292)	—	(10,292)
Dividends paid (refer note 12)	—	—	—	—	(20,708)	—	(20,708)	—	(20,708)
Total contribution and distribution	18,076	693,549	—	(571,917)	(20,708)	2,897	121,897	—	121,897
Changes in ownership interest:
Acquisition of subsidiaries	—	—	—	—	—	—	—	1,712	1,712
At 31 December 2013	18,076	693,549	4,114	(700,009)	160,089	2,897	178,716	1,991	180,707

*Re-presented for acquisition accounting adjustments. See note 29 (a).

The notes on pages 175 to 227 form an integral part of these consolidated financial statements.

Al Noor Hospitals Group Plc

Consolidated statement of cash flows

For the year ended 31 December

			2014	2013*
	Note		USD’000	USD’000
Operating activities
Profit for the year before tax			83,886	61,536
Adjustments for:
Depreciation and amortisation	4,5		12,716	7,769
Other non-cash items			1,364	64
Finance costs	20		1,220	7,975
Interest income	20		(632)	(1,368)
Employee benefit charge	14		2,897	1,711
Listing transaction costs			—	3,802
Equity-settled share-based payment transactions (net movement)			277	2,897
Reversal of impairment loss on amount due from a related party			—	(848)
Acquisition related costs			598	507
Net cash from operating activities			102,326	84,045

Change in inventories			(3,813)	(1,977)
Change in trade and other receivables			(28,190)	(520)
Change in prepaid lease rent	8		(2,725)	—
Change in amount due from a related party			368	(351)
Change in trade and other payables			9,781	8,189
Change in amounts due to related parties	7	(b)	3,516	(2,176)

Cash generated from operations			81,263	87,210
Employee benefits paid	14		(1,853)	(946)
Net cash generated from operating activities			79,410	86,264

Investing activities
Interest received			495	1,513
Short term deposit	10		(13,624)	5,450
Payment for property and equipment	4		(26,840)	(12,280)
Proceeds from sale of property and equipment			121	—
Payment for intangible assets	5		(6,639)	(7,043)
Investment in subsidiaries, net of cash acquired (including acquisition related costs)	29		(31,516)	(3,928)
Net cash used in investing activities			(78,003)	(16,288)

Financing activities
Proceeds from issue of shares	11		—	150,000
Listing transaction costs			—	(14,094)
Repayment of loan			—	(128,726)
Interest paid			(1,220)	(4,623)
Dividend paid	12		(24,790)	(20,708)
Net cash used in financing activities			(26,010)	(18,151)
Net (decrease) / increase in cash and cash equivalents			(24,603)	51,825
Cash and cash equivalents at 1 January	9		107,484	55,659
Cash and cash equivalents at 31 December	9		82,881	107,484

*Re-presented for acquisition accounting adjustments. See note 29 (a).

The notes on pages 175 to 227 form an integral part of these consolidated financial statements.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

1                                        Status and activity

Al Noor Hospitals Group Plc (the “Company” or “Parent’’) is a Company which was incorporated in England and Wales on 20 December 2012. The Company is a public limited liability company operating mainly in the United Arab Emirates (“UAE”). The address of the registered office of the Company is C/O Capita Company Secretarial Services, 1st Floor, 40 Dukes Place, London, EC3A 7NH. The registered number of the Company is 8338604.

The activities of the subsidiaries are the operation of medical hospitals and clinics and the sale of pharmaceuticals, medical supplies and related equipment. These consolidated financial statements include the financial performance and position of the Company and its subsidiaries (collectively referred to as “the Group”) (refer note 3(a)).

The consolidated financial statements of the Group for the year ended 31 December 2014 were authorised for issue by the Board of Directors on 29 March 2015 and the consolidated statement of financial position was signed on the Board’s behalf by the Chairman and the Chief Executive Officer.

The Company is taking advantage of the exemption in section 408 of the Companies Act 2006 not to present its individual income statement as a part of these consolidated financial statements.

2                                         Basis of preparation

The financial information presented for the comparative year ended 31 December 2013 essentially represents the financial performance and position of the same continuing business albeit that the parent company of the group changed in 2013 as a result of group re-organisations.

On 14 June 2013, as a necessary step to its Initial Public Offering on 21 June 2013, the Company (i.e. Al Noor Hospitals Group plc), issued 100 million shares to the shareholders of the previous parent company of the Group, Al Noor Holdings Cayman Limited (“ANHC”), in exchange for 100% of the issued shares of ANHC.  The effect of this was to add a new parent company on top of the existing group — this being the only change — prior to its flotation and this gave rise to reverse acquisition accounting by the new parent company.  In considering the requirements of IFRS 3, consideration was given as to whether this was a business combination.  The conclusion reached by the directors was that this was not a business combination by the new parent company merely the addition of a new holding company to a continuing business, i.e., a group reorganisation.

The impact, for accounting purposes, of the transaction on 14 June 2013 was to present the Company as if it had always been the parent company of the group with the consequent continuation of the book values and history previously reported by ANHC, save for alteration of the equity section of the prior year’s statement of consolidated financial position to reflect that of the new parent company.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

2                                         Basis of preparation (continued)

(a)                                 Statement of compliance

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union (adopted IFRS) and the Companies Act 2006.

(b)                                 Going Concern

These consolidated financial statements have been prepared on the going concern basis. At 31 December 2014, the Group had net assets amounting to USD 238.2 million (2013: USD 180.7 million), principally as a result of the proceeds from the Initial Public Offering on 21 June 2013 and net profit for the period ended 31 December 2014. The Group is profitable, cash generative and has access to an undrawn committed borrowing facility of up to USD 81.7 million. Having considered the Group’s cash forecast for a period of 12 months from the date of signing the consolidated statement of financial position, the Directors have a reasonable expectation that the Group has adequate resources to meet its liabilities as they fall due for at least 12 months from the date of approval of these consolidated financial statements. Thus, they continue to adopt the going concern basis in preparing the financial information.

(c)                                  Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis except where adopted IFRS mandates that fair value accounting is required.

(d)                                 Functional and presentation currency

The consolidated financial statements and financial information are presented in United States Dollar (US$), rounded to the nearest thousand. The functional currency of the majority of the Group’s entities is the United Arab Emirates Dirham (AED) and is the currency of the primary economic environment in which the Group operates. The United Arab Emirates Dirham (AED) is currently pegged against the United States Dollar (USD) at a rate of 3.67 per US Dollar.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

2                                         Basis of preparation (continued)

(e)                                  Use of estimates and judgements

The preparation of consolidated financial statements in conformity with adopted IFRSs requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the year in which the estimates are revised and in any future periods affected.

Information about judgements, estimates and assumptions in applying the Group’s accounting policies that have the most significant effect on the amounts recognised in the consolidated financial statements is included in the following notes:

•                 Note 16 — Revenue

•                 Note 5 — Intangible assets and goodwill

•                 Note 14 — Employee benefits

(f)                                   Measurement of fair value

Fair values in respect of identifiable assets and liabilities acquired through business combination are determined for measurement based on the following methods.

When measuring the fair value of an asset or a liability, the Group uses observable market data as far as possible. Fair value is categorised into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

•                  Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

•                  Level 2: inputs other than quoted prices included in Level I that are observable for the asset or liability, either directly (i.e. as price) or directly (i. e. derived from price).

•                  Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Plant and equipment

The fair value of items of plant and equipment is based on the market approach and cost approach using quoted market prices for similar items when available and replacement cost when appropriate.

Inventories

The fair value of inventories is determined based on the estimated selling price in the ordinary course of business less estimated costs of sale.

Trade and other receivables

The fair value of trade and other receivables is estimated as the present value of future cash flows, discounted, if material, at the market rate of interest at the reporting date.

Financial liabilities

The fair value is calculated based on the present value of future principal and interest cash flows, discounted, if material, at the market rate of interest at the reporting date.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

2                                         Basis of preparation (continued)

(g)                                 Non-underlying items in the consolidated statement of comprehensive income

Items that are unusual or infrequent in nature are presented as non-underlying items in the income statement. In addition, where the Directors are of the opinion that separate presentation of an item or items provides helpful information about the Group’s underlying business performance, such amounts are included in the non-underlying category with full disclosure of their nature. Non-underlying items include the following items:

•                  Acquisition related costs (refer note 29)

•                  Finance charges (refer note 20)

•                  First time registration fees in London Stock Exchange (refer note 18)

3                                         Significant accounting policies

Except for the changes below, the accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements.

The Group has adopted the following new standards, including any inconsequential amendments to other standards, with a date of initial application of 1 January 2014.

•                  IFRS 10 Consolidated Financial Statements

•                  IFRS 11 Joint Arrangements

•                  IFRS 12 Disclosure of Interests in Other Entities

None of these new standards had an impact on these consolidated financial statements.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3                                         Significant accounting policies (continued)

(a)                                 Basis of consolidation

(i)                                    Business combination

The Group accounts for business combinations using the acquisition method when control is transferred to the Group (see (a) (iii)). The consideration transferred in the acquisition is measured at fair value, as are the identifiable net assets acquired. Any goodwill that arises is tested annually for impairment (see 3(d)). Any given bargain purchase is recognised in the profit and loss account immediately. Transaction costs are expensed as incurred, except if related to the issue of debt or equity securities. The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognised in the profit and loss account.

Any contingent consideration payable is measured at fair value at the acquisition date. If the contingent consideration is reclassified as equity, then it is not re-measured and settlement is accounted for within equity. Otherwise, subsequent changes in the fair value of contingent consideration are recognised in the profit and loss account.

In addition, if the contingent consideration is dependent on the former owners of the acquired company remaining in employment, the payment will be treated as a post-acquisition employment expense rather than as part of the consideration for the business combination.

(ii)                                Non-controlling interests (NCI)

NCI are measured at their proportionate share of the acquiree’s identifiable net assets at the acquisition date.

Changes in the Group’s interest in a subsidiary that do not result in a loss of power to control are accounted for as equity transactions.

(iii)                            Subsidiaries

Subsidiaries are entities where the Group has the power to exercise control. Control is achieved where the Group has power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The financial statements of subsidiaries are included in the consolidated financial statements from the date on which control commences until the date on which control ceases.

(iv)                        Transactions eliminated on consolidation

Intra-group balances, and any unrealised income and expense arising from intra-group transactions, are eliminated in preparing the consolidated financial statements.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3                                         Significant accounting policies (continued)

(b)                                 Property and equipment

(i)                        Recognition and measurement

Items of property and equipment are measured at cost less accumulated depreciation and impairment losses (if any). In the context of property and equipment acquired as part of an acquisition of a business, cost will be the fair value of the property and equipment.

Cost includes expenditure that is directly attributable to the acquisition of the asset and includes any other costs directly attributable to bringing the asset to a working condition for its intended use. Purchased software that is integral to the functionality of the related equipment is capitalised as part of that equipment. When parts of an item of property and equipment have different useful lives, they are accounted for as separate items (major components) of property and equipment. The gain or loss arising on the disposal of an item of property and equipment is determined by comparing the proceeds from disposal with the carrying amount with the difference being recognised in the profit and loss account.

(ii)                    Subsequent costs

The cost of replacing a component of an item of property and equipment is recognised in the carrying amount of the item if it is probable that the future economic benefits embodied within the component will flow to the Group, and its cost can be measured reliably. The carrying amount of the replaced component is derecognised. The costs of the day-to-day servicing of property and equipment are recognised in the profit and loss account as incurred.

(iii)                Depreciation

Depreciation is based on the cost of an asset less its residual value. Depreciation is recognised in the profit and loss account on a straight-line basis over the estimated useful economic lives of each component of an item of property and equipment. Leasehold improvements are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the lease will be renewed on expiry. Assets classified as capital work in progress are not subject to depreciation. The estimated useful lives for the current and comparative years are as follows:

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3                                         Significant accounting policies (continued)

(b)                                 Property and equipment (continued)

(iii)                            Depreciation (continued)

Leasehold improvements	4 years
Medical equipment and tools	4-11 years
Furniture, fixtures and office equipment	4 years
Motor vehicles	5 years

The estimated useful lives, residual values and depreciation methods are reviewed at each reporting date and adjusted if appropriate.

(c)                                  Inventories

Inventories are measured at the lower of cost and net realisable value and comprise pharmaceutical and medical supplies. Cost is calculated using the weighted average method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Net realisable value represents the estimated selling price in the ordinary course of business less estimated selling and distribution expenses.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3                                         Significant accounting policies (continued)

(d)                                 Impairment

Non-Financial Assets

At each reporting date, the Group reviews the carrying amounts of its non-financial assets (other than inventories and deferred tax assets) to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill is tested annually for impairment.

For impairment testing, assets are grouped into the smallest group of assets that generates cash flows from continuing use that are largely independent of the cash flows of other assets or CGUs. Goodwill arising from business combination is allocated to CGUs or groups of CGUs that are expected to benefit from the synergies of the combination.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less cost to sell. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessment of the time value of money and the risks specific to the asset or CGU.

An impairment loss is recognised if the carrying value of an asset or CGU exceeds its recoverable amount. Impairment loss is recognised in profit or loss. An impairment losses are allocated first to reduce the carrying amounts of goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU.

(e)                               Provisions

A provision is recognised if, as a result of a past event, the Group has a present legal or constructive obligation that can be estimated reliably and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows that reflect current market assessments of the time value of money and the risks specific to the liability.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3                                         Significant accounting policies (continued)

(f)                                   Employee benefits

(i)                        Defined benefit plans

A defined benefit plan is a post-employment benefit other than a defined contribution plan. The Group currently operates an unfunded scheme for employees’ end of service benefits that follows relevant local regulations and is based on periods of cumulative service and levels of employees’ final basic salaries. The Group’s obligation in respect of defined benefit plans is calculated by estimating the amount of future benefits that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value. Such benefits are based on the applicable provisions of the UAE Labour Law. The discount rate is the yield at valuation date, on US AA-rated corporate bonds, which in the absence of a deep market in corporate bonds within the UAE is the relevant proxy market as determined by the actuaries.

The calculation is performed annually by a qualified actuary using the projected unit credit method. When benefits of the plan are improved, the portion of the increased benefit related to past service by employees is recognised in the profit and loss account at the earlier of when the plan amendment or curtailment occurs or when the Group recognizes related restructuring costs or termination benefits. To the extent that the benefits vest immediately, the expense is recognised immediately in the profit and loss account. The Group recognises all re-measurements from defined benefit plans immediately in other comprehensive income and all administrative expenses related to defined benefit plans within the profit and loss account. Gains and losses on the curtailment or settlement of a defined benefit plan are recognised when the curtailment or settlement occurs.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service or the gain or loss on curtailment is recognized immediately in profit or loss. The Group recognises gains and losses on the settlement of a defined benefit plan when the settlement occurs.

Monthly pension contributions are made in respect of UAE national employees, who are covered by the Law No. 2 of 2000. The pension fund is administered by the Government of Abu Dhabi - Finance Department, represented by the Abu Dhabi Retirement Pensions and Benefits Fund.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3                                         Significant accounting policies (continued)

(ii)                    Short term employee benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognised for the amount expected to be paid under short-term cash bonus or profit sharing plans if the Group has a present legal or constructive obligation to pay this amount as a result of a past service provided by the employee, and the obligation can be estimated reliably.

(iv)                  Share-based payments transactions

The grant-date fair value of equity-settled share-based payment awards granted to employees is generally recognised as an expense, with a corresponding increase in equity, over the vesting period of the awards. The amount recognised as an expense is adjusted to reflect the number of awards for which the related service and non-market performance conditions are expected to be met, such that the amount ultimately recognised is based on the number of awards that meet the related service and non-market performance conditions at the vesting date. For share based-based payment awards with non-vesting conditions, the grant-date fair value of the share—based payment is measured to reflect such conditions and there is no true-up for differences between expected and actual outcomes.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3                                         Significant accounting policies (continued)

(g)                                 Revenue recognition

Revenue represents the invoiced value of medical services rendered and pharmaceutical goods sold during the year, and is stated net of discounts.

Rendering of services

Revenue from the provision of medical services to inpatients and outpatients is recognised in the profit and loss account in proportion to the stage of completion of the medical service at the reporting date. As a result of the majority of patients having medical insurance cover, the Group’s revenue is largely derived from insurers and therefore is stated net of potential estimated insurance claims likely to be rejected. The Group estimates potential insurance claim rejections based on historical trends and treats this as a discount which is recognised as a reduction of service revenue.

Sale of goods

Revenue from the sale of pharmaceutical goods in the course of ordinary activities is measured at the fair value of the consideration received or receivable, net of returns and trade discounts. Revenue is recognised when the significant risks and rewards of ownership have been transferred to the customer, recovery of the consideration is probable, the associated costs and possible return of goods can be estimated reliably, there is no continuing management involvement with the goods and the amount of revenue can be measured reliably.

(h)                              Goodwill and other intangible assets

Goodwill arising on the acquisition of subsidiaries is measured at cost less accumulated impairment losses.

Other intangible assets including software that is acquired by the Group having finite useful lives are measured at cost less accumulated amortisation and any accumulated impairment losses. Software is amortised on a straight-line basis in the profit and loss account over its estimated useful life from the date that it is available for use. Assets classified as software under development are not subject to depreciation. The estimated useful life of software is 4 years.

Subsequent expenditure is capitalised only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure, including expenditure on internally generated goodwill and brands, is recognised in the profit and loss account as incurred.

(i)                                    Segment reporting

An operating segment is a component of the Group that engages in business activities from which it may earn revenues and incur expenses. Segments are disclosed based on the components of the entity that management monitors in making decisions about operating segments (the “management approach”). Such components are identified on the basis of internal reports that the entity’s Chief Operating Decision Maker (CODM) reviews regularly. All operating segments’ results are reviewed by the Group’s CODM to make decisions about resources to be allocated to the segments and assess their performance, for which discrete financial information is available.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

3                                         Significant accounting policies (continued)

(j)                                    Earnings per share

The Group presents basic earnings per share data for its ordinary shares. Basic earnings per share is calculated by dividing the profit or loss attributable to ordinary shareholders of the Group by the weighted average number of ordinary shares outstanding during the year.

The Group calculates diluted earnings per share by increasing the average number of shares by reference to the average number of potential ordinary shares held under option during the period.  This reflects the number of ordinary shares which would be purchased using the aggregate difference in value between the market value of shares and the share option exercise price.  The market value of shares has been calculated using the average ordinary share price during the period. Only share options which have met their cumulative performance criteria have been included in the dilution calculation.

(k)                                 Lease payments

Payments made under operating leases are recognised in the profit and loss account on a straight-line basis over the term of the lease. Lease incentives received are recognised as an integral part of the total lease expense over the term of the lease.

(l)                                    New standards and interpretations not yet adopted

New standards, amendments to standards and interpretations that are not yet effective for the year ended 31 December 2014 have not been applied in preparing these consolidated financial statements. None of these is expected to have a significant effect on these consolidated financial statements of the Group, except for the following which could change the classification and measurement of the financial assets. The full extent of the impact has not yet been determined.

•                  IFRS 9 “Financial instruments” (expected effective date of 1 January 2018)

•                  IFRS 15 “Revenue from Contracts with Customers” (expected effective date of 1 January 2017)

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

4                                         Property and equipment

Depreciation is included under the following captions:

	2014	2013
	USD’000	USD’000

Cost of sales	9,436	5,983
Administrative expenses	2,529	1,637
	11,965	7,620

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

4     Property and equipment (continued)

		Medical	Furniture,
	Leasehold	equipment	fixtures and	Motor	Capital work
	improvement	and tools	office equipment	vehicles	in progress	Total
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
Cost
At 1 January 2013	4,833	49,096	11,309	1,715	—	66,953
Additions	1,520	7,444	1,814	300	1,202	12,280
Acquisition through business combinations (refer note 29)	1,343	2,879	226	8	350	4,806
Transfers	774	65	49	—	(888)	—
Transferred to intangible assets (refer note 5)	—	—	(1,305)	—	—	(1,305)
Write off	—	(228)	—	(490)	—	(718)
Reclassification	—	(86)	—	86	—	—
At 31 December 2013	8,470	59,170	12,093	1,619	664	82,016

At 1 January 2014	8,470	59,170	12,093	1,619	664	82,016
Additions	6,254	9,909	3,740	16	6,921	26,840
Acquisition through business combinations (refer note 29)	5,835	6,899	51	—	196	12,981
Transfers	2,144	610	89	—	(2,843)	—
Transferred from intangible assets (refer note 5)	—	—	2,446	—	—	2,446
Write off/disposal	(664)	(9,537)	(4,413)	(441)	—	(15,055)
At 31 December 2014	22,039	67,051	14,006	1,194	4,938	109,228

Continued….

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

4     Property and equipment (continued)

		Medical	Furniture,
	Leasehold	equipment	fixtures and	Motor	Capital work
	improvement	and tools	office equipment	vehicles	in progress	Total
	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
Accumulated depreciation
At 1 January 2013	3,974	33,080	7,892	1,450	—	46,396
Charge for the year	598	5,401	1,427	194	—	7,620
Transferred to intangible assets (refer note 5)	—	—	(521)	—	—	(521)
Write off	—	(227)	—	(485)	—	(712)
Reclassification	—	(56)	—	56	—	—
At 31 December 2013	4,572	38,198	8,798	1,215	—	52,783

Accumulated depreciation (continued)
At 1 January 2014	4,572	38,198	8,798	1,215	—	52,783
Charge for the year	2,314	7,440	2,070	141	—	11,965
Write off/disposal	(653)	(9,131)	(4,397)	(396)	—	(14,577)
Reclassification	—	3	(3)	—	—	—
At 31 December 2014	6,233	36,510	6,468	960	—	50,171

Carrying amount
At 31 December 2014	15,806	30,541	7,538	234	4,938	59,057
At 31 December 2013	3,898	20,972	3,295	404	664	29,233

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

5                                         Intangible assets and goodwill

			Software under
	Goodwill	Software	Development	Total
	USD’ 000	USD’ 000	USD’ 000	USD’ 000
Costs
At 1 January 2013	747	—	—	747
Acquisition through business combinations (refer note 29)	11,505	8	—	11,513
Transferred from property and equipment (refer note 4)	—	1,305	—	1,305
Additions	—	50	6,993	7,043
Transfers	—	295	(295)	—
At 31 December 2013	12,252	1,658	6,698	20,608

At 1 January 2014	12,252	1,658	6,698	20,608
Acquisition through business combinations (refer note 29)	9,794	3	—	9,797
Additions	—	1,650	4,989	6,639
Transfers to property and equipment (refer note 4)	—	—	(2,446)	(2,446)
Transfers	—	5,935	(5,935)	—
At 31 December 2014	22,046	9,246	3,306	34,598

Accumulated amortisation
At 1 January 2013	—	—	—	—
Transferred from property and equipment (refer note 4)	—	521	—	521
Charge during the year	—	149	—	149
At 31 December 2013	—	670	—	670

At 1 January 2014	—	670	—	670
Charge during the year	—	751	—	751
At 31 December 2014	—	1,421	—	1,421

Carrying amounts
At 31 December 2014	22,046	7,825	3,306	33,177
At 31 December 2013	12,252	988	6,698	19,938

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

5                                         Intangible assets and goodwill (continued)

Goodwill

a.              In February 2013, the Group acquired a clinic, Al Noor Hospital Family Care Center — Al Mamura LLC, formerly known as Solutions Medical Center LLC located in the Emirate of Abu Dhabi (refer note 29). There are no material separately identifiable tangible and intangible assets and therefore the majority of the purchase consideration is for goodwill, representing the location and future earning potential of the clinic.

b.              In October 2013, the Group acquired 75% of the shares and voting interests in Al Madar Group LLC and Manchester Clinic LLC (refer note 29). There are no material separate tangible and intangible assets for Manchester Clinic LLC and therefore the majority of the purchase consideration is for goodwill, representing the location and future earning potential of the clinic.

c.               On 10 February 2014, the Group acquired a clinic, Emirates American Company for Medical Services LLC (also known as Gulf International Cancer Center / GICC) (refer note 29). The goodwill is attributable mainly to the synergies expected to be achieved from integrating the company into the Group’s existing business activities. The company is the sole provider of cancer diagnostic services in the City of Abu Dhabi.

Impairment testing for CGUs containing goodwill

For the purpose of impairment testing, goodwill has been allocated to the Group’s CGUs as follows:

USD’000

Al Madar Group LLC	5,985
Manchester Clinic LLC	4,884
Gulf International Cancer Center / GICC	9,794
Multiple units without significant goodwill	1,383
22,046

Al Madar Group LLC and Gulf International Cancer Center / GICC

During the year, Al Madar Group LLC and Gulf International Cancer Center / GICC performed as expected and no indications of impairment of the goodwill have been identified at 31 December 2014.

Manchester Clinic LLC

The recoverable amount of this CGU was based on its value in use determined by discounting the future cash flows to be generated from the continuing use of the CGU.

The estimated recoverable amount of the CGU exceeds its carrying amount by USD 563 thousand.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

5                                         Intangible assets and goodwill (continued)

Key assumptions used in the estimation of the recoverable amount are set out below. The discount rate was estimated based on the historical industry average weighted-average cost of capita:

Discount rate	14.2%
Terminal value growth	2.0%

The cash flow projections included estimates for five years and a terminal growth rate thereafter. The terminal growth rate was determined based on management’s estimate of the long-term compound annual EBITDA growth rate, consistent with the assumptions that a market participant might make.

6              Inventories

	2014	2013
	USD’000	USD’000

Pharmacy items	13,066	11,771
Consumables	7,360	4,803
	20,426	16,574
Less: allowance for inventory obsolescence	(41)	(91)
	20,385	16,483

The movement in the allowance for inventory obsolescence during the year was as follows:

	2014	2013
	USD’000	USD’000

At 1 January	91	400
Provided during the year	108	—
Written off	(158)	(309)
At 31 December	41	91

Management has estimated the recoverability of inventory balances and considered the allowance required for inventory obsolescence based on the current economic environment and past obsolescence history.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

7                                         Related party balances and transactions

Related parties comprise the parent, the ultimate parent, the Shareholders, key management personnel and those entities over which the parent, the ultimate parent, the directors or the Group can exercise significant influence or which can significantly influence the Group. In the ordinary course of business, the Group receives goods and services from, and provides goods and services to, such entities on rates, terms and conditions agreed upon by management.

(a)           Key management personnel compensation:

The compensation of key management personnel during the year was as follows:

	2014	2013
	USD’000	USD’000

Salaries and short-term benefits*	5,077	3,050
Directors’ emoluments	2,427	448
End of service benefits	228	175
Equity-settled share-based payment transactions (net movement) (refer note 15)	277	565

*Key management personnel include C level executives and hospital directors.

(b)                                 Amounts due to related parties:

	2014	2013
	USD’000	USD’000

Al Saqar Property Management Establishment	3,753	1,153
Gulf & World Traders LLC	1,914	925
Al Bahiya Trading & Services Est.	266	284
Pharma World LLC	213	148
Safe Travel Establishment	4	124
	6,150	2,634

The above amounts due to related parties is non-interest bearing and repayable on demand.

(c)                                  Amount due from a related party:

	2014	2013
	USD’000	USD’000

Amount due from a shareholder	851	1,219

Al Noor Hospitals Group Plc

7                                         Related party balances and transactions (continued)

(d)           Other related party transactions:

					Amounts due	Amounts due
			Amount	Amount	from /(to) at	from /(to) at
		Nature of the	2014	2013	2014	2013
Name of the related party	Relationship	transaction	USD’000	USD’000	USD’000	USD’000

Gulf & World Traders LLC	Common ownership	Purchase	5,822	4,883	(1,914)	(925)

Al Bahiya Trading & Services Est.	Common ownership	Purchase	1,653	1,670	(266)	(284)

Pharma World LLC	Common ownership	Purchase	646	571	(213)	(148)

Al Saqar Property Management Establishment	Common ownership	Rent expense	12,914	10,885	(3,753)	(1,153)
		Purchase	5,075	266	—	—

Shareholder of the Group	Common ownership	Revenue	436	444	851	1,219

All outstanding balances with these related parties are priced on an arm’s length basis and are to be settled on demand. None of the balances are secured.

At 31 December 2014, a credit facility with the Bank of Sharjah was secured by personal guarantees from shareholders of the Group. Post year end, these personal guarantees were cancelled.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

8                                         Trade and other receivables

	2014	2013
	USD’000	USD’000

Trade receivables	98,049	69,735
Staff advances and other receivables	10,059	11,145
Prepayments*	9,801	5,026
	117,909	85,906

Trade and other receivables are classified as follows:

	2014	2013
	USD’000	USD’000

Within one year	115,375	85,906
After one year*	2,534	—
	117,909	85,906

*this includes total prepaid lease rent of USD 2,725 thousand (2013: nil) for the Gulf International Cancer Center for the period of 25 years (see note 29 for acquisition of subsidiary).

The average credit period on the sale of goods or fees for the provision of services is 45 - 60 days. No interest is charged on trade and other receivables. Trade and other receivable balances that are past due are provided for based on estimated irrecoverable amounts determined by reference to past default experience.

Before accepting any new customers, the Group assesses the potential credit quality of the customer. Out of the trade receivables balance at the end of the year, USD 91.9 million representing 94% of the total trade receivables (31 December 2013: USD 62.3 million representing 89% of the total trade receivables) is due from insurance companies.

Ageing of trade receivables:

	2014	2013
	USD’000	USD’000

Not past due	74,670	60,894
Due for 1 to 30 – days	18,083	8,841
Due for 31 to 60 – days	5,296	—
	98,049	69,735

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

9                                         Cash and cash equivalents

	2014	2013
	USD’000	USD’000

Cash in hand	331	162
Cash at bank	60,523	39,258
Term deposit	22,027	68,259
	82,881	107,679
Bank overdraft	—	(195)
Total cash and cash equivalents for cash flow purposes	82,881	107,484

10                                  Short term deposit

	2014	2013
	USD’000	USD’000

Fixed deposit	13,624	—

The maturity date of the deposit was more than 3 months from the start of the term and the effective interest rate on the deposit was 1.14% (2013: 3.25%).

11                                  Equity

	2014	2013
	USD’000	USD’000

Issued and fully paid 116,866,203 shares of GBP 10 pence each (converted to USD at 1.5467)	18,076	18,076

Movement of issued share capital and share premium:

	Number of	Ordinary	Share
	shares	shares	premium	Total
	(000)	USD’000	USD’000	USD’000

At 1 January 2013	—	—	—	—
Issue of new shares(1)	100,000	15,467	556,450	571,917
Issue of new shares — IPO(2)	16,866	2,609	147,391	150,000
Less: flotation cost(3) (refer note 21)	—	—	(10,292)	(10,292)
At 31 December 2013	116,866	18,076	693,549	711,625

At 31 December 2014	116,866	18,076	693,549	711,625

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

11                                  Equity (continued)

(1) The Group was restructured on 14 June 2013 when the Company acquired its investment in Al Noor Holdings Cayman Limited (“ANHC”) by way of a share for share exchange with the shareholders of ANHC being identical to the shareholders of the Company. 100,000,000 shares were issued to the shareholders of the ANHC creating share premium of US$556,450 thousand.

(2) On 21 June 2013, Al Noor Hospitals Group Plc completed its Premium Listing on the London Stock Exchange and raised US$150,000 thousand from the issue of 16,866 thousand new ordinary shares, thereby diluting existing shareholders’ equity interest to 85.57%.

(3) During the year ended 31 December 2013 costs of US$16,426 thousand were incurred in relation to completion of the Company’s Premium Listing on the London Stock Exchange. Of these costs, US$10,292 thousand has been deducted from the share premium account and US$6,134 thousand has been charged to the consolidated statement of profit or loss in accordance with the requirements of IAS 32 — Financial Instruments: Disclosure and Presentation (refer note 21).

Merger reserve

As at 1 January 2013, the merger reserve represents the difference between the consolidated net assets of Al Noor Holdings Cayman Limited and the retained earnings and statutory reserve of the Group at 31 December 2012. On 14 June 2013, a group re-organisation occurred when the Company acquired Al Noor Holdings Cayman Limited in a share for share exchange (refer note 2). 100,000,000 new ordinary shares of GBP 10p were issued out of merger reserve on acquisition creating share premium of US$556,450 thousand based on the cost of acquisition of Al Noor Holdings Cayman Limited.

Share premium reserve

Share Premium represents the difference between the new shares listed on the London Stock Exchange at £5.75 and the par value of £0.10. In addition, the share premium was created upon the group reorganisation when the Company acquired Al Noor Holdings Cayman Limited.

Other class of shares unissued as at 31 December 2014 and 2013

		Amount
	No. of shares	USD
Preference shares (redeemable non-voting)	50,000	77,335
Subscriber shares	10	2

Statutory reserve

The Statutory reserve is a reserve which is made in the financial statements of individual subsidiaries in accordance with UAE Federal Law No. 8 of 1984 (as amended). Retained earnings of the Group included individual subsidiaries company’s statutory reserve of USD 68,120 which were created in accordance with UAE Federal law. These amounts are not available for distribution.

Non-controlling interest

	2014	2013
	USD’000	USD’000
At 1 January	1,991	—
Share of total net assets	—	1,712
Share of results for the year	2,809	279
At 31 December	4,800	1,991

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

12                                  Dividends

The Company (or its predecessor) paid dividends to Shareholders as set out below:

	2014	2013
	USD’000	USD’000

Dividend paid	24,790	20,708	*

*Divided paid pertaining to 2013 is for previous owners of the Group on 20 March 2013.

Dividends paid during the year 2014 includes interim dividend of 2014 amounting to USD 7,091 thousand (6.07cents per share).

Proposed final dividend for the year 13.39cents (2013: 14.709cents) per share **	15,648	17,189

** The proposed final dividend for the year ended 31 December 2014 is subject to approval by equity shareholders of the Company and hence it has not been included as a liability in the consolidated financial statements at 31 December 2014.

13                                  Trade and other payables

	2014	2013
	USD’000	USD’000

Trade payables	41,071	33,563
Accrued liabilities	24,488	17,362
Other payables	1,211	3,379
Amounts payable for investment in subsidiaries*	1,618	11,240
Financial liability	—	61
	68,388	65,605

Trade and other payables are repayable as follows:

	2014	2013
	USD’000	USD’000

Within one year	67,792	63,417
After one year	596	2,188
	68,388	65,605

*Amounts payable for investment in subsidiaries include an amount of USD 1.6 million (2013: USD 2.8 million) as contingent consideration on the acquisition of Al Madar Group LLC (refer to note 29).

The average credit period on the purchase of goods is 60 - 90 days. The Group has financial risk management policies in place for the settlement of payables within the credit time frame (refer to note 27(d) for liquidity risk analysis).

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

13                                  Trade and other payables (continued)

Trade and other payables include the following provisions recognised for legal claims:

	2014	2013
	USD’000	USD’000

As at 1 January	2,066	1,205
Provisions made during the year	760	1,134
Provisions used during the year	(440)	(41)
Provisions reversed during the year	(434)	(232)
At 31 December	1,952	2,066

Provisions have not been separately disclosed on the face of the balance sheet as amounts are not material.

14                                  Employee benefits

The Group’s obligation in respect of retirement benefits is recognised in the statement of financial position at the present value of the defined benefit at the end of the reporting period, including any adjustments for past service costs. The defined benefit plan is unfunded.

The following are the principal actuarial assumptions at the respective reporting date (expressed as weighted averages):

	2014	2013

Discount rate at 31 December	3.5%	4.25%
Future salary increases	3.5%	3.50%
Average retirement age	55 years	55 years
Annual turnover rate	9.00%	9.00%

Movement in the present value of the defined benefit obligation:

	2014	2013
	USD’000	USD’000

End of service benefit obligation at 1 January	11,451	8,385
Acquisition through business combinations (refer note 29)	905	641
Benefits paid	(1,853)	(946)
Included in the statement of profit or loss:
Current service costs and interest	2,897	1,711
Included in other comprehensive income:
Re-measurement	1,977	1,660
End of service benefit obligation at 31 December	15,377	11,451

Expenses recognised in profit and loss:

	2014	2013
	USD’000	USD’000

Current service costs	2,516	1,417
Interest on obligations	381	294
	2,897	1,711

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

14                                  Employee benefits (continued)

The expense is recognised in the following line items in the consolidated statement of profit and loss account:

	2014	2013
	USD’000	USD’000

Cost of sales	2,157	1,243
Administrative expenses	740	468
	2,897	1,711

Historical information:

	2014	2013	2012	2011	2010

Present value of the defined benefit obligations (USD’000)	15,377	11,451	8,385	6,352	5,183
Discount rates	3.5%	4.25%	3.50%	4.25%	5.00%

The Group expects service costs of USD 2,848 thousand and interest costs on the obligation of USD 436 thousand for the year ending 31 December 2015.

Sensitivity analysis:

		2014		2013
		USD’000		USD’000
	Increase	Decrease	Increase	Decrease
Discount rate (1% movement)	(679)	920	(540)	547
Future salary increases (1% movement)	912	(686)	546	(548)

15                                  Equity-settled share-based payment arrangements

On 26 June 2013, the Group established an equity-settled share-based payment arrangement under the Company’s Long Term Incentive Plan (LTIP) that entitles selected key management personnel to be awarded with shares of the Company. No consideration was paid for granting of the awards, which are structured as conditional awards as explained below.

The awards will vest in two equal tranches: one tranche is subject to the satisfaction of  performance conditions set by Remuneration Committee of the Group, measured over a performance period of three financial years ending 31 December 2015; the second tranche will vest on 31 December 2016 provided the participant remains employed by the Group on that date.

The fair value of the above arrangement has been measured based on the quoted share price of the Company available on the London Stock Exchange at grant date of the above awards. As at 31 December 2014, other than forfeited shares numbering 83,011, it is assumed that all other shareholders under the above arrangement will satisfy all the performance conditions set by Remuneration Committee of the Company.

Furthermore, the Board approved a share award to senior management in relation to the IPO.  No consideration was paid for granting of the awards, which are structured as non-conditional awards and granted as at the date of the IPO. The fair value of this arrangement has been measured based on the quoted share price of the Company available on the London Stock Exchange at grant date of the awards.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

16                                  Revenue

	2014	2013
	USD’000	USD’000

Inpatient	101,515	90,563
Outpatient	347,541	274,478
	449,056	365,041

Revenue is stated after potential insurance claim rejections and discounts provided to insurance companies. Management estimates these claim rejections based on historic actual data and trends, its experience in dealing with insurance companies and the current economic environment. The actual rejected claims in the past have not differed materially from those estimated by management.

Revenue from rendering of services	384,167	302,182
Revenue from sale of goods	64,889	62,859
	449,056	365,041

Sensitivity analysis

A reasonably possible outcome could be a 1% movement in the actual rejection rate and the sensitivity of this is shown below in terms of the impact on revenue and operating profit.

		2014		2013
		USD’000		USD’000
		Rejection rate		Rejection rate
	Increase	Decrease	Increase	Decrease

	+1%	-1%	+1%	-1%
Revenue and operating profit impact	(3,741)	3,741	(3,284)	3,284

17                                  Cost of sales

Cost of sales, analysed by category, is as follows:

	2014	2013
	USD’000	USD’000

Cost of medicine and consumables	95,094	86,488
Medical staff cost	152,515	118,032
Depreciation	9,436	5,983
	257,045	210,503

18                                  Administrative expenses

Administrative expenses, analysed by category, are as follows:

	Underlying
	2014	2013
	USD’000	USD’000

Other administrative expenses	34,833	23,264
Rent expenses	17,864	16,094
Staff costs	48,286	37,230
Depreciation and amortisation	3,280	1,788
Selling and distribution expenses	2,344	1,107
	106,607	79,483

	Non-Underlying
Non-underlying administrative expenses*	598	822
Total administrative expenses	107,205	80,305

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

18                                  Administrative expenses (continued)

Non-underlying administrative expenses is included the following items:

	2014	2013
	USD’000	USD’000

Acquisition related costs*	598	507
First time registration fees in London Stock Exchange	—	315
	598	822

* Acquisition related costs represents legal fees, commercial and financial due diligence fees on potential, abortive or business acquisitions concluded during the year. These costs, as distinct from other operating expenses, are those which the directors consider separate presentation provides helpful information about the Group’s underlying business performance.

19                                  Staff costs and directors’ emoluments

The average number of persons employed by the Group during the year, analysed by category, is as follows:

	2014	2013

Medical staff	2,162	2,003
Administrative staff	1,760	1,658
	3,922	3,661

The aggregate payroll costs of these persons including key management personnel and contracted outside doctors were as follows:

	2014	2013
	USD’000	USD’000

Wages and salaries	169,434	130,871
End of service benefits (refer note 14)	2,897	1,711
Directors’ emoluments	2,427	448
Equity-settled share-based payment transactions (refer note 15)	277	565
Fees paid to contracted outside doctors	25,766	21,667
	200,801	155,262

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

20                                  Net finance cost

	Underlying
	2014	2013
	USD’000	USD’000

Finance income
Interest income	632	1,368
Foreign currency exchange gain	—	44
	632	1,412

Finance expenses
Interest expense	(9)	(3,898)
Foreign currency exchange loss	(332)	—
Ineffective portion of hedge	—	(29)
Finance charges (comprising commitment fees and other bank charges)	(1,211)	(1,167)
	(1,552)	(5,094)
Net finance cost - underlying	(920)	(3,682)

	Non-underlying
	2014	2013
	USD’000	USD’000

Finance expenses
Finance charges	—	(2,881)
Net finance cost — non-underlying	—	(2,881)
Total net finance costs	(920)	(6,563)

21                                  Listing transaction costs

	2014	2013
	USD’000	USD’000

Listing transaction costs recognised in the profit and loss account (non-underlying)*	—	6,134
Listing transaction costs recognised in share premium reserve (refer note 11)	—	10,292
	—	16,426

Transaction costs arising on the issue of equity instruments do not include indirect costs, such as the costs of management time and administrative overheads, or allocation of internal costs that would have been incurred had the shares not been issued. Transaction costs of the Initial Public Offer (IPO) that are directly attributable to the issue of new shares are accounted for as a deduction from share premium. Costs relating to the issue of existing shares are expensed in the profit and loss account.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

21                                  Listing transaction costs (continued)

Judgment has been used to determine whether transaction costs are directly attributable or not. Allocation of costs between previously issued shares and new shares is made proportionately based on the relevant number of shares.

*included in the listing transaction costs recognised in the profit and loss account is USD 2.3 million for share awards to management that are recognised as a share based payment expense (refer to note 15).

22                                  Taxation

The Group operates solely in the United Arab Emirates and Sultanate of Oman. There is no corporate or other tax in the United Arab Emirates (“UAE”) and therefore the Group has no tax liability arising in the UAE.

In the Sultanate of Oman, the Group’s operations have reported a loss for the year ended 31 December 2014 and accordingly a deferred tax asset amounting to USD 269 thousand (2013: USD 134 thousand) has been recognised.

The Group’s parent company is registered in the UK and has recorded a loss for the year ended 31 December 2014. No deferred tax asset has been accounted for as recovery of this loss against future UK taxable profit is uncertain.

23                                  Auditor’s remuneration

The Group paid or accrued the following amounts to its auditor and its associates in respect of the audit of the financial statements and for other services provided by the Group.

	2014	2013*
	USD’000	USD’000

Fees paid and accrued to the Company’s auditor for the Company’s annual accounts	557	413
Fees paid and accrued to the Company’s auditor for the other services:
- audit related assurance	241	232
- other assurance and corporate finance services	75	1,380
- non audit services	79	77
Total auditor’s remuneration	952	2,102
Off set against share premium	—	(605)
Total recognised in the consolidated statement of profit or loss	952	1,497

*Auditor’s remuneration in 2013 has been re-presented following an assessment of how much work undertaken during the year relates specifically to the year-end audit.

Other assurance and corporate finance service provided in 2013 represent work performed on the Group’s historical financial information and work performed on the Group’s long form and working capital reports, both of which were required for the Company’s premium listing on the London Stock Exchange.

Additionally, in 2014 the Company paid further fees of USD 68,000 to KPMG for scope variations in respect of the 2013 statutory financial audit.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

24                                  Contingent liabilities and commitments

	2014	2013
	USD’000	USD’000

Bank guarantees	3,428	2,786
Letters of credit	4,384	—
Capital commitment	2,892	3,501

The above bank guarantees were issued in the normal course of business.

The Group defends various legal claims raised against it in the normal course of business. Where it considers that it is probable that it will settle a claim, management estimate the likely amount of settlement and provide accordingly. Claims that are considered remote or only possible represent contingent liabilities of the Group. If the Group’s defence against these contingent liabilities is not successful, the Group may ultimately become liable for settlement. The Group’s Medical Malpractice Insurance Policy covers all settlements made by the Group subject to insurance deductibles and the overall coverage provided by the policy. The Board of Directors and Management do not expect actions arising from the claims currently classified as contingent liabilities to have a material effect on the Group’s future financial position.

25                                  Earnings per share

(a)         Basic earnings per share

The calculation of basic earnings per share has been based on the following profit attributable to the ordinary shareholders and weighted average number of ordinary shares outstanding.

	2014	2013

Profit for the year (USD’000)	81,212	61,391
Weighted-average number of ordinary shares (basic)	116,866	108,965
Basic earnings per share (cents)	69.49	56.3

(b)         Diluted earnings per share

The calculation of diluted earnings per share has been based on the following profit attributable to the ordinary shareholders and weighted average number of ordinary shares outstanding after adjustments for the effect of all dilutive potential ordinary shares.

	2014	2013

Profit for the year (USD’000)	81,212	61,391
Weighted-average number of ordinary shares (diluted)	117,286	109,240
Diluted earnings per share (cents)	69.24	56.2

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

25          Earnings per share (continued)

(b) Diluted earnings per share (continued)

Weighted-average number of ordinary shares (diluted) is calculated as follows;

	2014	2013

Weighted-average number of ordinary shares (basic)	116,866	108,965
Effect of equity-settled share-based payment arrangement	420	275
Weighted-average number of ordinary shares (diluted) as at 31 December	117,286	109,240

(c)          The adjusted earnings per share (basic and diluted) after considering the non-underlying items;

	2014	2013

Profit attributable to ordinary shareholders (USD’000)	81,212	61,391
Add: non-underlying items (USD’000)	598	9,837
Underlying profit attributable to ordinary shareholders (USD’000)	81,810	71,228
Weighted-average number of ordinary shares (basic)	116,866	108,965
Weighted-average number of ordinary shares (diluted)	117,286	109,240

Adjusted basic earnings per share (cents)	70.0	65.3
Adjusted diluted earnings per share (cents)	69.8	65.2

26                                  Operating leases

Total commitments under operating leases which expire in the following time period are:

	2014	2013
	USD’000	USD’000

Less than one year	17,729	16,863
Between one and five years	58,931	54,104
More than five years	147,471	150,003
	224,131	220,970

The Group leases a number of premises under operating leases from a shareholder of the Group (refer note 7(d)). The leases are for an initial period of 25 years with an option for the Group to renew the lease after that date at a market rate. The leases are cancellable only at the option of the Group, during the initial period of 25 years, with one year’s written notice, unless the Ministry of Health (or similar body) cancels the Group’s trade licences or otherwise prevents the Group from operating in the premises, in which case the leases could be immediately cancelled.  Although the non-cancellable element is only one year, the remaining period of the initial 25 year profile is disclosed because the Group considers it is currently unlikely the leases will be cancelled.  The lease rentals are subject to an increase of 5% per annum on a compound basis

Al Noor Hospitals Group Plc

after 20 years. The terms of the Group’s material leases which were effective from 1 January 2012, are as follows.

Lease	Segment	Tenure	Value of lease USD’ million
1.	Central region	25 years	109
2.	Central region	25 years	65
3.	Eastern region	25 years	17
4.	Eastern region	25 years	24

27                                  Financial instruments

(a)                       Capital management

The Board’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for stakeholders. In recent years, the Group has been strongly cash generative and this has allowed the Board to declare dividend payments in each of the last three years. The Company raised USD 150 million from Premium Listing on the London Stock Exchange in 2013. Accordingly, the capital base increased by the same amount.

The Board’s policy is to develop and maintain a strong capital base so as to maintain investor and creditor confidence and to sustain the future development of the business.  The Board believes that the Group can sustain an amount of debt so as to be financially efficient and regularly reviews its optimal target gearing ratio. In the event that the Group wishes to undertake any significant expansion requiring the raising of new capital, the Board will carefully consider what the appropriate ratio of debt to equity should be.

Retained earnings, cash reserves and bank facilities available to the Group are used within the business and are considered to be the capital of the Group.

(b)                       Financial risk management objectives

The Group is exposed to the following risks related to financial instruments-credit risk, liquidity risk, foreign currency risk and interest rate risk. During the current year, the Group did not enter into or trade in any new financial instruments, investments in securities, including derivative financial instruments, for speculative or risk management purposes.

(c)                                  Credit risk

Exposure to credit risk

The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:

			2014	2013
	Note		USD’000	USD’000
Trade and other receivables	8		108,108	80,880
Bank balances	9		82,550	107,517
Amounts due from related parties	7	(c)	851	1,219
Short term deposit	10		13,624	—
			205,133	189,616

Al Noor Hospitals Group Plc

Credit risk refers to the risk that the counterparty will default on its contractual obligations resulting in financial loss to the Group, and arises principally from the Group’s trade and other receivables and bank balances. The Group has adopted a policy of only dealing with creditworthy counterparties; significant revenue is generated by dealing with high profile customers for whom the credit risk is assessed to be low. The Group attempts to control credit risk by monitoring credit exposures, limiting transactions with specific non-related counterparties, and continually assessing the creditworthiness of such non-related counterparties. Balances with banks are assessed to have a low credit risk of default since these banks are highly regulated by the central bank of the United Arab Emirates.

Concentration of credit risk arises when a number of counterparties are engaged in similar business activities, or activities in the same geographic region, or have similar economic features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic, political or other conditions. Concentration of credit risk indicates the relative sensitivity of the Group’s performance to developments affecting a particular industry or geographic location. All balances with banks represent local and international commercial banks. The fixed deposits accounts are made in various local and international commercial banks. The amount that best represents maximum credit risk exposure on financial assets at the end of the reporting period, in the event counterparties fail to perform their obligations generally approximates their carrying value.

Majority of customers have been transacting with the Group for several years, are either sovereign owned, listed or private companies and have a good credit performance record with the company.

(d)           Liquidity risk

Ultimate responsibility for liquidity risk management rests with the Directors of the Group, who have built an appropriate liquidity risk management framework for the management of the Group’s short, medium and long-term funding and liquidity management requirements. The Group manages liquidity risk by maintaining adequate reserves by continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and liabilities.

Liquidity risk is the risk that the Group will be unable to meet its funding requirements. The table below summarises the maturity profile of the Group’s non-derivative financial liabilities. The contractual maturities of the financial liabilities have been determined on the basis of the remaining period at the end of reporting period to the contractual repayment date. The maturity profile is monitored by management to ensure adequate liquidity is maintained. The maturity profile of the liabilities at the end of reporting period based on existing contractual repayment arrangements was as follows:

	Carrying	Contractual	1 year	More than
	amount	cash flows	or less	one year
	USD’000	USD’000	USD’000	USD’000

31 December 2014
Trade and other payables	68,388	(68,388)	(67,792)	(596)
Amounts due to related parties	6,150	(6,150)	(6,150)	—
	74,538	(74,538)	(73,943)	(596)

31 December 2013
Trade and other payables	65,605	(65,605)	(63,417)	(2,188)
Amounts due to related parties	2,634	(2,634)	(2,634)	—
Bank overdraft	195	(195)	(195)	—
	68,434	(68,434)	(66,246)	(2,188)

Al Noor Hospitals Group Plc

(e)           Foreign currency risk management

The Group does not have any significant exposure to currency risk as most of its assets and liabilities are denominated in UAE Dirhams or in US Dollars, the latter being currently pegged to the UAE Dirham at a fixed rate of exchange of 3.67 AED / USD.

(f)            Interest rate risk

The Group adopts a policy of ensuring that at any time at least 50% of the debt exposure to changes in interest rate on borrowings of the Group is hedged, provided the total debt exceeds USD 25 million. The Group has not entered into any new hedge contract during the year ended 31 December 2014.

Fair value of financial instruments

Management considers that the fair values of financial assets and financial liabilities approximate their carrying amounts as stated in the consolidated financial statements except for the items specified separately.

As at 31 December 2014 and 2013, the Group did not have any material financial assets and liabilities that are re-measured subsequent to initial recognition at fair value.

The fair value measurements of all of the Group’s assets and liabilities that are recognised at fair value, or for which fair value is disclosed are categorised as level 3 fair values (i.e. not based on observable market data).

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

28           Operating segments

The Group has the following major reportable segments, which are the Group’s strategic business units for which the Group’s CODM reviews internal management reports. The Group operates in the Emirate of Abu Dhabi, the Emirate of Dubai and the Sultanate of Oman and the following summary describes the operations in each of the Group’s reportable segments:

Reportable segments	Operations
Central region	Operation of hospitals, clinics and pharmacies in Abu Dhabi. The hospitals cater to both inpatient and outpatient care.

Western and Eastern region	Operation of hospitals, clinics and pharmacies in Abu Dhabi. The hospitals cater to both inpatient and outpatient care.

International	Operation of clinic and pharmacies in the Sultanate of Oman. The clinic caters to outpatient care.

Northern Emirates	Operation of clinic and physiotherapy in Dubai. The clinic caters to outpatient care.

Performance is measured based on segment profit as included in the internal management reports that are reviewed by the Group’s CODM. Segment profit is used to measure performance as management believes that such information is most relevant in evaluating the results of each segment.

Segment results and assets include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Segment capital expenditure is the total cost incurred during the year to acquire segment assets that are expected to be used for more than one year. As a result of the Group’s liabilities not being directly reviewed by the Group’s CODM, segment liabilities have not been disclosed in the consolidated financial statements.

Information about reportable segments:

	Central	Western and		Northern
	region	eastern region	International	Emirates	Total
	USD’000	USD’000	USD’000	USD’000	USD’000
31 December 2014

Revenue	316,742	130,648	234	1,334	448,958

Net profit / (loss)	68,655	36,953	(991)	(598)	104,019

Interest expense	(297)	(83)	(2)	(23)	(405)

Depreciation and amortisation	(7,365)	(3,417)	(149)	(179)	(11,110)

Capital expenditure	16,881	5,965	232	284	23,362

Segment total assets	138,251	58,962	2,123	5,757	205,093

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

28           Operating segments (continued)

	Central	Western and		Northern
	region	eastern region	International	Emirates	Total
	USD’000	USD’000	USD’000	USD’000	USD’000

31 December 2013*

Revenue	277,751	86,866	30	253	364,900

Net profit / (loss)	71,102	17,180	(784)	(16)	87,482

Interest expense	(227)	(38)	(2)	(5)	(272)

Depreciation and amortisation	(4,998)	(2,054)	(51)	(26)	(7,129)

Capital expenditure	7,530	3,597	427	—	11,554

Segment total assets	81,166	39,234	2,392	5,516	128,308

*The prior year segmental analysis has been restated to be consistent with the presentation in the current year, which reflects the reallocation of corporate costs to the segments.

Reconciliations of reportable segment revenue, net profit and segment total assets:

	2014	2013
	USD’000	USD’000
Revenue
Total revenue for reportable segments	448,958	364,900
Other revenue	98	141
Total revenue for the year	449,056	365,041

	2014	2013
	USD’000	USD’000
Net profit
Total net profit for reportable segments	104,019	87,482
Other income	98	242
Interest income	632	1,412
Corporate shared services	(14,053)	(10,455)
Un-allocated corporate expenses:
Depreciation	(1,606)	(640)
Interest expenses	(1,147)	(7,703)
Other expenses	(3,922)	(2,534)
Listing transaction costs	—	(6,134)
Net profit for the year	84,021	61,670

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

28           Operating segments (continued)

Reconciliations of reportable segment revenue, net profit and segment total assets:

	2014	2013
	USD’000	USD’000
Total assets
Total assets for reportable segments	205,093	128,308
Un-allocated assets:
Short term deposit	13,624	—
Cash and cash equivalents	79,084	107,679
Head office assets	29,501	23,386
Amounts due from related parties	851	1,219
Total assets	328,153	260,592

	Reportable
	segment totals	Adjustments	Total
	USD’000	USD’000	USD’000

Other material items for the year ended 31 December 2014

Interest expenses	(405)	(1,147)	(1,552)
Depreciation and amortisation	(11,110)	(1,606)	(12,716)
Capital expenditure	23,362	10,117	33,479

Other material items for the year ended 31 December 2013

Interest expenses	(272)	(7,703)	(7,975)
Depreciation and amortisation	(7,129)	(640)	(7,769)
Capital expenditure	11,554	7,769	19,323

Major customer

Revenue from the following customers of the Group represented approximately 70% (2013: 68.1%) of total revenue of the Group.

	2014	2013
	USD’000	USD’000

Customer I	282,134	209,430
Customer II	33,651	39,341
	315,785	248,771

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

29           Acquisition of subsidiaries

(a)         Al Madar Group LLC

In October 2013, the Group acquired 75% of the shares and voting interests in Al Madar Group LLC which includes Al Madar Medical Center Pharmacy, Aquacare Medical Center and Al Madar Medical Center, for USD 11.2 million (AED 41.25 million). The total consideration was included under other payables as at 31 December 2013.

Acquisition-related costs

In 2013, the Group incurred acquisition-related costs of USD 128,000 on legal fees and due diligence costs. These costs have been included in “Administrative expenses” under non-underlying.

During the year 2014, the Group has finalised the accounting records of four branches namely Dubai, Ajman, Abu Dhabi and Al Maqam which were acquired on 31 October 2013 as part of acquisition of Al Madar Group LLC. As a result of this, the statement of financial position as at 31 December 2013 was restated with the identifiable assets and liabilities as shown below.

As there is no additional consideration payable, recording these net assets as at 31 December 2013, results in a reduction of the original goodwill figure from USD 7,526 thousand to USD 5,985 thousand as at 31 December 2013.

	Reported in 2013	Adjustments	Restated
	USD’000	USD’000	USD’000

Property and equipment	2,029	1,972	4,001
Inventories	183	—	183
Trade and other receivables	1,517	20	1,537
Cash and cash equivalents	2,347	130	2,477
Trade and other payables	(885)	(45)	(930)
Employee benefits obligations	(240)	(21)	(261)
Total identifiable net assets acquired	4,951	2,056	7,007
75% share of total net assets paid/accrued for			5,255
Purchase consideration:
Payables as at 31 December 2013* (see below)			11,240
Goodwill			5,985

(b)         Manchester Clinic and British Urology Center LLC

In October 2013, the Group acquired 75% of the shares and voting interests in Manchester Clinic LLC and 100% beneficial ownership of British Urology Center LLC, for an amount of USD 4.8 million (AED 17.5 million).

Acquisition-related costs

In 2013, the Group incurred acquisition-related costs of USD 95,000 on legal fees and due diligence costs. These costs have been included in “Administrative expenses” under non-underlying.

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

29          Acquisition of subsidiaries (continued)

(c)          Al Noor Hospital Family Care Center — Al Mamura LLC

In February 2013, the Group acquired a clinic, Al Noor Hospital Family Care Center — Al Mamura LLC, formerly known as Solutions Medical Center LLC located in the Emirate of Abu Dhabi. The Group owns 100% of share capital of this company. There are no material separately identifiable tangible and intangible assets and therefore the majority of the purchase consideration is for goodwill, representing the location and future earning potential of the clinic.

(d)         Emirates American Company for Medical Services LLC

During the year, the Group acquired 100% of the shares and voting interests in Emirates American Company for Medical Services LLC (also known as “Gulf International Cancer Center”/”GICC”) on 10 February 2014 for an amount of USD 21.8 million (AED 80 million).

Results from the date of acquisition to 31 December 2014 are not material to these financial statements.

Acquisition-related costs

During the year, the Group incurred acquisition-related costs of USD 145,000 on legal fees and due diligence costs. These costs have been included in “Administrative expenses” under non-underlying.

Identifiable assets acquired and liabilities assumed on above companies

The following table summarises the recognised amounts of assets acquired and liabilities assumed at the acquisition date:

Acquisition made in the year ended 31 December 2014

Emirates American Company for Medical Services LLC

		Fair value
	Pre-acquisition	adjustment	Fair value
	USD’000	USD’000	USD’000

Property and equipment	12,038	943	12,981
Intangible asset	3	—	3
Inventory	246	(49)	197
Trade and other receivables	7,712	(5,862)	1,850
Cash and cash equivalents	502	—	502
Trade and other payables	(1,357)	(1,267)	(2,624)
Employee benefits obligations	(905)	—	(905)
Total	18,239	(6,235)	12,004
Goodwill			9,794
Consideration			21,798

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

29           Acquisition of subsidiaries (continued)

Acquisitions made in for the year ended 31 December 2013

	Al Madar**	Manchester	Al Mamura	Total
	USD’000	USD’000	USD’000	USD’000

Property and equipment	4,001	488	325	4,814
Inventories	203	—	84	287
Trade and other receivables	1,517	163	—	1,680
Cash and cash equivalents	2,477	107	—	2,584
Bank overdraft	—	(197)	—	(197)
Trade and other payables	(930)	(342)	—	(1,272)
Employee benefits obligations	(261)	(380)	—	(641)
Total identifiable net assets acquired	7,007	(161)	409	7,255
% share of total net assets paid/accrued for Purchase consideration:	5,255	(121)	409	5,543
Cash paid in 2013 for purchase	—	4,763	1,045	5,808
Payables as at 31 December 2013* (see below)	11,240	—	—	11,240
	11,240	4,763	1,045	17,048
Goodwill	5,985	4,884	636	11,505

*The Group has included USD 1.6 million (2013: USD 2.8 million) as contingent consideration payable to the selling shareholders of Al Madar Group LLC if the acquiree’s target quarterly profit of USD 545,000 is achieved over the next 11 quarters (refer to note 13). The payment of contingent consideration is not dependent on the former owners remaining in employment.

** Re-presented for acquisition accounting adjustments. See note 29(a).

Reconciliation to consolidated statement of cash flow:

	2014	2013
	USD’000	USD’000

Cash paid for purchase during the year	21,798	5,808
Less: cash and cash equivalents acquired	(502)	(2,584)
Cash paid for deferred consideration on acquisition of Al Madar	9,622	—
Plus: bank overdraft acquired	—	197
Plus: acquisition related costs	598	507
	31,516	3,928

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

30           Non-controlling interest (NCI)

The following table summarises the information relating to each of the Group’s subsidiaries that has material NCI, before any intra-group eliminations.

For the year ended 31 December 2014

	Al Madar	Manchester	Total
	USD’000	USD’000	USD’000

Non-current assets	5,795	426	6,221
Current assets	16,870	421	17,291
Non-current liabilities	(632)	(430)	(1,062)
Current liabilities	(2,059)	(1,192)	(3,251)
Net assets / (deficit)	19,974	(775)	19,199
Carrying amount of NCI / (deficit)	4,994	(194)	4,800
Revenue	26,117	1,334	27,451
Profit / (loss)	11,834	(598)	11,236
OCI	—	—	—
Total comprehensive income / (loss)	11,834	(598)	11,236
Profit / (loss) allocated to NCI	2,959	(150)	2,809
Cash flows operating activities	3,450	619	4,069
Cash flows investment activities	(2,808)	(281)	(3,089)
Cash flows financing activities	(59)	(217)	(276)
Net increase in cash and cash equivalents	583	121	704

Al Noor Hospitals Group Plc

Notes to the consolidated financial statements

30           Non-controlling interest (NCI) (continued)

For the year ended 31 December 2013

	Al Madar*	Manchester	Total
	USD’000	USD’000	USD’000

Non-current assets	4,361	462	4,823
Current assets	4,972	170	5,142
Non-current liabilities	(287)	(384)	(671)
Current liabilities	(904)	(424)	(1,328)
Net assets / (deficit)	8,142	(176)	7,966
Carrying amount of NCI / (deficit)	2,035	(44)	1,991
Revenue	2,768	253	3,021
Profit	1,134	(16)	1,118
OCI	—	—	—
Total comprehensive income / (loss)	1,134	(16)	1,118
Profit / (loss) allocated to NCI	283	(4)	279

Cash flows operating activities	(698)	(102)	(800)
Cash flows investment activities	(444)	—	(444)
Cash flows financing activities	(6)	—	(6)
Net decrease in cash and cash equivalents	(1,148)	(102)	(1,250)

* Re-presented for acquisition accounting adjustments. See note 29 (a).

31           Subsequent events

There is no material subsequent events occurred after balance sheet date.

32           Al Noor Hospitals Group Plc — Company

32.1        Statement of financial position

As at 31 December

			2014	2013
	Note		USD’000	USD’000

Non-current assets
Investment in subsidiary	32.7		705,492	705,492
Current assets
Prepayments			245	283
Amount due from related party	32.8	(a)	—	760
Cash and cash equivalents			9,148	—
Total current assets			9,393	1,043
Total assets			714,885	706,535

Equity
Share capital	32.9		18,076	18,076
Share premium	32.9		693,549	693,549
Accumulated loss			(1,044)	(8,183)
Share option reserve			3,174	2,897
Total equity			713,755	706,339
Current liabilities
Other payables			1,130	196
Total equity and liabilities			714,885	706,535

32           Al Noor Hospitals Group Plc — Company (continued)

32.2        Statement of changes in equity

for the year / period* ended 31 December

	Share	Share	Accumulated	Share option
	capital	premium	loss	reserve	Total
	USD’000	USD’000	USD’000	USD’000	USD’000
	(Note 32.9)	(Note 32.9)		(Note 15)

At 1 January 2014	18,076	693,549	(8,183)	2,897	706,339
Profit for the year	—	—	31,929	—	31,929
Total comprehensive profit	—	—	31,929	—	31,929

Transactions with owners of the Company:
Equity-settled share-based payment (refer note 15)	—	—	—	1,063	1,063
Reversal of equity-settled share-based payment (refer note 15)	—	—	—	(786)	(786)
Dividend paid	—	—	(24,790)	—	(24,790)
At 31 December 2014	18,076	693,549	(1,044)	3,174	713,755

At the beginning of the period*	—	—	—	—	—
Loss for the period*	—	—	(8,183)	—	(8,183)
Total comprehensive loss	—	—	(8,183)	—	(8,183)

Transactions with owners of the Company:

Group restructuring	15,467	556,450	—	—	571,917
Shares issued at IPO	2,609	147,391	—	—	150,000
Equity-settled share-based payment (refer note 15)	—	—	—	2,897	2,897
Listing transaction costs(refer note 21)	—	(10,292)	—	—	(10,292)
At 31 December 2013	18,076	693,549	(8,183)	2,897	706,339

*The period from 20 December 2012 (date of incorporation) to 31 December 2013.

32           Al Noor Hospitals Group Plc — Company (continued)

32.3        Statement of cash flows

for the year / period* ended 31 December

			2014	2013*
	Notes		USD’000	USD’000
Operating activities
Profit / (loss) for the year / period*			31,929	(8,183)
Adjustments for:
Equity-settled share-based payment transactions (net movement)	15		277	2,897
Listing transaction costs			—	3,802
Dividend income			(37,245)	—
Net cash used in operating activities before movements in working capital			(5,039)	(1,484)

Change in prepayments			38	(283)
Change in amount from a related party	32.8	(a)	760	(760)
Change in other payables			934	196
Net cash used in operating activities			(3,307)	(2,331)

Investing activities
Capital contribution	32.7		—	(133,575)
Dividend received			37,245	—
Net cash generated from / (used in) financing activities			37,245	(133,575)

Financing activities
Proceeds from issue of shares	32.9		—	150,000
Listing transaction costs			—	(14,094)
Dividend paid	12		(24,790)	—
Net cash (used in) / generated from financing activities			(24,790)	135,906

Net movement in cash and cash equivalents			9,148	—

Cash and cash equivalents at the beginning of the year / period*			—	—
Cash and cash equivalents at the end of the year / period*			9,148	—

*The period from 20 December 2012 (date of incorporation) to 31 December 2013.

32           Al Noor Hospitals Group Plc — Company (continued)

32.4        Status and activity

Al Noor Hospitals Group Plc (the “Company” or “Parent’’) is a Company which was incorporated in England and Wales on 20 December 2012. The Company is a public limited liability company operating solely in the United Arab Emirates (“UAE”). The address of the registered office of the Company is C/O Capita Company Secretarial Services, 1st Floor, 40 Dukes Place, London, EC3A 7NH. The registered number of the Company is 8338604. There is no ultimate controlling party.

The Company changed its name from Al Noor Hospitals Plc to Al Noor Hospitals Group Plc on 21 June 2013.

The Company completed its Premium Listing on the London Stock Exchange on 21 June 2013.

These financial statements are the separate financial statements of the Parent Company only and the financial statements of the Group are prepared and presented separately. The financial statements are available at the registered office of Al Noor Hospitals Group Plc C/O Capita Company Secretarial Services, 1st Floor, 40 Dukes Place, London, EC3A 7NH.

32.5        Basis of preparation

(d)           Statement of compliance

The comparative information include activities for the period from 20 December 2012 to 31 December 2013 (“the period”). No profit and loss account is prepared by the Company as permitted by Section 408 of the Companies Act 2006.

(e)           Basis of measurement

The financial statements have been prepared on the historical cost basis.

(c)           Functional and presentation currency

The consolidated financial statements and financial information are presented in United States Dollar (US$), rounded to the nearest thousand. The functional currency of the majority of the Group’s entities is the United Arab Emirates Dirham (AED) and is the currency of the primary economic environment in which the Group operates. The United Arab Emirates Dirham (AED) is currently pegged against the United States Dollar (US$) at a rate of 3.67 per US Dollar.

32           Al Noor Hospitals Group Plc — Company (continued)

32.6        Significant accounting policies

Except for the changes below, the accounting policies set out below have been applied consistently to all periods presented in these financial statements.

The Company has adopted the following new standards, including any inconsequential amendments to other standards, with a date of initial application of 1 January 2014.

•                  IFRS 10 Consolidated Financial Statements

•                  IFRS 11 Joint Arrangements

•                  IFRS 12 Disclosure of Interests in Other Entities

None of these new standards had an impact on these financial statements.

(a)           Financial assets

The Company’s financial assets comprise amount due from a related party and bank balance.

The Company derecognises a financial asset when the contractual rights to the cash flows from the asset expire; or it transfers the asset and substantially all the risks and rewards of ownership of the asset to another entity.

(b)           Financial liabilities

The Company’s financial liabilities comprise of other payables. Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangement. The Company has no compound financial instruments.

(i)                                    Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company comprise ordinary shares and are recorded at the proceeds received, net of direct issue costs.

(ii)                                Debt instruments

Other payables are classified as ‘other financial liabilities’ and are initially measured at fair value, net of transaction costs, and are subsequently measured at amortised cost using the effective interest method, with interest expense recognised on an effective yield basis. The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period. The Company derecognises financial liabilities when its contractual obligations are discharged, cancelled or expire.

(c)           Provisions

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows that reflects current market assessments of the time value of money and the risks specific to the liability.

32           Al Noor Hospitals Group Plc — Company (continued)

32.6        Significant accounting policies (continued)

(d)          Finance income

Finance income comprises foreign currency exchange differences.

(e)           Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognised as a deduction from equity.

(f)            New standards and interpretations not yet adopted

New standards, amendments to standards and interpretations that are not yet effective for the period ended 31 December 2014 have not been applied in preparing these financial statements. None of these is expected to have a significant effect on these financial statements of the Company, except for IFRS 9 “Financial instruments”, which could change the classification and measurement of the financial assets. The extent of the impact has not yet been determined.

32.7                        Investment in subsidiaries

	Ownership	2014	2013
	%	USD’000	USD’000

Al Noor Holdings Cayman Limited (ANHC)	100%	705,492	705,492

Initial investment based on the net assets of investee		571,917	571,917
Additional capital contribution		133,575	133,575
Total investment in subsidiaries		705,492	705,492

32           Al Noor Hospitals Group Plc — Company (continued)

32.7                        Investment in subsidiaries (continued)

This investment is stated at cost less impairment, if any. This represents the cost of investment in Al Noor Holdings Cayman Limited (previous parent company), a wholly owned subsidiary of the Company. Al Noor Hospitals Group Plc issued shares to the existing shareholders of Al Noor Holdings Cayman Limited in exchange for shares already held in all the operating companies. The cost of investment represents the Company’s shares of net assets of Al Noor Holdings Cayman Limited at the date of the Group restructuring. In addition, the Company has made an additional capital contribution to the equity capital of Al Noor Holdings Cayman Limited amounting to US$133,575 thousand.

The activities of the subsidiary are the operation of medical hospitals and clinics and the sale of pharmaceuticals, medical supplies and related equipment.

The Group’s effective shareholding in its subsidiary entities is set out below:

	Country of	Beneficial interest
Name of the Company	Incorporation	2014	2013
Al Noor Holdings Cayman Limited (ANHC) (1)	Cayman Islands	100.0%	100.0%
ANMC Management Limited (ANMC) (2)	Cayman Islands	100.0%	100.0%
Al Al Noor Commercial Investment LLC (ANCI) (3)	UAE	99.0%	99.0%
Al Noor Golden Commercial Investment LLC (ANGCI) (4)	UAE	99.9%	99.9%
Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC (5)	UAE	99.9%	99.9%
Abu Dhabi Medical Services LLC (6)	Sultanate of Oman	99.9%	99.9%
Al Noor Hospital Family Care Center — Al Mamura LLC (7) (refer note 29)	UAE	99.9%	99.9%
Al Madar Group LLC (8)(refer note 29)	UAE	74.9%	74.9%
Manchester Clinic LLC(8) (refer note 29)	UAE	74.9%	74.9%
British Urology Center LLC(8)	UAE	99.9%	99.9%
Emirates American Company for Medical Services LLC(9) (GICC)	UAE	99.9%	—

(1) Al Noor Hospitals Group Plc acquired 100% of share capital of ANHC on 14 June 2013. Further, this company owns 48% of the issued share capital of ANGCI.

(2) Al Noor Hospitals Group Plc acquired 100% of share capital of ANMC on 14 June 2013. Further, this company owns 1% of the issued share capital of ANGCI.

(3) ANCI owns 51% of the issued share capital of ANGCI and 1% of share capital of Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC. Pursuant to a shareholders’ agreement and a Muradaba agreement, 99% of its profit or loss should be distributed to ANHC.

(4) ANGCI was incorporated and established on 25 July 2012 in the Emirate of Abu Dhabi, UAE. 48% of ANGCI’s share capital is owned by ANHC.

(5) ANGCI and ANCI acquired 99% and 1% of the issued share capital of Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC respectively.

32           Al Noor Hospitals Group Plc — Company (continued)

32.7                        Investment in subsidiaries (continued)

(6) In October 2012, Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC acquired 70% of Abu Dhabi Medical Services LLC’s share capital. The other shareholder agreed to become a bare nominee for the Company resulting in the Company holding a 100% beneficial interest in Abu Dhabi Medical Services LLC.

(7) Pursuant to a share sale and purchase agreement entered into in January 2013, Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC and ANGCI acquired a clinic, Al Noor Hospital Family Care Center — Al Mamoura LLC, formerly known as Solutions Medical Center LLC located in the Emirate of Abu Dhabi. The owners of Al Noor Hospital Family Care Center — Al Mamoura LLC are Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC (99%) and ANGCI (1%).

(8) Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC and ANCI acquired 48% and 27% respectively of the issued share capital of Al Madar Group LLC and 75% of issued share capital of Manchester Clinic LLC on 31 October 2013. Further, Al Noor Medical Company — Al Noor Hospital - Al Noor Pharmacy and Al Noor Warehouse LLC and ANCI acquired 73% and 27% respectively of issued share capital of British Urology Center LLC (also known as Manchester International Medical Center LLC) on the same date.

(9) The Group acquired 100% of the shares and voting interests in Emirates American Company for Medical Services LLC (also known as “Gulf International Cancer Center”/”GICC”) on 10 February 2014.

32.8        Related party balances and transactions

Related parties comprise the subsidiaries the Shareholders, key management personnel and those entities over which the parent, the ultimate parent, the directors or the Company can exercise significant influence or which can significantly influence the Company.

(a)                                 Amount due from a related party:

	2014	2013
	USD’000	USD’000

Al Noor Holdings Cayman Limited	—	760

(b)           Key management personnel compensation:

The compensation of key management personnel during the year / period* was as follows:

	2014	2013*
	USD’000	USD’000

Directors’ remuneration	2,427	448
Equity-settled share-based payment transactions (refer note 15)	277	565

Directors’ remunerations include directors’ fees and additional fees for the year / period ended 31 December 2013.

*The period from 20 December 2012 (date of incorporation) to 31 December 2013.

32           Al Noor Hospitals Group Plc — Company (continued)

32.9        Share capital

	2014	2013
	USD’000	USD’000
Issued and fully paid 116,866,203 shares of GBP 10 pence each (converted to USD at 1.5467)	18,076	18,076

Movement of issued share capital and share premium:

	Number of	Ordinary	Share
	shares	shares	premium	Total
	000	USD’000	USD’000	USD’000

At the beginning of the period*	—	—	—	—
Issue of new shares(1)	100,000	15,467	556,450	571,917
Issue of new shares — IPO(2)	16,866	2,609	147,391	150,000
Less: flotation cost(3) (refer note 21)	—	—	(10,292)	(10,292)
At 31 December 2013	116,866	18,076	693,549	711,625
At 31 December 2014	116,866	18,076	693,549	711,625

(1) The Company was restructured on 14 June 2013 when the Company acquired its investment in Al Noor Holdings Cayman Limited by way of a share for share exchange with the shareholders of those companies being identical to the shareholders of the Company. 100,000,000 shares were issued to the shareholders of the Al Noor Holdings Cayman Limited creating share premium of US$556,450 thousand.

(2) On 21 June 2013, the Company completed its Premium Listing on the London Stock Exchange and raised US$150,000 thousand and from the issue of 16,866 thousand new ordinary shares, thereby diluting existing shareholders’ equity interest to 85.57%.

(3)During the period ended 31 December 2013 costs of US$16,426 thousand were incurred in relation to completion of the Company’s Premium Listing on the London Stock Exchange. Of these costs, US$10,292 thousand has been deducted from the share premium account and US$6,134 thousand has been charged to the statement of profit or loss in accordance with the requirements of IAS 32 — Financial Instruments: Disclosure and Presentation (refer note 21).

*The period from 20 December 2012 (date of incorporation) to 31 December 2013.

Other class of shares unissued as at 31 December 2014 / 2013

		Amount
	No. of shares	USD
Preference shares (redeemable non-voting)	50,000	77,335
Subscriber shares	10	2

32.10      Auditor’s remuneration

The Company paid or accrued an amount of USD 27,200 (31 December 2013: USD 24,600) to its auditor in respect of the audit of the Company’s annual accounts together with USD 94,200 (31 December 2013: USD 25,600) in respect of non-audit services for the year ended 31 December 2014.

32           Al Noor Hospitals Group Plc — Company (continued)

32.11      Financial instruments

(a)        Capital risk management

The Company manages its capital to ensure it is able to continue as a going concern while maximising the return on equity.  The Company does not have a formalised optimal target capital structure or target ratios in connection with its capital risk management objective.  The Company’s overall strategy remains unchanged from the prior year. The Company is not subject to externally imposed capital requirements.

(b)        Financial risk management objectives

The Company is exposed to the following risks related to financial instruments-credit risk, liquidity risk, foreign currency risk and interest rate risk. The Company does not enter into or trade in financial instruments, investments in securities, including derivative financial instruments, for speculative or risk management purposes.

(c)           Credit risk

Exposure to credit risk

The carrying amount of financial assets represents the maximum credit exposure. There is no credit risk involve on the Company’s financial statements except for the amount due from a related party disclosed below;

	2014	2013
	USD’000	USD’000

Amount due from a related party	—	760

(d)           Liquidity risk

Ultimate responsibility for liquidity risk management rests with the Directors of the Company, who has built an appropriate liquidity risk management framework for the management of the Company’s short, medium and long-term funding and liquidity management requirements. The Company manages liquidity risk by maintaining adequate reserves by continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and liabilities.

Liquidity risk is the risk that the Company will be unable to meet its funding requirements. The table below summarises the maturity profile of the Company’s non-derivative financial liabilities. The contractual maturities of the financial liabilities have been determined on the basis of the remaining period at the end of reporting period to the contractual repayment date. The maturity profile is monitored by management to ensure adequate liquidity is maintained. The maturity profile of the liabilities at the end of reporting period based on existing contractual repayment arrangements was as follows:

	Carrying	Contractual	1 year	More than
	amount	cash flows	or less	one year
	USD’000	USD’000	USD’000	USD’000

31 December 2014
Other payables	1,130	(1,130)	(1,130)	—

31 December 2013
Other payables	196	(196)	(196)	—

ANNEXURE 5

REPORT OF INDEPENDENT REPORTING ACCOUNTANTS

ON THE HISTORICAL FINANCIAL INFORMATION OF THE COMPANY IN TERMS OF REGULATION 79 OF THE COMPANIES REGULATIONS

Private & confidential

The Directors

Al Noor Hospitals Group plc

1st Floor

40 Dukes Place

London

EC3A 7NH

United Kingdom

6 November 2015

Dear Directors

Report of the factual findings by the auditor in terms of Regulation 79 of the Companies Act to the directors of Al Noor Hospitals Group plc

KPMG LLP (“KPMG” or “we”) is the appointed auditor of Al Noor Hospitals Group plc (“Al Noor” or “the Company”), a company incorporated in England and Wales.  Al Noor is issuing a prospectus on or about 17 November 2015 (“Prospectus”).  Regulation 79 to the Companies Act 71 of 2008, of South Africa (“SA Companies Act”) requires a report by the auditor of the Company to be included in the Prospectus contemplated in terms of Regulation 56 of the SA Companies Act, and for such report to address matters set out in Regulation 79 of the SA Companies Act.

Consequently, we have been requested to provide this report on the following historical financial information, extracted from the statutory annual financial statements of Al Noor for the years ended 31 December 2014, 31 December 2013 (“Statutory Financial Information”) and the historical financial information of Al Noor Holdings Cayman Limited extracted from the prospectus, dated 21 June 2013, prepared in connection with the IPO of Al Noor (the “IPO financial information”), included in the Prospectus:

•                  the consolidated and standalone revenue and profit before and after tax and consolidated and standalone revenue and profit before and after tax of the Company in respect of the years ended 31 December 2014 and 31 December 2013 and of Al Noor Holdings Cayman Limited for the year ended 31 December  2012;

•                  the consolidated and standalone assets and liabilities of the Company included in the Statement of Financial Position as at 31 December 2014; and

•                  the ordinary share dividends paid by the Company in respect of the financial years ended 31 December 2014 and 31 December 2013 and paid by al Noor Holdings Cayman Limited in respect of the financial year ended 31 December 2012.

The aforementioned information is collectively referred to as the “Historical Financial Information”.

The Historical Financial Information in respect of the Company is extracted from the Statutory Financial Information which was prepared in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union and the requirements of the UK Companies Act,

2006. We issued unmodified audit reports in respect of the Statutory Financial Information, based on our audits which were conducted in accordance with the International Standards on Auditing.

The Historical Financial Information in respect of Al Noor Cayman Limited is extracted from the IPO Financial Information which was prepared in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union. We issued an unmodified accountants report in respect of the IPO Financial Information in accordance with Statement of Investment Reporting 2000 issued by the Auditing Practices Board.

We have not audited any consolidated or standalone financial statements of the Company as of any date or for any period subsequent to 31 December 2014; although we have conducted an audit and issued an audit report for the year ended 31 December 2014, the purpose (and therefore the scope) of the work was to enable us to express our opinion on the statutory consolidated and standalone annual financial statements of the Company as of 31 December 2014, and for the year then ended, but not on the consolidated and standalone financial statements for any interim period within that year.  Therefore, we are unable to and do not, express any opinion on the consolidated or standalone financial position, results of operations, or cash flows of the Company as of any date or for any period subsequent to 31 December 2014.

KPMG LLP has performed the procedures agreed with you and enumerated below as required in terms of Regulation 79 of the Companies Act.

Our engagement was undertaken in accordance with the International Standard on Related Services 4400, Engagements to Perform Agreed-Upon Procedures Regarding Financial Information. The procedures were performed solely to assist you in complying with the requirements of Regulation 79 of the Companies Act in respect of the Historical Financial Information.

Procedures performed and findings

1.                  Agree the profit before tax and the profit after tax in respect of each of the Company and the Group in respect of the years ended 31 December 2014 and 31 December 2013 as set out in the Historical Financial Information included as Annexure 4 to the Prospectus, to the Statutory Financial Information for those years;

The profit before tax and the profit after tax in respect of in respect of each of the Company and the Group in respect of the years ended 31 December 2014 and 31 December 2013, as set out in the Historical Financial Information included as Annexure 4 to the Prospectus, was agreed to the profit before tax and the profit after tax per the Statutory Financial Information.

2.              Agree the profit before tax and the profit after tax in respect of each of the Group in respect of the year ended 31 December 2012 as set out in the Historical Financial Information included as Annexure 4 to the Prospectus, to the IPO Financial Information for those years;

The profit before tax and the profit after tax in respect of in respect of each the Group in respect of the year ended 31 December 2012, as set out in the Historical Financial Information included as Annexure 4 to the Prospectus, was agreed to the profit before tax and the profit after tax per the IPO Financial Information.

3.                  Set out the losses incurred by subsidiaries of the Group and the amount of such losses for each of the years ended 31 December 2014, 31 December 2013 and 31 December 2012.

Losses in respect of subsidiaries of the Group for each of the years ended 31 December 2014, 31 December 2013 and 31 December 2012 are as follows:

Net loss	Year ended 31 December
(US$ million)	2014	2013	2012
OPCO	n/a	n/a	n/a
Oman	1.0	0.8	n/a
MMC	n/a	n/a	n/a
Look Wow(1)	n/a	n/a	n/a
Manchester	0.6	n/a	n/a
GICC	n/a	n/a	n/a
Al Mamura	0.1	1.2	n/a

(1)Al Noor Group acquired Look Wow in February 2015.

4.                  Agree the asset and liability balances in respect of the year ended  31 December 2014, as set out in the Historical Financial Information included as Annexure 4 to the Prospectus, to the Statutory Financial Statements for the year ended 31 December 2014;

The asset and liability balances for each of the Company and the Group in respect of the year ended 31 December 2014, as set out in the Historical Financial Information included as Annexure 4 to the Prospectus, were agreed to the Statutory Financial Information for the year ended 31 December 2014

5.                  Agree the ordinary share dividends paid by the Company in respect of the years ended 31 December 2014 and 31 December 2013, as set out in the Historical Financial Information included as Annexure 4 to the Prospectus, to the audited financial statements for the years ended 31 December 2014 and 31 December 2013.

The ordinary share dividends that were paid by the Company in respect of the years ended 31 December 2014 and  31 December 2013 as set out in the Historical Financial Information included as Annexure 4 to the Prospectus, were agreed to the Statutory Financial Information for the years ended 31 December 2014 and 31 December 2013 .

6.              Agree the ordinary share dividends paid by Al Noor Holdings Cayman Limited in respect of the year ended 31 December 2012, as set out in the Historical Financial Information included as Annexure 4 to the Prospectus, to the IPO Financial Information.

The ordinary share dividends that were paid by Al Noor Holdings Cayman Limited in respect of the year ended 31 December 2012, , as set out in the Historical Financial Information included as Annexure 4 to the Prospectus, were agreed to the IPO Financial Information.

7.                  Set out the composition of trade and other receivables and trade and other payables balances in respect of each of the Company and the Group as at 31 December 2014, as set out in the Historical Financial Information included as Annexure 4 to the Prospectus.

Trade and other receivables in respect of each of the Company and the Group as at 31 December 2014, as set out in the Historical Financial Information included as Annexure 4 to the Prospectus, relates to trade receivables, staff advances and other receivables and prepayments.

Trade and other payables in respect of each of the Company and the Group as at 31 December 2014, as set out in the Historical Financial Information included as Annexure 4 to the Prospectus,  relates to trade payables, accrued liabilities, other payables, amounts payable for investment in subsidiaries and financial liabilities.

8.                  Comment on whether adequate provision was made for doubtful debts in respect of each of the Company and the Group as at 31 December 2014, in the Historical Financial Information included as Annexure 4 to the Prospectus;

Adequate provision was made for doubtful debts in respect of each of the Company and the Group, as at 31 December 2014, was made in the Historical Financial Information included as Annexure 4 to the Prospectus.

9.                  Comment on whether adequate provision was made for inventory obsolescence or inventory overvaluation for each of the Company and the Group as at 31 December 2014, in the Historical Financial Information included as Annexure 4 to the Prospectus;

Adequate provision was made for inventory obsolescence or inventory overvaluation in respect of the Company or the Group as at 31 December 2014.

10.           Comment on whether inter-company profits in respect of the Group were eliminated in preparing the Historical Financial Information included as Annexure 4 to the Prospectus.

Inter-company profits were eliminated in preparing the consolidated Financial Information included as Annexure 4 to the Prospectus.

11.           Enquire of the Directors whether there has been any material decrease in the assets or increase in the liabilities of the Company or any subsidiary since the date of the last annual financial statements, being 31 December 2014, and up to the date of this report, and report any such changes in assets or liabilities notified to us which exceed 10%.

Changes in the assets or liabilities of the Company and each subsidiary between the date of the last annual financial statements and the date of this report are set out below:

	Sep-15						Dec-14					Variation %
All USD	OPCO	Oman	Madar	Look wow	Manchester	GICC	OPCO	Oman	Madar	Manchester	GICC	OPCO	Oman	MMC	Look wow	Manchester	GICC

Total assets	386,667,692	3,211,034	34,332,876	2,226,065	854,107	20,373,045	350,605,484	2,122,577	22,664,774	847,393	18,170,059	10%	51%	51%	Acquired	1%	12%
Total liabilities	149,023,038	5,533,396	5,392,717	595,854	2,661,061	5,424,939	132,007,464	3,556,001	2,691,013	1,622,172	4,924,166	13%	56%	100%	February 2015	64%	10%

From December 2014 to September 2015 the total liabilities of:

•             OPCO increased by 13%;

•             Oman increased by 56%;

•             Madar increased by 100%;

•             Manchester increased by 64%; and

•             GICC increased by 10%.

12.           Obtain a management representation letter which confirms that there have been no material changes in the assets and liabilities of the Company and the Group since 31 December 2014 and the date of this report or sets out the details of any such changes.

The Directors provided us with a management representation letter confirming that there have been no material changes in the assets and liabilities of the Company and the Group since 31 December 2014 and the date of this report, except as reported to us.

Because the above procedures do not constitute either an audit, review or other assurance engagement made in accordance with International Standards on Auditing, International Standards on

Review Engagements or International Standards on Assurance Engagements, we do not express any assurance on the Historical Financial Information.

Had we performed additional procedures or had we performed an audit or review of, or other assurance engagement on the Historical Financial Information in accordance with International Standards on Auditing, International Standards on Review Engagements or International Standards on Assurance Engagements, other matters might have come to our attention that would have been reported to you.

Our report is solely for the purpose set forth in the first paragraph of this report and for your information and is not to be used for any other purpose. This report relates only to the items specified above and does not extend to any financial statements of Al Noor taken as a whole.

Yours faithfully

KPMG LLP

ANNEXURE 6

PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

Pro forma financial information for the Enlarged Group

The Pro Forma Financial Information have been prepared in terms of Regulation 78 of the Companies Act of South Africa and the Guide on Pro Forma Financial Information issued by the South African Institute of Chartered Accountants. The Pro Forma Financial Information is the responsibility of the directors and is based on information and assumptions that they believe are reasonable, including assumptions regarding the terms of the Transactions. The Pro Forma Financial Information, which has been produced for illustrative purposes only, by its nature addresses a hypothetical situation and, therefore, does not represent the Enlarged Group’s actual financial position or results after the implementation of the Transactions.

The pro forma statement of financial position at 30 September 2015 gives effect to the Transactions as if it had occurred on 30 September 2015. The pro forma income statement for the twelve months ended 31 March 2015 and the six months ended 30 September 2015 are presented as if the Transactions had taken place at the beginning of the relevant periods. In particular, as pro forma information is prepared to illustrate retrospectively the effects of transactions that will occur subsequently using generally accepted regulations and reasonable assumptions, there are limitations that are inherent to the nature of pro forma information. As such, had the Transactions taken place on the dates assumed above, the actual effects would not necessarily have been the same as those presented in the Pro Forma Financial Information. Furthermore, in consideration of the different purpose of the pro forma information as compared to the historical financial statements and the different methods of calculation of the effects of the Transactions on the pro forma statement of financial position and the pro forma income statements, these statements should be read and interpreted without comparisons between them.

For accounting purposes under IFRS, the business combination will be treated as the acquisition of Al Noor by Mediclinic even though, legally, Al Noor is the acquirer and will be the entity which will issue New Shares to the shareholders of Mediclinic. Therefore, the consolidated financial information of the Enlarged Group at the date of the Transactions will reflect the acquisition of Al Noor by applying the IFRS 3 ‘acquisition method’ of accounting on the Al Noor identifiable assets acquired and liabilities assumed. As the valuation of the Al Noor identifiable assets and assumed liabilities will only be performed after the Closing Date, The Pro forma Financial Information does not reflect the fair value adjustments that are expected to be made after the Closing Date and which will impact the net assets and earnings of the Enlarged Group going forward.

All pro forma financial adjustments are directly attributable to the Transactions. No pro forma adjustments have been made to reflect any matters not directly attributable to implementing the Transactions, such as synergies or cost savings that may be expected to occur after the Transactions. The Pro forma Financial Information is presented in GBP, the presentation currency to be used by the Enlarged Group.

There are no material differences between the accounting policies applied in preparing the unaudited half year financial results of the Al Noor Group for the six months ended 30 June 2015 and those applied in preparing the audited interim financial statements of the Mediclinic Group for the six months ended 30 September 2015. There are no material differences between the accounting policies applied in preparing the financial results of the Al Noor Group for the year ended 31 December 2014 and those applied in preparing the financial statements of the Mediclinic Group for the year ended 31 March 2015. For both periods, there are certain presentational differences under IAS 1 “Presentation of financial statements” which do not affect total net assets, net income or cash flows. The Pro forma Financial Information does not attempt to predict or estimate the future results of the Enlarged Group and should not be used for this purpose.

Pro Forma Financial Information

This section presents the consolidated pro forma statement of financial position  at 30 September 2015, the consolidated pro forma income statements for the six months ended 30 September 2015 and the 12 months ended 31 March 2015, and the related explanatory notes.

Pro forma consolidated statement of financial position at 30 September 2015

	Mediclinic Group as at 30 Sep 2015 (Note 1)	Al Noor Group as at 30 Jun 2015 (Note 2)	Pre- acquisition adjustments (Note 3e-f)	Acquisition Accounting (Note 3a-d)	Remgro Subscription (Note 3g)	Bridge Facility (Note 3h)	Expenses (Note 3i-j)	Pro forma Enlarged Group
	£’m	£’m	£’m	£’m	£’m	£’m	£’m	£’m
ASSETS

Non-current assets	3,932	71						5,260
Property, equipment and vehicles	2,855	47						2,902
Intangible assets	613	22	(14)	1,271				1,892
Investment in associate	441	—						441
Investment in joint venture	3	—						3
Other investments and loans	4	2						6
Deferred income tax assets	16	—						16

Current assets	735	149						808
Inventories	55	12						67
Trade and other receivables	408	79						487
Current income tax assets	3	—						3
Short-term deposit	—	9						9
Cash and cash equivalents	269	49	(28)	(1,000)	600	395	(43)	242

Total assets	4,667	220	(42)	271	600	395	(43)	6,068

EQUITY

Attributable to equity holders of the Company	2,252	165	(42)	271	600	—	(43)	3,203

Non-controlling interests	51	4						55

Total equity	2,303	169	(42)	271	600	—	(43)	3,258

	Mediclinic Group as at 30 Sep 2015 (Note 1)	Al Noor Group as at 30 Jun 2015 (Note 2)	Pre- acquisition adjustments (Note 3e-f)	Acquisition Accounting (Note 3a-d)	Remgro Subscription (Note 3g)	Bridge Facility (Note 3h)	Expenses (Note 3i-j)	Pro forma Enlarged Group
	£’m	£’m	£’m	£’m	£’m	£’m	£’m	£’m
LIABILITIES
Non-current liabilities	1,982	10						2,387
Borrowings	1,423	—				395		1,818
Deferred income tax liabilities	414	—						414
Retirement benefit obligations	86	10						96
Provisions	37	—						37
Derivative financial instruments	22	—						22

Current liabilities	382	41						423
Trade and other payables	294	37						331
Borrowings	53	4						57
Provisions	25	—						25
Current income tax liabilities	10	—						10

Total liabilities	2,364	51	—	—	—	395	—	2,810

Total equity and liabilities	4,667	220	(42)	271	600	395	(43)	6,068

Number of issued Mediclinic shares (‘000)	965,544

Net asset value per share (pence per share)	233.2
Tangible net asset value per share (pence per share)	168.1

Converted at 0.625 Al Noor shares for every Mediclinic share
Number of issued Al Noor shares (‘000)	603,465	116,866		(74,069)	72,115			718,377

Net asset value per share (pence per share)	373.2	141.2						445.9
Tangible net asset value per share (pence per share)	268.9	122.3						180.3

Note 1 — consolidated statement of financial position of the Mediclinic Group at 30 September 2015

The consolidated statement of financial position of Mediclinic Group has been directly extracted from the unaudited interim consolidated financial statements of Mediclinic Group for the six months ended 30 September 2015 and translated from ZAR to GBP using the exchange rate at 30 September 2015, equal to ZAR/GBP 21.3.

Note 2 — consolidated statement of financial position of the Al Noor Group at 30 June 2015

The consolidated statement of financial position of the Al Noor Group at 30 June 2015 is based on the unaudited interim consolidated financial statements of the Al Noor Group for the six months ended 30 June 2015. The statement of financial position has been translated from USD to GBP using the exchange rate at 30 June 2015, equal to USD/GBP 1.578.

Note 3 - Acquisition accounting (statement of financial position)

For accounting purposes under IFRS, the business combination will be treated as the acquisition of Al Noor by Mediclinic even though, legally, Al Noor is the acquirer and will be the entity which will issue New Shares to the shareholders of Mediclinic. For the purposes of the Pro Forma Financial Information, consideration and preliminary goodwill have therefore been determined as follows:

	Amount	Note
	In millions of GBP
Special Dividend paid to Al Noor shareholders	383	3a
Tender Offer	617	3b
Cash consideration paid to Al Noor shareholders	1,000
Value of Mediclinic shares deemed to be issued to Al Noor shareholders	394	3c
Total consideration transferred to Al Noor shareholders	1,394	3c
Net tangible assets acquired	123
Al Noor net assets acquired (net book value at 30 June 2015)	165	3d
Pre-existing goodwill and intangible assets (net book value at 30 June 2015)	(14)	3e
Transactions costs expected to be incurred by Al Noor	(28)	3f

Preliminary goodwill	1,271

Notes:

3a) Reflects the Special Dividend of £3.28 per Al Noor share paid to Al Noor shareholders based on 116,866,203 Al Noor shares, which represents a cash outflow of £383m.

3b) Assumes full take up of the Tender Offer by Al Noor shareholders, resulting in the cancellation of 74,069,109 Al Noor shares for a cash payment of £8.32 per share, which result in a cash outflow of £617m.

3c) Under IFRS, the acquisition-date fair value of the consideration transferred by the accounting acquirer is based on the number of shares that the accounting acquirer (the legal subsidiary) would have had to issue to the owners of the accounting acquiree (the legal parent) to give the owners of the legal parent the same percentage of equity interests in the combined entity that results from the reverse acquisition. Other payments to Al Noor shareholders are also included in consideration where in substance they form part of the payment transferred for the acquired business. 68 million Mediclinic shares are deemed to be issued by Mediclinic in consideration for Al Noor shares.  For the purpose of estimating the fair value of the consideration transferred in the Pro Forma Financial Information, the Existing Shares of Al Noor are deemed to be acquired on 5 November 2015 (the Valuation Date, being the latest practicable date prior to publication of this Prospectus) and based upon the acquisition date closing price of Mediclinic’ Existing Shares (being ZAR 122.73), translated from ZAR to GBP at the exchange rate on that date (ZAR 21.28 per GBP).  The fair value of the share component of consideration payable in respect of the business combination will be subject to change until the completion of the Transactions, and therefore, could be significantly different from that determined on the Valuation Date. The value of Mediclinic shares deemed to be issued to Al Noor shareholders of £394m is thus calculated using 68m shares at R122.73 per Mediclinic share and an exchange rate of ZAR/GBP 21.28.

3d) As stated in the basis of preparation, The Pro forma Financial Information does not reflect the fair value adjustments to the acquired assets and liabilities assumed as the measurement of these items at their fair values will only be performed subsequent to the Closing Date. The purchase price premium (being the excess of consideration over the value of the net assets acquired) has been attributed to goodwill and no pro forma amortisation or impairment charge has been applied to the goodwill balance in the periods presented. The fair value adjustments, when finalised post the Closing Date, may be material.

3e) Represents the write-off of pre-existing goodwill and intangible assets in Al Noor at net book value at 30 June 2015, since goodwill on the transaction is calculated by comparing total consideration paid to net tangible assets acquired.

3f) Reflects the pro forma adjustments in relation to estimated Al Noor transaction costs amounting to £28 million, which will reduce cash and net assets to be acquired.  All the Al Noor transactions costs are deemed to be pre-acquisition costs for purposes of the acquisition date accounting.

3g) The adjustment of £600 million reflects the cash received by Al Noor from Remgro under the Remgro Subscription, the equivalent of 72,115,384 shares at £8.32 per share.

3h) The adjustment of £395 million to borrowings reflects the £400m drawdown of the Mediclinic Bridge Facility to fund the Al Noor Tender Offer net of a £5m arrangement fee. The Mediclinic Bridge Facility has a maximum term of 18 months, hence the adjustment has been reflected in non-current liabilities. The £5m arrangement fee payable in respect of the Bridge Facility will be capitalised and amortised over the life of the facility.

3i) An adjustment of £29m has been made to reflect estimated transaction costs incurred by Mediclinic.

3j) Sales transfer tax will be payable in South Africa at a rate of 0.25% of the higher of a) the market value of the Al Noor Shares received in exchange for the Mediclinic Shares transferred; and b) the market value of the Mediclinic shares transferred. The £14m adjustment has been estimated based on the market capitalisation of Mediclinic on 5 November 2015 (the Valuation Date, being the latest practicable date prior to publication of this Prospectus).

3k) No account has been made of any trading activity post 30 June 2015 (Al Noor) or 30 September 2015 (Mediclinic).

Pro forma consolidated income statement for the 12 months ended 31 March 2015

	Mediclinic Group as at 31 Mar 2015 (Note 4)	Al Noor Group as at 31 Dec 2014 (Note 5)	Disclosure alignment (Note 5)	Expenses (Note 6)	Pro forma Enlarged Group
	£’m	£’m	£’m	£’m	£’m

Revenue	1,977	272	—	—	2,249
Cost of sales	(1,116)	(156)	6	—	(1,266)
Administration and other operating expenses	(455)	(65)	2	(71)	(589)
Operating profit before depreciation (EBITDA)	406	51	8	(71)	394
Depreciation and amortisation	(85)	—	(8)		(93)
Operating profit	321	51	—	(71)	301
Other gains and losses	5	—	—	—	5
Finance income	6	—	—	—	6
Finance cost	(66)	(1)	—	(23)	(90)
Profit before taxation	266	50	—	(94)	222
Taxation	(12)	—	—		(12)
Profit for the year	254	50	—	(94)	210

Attributable to:
Equity holders of the Company	241	48	—	(94)	195
Non-controlling interests	13	2	—	—	15
	254	50	—	(94)	210

Headline earnings reconciliation
Profit attributable to shareholders	241	48	—	(94)	195
Impairment of property	2	—	—	—	2
Insurance proceeds	(8)	—	—	—	(8)
Gain on sale of subsidiary	(2)	—	—	—	(2)
Profit on sale of property, equipment and vehicles	(4)	—	—	—	(4)
	229	48	—	(94)	183

Normalised headline earnings reconciliation
Realised gain on foreign currency forward contracts	(2)	—	—	—	(2)
Ineffective cash flow hedges	16	—	—	—	16
Swiss tax rate charges relating to prior years	(40)	—	—	—	(40)
Discount on loan repayment	(10)	—	—	—	(10)
Transaction cost	—	—	—	71	71
	193	48	—	(23)	218

	Mediclinic Group as at 30 Sep 2015 (Note 4)	Al Noor Group as at 30 Jun 2015 (Note 5)	Remgro Subsription (Note 3g)	Shares Cancelled (Note 3b)	Pro forma Enlarged Group

Weighted average number of Mediclinic shares

Basic	843,385
Diluted	859,318

Earnings per Mediclinic ordinary share - pence

Earnings	28.6
Headline earnings	27.2
Normalised headline earnings	22.9

Converted at 0.625 Al Noor shares for every Mediclinic share

Weighted average number of Al Noor shares

Basic	527,116	116,866	72,115	(74,069)	642,028
Diluted	537,074	117,286	72,115	(74,069)	652,406

Earnings per ordinary share - pence

Basic	45.7	41.1			30.4
Diluted	44.9	40.9			29.9

Headline earnings per ordinary share - pence

Basic	43.4	41.1			28.5
Diluted	42.6	40.9			28.1

Normalised Headline earnings per ordinary share - pence

Basic	36.6	41.1			34.0
Diluted	35.9	40.9			33.4

Note 4 - consolidated income statement of Mediclinic Group

The consolidated income statement of the Mediclinic Group for the year ended 31 March 2015 has been directly extracted from the audited consolidated financial statements of Mediclinic and translated from ZAR to GBP using the average exchange rate for the year ended 31 March 2015, equal to ZAR/GBP 17.82.

Note 5 - consolidated income statement of Al Noor Group

The consolidated income statement of the Al Noor Group for the year ended 31 December 2014 is based on the audited consolidated financial statements of the Al Noor Group for the year ended 31 December 2014 and adjusted in order to align it with the presentation criteria to be adopted by the Mediclinic Group. The income statement has been translated from USD to GBP using the average exchange rate for the year ended 31 December 2014, equal to USD/GBP 1.65.

Certain reclassifications have been made to the income statement of the Al Noor Group to align it to the presentation format to be used by the Enlarged Group. Specifically, adjustments have been made to “Cost of sales” and “Administrative expenses” to move depreciation and amortisation costs out of these line items into a separate line item. £6m has been moved from cost of sales in the pro forma income statement for the year ended 31 December 2014 and £2m has been moved from administrative expenses.

Note 6 — acquisition accounting (income statement)

6a) An adjustment of £29m has been made to reflect estimated transaction costs incurred by Mediclinic and an adjustment of £28m has been made to reflect estimated transaction costs incurred by Al Noor. This one-off cost will not have a continuing impact on the results of the Enlarged Group.

6b) As set out above, sales transfer tax will be payable in respect of the Transactions. The £14m adjustment has been estimated based on the market capitalisation of Mediclinic on 5 November 2015 (the Valuation Date, being the latest practicable date prior to publication of this Prospectus). This one-off cost will not have a continuing impact on the results of the Enlarged Group.

6c) The £23m adjustment to finance costs in the 12 months to March 2015 comprises:

•                  £20m of interest costs in respect of the £400m Bridge Facility; and

•                  £3m amortisation of capitalised arrangement fees charged in respect of the Bridge Facility.

Interest cost associated with the Bridge Facility will have a continuing impact on the result of the Enlarged Group.

6d) Adjustments affecting the income statement are assumed to be non-deductible or disallowable for tax purposes and therefore do not affect the pro forma tax charge for the Enlarged Group.

6e)  As stated in the basis of preparation, The Pro forma Financial Information does not reflect the fair value adjustments to the acquired assets and liabilities assumed as the measurement of these items at their fair values will only be performed subsequent to the Closing Date.  The purchase price premium (being the excess of the consideration over the value of the net assets acquired) has been attributed to goodwill and no pro forma amortisation or impairment charge has been applied to the goodwill balance in the periods presented.

6f) No account has been made of any trading activity post 30 June 2015 (Al Noor) or 30 September 2015 (Mediclinic).

Pro forma income statement for the six months ended 30 September 2015

	Mediclinic Group as at 30 Sep 2015 (Note 7)	Al Noor Group as at 30 Jun 2015 (Note 8)	Disclosure alignment (Note 8)	Expenses (Note 9)	Pro forma Enlarged Group
	£’m	£’m	£’m	£’m	£’m

Revenue	1,015	160			1,175
Cost of sales	(583)	(94)	4		(673)
Administration and other operating expenses	(233)	(36)	1	(71)	(339)
Operating profit before depreciation (EBITDA)	199	30	5	(71)	163
Depreciation and amortisation	(45)	—	(5)		(50)
Operating profit	154	30	—	(71)	113
Other gains and losses	3	—	—	—	3
Finance income	4	—	—	—	4
Finance cost	(32)	—	—	(11)	(43)
Profit before taxation	129	30	—	(82)	77
Taxation	(26)	—	—	—	(26)
Profit for the year	103	30	—	(82)	51

Attributable to:
Equity holders of the Company	96	28	—	(82)	42
Non-controlling interests	7	2	—	—	9
	103	30	—	(82)	51

Headline earnings reconciliation
Profit attributable to shareholders	96	28	—	(82)	42
Profit on sale of property, equipment and vehicles	—	—	—	—	—
	96	28	—	(82)	42

Normalised headline earnings
Ineffective cash flow hedges	(2)	—	—	—	(2)
Transaction cost	—	—	—	71	71
	94	28	—	(11)	111

	Mediclinic Group as at 30 Sep 2015 (Note 7)	Al Noor Group as at 30 Jun 2015 (Note 8)	Remgro Subsription (Note 3g)	Shares Cancelled (Note 3b)	Pro forma Enlarged Group

Weighted average number of Mediclinic shares

Basic	872,562
Diluted	887,449

Earnings per Mediclinic ordinary share - pence

Earnings	11.0
Headline earnings	11.0
Normalised headline earnings	10.8

Converted at 0.625 Al Noor shares for every Mediclinic share

Weighted average number of Al Noor shares

Basic	545,351	116,866	72,115	(74,069)	660,263
Diluted	554,656	117,286	72,115	(74,069)	669,988

Earnings per ordinary share - pence

Basic	17.6	24.0			6.4
Diluted	17.3	23.9			6.3

Headline earnings per ordinary share - pence

Basic	17.6	24.0			6.4
Diluted	17.3	23.9			6.3

Normalised Headline earnings per ordinary share - pence

Basic	17.2	24.0			16.8
Diluted	16.9	23.9			16.6

Note 7 - consolidated income statement of Mediclinic Group

The consolidated income statement of the Mediclinic Group for the six months ended 30 September 2015 has been directly extracted from the unaudited interim consolidated financial statements of Mediclinic and translated from ZAR to GBP using the average exchange rate for the six months ended 30 September 2015, equal to ZAR/GBP 19.3.

Note 8 - consolidated income statement of Al Noor Group

The consolidated income statement of the Al Noor Group for the six months ended 30 June 2015 is based on the unaudited interim consolidated financial statements of the Al Noor Group for the six months ended 30 June 2015 and adjusted in order to align it with the presentation criteria to be adopted by the Mediclinic Group. The income statement has been translated from USD to GBP using the average exchange rate for the six months ended 30 June 2015, equal to USD/GBP 1.52.

Certain reclassifications have been made to the income statement of the Al Noor Group to align it to the presentation format to be used by the Enlarged Group. Specifically, adjustments have been made to “Cost of sales” and “Administrative expenses” to move depreciation and amortisation costs out of these line items into a separate line item. £4m has been moved from cost of sales in the pro forma income statement for the six months ended 30 June 2015 and £1m has been moved from administrative expenses.

Note 9 — acquisition accounting (income statement)

9a) An adjustment of £29m has been made to reflect estimated transaction costs incurred by Mediclinic and an adjustment of £28m has been made to reflect estimated transaction costs incurred by Al Noor. This one-off cost will not have a continuing impact on the results of the Enlarged Group.

9b) As set out above, sales transfer tax will be payable in respect of the Transactions. The £14m adjustment has been estimated based on the market capitalisation of Mediclinic on 5 November 2015 (the Valuation Date, being the latest practicable date prior to publication of this Prospectus). This one-off cost will not have a continuing impact on the results of the Enlarged Group

9c) The £11m adjustment to finance costs in the six months to 30 September 2015 comprises:

•                  £10m of interest costs in respect of the £400m Bridge Facility; and

•                  £1m amortisation of capitalised arrangement fees charged in respect of the Bridge Facility.

Interest cost associated with the Bridge Facility will have a continuing impact on the results of the Enlarged Group.

9d) Adjustments affecting the income statement are assumed to be non-deductible or disallowable for tax purposes and therefore do not affect the pro forma tax charge for the Enlarged Group

9e)  As stated in the basis of preparation, The Pro forma Financial Information does not reflect the fair value adjustments to the acquired assets and liabilities assumed as the measurement of these items at their fair values will only be performed subsequent to the Closing Date.  The purchase price premium (being the excess of the consideration over the value of the net assets acquired) has been attributed to goodwill and no pro forma amortisation or impairment charge has been applied to the goodwill balance in the periods presented.

9f) No account has been made of any trading activity post 30 June 2015 (Al Noor) or 30 September 2015 (Mediclinic).

ANNEXURE 7

REPORT OF INDEPENDENT REPORTING ACCOUNTANTS

ON THE PRO FORMA FINANCIAL INFORMATION OF THE COMPANY AND MEDICLINIC

The Directors
Mediclinic International Limited
Mediclinic Office, Strand Road

PO Box 456

Stellenbosch

7600

South Africa

The Directors

Al Noor Hospitals Group Plc

1 Floor
40 Dukes Place
London
EC3A 7NH
United Kingdom

Dear Sirs

Independent reporting accountant’s assurance report on the compilation of pro forma financial information of Mediclinic International Limited and Al Noor Hospitals Group Plc

Introduction

Al Noor Hospitals Group Plc (“Al Noor”) is issuing a prospectus (“the Prospectus”) regarding an offer to the public in terms of section 95 (1) (h) of the Companies Act resulting from the scheme of arrangement between Mediclinic International Limited (“Mediclinic”) and the Mediclinic Shareholders (“the Proposed Transaction”), pursuant to which, if implemented, the Al Noor and Mediclinic will acquire all of the Scheme Shares from the Scheme Participants, either in terms of the Exchange Option or the Repurchase Option under the Scheme resulting in Al Noor holding all of the issued Mediclinic Shares, Mediclinic becoming a wholly owned subsidiary of Al Noor, and the Scheme Participants becoming Shareholders of the Enlarged Group, being Al Noor as enlarged by the acquisition of Mediclinic (“The Enlarged Group”).

At your request and for the purposes of the Prospectus to be dated on or about 17 November 2015, we present our assurance report on the compilation of the pro forma financial information of the Enlarged Group by the directors. The pro forma financial information, presented in Annexure 6 to the Prospectus, consists of the pro forma consolidated statement of financial position as at 30 September 2015 and the pro forma consolidated income statement for the 12 months ended 31 March 2015 and the six months ended 30 September 2015 and the pro forma financial effects (“the Pro Forma Financial Information”). The Pro Forma Financial Information has been compiled in terms of Regulation 78 (3) of the Companies Act 71 of 2008 (“the Companies Act”).

The Pro Forma Financial Information has been compiled by the directors to illustrate the impact of the Proposed Transaction on Mediclinic and Al Noor’s reported financial position as at 30 September 2015, and Mediclinic and Al Noor’s financial performance for the year ended 31 March 2015 and the six months ended 30 September 2015, as if the Proposed Transaction had taken place at 30 September 2015 and 1 April 2014 and 1 April 2015, respectively. As part of this process, information about the Mediclinic and Al Noor’s financial position and financial performance has been extracted by the directors from the Al Noor audited financial statements for the year ended 31 December 2014 and unaudited interim financial statements for the six months ended 30 June 2015, and from the Mediclinic audited financial statements for the year ended 31 March 2015 and interim unaudited financial statements for the six months ended 30 September 2015.

Directors’ responsibility

The directors of Al Noor and Mediclinic are responsible for the compilation, contents and presentation of the Pro Forma Financial Information in terms of Regulation 78 (3) of the Companies Act and on the basis described in Annexure 6 of the Prospectus. The directors of Al Noor and Mediclinic are also responsible for the financial information of Al Noor and Mediclinic, respectively, from which it has been prepared.

Reporting accountant’s responsibility

Our responsibility is to express an opinion about whether the Pro Forma Financial Information has been compiled, in all material respects, by the directors on the basis specified based on our procedures performed. We conducted our engagement in accordance with the International Standard on Assurance Engagements (ISAE) 3420, Assurance Engagements to Report on the Compilation of Pro Forma Financial Information Included in a Prospectus. This standard requires that we comply with ethical requirements and plan and perform our procedures to obtain reasonable assurance about whether the Pro Forma Financial Information has been compiled, in all material respects, on the basis specified in the Companies Act. For purposes of this engagement, we are not responsible for updating or reissuing any reports or opinions on any historical financial information used in compiling the Pro Forma Financial Information, nor have we, in the course of this engagement, performed an audit or review of the financial information used in compiling the Pro Forma Financial Information.

As the purpose of Pro Forma Financial Information included in a Prospectus is solely to illustrate the impact of a significant corporate action or event on unadjusted financial information of the entity as if the corporate action or event had occurred or had been undertaken at an earlier date selected for purposes of the illustration, we do not provide any assurance that the actual outcome of the event or transaction would have been as presented.

A reasonable assurance engagement to report on whether the Pro Forma Financial Information has been compiled, in all material respects, on the basis of the applicable criteria involves performing procedures to assess whether the applicable criteria used in the compilation of the Pro Forma Financial Information provides a reasonable basis for presenting the significant effects directly attributable to the corporate action or event, and to obtain sufficient appropriate evidence about whether:

•             The related pro forma adjustments give appropriate effect to those criteria; and

•             The Pro Forma Financial Information reflects the proper application of those adjustments to the unadjusted financial information.

Our procedures selected depend on our judgment, having regard to our understanding of the nature of the Enlarged Group, the corporate action or event in respect of which the Pro Forma Financial Information has been compiled, and other relevant engagement circumstances.

Our engagement also involves evaluating the overall presentation of the Pro Forma Financial Information.

We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the Pro Forma Financial Information has been compiled, in all material respects, on the basis described in Annexure 6 of the Prospectus.

PricewaterhouseCoopers Inc.

Director: NH Döman

Registered Auditor
Stellenbosch
11 November 2015

ANNEXURE 8

CONSENT LETTERS OF THE COMPANY’S ADVISORS

Consent Letter - SA Prospectus

The Board of Directors

Al Noor Hospitals Group plc

Al Noor Specialty Clinic Building

Shabia-10, Mussafah

Abu Dhabi, United Arab Emirates

26 October 2015

Dear Sirs

Consent Letter — Prospectus

We refer to the prospectus of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 (the “Company”), to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “Prospectus”).

NM Rothschild & Sons Ltd, in its capacity as the Co-Sponsor and Lead Financial Advisor to the Company, hereby consents to its name being stated and to the references thereto in the form and context in which it appears in the Prospectus.

Provided that the Prospectus is not amended in any material way without our approval after the date of this letter, we undertake that we will not withdraw such consent prior to the issue of the Prospectus.

Yours faithfully

/s/ Hedley Goldberg
Hedley Goldberg

for and on behalf of NM Rothschild & Sons Ltd

duly authorised and warranting such authority

Rothschild	Tel +44 (0)20 7280 5000	N M Rothschild & Sons Limited
New Court, St Swithin’s Lane	Fax +44 (0)20 7280 5671	Registered number 925279 England
London EC4N 8AL, United Kingdom	www.rothschild.com	Registered office as shown

Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority

Goldman Sachs International

Peterborough Court | 133 Fleet Street | London EC4A 2BB

Tel: +44 (0)20 7774 1000

The Board of Directors

Al Noor Hospitals Group plc

Al Noor Specialty Clinic Building

Shabia-10, Mussafah

Abu Dhabi, United Arab Emirates

26 October 2015

Dear Sirs

Consent Letter — Prospectus

We refer to the prospectus of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 (the “Company”), to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “Prospectus”).

Goldman Sachs International, in its capacity as the co-financial adviser and joint corporate broker to the Company, hereby consents to its name being stated and to the references thereto in the form and context in which it appears in the Prospectus.

Provided that the Prospectus is not amended in any material way without our approval after the date of this letter, we undertake that we will not withdraw such consent prior to the issue of the Prospectus.

Yours faithfully

/s/ Nimesh Khiroya
Nimesh Khiroya

for and on behalf of Goldman Sachs International

duly authorised and warranting such authority

Goldman Sachs International is authorised by the Prudential Regulation Authority and regulated by the

Financial Conduct Authority and the Prudential Regulation Authority

Registered in England No. 02263951 | Registered Office: Peterborough Court, 133 Fleet Street, London EC4A 2BB

The Board of Directors Al Noor Hospitals Group plc Al Noor Specialty Clinic Building Shabia-10, Mussafah Abu Dhabi, United Arab Emirates	Jefferies Hoare Govett Vintners Place 68 Upper Thames Street London EC4V 3BJ United Kingdom tel +44 (0) 20 7029 8000 fax +44 (0) 20 7029 8010 Jefferies.com

26 October 2015

Dear Sirs

Consent Letter — Prospectus

We refer to the prospectus of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 (the “Company”), to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “Prospectus”).

Jefferies International Limited, in its capacity as the Sponsor and Corporate Broker to the Company, hereby consents to its name being stated and to the references thereto in the form and context in which it appears in the Prospectus.

Provided that the Prospectus is not amended in any material way without our approval after the date of this letter, we undertake that we will not withdraw such consent prior to the issue of the Prospectus.

Yours faithfully

/s/ Paul Nicholls
Paul Nicholls

for and on behalf of Jefferies International Limited

duly authorised and warranting such authority

Jefferies Hoare Govett is a division of Jefferies International Limited.

Jefferies International Limited is registered in England No 1978621. Registered office: Vintners Place, 68 Upper Thames Street, London EC4V 3BJ.

Jefferies International Limited is authorised and regulated by the Financial Services Authority.

Linklater LLP One Silk Street
London EC2Y 8HQ
Telephone (+44) 20 7456 2000
Facsimile (+44) 20 7456 2222
DX Box Number 10 CDE
Direct Line 020 7456 3542
Direct Fax 020 7456 2222
john.lane@linklaters.com

The Board of Directors
Al Noor Hospitals Group plc
Al Noor Specialty Clinic Building
Shabia-10, Mussafah
Abu Dhabi
United Arab Emirates

26 October 2015

Dear Sirs

Consent Letter - Prospectus

We refer to the prospectus of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 (the “Company”), to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “Prospectus”).

Linklaters LLP, in its capacity as the English and US legal advisers to the Company, hereby consents to its name being stated and to the references thereto in the form and context in which it appears in the Prospectus.

Provided that the Prospectus is not amended in any material way without our approval after the date of this letter, we undertake that we will not withdraw such consent prior to the issue of the Prospectus.

Yours faithfully

/s/ John Lane
John Lane
for and on behalf of Linklaters LLP

This communication is confidential and may be privileged or otherwise protected by work product immunity.

Linklaters LLP is a limited liability partnership registered in England and Wales with registered number OC326345. It is a law firm authorised and regulated by the Solicitors Regulation Authority. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ or on www.linklaters.com and such persons are either solicitors, registered foreign lawyers or European lawyers.

Please refer to www.linklaters.com/regulation for important information on Linklaters LLP’s regulatory position.

A30666047/0.5/26 Oct 2015

The Board of Directors		10 Fricker Road, Illovo Boulevard
Al Noor Hospitals Group plc		Johannesburg, 2196
Al Noor Specialty Clinic Building
Shabia-10, Mussafah		PO Box 61771, Marshalltown
Abu Dhabi, United Arab Emirates		Johannesburg, 2107, South Africa

Docex 26 Johannesburg

T +27 11 530 5000
F +27 11 530 5111

www.webberwentzel.com

Your reference	Our reference	Date
	Annabel Parry/Kevin Hillis	28 October 2015
3003484

Dear Sirs

Consent Letter - Prospectus

1.                              We refer to the prospectus of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 (the “Company”), to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “Prospectus”).

2.                              Webber Wentzel, in its capacity as the South African legal advisor to the Company, hereby consents to its name being stated and to the references thereto in the form and context in which it appears in the Prospectus.

3.                              Provided that the Prospectus is not amended in any material way without our approval after the date of this letter, we undertake that we will not withdraw such consent prior to the issue of the Prospectus.

Yours faithfully

/s/ Webber Wentzel
WEBBER WENTZEL
Annabel Parry
for and on behalf of Webber Wentzel
Direct tel: +27 11 530 5283
Direct fax: +27 11 530 6283
Email: annabel.parry@webberwentzel.com

9493666_1.Docx

Senior Partner: JC Els Managing Partner: SJ Hutton Partners: SM Adcock RB Africa NG Alp OA Ampofo-Anti RL Appelbaum BA Baillie JM Bellew AE Bennett HJ Bester DHL Booysen AR Bowley PG Bradshaw EG Brandt JL Brink MS Burger RS Coelho KL Collier KM Colman KE Coster K Couzyn CR Davidow JH Davies ME Davis PM Daya JHB de Lange DW de Villiers BEC Dickinson MA Diemont DA Dingley NF Dlamini KZ Dlothi HJ du Preez CP du Toit SK Edmundson AE Esterhuizen MJR Evans GA Fichardt DT Fisher-Jeffes JB Forman MM Gibson CI Gouws JP Gouws PD Grealy A Harley VW Harrison JM Harvey MH Hathorn JS Henning KR Hillis NA Hlatshwayo XNC Hlatshwayo S Hockey CM Holfeld PM Holloway HF Human KA Jarvis ME Jarvis CM Jonker S Jooste LA Kahn M Kennedy A Keyser MD Kota J Lamb PSG Leon PG Leyden L Marais S McCafferty MC McIntosh SI Meltzer SM Methula CS Meyer AJ Mills JA Milner D Milo NP Mngomezulu VS Moodaley LA Morphet VM Movshovich M Mtshall SP Naicker RA Nelson BP Ngoepe ZN Ntshona MB Nzimande L Odendaal GJP Olivier N Paige AMT Pardini AS Parry S Patel GR Penfold SE Phajane MA Phillips C Pillay HK Potgieter S Rajah D Ramjettan NJA Robb DC Rudman JW Scholtz KE Shepherd DMJ Simaan AJ Simpson J Simpson N Singh AA Sourvas MP Spalding L Stein PS Stein LJ Swaine ER Swanepoel Z Swanepoel A Thakor A Toefy D Vallabh PZ Vanda JP van der Poel SE van der Meulen ED van der Vyver M van der Walt N van Dyk A van Niekerk MM van Schaardenburgh JE Veeran D Venter HM Venter B Versfeld MG Versfeld TA Versfeld DM Visagie J Watson JWL Westgate KL Williams RH Wilson M Yudaken Chief Operating Officer: SA Boyd

Webber Wentzel is associated with ALN

KPMG LLP	Tel +44 (0) 20 7694 3032
Transaction Services	Fax +44 (0) 20 7311 3311
15 Canada Square
London E14 5GL
United Kingdom

Private & confidential

The Board of Directors

Al Noor Hospitals Group plc

Al Noor Specialty Clinic Building

Shabia-10, Mussafah

Abu Dhabi, United Arab Emirates

27 October 2015

Dear Directors

Consent Letter - Prospectus

We refer to the prospectus of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 (the “Company”), to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “Prospectus”).

KPMG LLP in its capacity as the Auditor to the Company, hereby consents to its name being stated and to the references thereto in the form and context in which it appears in the Prospectus.

Provided that the Prospectus is not amended in any material way without our approval after the date of this letter, we undertake that we will not withdraw such consent prior to the issue of the Prospectus.

Yours faithfully

/s/ Linda Main
Linda Main
Partner

for and on behalf of KPMG LLP
duly authorised and warranting such authority

KPMG LLP, a UK limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

Registered in England No OC301540

Registered office: 15 Canada Square, London, E14 5GL

For full details of our professional regulation please refer to Regulatory Information’ under ‘About/About KPMG’ at www.kpmg.com/uk

Document Classification - KPMG Confidential

The Board of Directors

Al Noor Hospitals Group plc

Al Noor Specialty Clinic Building

Shabia-10, Mussafah

Abu Dhabi, United Arab Emirates

27 October 2015

Dear Sirs

Prospectus — Al Noor Hospitals Group plc

We refer to the prospectus of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 (the “Company”), to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange (“the Proposed Transaction”) to be implemented by way of a scheme of arrangement of Mediclinic (the “Prospectus”).

We hereby consent to:

•                  act in the capacity as reporting accountants to the Proposed Transaction;

•                  the inclusion of our report on the Mediclinic Regulation 78 Financial Information and the unaudited pro forma financial information of the Company (the enlarged group) relating to the Proposed Transaction; and

•                  our name being stated as reporting accountants and auditors in the Prospectus, to be issued by Al Noor on or about 17 November 2015, or such later date following the date on which approval in respect of the Prospectus is granted by the CIPC, in the form and context in which it appears.

Yours faithfully

/s/ NH Döman
NH Döman
Director
PricewaterhouseCoopers Inc

PricewaterhouseCoopers Inc., Capital Place, 15-21 Neutron Avenue, Techno Park, Stellenbosch 7600

P O Box 57, Stellenbosch 7599

T: +27(21) 815 3000, F: +27(21) 815 3100, www.pwc.co.za

Chief Executive Officer: T D Shango

Management Committee: T P Blandin de Chalain, S N Madikane, P J Mothibe, C Richardson, F Tonelli, C Volschenk

Western Cape region — Partner in charge: D J Fölscher

The Company’s principal place of business is at 2 Eglin Road, Sunninghill where a list of directors’ names is available for inspection.

Reg. no. 1998/012055/21, VAT reg.no. 4950174682.

The Board of Directors

Al Noor Hospitals Group plc

Al Noor Specialty Clinic Building

Shabia-10, Mussafah

Abu Dhabi, United Arab Emirates

26 October 2015

Dear Sirs

Consent Letter — Prospectus

We refer to the prospectus of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 (the “Company”), to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “Prospectus”).

Capita Registrars Limited, in its capacity as the Company Secretary to the Company, hereby consents to its name being stated and to the references thereto in the form and context in which it appears in the Prospectus.

Provided that the Prospectus is not amended in any material way without our approval after the date of this letter, we undertake that we will not withdraw such consent prior to the issue of the Prospectus.

Yours faithfully

/s/ Tracey Brady
Tracey Brady

Managing Director

for and on behalf of Capita Registrars Limited

duly authorised and warranting such authority

Company Secretarial: 40 Dukes Place, London, EC3A 7NH

Registered office: The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU. Registered in England No. 2605568.

Part of Capita plc www.capita.co.uk

The Board of Directors

Al Noor Hospitals Group plc

Al Noor Specialty Clinic Building

Shabia-10, Mussafah

Abu Dhabi, United Arab Emirates

28 October 2015

Dear Sirs

Consent Letter — Prospectus

We refer to the prospectus of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 (the “Company”), to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “Prospectus”).

Capita Asset Services, in its capacity as the UK registrar and transfer agent to the Company, hereby consents to its name being stated and to the references thereto in the form and context in which it appears in the Prospectus.

Provided that the Prospectus is not amended in any material way without our approval after the date of this letter, we undertake that we will not withdraw such consent prior to the issue of the Prospectus.

Yours faithfully

/s/Paul Etheridge
Paul Etheridge

for and on behalf of Capita Registrars Limited

duly authorised and warranting such authority

Company Secretarial: 40 Dukes Place. London, EC3A 7NH

Registered office: The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU. Registered in England No. 2605568.

Part of Capita plc www.capita.co.uk

ANNEXURE 9

DETAILS OF DIRECTORS AND PRESCRIBED OFFICERS

PROFILES OF THE AL NOOR DIRECTORS

The names, business experience and principal activities outside of the Al Noor Group of each of the Directors is set out below:

Ian Tyler – Chairman – Aged 55

Ian Tyler served as Chief Executive of Balfour Beatty plc from January 2005 to March 2013, having been Chief Operating Officer since August 2002 and prior to that, Finance Director. He joined Balfour Beatty in 1996 from the Hanson Group where he was finance director of ARC, one of its principal subsidiaries. A former non-executive director of VT Group plc, he is a non-executive director of Cable & Wireless Communications plc and BAE Systems plc. He is also president of Construction Industry Relief, Assistance and Support for the Homeless Ltd (CRASH), the construction and property industry charity for the homeless, and a trustee of The BRE Trust, the largest UK charity dedicated specifically to research and education in the built environment. He is a chartered accountant.

Directorships:

Company	Status

Cable & Wireless Communications plc

BAE Systems plc

Bovis Homes Group plc

The BRE Trust

Cable & Wireless Communications plc

Construction Industry Relief, Assistance and Support for the Homeless Ltd

Cairn Energy PLC

VT Group plc

Woldingham School

Yankee Delta Corporation Limited

Balfour Beatty plc

BK Gulf LLC

Dutco Balfour Beatty (LLC)

Dutco Construction Co. LLC

Dutco Tunnelling LLC

Gammon China Limited

Gammon Construction Holdings Ltd

Active Active Active Active Active Active Active Active Resigned Active Active Resigned Resigned Resigned Resigned Resigned Resigned Resigned Resigned

Ronald Lavater – Chief Executive Officer – Aged 47

Ronald Lavater was appointed the Chief Executive Officer of the Company since 1 October 2014. Mr. Lavater’s career has spanned more than 20 years in a number of roles in the healthcare field. Most recently he worked for Johns Hopkins Medicine International and from 2009 through 2013 he served as the Chief Executive Officer of Corniche Hospital. Prior to that, Mr. Lavater spent the majority of his career at Hospital Corporation of America (“HCA”), the USA’s largest private hospital company. During his tenure at HCA, he has held numerous hospital leadership roles including, Chief Executive Officer and Chief Operating Officer in mid-sized and large hospitals in different US cities. Mr. Lavater holds a Bachelor of Arts from the University of Florida and a Master of Public Administration from Florida State University.

Directorships:

Company	Status
Johns Hopkins Medicine International	Resigned
Corniche Hospital	Resigned
Hospital Corporation of America	Resigned

Dr. Kassem Alom – Founder, Deputy Chairman and Non-Executive Director – Aged 69

Dr. Alom has been a part of Al Noor since its inception in 1985, having previously owned a private clinic in Abu Dhabi focusing on internal medicine and gastroenterology. He served as the Chairman of the Syrian Business Council and of the Healthcare Sector of the Abu Dhabi Chamber of Commerce, is a member of the Health Council of the Ministry of Health for Abu Dhabi. On 1 October 2014, Dr. Alom stepped down from his role as Chief Executive of the Company and assumed the role of Non-Executive Director and Deputy Chairman. Additionally, Dr. Alom is a fellow of the Royal Society of Medicine in London, where he is Head of Internal Medicine & Gastroenterology. Dr. Alom holds an MBBS from the University of Seville and specialized in internal medicine and gastroenterology at the University of Madrid.

Directorships:

Company	Status
Member of MoH Health Council	Active
Future Centre for Special Needs	Active
International Community School	Active

Seamus Keating – Senior Independent Director – Aged 52

Seamus Keating undertakes the role as Senior Independent Director for the Company. Seamus has over 20 years’ experience in the global technology sector in both finance and operational roles and was a main board director of Logica plc from 2002 until April 2012 having joined the company as Director, Group Finance in 1999. He was Logica plc Chief Financial Officer from 2002 until 2010 when he became Chief Operating Officer and head of its Benelux operations. He also chaired the Al Noor Group’s worldwide Financial Services practice. Having implemented a major restructuring plan in the Benelux region, he resigned from Logica plc, ahead of its acquisition by CGI of Canada, to take up a portfolio career. Prior to his role at Logica, he worked for the Olivetti Group from 1989 until 1999 in senior finance roles in the UK and Italy. Mr. Keating was non-executive director and chairman of the audit committee of Mouchel plc from November 2010 to September 2012. He is currently chairman of First Derivatives plc and a non-executive director of BGL Group. He has been chairman of Mi-pay Group plc since April 2014 and is Chairman of DSI Archer Limited and Director of Eppix ESolution Limited since 2015. Seamus Keating is a fellow of the Chartered Institute of Management Accountants.

Directorships:

Company	Status
SKapital Ltd	Active
DSI Archer Limited	Active
Eppix eSolution Limited	Active
First Derivatives plc	Active
BGL Group	Active

Mi Pay Group	Active
The National Funding Scheme	Active
Rechannel Limited	Active
Callcredit Information Group	Active

121 Corporate Limited

121 Holdings Limited

121 Land Limited

1900 Group Limited

Aethos Trustees Limited

CMG Computer Management Group (UK) Ltd

CMG Limited

Enable IT Limited

First Derivatives plc

Huntonbury

Ilex Group Limited

Logica AB

Logica Belgium SA NV

Logica Business Services UK Limited

LogicaCMG (Jersey) Limited

LogicaCMG Corporate Holdings Limited

LogicaCMG Financial Software Limited

LogicaCMG International Holdings Limited

Logica France SAS

Logica Holdings AB

Logica Holdings BV

Logica Holdings Limited

Logica Holdings Nederland BV

Logica International Holdings BV

Logica International Limited

Logica International Projects Limited

Logica IT Services Limited

Logica (Jersey) 2008 Limited

Logica Nederland BV

Logica plc

Logica QUEST Trustees Limited

Logica UK Limited

Logica VTS Limited

Mouchel plc

Resigned

Resigned

Resigned

Resigned

Resigned

Resigned

Resigned

Resigned

Resigned

Resigned

Resigned

Resigned

Resigned

Resigned

Resigned

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Resigned

Resigned

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Resigned

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Resigned

Resigned

Resigned

Resigned

Resigned

Resigned

Resigned

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Resigned

Resigned

Resigned

Resigned

Resigned

Resigned

Resigned

Sheikh Mansoor Bin Butti Al Hamed – Non-Executive Director – Aged 35

Sheikh Mansoor Bin Butti Al Hamed is a Non-Executive Director and is also the Head of Strategic Relations and New Business Development at Mubadala Development Company PJSC. He represents SMBB on the Company’s Board of Directors. Sheikh Mansoor is well connected in the business world in the GCC due to his position as a member of the board of the United Al Saqer Group LLC, a highly diversified family business based in the UAE. The United Al Saqer Group’s businesses include dealerships for BMW, Rolls Royce, Iveco, Tadano, Kawasaki, Mitsubishi, New Holland, TATA Daewoo, BEML and property management, construction and others.

Directorships:

Company	Status
United Al Saqer Group LLC	Active
Mubadala Development Company PJSC	Active

Ahmad Nimer – Non-Executive Director – Aged 53

Mr. Nimer is a Non-Executive Director and is currently the CEO of United Al Saqer Group LLC and a board member of the Gulf Catering Company. Prior to this he served as a partner of Deloitte & Touche LLP from 2002 to 2011. During this time, he gained extensive knowledge of the Abu Dhabi healthcare sector as the audit partner in charge of the Al Noor Group, as well as the Al Noor Group’s internal audit partner. Mr. Nimer holds a number of professional qualifications and is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, a Chief Fraud Examiner, a Forensic Certified Public Accountant, a Certified Risk Professional and a Chartered Business Consultant. Mr. Nimer has a Bachelors’ degree in Accounting from Yarmuk University in Jordan and a Graduate Diploma in Business Administration from the Canadian School of Finance and Management. He is also Chairman of the Al Noor Board of Abdali Towers Co.

Directorships:

Company	Status
Al Saqer Group LLC	Active
Royal International Construction LLC Global Catering Company Abdali Towers WLL	Active Active Active
Gulf Catering Company	Resigned
Deloitte & Touche LLP	Resigned

William J. Ward – Independent Non-Executive Director – Aged 71

William J. (Bill) Ward, Jr. is an Independent Non-Executive Director and is a former senior healthcare executive with nearly 40 years of experience in healthcare finance and operations. He serves on the boards of University of Maryland Upper Chesapeake Health and Catholic Health Services of Long Island. Mr. Ward is the director of the Master of Health Administration Degree Programme at the Johns Hopkins Bloomberg School of Public Health and Faculty Director of the School’s Sommer Scholars leadership programme. He is also a principal with Healthcare Management Resources, Inc., a Baltimore-area consulting firm. Mr. Ward is a former senior healthcare executive with more than 30 years of experience in healthcare finance and operations. Prior to joining the faculty, he served for a dozen years at the Johns Hopkins Bayview Medical Center, which he joined in 1982 when he was selected to be the Chief Operating Officer of Baltimore City Hospitals. He was a member of the Johns Hopkins management team that operated the hospital under a contractual agreement with the City of Baltimore. Since leaving Bayview Medical Centre, Mr. Ward has provided a variety of consultative services to clients throughout the United States. He has worked on projects overseas in the Caribbean, Latin America, Asia and the Middle East. Mr. Ward is the author of three textbooks and numerous articles and has lectured widely on a variety of healthcare financial and operational subjects. In addition to his work with the Bloomberg School of Public Health, he is a member of the faculty at the Johns Hopkins University School of Nursing. For over 20 years, he taught financial management at the University of Maryland’s School of Nursing and continues to guest lecture there. He also teaches at Singapore Management University.

Directorships:

Company	Status
University of Maryland Upper Chesapeake Health	Active
Catholic Health Services of Long Island	Active
Health Administration Degree Programme, John Hopkins Bloomberg School of Public Health School’s Sommer Scholars leadership programme Healthcare Management Resources INC	Active Active Active

William S. Ward – Independent Non-Executive Director– Aged 53

William S. Ward is an Independent Non-Executive Director of the Company and has over 30 years of experience in healthcare. Mr. Ward left the NHS in 1992 when he joined Bupa. During two different spells in Bupa he spent a total of 18 years either in Bupa Hospitals, the Bupa UK insurance business and subsequently the international Bupa insurance businesses. He has held the roles of Hospital Manager, Regional Manager Hospitals and Director of Strategic Development and Operations at Bupa Hospitals. Mr. Ward has also been Managing Director for the Bupa International Insurance Business and became Chief Operating Officer for Bupa’s International Businesses Worldwide. He has served as a director on the boards of BUPA Arabia PLC, Saudi Arabia, BUPA Australia and MAX BUPA India. He has also been Chairman of Bupa Asia and Chairman of Bupa Insurance Company Florida. Between two spells with BUPA, Mr. Ward held the office of Chief Executive Officer for CIGNA Europe, and led three insurance businesses spanning Europe with a focus on Life, Health and Protection products. He was also a Director of Sanitas. Mr. Ward obtained the qualification Chartered Secretary in 1987.

Directorships:

Company	Status
Lime White Advisory Limited	Active

Mubarak Matar Al Hamiri – Independent Non-Executive Director – Aged 47

Mubarak Matar Al Hamiri is an Independent Non-Executive Director and has more than 20 years of professional experience in the field of international and local investment management (asset management, acquisitions, mergers and private equity). Mr. Al Hamiri joined the Private Department of His Highness the late Sheikh Zayed Bin Sultan Al Nahyan (the late Emir of the Emirate of Abu Dhabi and the first president of the UAE) in 1992 as the head of the Investments Department, where he was responsible for overseeing the operation and performance of the Sheikh’s investment portfolio. He holds a bachelors’ degree in Computer Science from Indiana State University and holds a certification in risk management and financial consultancy. Mr. Al Hamiri currently serves as Managing Director of the Royal Group and Chairman of Royal Capital PJSC. He previously served as Vice Chairman at Abu Dhabi Islamic Bank PJSC.

Directorships:

Company	Status
Seara Bank	Active
Pivot Engineering	Active
International Capital Trading LLC Sawaeed Emp LLC AIDar Real Estate Royal Capital Group PJSC	Active Active Active Active

Sorouth Real Estate PJSC Reem Finance PJSC	Resigned Resigned

PROFILES OF AL NOOR SENIOR MANAGERS

The management expertise and experience of each of the Al Noor senior managers is set out below:

Joanne Curin – Interim Chief Financial Officer – Aged 57

Joanne Curin was appointed as interim Chief Financial Officer on 29 July 2015. Ms. Curin served as the Chief Financial Officer of engineer Lamprell between 2013 and 2014. She has held similar positions at a range of companies, including Lend Lease Corporation and P&O (POSNCo). She is currently a Non-Executive Director of Deep Ocean Group Holdings and was a Non-Executive Director and Chair of Audit Committee at WS Atkins between 2009 and 2014.

Directorships:

Company	Status
Deep Ocean Group Holdings AS	Active
Lamprell plc WS Atkins plc	Resigned Resigned

Dr. Georges Feghali – Chief Medical Officer – Aged 62

Georges Feghali served as the Senior Vice President of Quality and Chief Medical Officer of TriHealth, which comprises three major hospitals, several clinics and a 500-physician group in the USA. In 1986, he joined Good Samaritan Hospital, one of the TriHealth hospitals, as an Internal Medicine Faculty Member going on to serve as the Director of the GSH Department of Medicine for over a decade. From 2002, he served as the Medical Director and then Vice President of Medical Affairs at TriHealth, before being appointed in 2009 to the position of Senior Vice President of Quality and Chief Medical Officer. That year he completed his Certified Physician Executive training through the American Association for Physician Leadership. He has recently joined Al Noor Hospitals Group, bringing with him a wealth of experience from his distinguished 30-year career. He is a Fellow of the American College of Physicians, member of the American Association for Physician Leadership (American College of Physicians Executives), Ohio State Medical Association, The Cincinnati Academy of Medicine, and the American Medical Association.

Directorships:

Company	Status
Trihealth	Resigned

Dr. Sami Alom – Chief Strategy Officer – Aged 35

Dr. Alom joined Al Noor in 2011, having previously worked there for short periods in 2009 and 2010. He serves as Adjunct Assistant Professor at the College of Medicine and Health Sciences at the UAE University. He has previously worked at The Johns Hopkins Hospital Department of Perioperative Services and Department of Anaesthesia and Critical Care Medicine during which time he obtained his MPH and MBA from The Johns Hopkins University. Prior to that, he was a postdoctoral fellow at the Tissue Microfabrication Lab at the University of Pennsylvania. Dr. Alom received his PhD in Biomedical Engineering at the Johns Hopkins University School of Medicine and holds a BS in

Biomedical Engineering with a concentration in Chemical Engineering from The Johns Hopkins University.

Directorships:

Company	Status
UAE University, College of Medicine and Health Sciences	Active
Al Noor Hospital Group (Director of Strategic Planning)	Resigned

David Hoidal – Chief Operating Officer – Aged 60

David Hoidal recently joined Al Noor as Chief Operating Officer. Mr. Hoidal is an accomplished healthcare executive with over 20 years of successful leadership experience and is well versed in the challenging economics of the healthcare sector and the multicultural environment in which Al Noor operates. Mr. Hoidal returns to the UAE, after four years as a Partner with Medpoint Health Partners in the US, having been Chief Executive Officer of Al Rahba Hospital in Abu Dhabi from 2008 to 2010. Earlier in his career, Mr. Hoidal served 16 years with Hospital Corporation of America (“HCA”) in various capacities, concluding his tenure as Chief Executive Officer of DePaul Hospital and Chief Operations Officer of Tulane University Hospital and Clinics in New Orleans. He went on to the University of Alabama-Birmingham Health System (“UABHS”) working his way up to become CEO. He received his Bachelor’s degree from the University of Nebraska, and his Masters in Health Administration from the University of Missouri.

Directorships:

Company	Status
Medpoint Health Partners	Resigned
Al Rahba Hospital	Resigned

Yvette Van Der Linde - Senior Corporate Human Resources Director – Aged 46

Yvette’s experience in the private healthcare industry began in 1997 when she joined Mediclinic South Africa as Senior Human Resources professional. In 2009, Yvette joined Mediclinic Middle East as Senior Human Resources Professional and worked in Dubai for five years learning the local healthcare market. Passionate about people and getting things done through collaboration, partnerships and professional relationships, Yvette has broad knowledge of employment practices and human resources functions including building high performance teams, international talent acquisition, systems design and successful implementation of JCI quality standards.

Directorships:

Company	Status
Platinum Human Resources Consultants	Resigned
Mediclinic Middle East – Welcare Hospital	Resigned

Donna Lunn – Chief Information Officer – Aged 58

With over 35 years of experience in the healthcare sector, Donna joined the Al Noor Group from Abu Dhabi Health Services (“SEHA”) where, over the last 6 years as Group Clinical Applications Director, she has led the transformation of clinical care with the implementation of the electronic medical record system known as ‘Malaffi’. Under her leadership, all of the SEHA hospitals have been certified as HIMSS Level 6, making it the only healthcare system outside of the US with all of its hospitals at such a level.

Donna began her career as a medical technologist and took part in the implementation of one of the world’s first electronic order entry systems. Building on this experience, she moved to the healthcare information technology firm HBO and Company (“HBOC”), now part of McKesson Corporation, where she delivered HBOC’s Star suite of Clinical and Financial applications. Her six years with HBOC saw her working with over 20 healthcare systems throughout the US and Canada.

Her strong track-record for delivery underpinned her to move to First Consulting Group, a US healthcare IT consulting firm, in 1995. There Donna managed implementations for several prestigious clients such as Allina Health System in Minneapolis and Health First in Melbourne, Florida and assumed an Interim IT Director position at Mt Sinai NYU Health in New York City.

In 2000, Donna was recruited by the University of Pittsburgh Medical Centre, one of the largest and most highly rated US healthcare systems with 21 hospitals and over 400 locations, to lead the selection and delivery of an enterprise wide electronic medical record system. She also led the implementation of several other applications all aimed at improving the patient experience and clinical outcomes. Donna’s final position was Chief Information Officer for UPMC’s International and Commercial Services Division, at which time she relocated to London and was responsible for IT operations in the UK, Ireland and Europe.

Donna holds a Bachelor of Science in Health Service Management (Magna Cum Laude) from Point Park University in Pittsburgh, Pennsylvania, USA.

Directorships:

Company	Status
Abu Dhabi Health Services	Resigned

Rajaa Hammound - Chief Nursing Officer – Age 55

Ms. Rajaa Hammound brings with her over three decades of experience in healthcare garnered from several leadership positions held in Qatar, Saudi Arabia and Lebanon. In the course of her career, she worked for Dr. Soliman Fakeeh Hospital in Jeddah as Chief Nursing Officer and for the University of Calgary in Qatar, where she supported the development of the National Cancer Program and the development of the Master’s degree in Nursing for the Clinical Nurse specialist position. She also worked for the National Centre for Cancer Care and Research (NCCCR), also known as Al Amal Hospital in Qatar during which she focused on nursing and quality management. Her impressive career also included serving as an international surveyor for the Joint Commission International.

Ms. Hammoud holds a Master’s Degree in Public Health/Health Service Administration from the American University of Beirut. Her professional affiliations include the American Academy of Hospice and Palliative Medicine & Hospice and Palliative Nurses, USA, International Society of Nurses in Cancer Care, USA, University of Calgary, Qatar, Watson Caring Science Institute & International Caritas Consortium, Colorado, USA, WHO, Baby Friendly Hospitals Program, Lebanon, among many others.

Directorships:

Company	Status
Dr. Soliman Fakeeh Hospital Jeddah	Resigned
National Centre for Cancer Care and Research – Hamad Medical Corporation Doha, Qatar	Resigned
University of Calgary Qatar Doha, Qatar	Resigned

ANNEXURE 10

RISK FACTORS

Investing in and holding the Shares involves financial risk. Investors in the Shares should carefully review all of the information contained in this document and should pay particular attention to the following risks associated with an investment in the Al Noor Group and the Shares which should be considered together with all other information contained in this document. If one or more of the following risks were to arise, the Company’s business, financial condition, results of operations, prospects and/or the Al Noor Group’s share price could be materially and adversely affected and investors could lose all or part of their investment. The risks set out below may not be exhaustive and do not necessarily comprise all of the risks associated with an investment in the Al Noor Group and the Shares. Additional risks and uncertainties not currently known to the Al Noor Group or which the Al Noor Group currently deems immaterial may arise or become material in the future and may have a material adverse effect on the Al Noor Group’s business, results of operations, financial condition, prospects and/or share price. You should consult a legal adviser, an independent financial adviser or a tax adviser for legal, financial or tax advice if you do not understand this document.

The risk factors detailed in this Annexure relate to Al Noor only and do not take into account any risk relating to the Transactions, or the Enlarged Group or any risks arising following completion of the Transactions.

Risks relating to the business of the Al Noor Group

The Al Noor Group is subject to risks associated with its expansion strategy

The strategy of the Al Noor Group involves, in part, continuing to acquire and develop additional facilities. The Al Noor Group’s efforts to execute its growth strategy may also be affected by its ability to identify suitable acquisition targets and negotiate and close acquisition and development transactions. As part of its strategy, the Al Noor Group will continue to explore opportunities to acquire hospitals and medical centres and/or sites for such facilities. However, it may not be able to identify suitable sites for new hospitals or medical centres and/or existing facilities to acquire.

New hospital and medical centre projects also require substantial capital expenditure, and the existing working capital and bank facilities of the Al Noor Group may not be sufficient to support this growth. The Al Noor Group may, therefore, need additional third-party financing to support its strategy. If such third-party financing is insufficient or not available on commercially acceptable terms, these additional expansion opportunities could be curtailed or stopped until sufficient funding is secured. In addition, new facilities may require significant numbers of additional staff, and the Al Noor Group may have difficulty in hiring enough properly qualified personnel or in obtaining licences for such personnel to practice in the relevant jurisdiction. Furthermore, as the Al Noor Group may not achieve the operating levels expected from future projects, it may not be able to achieve its targeted return on investment on, or intended benefits or operating synergies from, these projects.

In addition, to expand its existing facilities or construct new facilities, the Al Noor Group must obtain approvals and licences from relevant authorities or regulatory bodies before it is able to commence construction. If the Al Noor Group fails to obtain such licences or does not obtain such licences on the requested terms, it may not be able to expand or construct facilities as contemplated.

Expansion into new markets will also subject the Al Noor Group to various challenges, including those relating to compliance with the laws, regulations and practices within each new country, with which it may not be familiar, as well as uncertainties associated with the potential adoption of new laws and regulations and in the interpretation of such laws, regulations and practices by courts and regulators.

If the Al Noor Group cannot identify suitable expansion opportunities, secure suitable financing or achieve the requisite return on its investments, its business, prospects, financial condition and results of operations could be adversely affected.

The Al Noor Group may not be able to successfully integrate businesses that it acquires in the future, and may not be able to realise the anticipated cost savings, revenue enhancements or other synergies from such acquisitions

Part of the growth strategy of the Al Noor Group involves the potential acquisition of established hospitals or medical centres. The process of integrating such acquired businesses may involve the following risks:

•                               demands on management related to integration processes;

•                               diversion of management’s attention from the management of daily operations to the integration of newly acquired operations;

•                               retaining employees, including, in particular, key medical personnel, who may be vital to the integration of the acquired business or to the future prospects of the combined businesses;

•                               difficulties in influencing and changing the quality of medical standards and practices at target facilities;

•                               difficulties in the assimilation of different corporate cultures, practices, personnel and distribution methodologies;

•                               difficulties in conforming the acquired company’s accounting, books and records, internal accounting controls, and procedures and policies to the Al Noor Group;

•                               retaining the loyalty and business of the customers of acquired businesses;

•                               difficulties and unanticipated expenses integrating IT platforms, back-office functions and redundant selling, general and administrative functions; and

•                               unanticipated costs and expenses associated with any undisclosed or potential liabilities.

The failure to successfully integrate any acquired businesses may result in damage to the Al Noor Group’s reputation and/or lower levels of revenue, earnings or operating efficiencies than anticipated or that might have been achieved if such businesses had not been acquired, and the loss of patients of acquired businesses.

Furthermore, even if the Al Noor Group is able to integrate the former operations of acquired businesses successfully, it may not be able to realise the potential cost savings, synergies and revenue enhancements that were anticipated from the integration, either in the amount or within the time frame that the Al Noor Group expected, and the costs of achieving these benefits may be higher than, and the timing may differ from, the Al Noor Group’s expectations.

If the Al Noor Group fails to successfully integrate businesses that it acquires in the future, or fails to realise anticipated cost savings, synergies or revenue enhancements associated with such acquisitions, its business, prospects, financial condition or results of operations may be materially adversely affected.

The Al Noor Group’s growth strategy depends significantly on the construction and development of new hospitals and other facilities, which may be subject to delays

As the Al Noor Group is not directly involved in the construction or development of new facilities for its hospitals and medical centres, it is dependent on third-party developers and contractors for construction of the facilities it develops. The Al Noor Group is currently engaged in the construction of the Civic Centre Hospital, construction of the extension to the Airport Road Hospital and the Al Ain Hospital and the refurbishment and construction at the Khalifa Street Hospital.

Construction of these facilities involves significant design, building and development risk, the need to obtain numerous governmental approvals and permits, and other critical activities that may take substantially more time and resources than anticipated. These projects may not be completed on schedule or within budget due to a variety of factors, including:

•                               shortages of materials, equipment and labour;

•                               adverse weather conditions;

•                               natural disasters;

•                               labour disputes with contractors or sub-contractors;

•                               accidents;

•                               changes in laws or government priorities; and

•                               the inability to secure appropriate contracts with reliable contractors to complete projects.

Any delay in the completion of the Al Noor Group’s expansion projects may have a material adverse effect on its growth strategy and, therefore, on its business, financial condition and results of operations.

The Al Noor Group’s performance depends on its ability to attract and retain quality doctors and healthcare professionals at its facilities and to maintain good relationships with those doctors and healthcare professionals

The Al Noor Group depends on doctors and other healthcare professionals to provide medical services in its facilities. The reputation, expertise and demeanour of the doctors and other healthcare professionals who provide medical services at the Al Noor Group’s hospitals are instrumental to its ability to attract patients. The success of the Al Noor Group’s hospitals depends, therefore, in part on the number and quality of the doctors on the medical staffs of hospitals, the admitting practices of those doctors and maintaining good relations with those doctors. The factors that doctors consider important in deciding where they will work include their compensation package, the reputation of the hospital, the quality of equipment and facilities, the quality and number of supporting staff, affiliations and preferred network arrangements with medical aid schemes and insurance companies, the medical and legal environment and the market leadership of the hospital. The Al Noor Group may not be able to compete with other healthcare providers on all of these factors.

Due to the demand that the Al Noor Group is facing at its current facilities, it has recruited additional doctors and expects to continue to do so in the face of continuing demand, which will increase medical staff costs in future periods. If the Al Noor Group is unable to successfully attract and retain doctors, its ability to successfully implement its business strategy could suffer, which may have a material adverse effect on its business, prospects, financial condition or results of operations.

In addition, the Al Noor Group has experienced and expects to continue to experience significant wage and benefit pressures created by a current shortage of healthcare professionals. In some cases, doctor recruitment and retention is affected by a shortage of doctors in certain specialties, and competition for these individuals is particularly intense. The Al Noor Group expects this shortage to continue, and it may be required to enhance wages and benefits to recruit and retain healthcare professionals in the face of increasing opportunities for its healthcare professionals to work at competitors or in other jurisdictions.

Moreover, since the ability to attract, hire, relocate and retain medical personnel from jurisdictions other than those in which it currently has operations, as well as between the Al Noor Group’s companies, is an important element of the Al Noor Group’s human resource planning, local immigration and medical licensing requirements significantly affect its staffing requirements. Immigration and medical licensing applications for medical personnel can take several months or more to be finalised. If the Al Noor Group is unable to complete the requisite licence and visa applications, either as a result of changing requirements or otherwise, its ability to successfully implement its business strategy could suffer, which may have a material adverse effect on its business, prospects, financial condition and results of operations.

If the Al Noor Group does not continually enhance its facilities with the most recent technological advances in diagnostic and surgical equipment, or if there are any major failures or defects of the existing medical equipment in its facilities, the Al Noor Group’s prospects for growth and its reputation could be adversely affected

Technological advances in the medical field continue to evolve. In order to compete with other healthcare providers for doctors and patients, the Al Noor Group must continually assess its equipment needs at its facilities and upgrade equipment as a result of technological improvements. Such equipment costs represent significant capital expenditure. If the Al Noor Group is unable to purchase new technology, such that medical practitioners are unable to provide required services and either do not provide the relevant treatment or elect to leave the Al Noor Group’s hospitals, it could have a material adverse effect on the Al Noor Group’s business, prospects, financial condition or results of operations.

Rapid technological advances could also, at times, lead to earlier-than-planned redundancy of equipment and result in asset impairment charges, which could have a material adverse effect on the Al Noor Group’s financial condition and results of operations.

The Al Noor Group conducts business in a regulated industry. Changes in or compliance with applicable regulations may result in increased costs or sanctions that could have a material adverse effect on the Al Noor Group

The private healthcare industry is subject to extensive government legislation and associated regulations. Regulation in the healthcare industry is constantly changing, and the Al Noor Group cannot predict what future healthcare initiatives will be implemented or the effect of any future legislation or regulation will have on it. In addition, environmental health and safety laws and regulations have been increasing in stringency in recent years, and it is possible that they will become significantly more stringent in the future. To comply with these requirements, the Al Noor Group may have to incur substantial operating costs and/or capital expenditure in the future. Any such changes in the legislation, regulations or healthcare policies or the imposition of further requirements or restrictions on the Al Noor Group could have a material adverse effect on its business, prospects, financial condition or results of operations. Furthermore, if the Al Noor Group is determined to be in material violation of the laws, rules or regulations to which it is subject, its business, prospects financial condition and results of operations could be materially adversely affected.

The Al Noor Group is dependent to a significant degree on licences and regulatory approvals. If government requirements are not met and any of its facilities are not allowed to open or are forced to cease operations, the Al Noor Group’s business could be adversely affected

The Al Noor Group’s business is subject to extensive licensing requirements. In particular, the Al Noor Group is required to obtain licences for, among others, the following activities: provision of healthcare services, provision of pharmaceutical services, provision of radiology services, administration of narcotics, psychotropic and other controlled substances, and handling and transport of explosive and flammable materials. The Al Noor Group’s business activities and operations are also subject to regular reviews by licensing authorities. If any licensing requirements are not met by the Al Noor Group, the relevant authorities may suspend or revoke its licences or impose other restrictions on its operations. In addition, these licensing requirements are complex, which gives rise to compliance risks, and the Al Noor Group cannot predict what new licensing requirements, if any, will be implemented or the effect such licensing requirements may have on its business.

The Al Noor Group’s relationship with local licensing authorities is also important to the continued operation of its business and to its future growth, including its ability to maintain its existing licences and obtain additional licences for any new healthcare facilities. Deterioration of the Al Noor Group’s relationship with any key government agencies could have a material adverse effect on its business, prospects, financial condition or results of operations.

Environmental regulations and penalties for violations of environmental regulations, as well as the resulting damages, could adversely affect the business activities of the Al Noor Group

Waste generated in the ongoing business activities of the Al Noor Group’s hospitals poses certain environmental and health hazards. These include infectious waste, drug waste resulting from cancer treatments, waste resulting from usage of X-rays, cleaning concentrates which have corrosive effects, flammable alcoholic disinfectants, technical operations materials such as diesel fuel or motor oil, which represent a danger to the soil and groundwater, chemicals such as those used in sanitary facilities or in cooling towers, and inhalation anaesthetics. Despite adherence to safety standards, employees may be harmed, environmental damage may occur or fines may be incurred. The Al Noor Group is subject to legal provisions regarding the proper disposal of such special waste. While it has strict procedures in place to process medical waste, waste in some hospitals may not be properly disposed of because of misconduct or mistakes by employees or contracted individuals or businesses and costly damages may be incurred as a result. Certain third-party contractors used by the Al Noor Group have in the past been alleged to have engaged in illegal dumping of medical waste. The Al Noor Group may incur costs or be subject to civil or criminal penalties due to an obligation by one of its facilities to dispose of waste, contamination or other hazardous substances as well as contamination on the properties of third parties, which could impair operational processes and could have a material adverse effect on its business, prospects, financial condition or results of operations.

The Al Noor Group faces competition for patients from other healthcare providers

The Al Noor Group’s business in the Middle East is competitive, and competition among hospitals and other healthcare providers for patients and customers has intensified in recent years. Hospitals compete on factors such as price, reputation, clinical excellence and patient satisfaction. The Al Noor Group also faces competition from other providers such as standalone clinics, outpatient centres and diagnostic centres and may face further competition from international healthcare companies with resources substantially greater than it has, which may begin providing services in the UAE and elsewhere in the Middle East in the future. State-owned hospitals and day patient medical centres may have substantially greater resources than the Al Noor Group does and, although the current policy of the governments of Abu Dhabi and Dubai is to allow the private sector a greater role in healthcare by allowing UAE nationals to use their medical insurance coverage in private hospitals, there can be no guarantee that this policy will continue. The three-year UAE Federal Government Strategy of 2007 encouraged the signing of participation and co-operation agreements between government hospitals across the UAE and internationally recognised healthcare providers. The international reputation of these operators and their ability to draw resources, including medical staff, from their home markets may constitute attractive features for many patients, thus increasing competition.

It is also possible that there may be further consolidation in the medical industry in the UAE. The Al Noor Group’s competitors may develop alliances, and these alliances may acquire further market share. Concentration within the sector, or other potential moves by competitors, could improve their competitive position and market share. In addition, it is possible that government healthcare facilities in the Al Noor Group’s markets could be privatised, which could significantly increase competition in the private hospital market.

In addition, hospitals and day patient medical centres that focus on one or only a few medical specialties continue to operate and are currently being developed in the markets in which the Al Noor Group operates, including the opening of the Cleveland Clinic Abu Dhabi and Healthpoint Abu Dhabi by Mudabala Healthcare. If the number of these hospitals and day patient medical centres increases over time, they may attract patients for their respective specialties who might otherwise go to the Al Noor Group’s hospitals for the same specialties, causing increased competition, which could, in turn, negatively affect the Al Noor Group’s patient volumes and overall market share in these markets.

Should the Al Noor Group fail to compete effectively with other healthcare providers and other firms generally, prospective patients could elect to seek treatment at other healthcare service providers, which could adversely affect its business, prospects, financial condition and results of operations.

The failure to maintain the quality of services provided at the Al Noor Group’s facilities may negatively impact its brand or reputation

As the Al Noor Group’s patients tend to select their healthcare providers based upon brand recognition and reputation, the Al Noor Group’s business is dependent upon providing high quality healthcare (e.g. medical care, facilities and related services). Healthcare quality is measured by reference to factors such as quality of medical care, doctor expertise, friendliness of staff, waiting times and ease of access to doctors. If the Al Noor Group is unable to provide high quality services to its patients, fails to maintain a high level of patient satisfaction or experiences a high rate of mortality or medical malpractice suits, its brands or reputation could be damaged.

Quality of healthcare is also a key criterion that is evaluated in connection with the accreditation of the Al Noor Group’s hospitals in the UAE by JCI. If any of its accredited hospitals were to lose their accreditation, the Al Noor Group’s brand and reputation could be adversely affected until such time as the facility was able to achieve re-accreditation. Any significant damage to the Al Noor Group’s reputation and/or brand caused by any of the foregoing factors could have a material adverse effect on its ability to attract new and repeat patients and, as a result, adversely affect the Al Noor Group’s business, prospects, financial condition or results of operations.

The Al Noor Group may not be able to protect its name and trade marks

The Al Noor Group’s name and trade marks support its business. The Al Noor Group believes that its reputation and brand are associated with the “Al Noor” name, and that this association has contributed towards the success of the Al Noor Group’s business. Marketing activities that are carried out to promote the Al Noor Group’s products and services and to strengthen its position within the markets in which it operates depend on the association of the “Al Noor” name with the Al Noor Group’s reputation, and the “Al Noor” name may be damaged if it is used by third parties whose reputation or brand is not associated with quality. Although the Al Noor Group takes steps to protect the “Al Noor” name, it is possible this may not always be achieved. As a result, the Al Noor Group may not be able to fully protect the “Al Noor” name from reputational damage from third parties which could adversely affect its business, prospects, financial condition or results of operations.

Economic and seasonal variations and challenges that affect the healthcare industry affect the Al Noor Group’s operations

The Al Noor Group is impacted by economic and seasonal variations in patient volumes caused by a number of external factors, as well as the challenges currently facing the healthcare industry as a whole. The Al Noor Group may also be affected from time to time by the general economic environment, as people are less likely to seek medical treatment in more difficult economic environments, particularly for procedures that are not covered by insurance.

In addition, patient volumes and revenue at the Al Noor Group’s hospitals and related healthcare facilities are affected by the month of Ramadan, which falls in the end of the first half of the financial year. During these holiday periods, people are less likely to seek medical treatment except when necessary. In addition, a large number of doctors have historically taken holidays during these periods, which reduces the number of patients that can be treated.

If the Al Noor Group fails to mitigate these challenges effectively, its business, prospects, financial condition and results of operations could be adversely affected.

Because of the risks associated with the delivery of medical care, it cannot be excluded that people may contract communicable diseases or healthcare-associated infections at the Al Noor Group’s facilities

Healthcare delivery and invasive procedures have a significant impact on human health, particularly with the vulnerable populations in healthcare facilities, and it cannot be excluded that people may contract healthcare-associated infections and other communicable diseases. The increase in the prevalence of multidrug resistant (MDR) organisms, such as Methicillin resistant Staphylococcus aureus (MRSA) and Carbapenem resistant Enterobacteriaceae (CRE) and exposure to communicable diseases including exposure to patients with novel influenza, and pulmonary tuberculosis (PTB) are real risks to patients and healthcare workers. This could result in significant claims for damages against the Al Noor Group and, as a result of reports and press coverage, to a corresponding loss of reputation.

In addition to claims for damages, any of these events may lead directly to limitations on the activities of the Al Noor Group’s facilities as a result of regulatory restrictions on, or the withdrawal of, permits and authorisations, and may indirectly result, through a loss of reputation, in reduced utilisation of its facilities. Any of these factors could have a material adverse effect on the Al Noor Group’s business, prospects, financial condition or results of operations.

The Al Noor Group’s operations could be impaired by a failure of its information systems or any failure to update or upgrade these systems in a timely manner

The Al Noor Group’s information systems are essential to a number of critical areas of its business operations, including its various clinical, information systems covering computerised physician order entry, laboratory information systems, radiology information systems, patient archiving systems and billing systems, together with medical and non-medical materials management and enterprise resource planning. Any system failure that causes an interruption in service or availability of the Al Noor Group’s systems could materially adversely affect its business and/or delay the collection of revenue. In addition, although it has implemented security measures, the Al Noor Group’s servers are potentially vulnerable to computer viruses, hacking and similar disruptions from unauthorised access and tampering. The occurrence of any of these events could damage the Al Noor Group’s reputation and result in loss of revenue, interruptions, delays, the loss or corruption of data, or unavailability of systems, and may subject the Al Noor Group to liabilities as a result of theft or misuse of personal information stored in its systems. In addition, the Al Noor Group is currently in the process of implementing a new laboratory information system in its Middle Eastern operations and is in the final stages of selecting a new health information system. The implementation of this system requires migration of extensive data from existing systems. There can be no assurance that the Al Noor Group will not encounter data migration or other errors, which could result in the loss of important data, interruptions, delays or cessations in the availability of its systems, any of which could have a material adverse effect on the Al Noor Group’s business, prospects, financial condition and results of operations.

The Al Noor Group’s ability to effectively provide the services it offers or manage its margins could be negatively affected by increases in cost or disruptions in the availability of supplies

The Al Noor Group relies on third-party providers for pharmaceuticals, surgical supplies and medical equipment, and outsources various activities, such as cleaning and catering services, to sub-contractors. Supplier bottlenecks, quality problems or the disruption of the business relationships with these providers could lead to disruptions or deterioration in the care provided at the Al Noor Group’s facilities. If the Al Noor Group is not able to access high-quality products on a cost-effective basis or if suppliers are not able to fulfil the Al Noor Group’s requirements for such products, it could face a decline in patient volumes or disruption in its relationships with doctors. In addition, the Al Noor Group may face increases in its cost of supplies that it is not able to fully pass through to increases in its tariffs. In particular, a portion of the Al Noor Group’s revenues are derived from services provided on the basis of alternative reimbursement model tariffs, under which it is not able to pass through costs from consumables used in the provisions of care. If the Al Noor Group is not able to obtain adequate quantities or manage the costs of its supplies, this could have a material, adverse effect on its business, prospects, financial condition or results of operations.

The loss of certain members of the Al Noor Group’s management may have an adverse effect on its business

The Al Noor Group’s success depends, in part, on the efforts of its senior management. Its senior management have extensive experience in the private hospitals industry and have skills that are critical to the operations of the Al Noor Group’s business. If the Al Noor Group loses or suffers an extended interruption in the services of its senior officers, its business operations could be disrupted, which could have a material adverse effect on its business, prospects, financial condition or results of operations. Moreover, the availability of individuals with industry-specific experience is scarce and the market for such individuals is highly competitive. As a result, the Al Noor Group may not be able to attract and retain qualified personnel to replace or succeed members of its senior management or other key employees, should the need arise.

Institutions in the healthcare sector are subject to patient lawsuits. The level of the Al Noor Group’s existing insurance coverage may prove to be insufficient or the cost of such insurance may increase

Institutions in the healthcare sector are subject to lawsuits resulting from negligence, treatment errors and other claims. The extent of malpractice lawsuits is less prevalent in the Middle East than in other more litigious countries, however, the cost of claims against the Al Noor Group’s facilities has grown over recent years. The liability for claims facing hospital operators in the countries in which it operates may continue to increase further. Patients are increasingly well informed of their rights and more critical in their judgement of the treatment provided. Thus, the potential for lawsuits always exists. Lawsuits consume resources, may involve claims for significant damages and costs for legal defence and may lead to a loss of reputation. Medical malpractice insurance policies, like all other insurance policies, contain implied and expressed terms and conditions and therefore it is possible that these policies may not fully cover the relevant liabilities in all circumstances. The Al Noor Group may face increased insurance premiums, its existing insurance coverage may not be extended, and it may be unable to find sufficient insurance on economically attractive terms. Therefore, lawsuits or a significant increase in insurance premiums could have an adverse effect on the Al Noor Group’s business, prospects, financial condition or results of operations.

If the Al Noor Group is unable to obtain or maintain appropriate insurance coverage for any of its staff, the affected employees may be unable to practise, which, in turn, could reduce the number of patients that the Al Noor Group is able to treat. In addition, insurance purchased by the Al Noor Group may be subject to annual aggregate limitations and/or by the policies’ deductible portion of each claim covered. Should such policy aggregates be exhausted in the future or should actual payments of claims or deductible portions materially exceed projected estimates of claims, the Al Noor Group’s business, prospects, financial condition and results of operations could be materially adversely affected.

The Enlarged Group will be exposed to risks relating to its levels of indebtedness

Upon Admission, the Enlarged Group will have a relatively high level of financial gearing. There is no certainty that outstanding debt will be able to be refinanced in the future and no certainty that the current price levels and terms will be maintained going forward, which could have a material adverse effect on the Enlarged Group’s business, prospects, results of operations or financial condition.

The Al Noor Group is exposed to the risk of catastrophic events

The Al Noor Group is exposed to the risk of fires and allied perils (such as flooding, earthquakes flooding, storm damage, earthquakes and power interruptions) at any of its facilities. These events may result in the total or partial destruction of a facility. While the Al Noor Group maintains insurance policies that may cover many of these risks, there can be no assurance that, should these risks materialise, its insurance policies would cover some or all of the relevant damages. Any shortfall in coverage could have a material adverse effect on the Al Noor Group’s business, prospects, financial condition or results of operations.

The Al Noor Group is exposed to risks relating to the affordability of healthcare

The costs of healthcare services and products may continue to increase faster than the Consumer Price Index because of an increase in number of patients treated and an increase in the average amount billed per patient. One of the key factors contributing to these costs is utilisation which in turn is impacted by changes in case-mix, increased length of stay, increased level of care, the introduction of new health technologies, impact of burden of disease and the impact of an ageing population. This may make private healthcare unaffordable to certain groups of patients in the longer term and lead to further attempts by regulators to regulate the private healthcare industry (both in terms of utilisation and price). This could have a material adverse effect on the Al Noor Group’s business, prospects, results of operations or financial condition, including on the sustainability of historic operating margins which could, as a result, be lower in the longer term.

The Al Noor Group is exposed to risks related to its tax residence

The tax treatment of the Al Noor Group will, amongst other things, be dependent on the residence for tax purposes of the members of the Al Noor Group, including the Company. Prior to the Scheme, the Company has been resident in the United Kingdom. Following the Scheme, it is intended that the Company will remain resident in the United Kingdom and that it will not become resident in South Africa, although elements of the management of the operations of the Group will be located in South Africa. If the Company ceases to be resident in the United Kingdom, it could be subject to certain “exit taxes”, including United Kingdom corporation tax on any unrealised chargeable gains. It would also no longer qualify for benefits under tax treaties entered into between the United Kingdom and other countries. If the Company did become South African tax resident, this may have a material impact on the taxation liabilities of the Al Noor Group, including the Company becoming subject to South African taxation on its profits. In addition, if the Company did become South African tax resident, dividends and other distributions paid by the Company to shareholders may be required to be paid subject to South African withholding tax.

The Al Noor Group is exposed to risks related to tax determinations and the interpretation of tax laws

Determining the Al Noor Group’s provision for corporation and other tax liabilities requires judgements (including in connection with the Assets Transfer) and estimates and there are transactions and calculations where the ultimate tax determination is uncertain. Although the Al Noor Group believes its estimates are reasonable, the ultimate tax outcome may differ from amounts recorded in its financial statements and may materially affect its financial results in the period or periods for which such determination is made. Any adverse tax determination may require the Al Noor Group to pay material amounts in tax and penalties, which could have a material adverse effect on its business, prospects, results of operations or financial condition.

In addition, any change in tax laws or practice in the jurisdictions in which members of the Al Noor Group are resident or operate may have a material adverse effect on the Al Noor Group’s financial condition or results.

Risks relating to the Al Noor Group’s business in the Middle East

The Al Noor Group’s ownership structure is subject to risks associated with UAE foreign ownership restrictions

UAE law contains local ownership requirements stating that nationals of the UAE must be the owners of at least 51% of the outstanding share capital of UAE companies. Al Noor is a UK company and virtually all of its revenues in 2012, 2013 and 2014 were attributable to its operations in the UAE, which are held through Al Noor Golden. A UK company is considered by the UAE licensing authorities to be a foreign company for the purposes of satisfying the 51% local ownership requirement, regardless of the shareholding of UAE nationals in such company. Accordingly, consistent with the approach that the Al Noor Group management believe is taken by many foreign-owned companies operating in the UAE, Al Noor has addressed this issue by implementing a commonly used corporate structure, as a result of which 51% of the outstanding share capital of Al Noor Golden is owned by ANCI, which is itself owned 99% by First Arabian, an established provider of shareholder-related services in the UAE, and 1% by SMBB. First Arabian is a UAE limited liability company owned equally by two Emirati shareholders (Jasim Mohamed Abdullah and Khalid Rashed Hamrani) who are partners of Al Tamimi & Company, a prominent UAE law firm with operations across the Middle East. However, First Arabian is not sponsored by, or part of, Al Tamimi & Company. SMBB retains a 1% interest in ANCI to satisfy the UAE Companies Law requirement for a UAE LLC to have at least two shareholders. The remaining 49% interest in Al Noor Golden is owned by the Company through (i) ANH Cayman, which owns 48% of the share capital of Al Noor Golden, and (ii) ANMC Management, which owns 1% of the share capital of Al Noor Golden. In order to protect Al Noor’s rights and seek to ensure that it will have the full benefit of the operating businesses under Al Noor Golden (including its UAE operating licences), the constitutional documents of Al Noor Golden provide certain protections relating to profit distribution, management, shareholder voting, distributions on liquidation and restrictions on share transfers.

It is possible that the Al Noor Group’s structure could be unilaterally challenged before a UAE court on the basis of the UAE Federal Law no. 17 of 2004 in respect of the Commercial Concealment (the “Concealment Law”) or other general public policy related provisions under other UAE legislation, and that a UAE court could decide that the ownership structure violated public policy, morals or law in the UAE.

The Concealment Law provides that it is not permissible to allow a non-UAE national, whether by using the name of another individual or through any other method, to practise any economic or professional activity that is not permissible for him to practise in accordance with the law and decrees of the UAE, which could prohibit foreign ownership of a UAE company through structures such as the one used in Al Noor’s ownership structure. The Concealment Law was scheduled to come into effect in November 2007. However, by way of a cabinet resolution, the UAE federal government suspended the application of the Concealment Law until November 2009 and it was further suspended until September 2011. The Concealment Law is now in force, but, as of the date hereof, the provisions of the law have not been enforced to Al Noor’s knowledge against any UAE company. However, as the Concealment Law is binding law, the UAE federal government has the ability to enforce the Concealment Law at any time in the future.

The Al Noor Group understands that foreign-owned companies formed in the UAE commonly employ corporate structures such as Al Noor’s, and it is not aware of such arrangements having been unilaterally, nor in any other manner, challenged by the government of the UAE or any Emirate thereof. However, were such a challenge to be made, there is no certainty as to the approach that the UAE courts would take in relation to the application of the Concealment Law or other laws or policies to Al Noor’s structure.

There could be a number of adverse implications for Al Noor if its ownership structure were to be successfully challenged or an enforcement action initiated, including the Shareholders’ Agreement, the Mudaraba Agreement, the Management Agreement and the Relationship Management Agreement being deemed void which would result in the loss of Al Noor’s option to acquire the shares of the shareholders of ANCI in the share capital of ANCI, the loss of its right to be appointed as a proxy for the shareholders of ANCI during shareholder meetings of ANCI, the loss of its ability to prevent the shareholders of ANCI from selling or transferring their shares in the share capital of ANCI, the loss of its ability to prevent ANCI from selling or transferring its 1% shareholding in ANMC, having to adopt an alternative ownership or operating structure that could be disadvantageous to Al Noor’s business, operations and financial results or the imposition of material fines. The imposition of one or more of such penalties could have a material adverse effect on Al Noor’s business, financial condition and results of operations.

In addition, HAAD has wide discretion in relation to Al Noor’s UAE operating licences, and a successful challenge or enforcement action against its ownership structure might lead HAAD to exercise its discretion to suspend its UAE operating licences (which would require Al Noor to suspend the operations of its hospitals and medical centres). Al Noor considers the probability of HAAD suspending its UAE operating licences to be highly unlikely. However, should this risk crystallise, it could have a material adverse effect on Al Noor’s business, financial condition and results of operations. In addition, should a challenge occur, the fact that Al Noor’s ownership structure is being challenged is likely to be made public, which could have an adverse effect on the trading price of the Shares.

Furthermore, as the constitutional documents of Al Noor Golden provide that ANH Cayman has the right to receive up to 89% of all distributions that are declared by Al Noor Golden, ANMC Management has the right to receive 1% and ANCI has the right to the remaining 10%, if the Mudaraba Agreement (which grants ANH Cayman 99% of ANCI’s right to receive 10% of the distributions of Al Noor Golden (the “ANCI Return”)) were to be deemed void, this would result in the effective loss of the ANCI Return. Loans between shareholders of a UAE company, in a shareholding arrangement such as Al Noor’s, for share capital contributions are not uncommon or exclusive to its shareholder arrangement. Although the UAE does not have a system of binding judicial precedent, a successful challenge invalidating the Mudaraba Agreement, under the Concealment Law or other law, would put many similar profit sharing loan arrangements between shareholders in the UAE at risk of being deemed void, which may have a material adverse effect on the UAE economy. In any event, Al Noor believes the persons that could possibly have standing to challenge the Mudaraba Agreement for a violation of applicable law, are relatively low in number and would be limited most likely to the relevant authorities (if they believe a crime has been committed under applicable law), ANCI and the shareholders of ANCI (First Arabian (as the 99% shareholder of ANCI) and SMBB (as the 1% shareholder of ANCI)) because the application of the Mudaraba Agreement only contractually affects ANCI, directly (as the counterparty to the Mudaraba Agreement), and its shareholders, indirectly. As mentioned, the shareholders of First

Arabian are partners of Al Tamimi & Company, a prominent UAE law firm with operations across the Middle East, and have majority control over ANCI.

If Al Noor were required or elects to replace ANCI as the owner of 51% of the shares in Al Noor Golden, or were ANCI to cease to be held 100% by UAE nationals, Al Noor would have to find another entity or individual to which it could transfer the interests ANCI holds in Al Noor Golden in accordance with the foreign share ownership restrictions described above. There can be no assurance that Al Noor would be able to find a viable alternative, which could result in a material adverse effect on its business, financial condition and results of operations. This could also have a material adverse effect on Al Noor’s ability to continue to hold its indirect interest in and/or maintain control over its UAE operations, which may also materially adversely affect Al Noor’s ability to continue to comply with certain listing requirements and maintain a premium listing on the Official List of the UK Listing Authority.

Al Noor considers the probability of a successful challenge to its ownership structure to be highly unlikely. Al Noor’s view is that it would be difficult to identify people or entities that would have sufficient motivation or legal standing to make such a challenge. Al Noor also believes that it is extremely unlikely that a broad application of the Concealment Law would take place, given that doing so would likely have a severe adverse effect on foreign investment in the UAE. Al Noor is also not aware of any examples of the Concealment Law being enforced since its enactment. However, should any of the risks outlined above crystallise, they could have a material adverse effect on Al Noor’s business, financial condition and results of operations.

The licences required to operate the Al Noor Group businesses are held by ANCI and ANMC

Under UAE law and regulations, licences for the operation of medical facilities and pharmacies in Abu Dhabi are issued by HAAD in the name of the company that operates the medical facilities, as well as in the name of the UAE national “persons” that are shareholders of the operating company. The term “persons” has been interpreted by HAAD to mean natural persons only, rather than corporate entities. As a result, HAAD normally does not issue its medical licences to “persons” that are UAE corporate entities. However, in connection with Al Noor’s listing on the London Stock Exchange in June 2013, HAAD agreed to re-issue all of Al Noor’s medical and pharmacy-related licences jointly in the name of ANMC and ANCI, instead of a natural person. ANCI is owned by First Arabian (99%) and by SMBB (1%).

First Arabian is 100% indirectly owned by UAE nationals. If this ceased to be the case, or if there were a deterioration in Al Noor’s relationship with First Arabian, or if Al Noor lost its dispensation to hold the licences in the name of a corporate entity instead of a natural person, there can be no assurance that its ability to continue to operate the affected medical facilities or pharmacies would remain unimpaired. Al Noor would need to obtain new licences that included the name of a different UAE national individual or corporate entity willing to act in First Arabian’s place. The process of changing the name included on the licences issued by HAAD involves the submission of certain documentation with the relevant authorities. In Al Noor’s experience, it usually takes between one and two weeks for such new licences to be obtained. There can be no assurance, however, that Al Noor would be able to obtain new licences in a timely manner, on acceptable terms or at all. Any delay in identifying a new UAE national whose name could be included on the licences or obtaining a new licence could have a material adverse effect on its business, financial condition and results of operations.

A Relationship Management Agreement dated 20 May 2013 was entered into between ANMC, Al Noor Golden and ANCI to regulate the relationship between ANMC, as operator of Al Noor’s licenced medical facilities and pharmacies, Al Noor Golden and ANCI. The Relationship Management Agreement provides that ANCI must co-operate and provide assistance to ANMC and Al Noor Golden in connection with the medical licences required to operate ANMC’s business. The purpose of this arrangement is to provide ANMC with additional control (through its direct contractual rights and, indirectly, through its parent, Al Noor Golden) over all of the licences it requires to operate its business. In the event that HAAD requires SMBB to be named on Al Noor’s medical and pharmacy licences at a later date, the terms of a further relationship management agreement dated 20 May 2013 (as amended by an amendment agreement dated 17 June 2013) entered into by SMBB on substantially similar terms as the Relationship Management Agreement with ANCI, will become effective. The Relationship Management Agreement with ANCI also provides for a power-of-attorney to be provided by ANCI to Al Noor Golden in relation to the licences in its name, which is intended to give ANMC and Al Noor Golden the ability to seek to enforce their rights to control the medical licences that ANMC requires to operate its business should it ever need to do so. However, powers-of-attorney governed by UAE law, and notarised in the UAE, may be revoked at any time by the granting party and are required to have a term (three years, or such other term permitted by the local authorities, in the case of the power-of-attorney granted by ANCI). If ANCI were to revoke the power-of-attorney, or if the power-of-attorney expired without being re-issued by ANCI, ANMC and Al Noor Golden would lose the control over the HAAD licences ANMC requires to operate its business, which could have an adverse effect on the business if changes, updates or renewals of such licences are required. Moreover, if Al Noor is unable to enforce its rights through Al Noor Golden as contemplated in the Relationship Management Agreement, there can be no assurance that ANMC’s ability to operate its business or reliance on the licences would not be adversely affected.

Al Noor considers the probability of the risks outlined above occurring to be highly unlikely. ANCI is controlled by First Arabian, a corporate entity with a substantive business interest in the UAE, and one of its ordinary business functions is to provide the arrangements and services set out above. Therefore, First Arabian will have an interest in ensuring the continued effectiveness of the proposed structure in adherence to the arrangement. Furthermore, the contractual rights in the Relationship Management Agreement are designed to provide an additional layer of protection that ensures continuing control of ANMC and Al Noor Golden over the HAAD medical licences. The Relationship Management Agreement also imposes obligations on ANCI in favour of Al Noor Golden to sign, execute and re-issue, if expired, a new power-of-attorney. However, should any of the risks set out above crystallise, it could have a material adverse effect on Al Noor’s business, financial Condition or results of operations.

The Al Noor Group’s revenue in the Middle East is almost entirely dependent on its operations in the UAE

The Al Noor Group’s operations in the Middle East are principally located in the UAE, and, particularly, in the Emirates of Abu Dhabi and Dubai, where the Al Noor Group generated virtually all Middle East revenue to date. The Al Noor Group’s results of operations are, and are expected to continue to be, significantly affected by financial, economic and political developments in or affecting Abu Dhabi and Dubai and the UAE more generally and, in particular, by the level of economic activity in Abu Dhabi and Dubai.

The economies of Abu Dhabi and Dubai are heavily dependent on expatriate workers and consumers and any significant reduction in their numbers could materially adversely affect the Al Noor Group’s revenues.

Although economic growth rates remain significantly above those of more developed markets, the global economic crisis that commenced in the latter half of 2007 had a significant adverse impact on Abu Dhabi and Dubai. In addition, the UAE is heavily dependent on revenue from oil and oil products, the prices for which declined sharply during the crisis and have continued to remain volatile with significant, sustained decreases in 2014 and 2015, to date. During the crisis, the Central Bank of the UAE, as well as the governments of Abu Dhabi and Dubai, introduced various measures in response to the crisis, including measures to support liquidity and inject capital into certain sectors. There can be no assurance that economic growth or performance in Abu Dhabi and Dubai can or will be sustained.

Furthermore, the Abu Dhabi and Dubai economies, like those of many emerging markets, have been characterised by significant government investment or involvement and extensive regulation in areas such as foreign investment, foreign trade and financial services.

If the Dubai or Abu Dhabi economies suffer another decline, or if government intervention in these economies restricts or limits economic growth, this could have a material adverse effect on the Al Noor Group’s business, prospects, financial condition and results of operations.

Changes in Abu Dhabi, Dubai and UAE healthcare laws and regulations may materially adversely affect the Al Noor Group’s business in the Middle East

The UAE healthcare industry, and in particular Abu Dhabi and Dubai, are heavily regulated. The healthcare industry in the UAE is one of the fastest-growing sectors in the country and the Al Noor Group believes the UAE, and in particular the governments of Abu Dhabi and Dubai, continue to invest heavily in the sector’s development, including improved regulation. The Al Noor Group’s hospitals and clinics are regulated by various bodies, including HAAD, DHA and the Dubai Healthcare City.

Regulation in the healthcare industry is constantly changing, and the Al Noor Group is unable to predict the future course of international and local regulation. For example, in August 2010, HAAD eliminated fee-for-service reimbursement for the Abu Dhabi Basic plan and, in 2012, for the Thiqa and Enhanced plans. In its place, HAAD instituted a new reimbursement method for inpatient cases, the DRG System, which resulted in bundled (or basket) reimbursements. While the Al Noor Group was able to successfully transition to this new reimbursement method, there can be no assurance that future regulatory changes or adjustments regarding reimbursement rates will not materially adversely affect its business, financial condition and results of operations. In addition, safety, health and environmental laws and regulations in the UAE have been increasing in stringency in recent years, and it is possible that they will become significantly more stringent in the future. To comply with these requirements, the Al Noor Group may have to incur substantial operating costs and/or capital expenditure in the future.

In addition, the government could implement regulations that could affect the mix of services that the Al Noor Group and its competitors provide, which could result in some market participants benefiting at the expense of others. For example, in late 2012, the government directed two government hospitals, subject to limited exceptions, to decline to treat Abu Dhabi Basic plan members which resulted in an increase in the number of such patients that the Al Noor Group treats. If this were to occur, it could, if not managed properly, adversely affect the Al Noor Group’s overall patient mix and operating margins. Similarly, the Al Noor Group currently caters to Emirati patients who are members of the Thiqa plan. The government of Abu Dhabi provides this insurance plan, and could elect to restrict access of its members to the Al Noor Group’s and other private facilities in the future, which could have a material adverse effect on the business, financial condition or results of operations of the Al Noor Group.

If the Al Noor Group was determined to be in material violation of the laws, rules or regulations to which its subject, its business, financial condition and results of operations could be materially adversely affected. In addition, further changes in the regulatory framework affecting healthcare providers could have a material adverse effect on its business, financial condition and results of operations.

Continued instability and unrest in the Middle East and North Africa (“MENA”) region may adversely affect the economies in which the Al Noor Group does business

Since late 2010, there have been significant civil disturbances and political turmoil affecting several countries in the MENA region. Although the UAE has not been adversely affected by the surrounding unrest, this continuing instability may significantly impact the economies in which the Al Noor Group does business, including both the financial markets and the real economy. Such impacts could occur through a lower flow of foreign direct investment into the region, capital outflows or increased volatility in the global and regional financial markets. Although the UAE has not been directly impacted by the unrest in the broader region to date, it is unclear what impact this unrest may have on the UAE or any of the countries in which the Al Noor Group does business in the future. The Al Noor Group’s business, financial condition and results of operations may be materially adversely affected if, and to the extent, this regional volatility leads to an outflow of expatriate residents or capital, or to potential instability or government change in the UAE.

The Al Noor Group is subject to the economic and political conditions of operating in the MENA region

The Al Noor Group operates predominantly in Abu Dhabi and Dubai in the UAE, which are generally viewed as jurisdictions with developing economies. Specific country risks that may have a material adverse effect on the Al Noor Group’s Middle East business, financial condition and results of operations are:

•                               political instability, riots or other forms of civil disturbance or violence;

•                               war, terrorism, invasion, rebellion or revolution;

•                               government interventions, including expropriation or nationalisation of assets, increased protectionism and the introduction of tariffs or subsidies;

•                               changing fiscal and regulatory regimes;

•                               arbitrary or inconsistent government action;

•                               inflation in local economies;

•                               cancellation, nullification or unenforceability of contractual rights; and

•                               underdeveloped industrial and economic infrastructure.

In particular, political instability across the region in recent years and the continuing state of unrest in Syria and Iraq and the rise of ISIS have further exacerbated the risk of a larger regional conflict. Unrest in those countries may also have implications for the wider global economy and may negatively affect market sentiment towards other countries in the region, including the countries in which the Al Noor Group operates, and towards securities issued by companies operating in the region, including those in the UAE. Any unexpected changes in the political, social, economic or other conditions in such countries, or in neighbouring countries, could also have a material adverse effect on the UAE and therefore on the Al Noor Group’s business, prospects, financial condition and results of operations.

Additionally, changes in investment policies or shifts in the prevailing political climate in any of the countries in which the Al Noor Group operates, or seeks to operate, could result in the introduction of changes to government regulations with respect to:

•                               price controls;

•                               export and import controls;

•                               income and other taxes;

•                               foreign ownership restrictions;

•                               foreign exchange and currency controls; and

•                               labour and welfare benefit policies.

Unexpected changes in these policies or regulations could lead to increased operating or compliance expenses, or may have the effect of decreasing access to healthcare. Any such changes could have a material adverse effect on the Al Noor Group’s business, prospects, financial condition and results of operations.

The Al Noor Group’s business may be materially adversely affected if the U.S. dollar/AED-pegged exchange rate were to be removed or adjusted

Although the U.S. dollar/AED exchange rate is currently pegged, it may not be so in the future. The existing fixed rate may be adjusted in a manner that increases the costs of purchasing hospital and medical supplies used in the Al Noor Group’s Middle East business or increases the Al Noor Group’s repayment obligations under any indebtedness of the Al Noor Group’s companies operating in the UAE that is denominated in U.S. dollars. Any removal or adjustment of the fixed rate could cause the operations and reported results of operations and financial condition of the Al Noor Group’s Middle East business to fluctuate due to currency translation effects, which could have a material adverse effect on the Al Noor Group’s business, prospects, financial condition and results of operations.

Failures in cooling systems at the Al Noor Group’s facilities could have an impact on its operations

The UAE is in a climate zone that has relatively high temperatures during approximately three-quarters of the year, requiring cooling systems to operate continuously during these periods. For example, in the months between May and September, average temperatures in the UAE from 1984 to 2009 have been 33.9 degrees Celsius, according to the UAE’s National Centre of Meteorology and Seismology. Health services are particularly dependent on the proper operation of cooling systems in hot climate zones such as the UAE because patients are, in general, particularly vulnerable to extreme weather conditions such as high temperatures. Although the Al Noor Group’s businesses in the Middle East have back-up generators, the failure of cooling systems during hot days could lead to discomfort in patients and medical staff, a disruption in operations and, in some cases, to dehydration or heatstroke which would have a disproportionately negative effect on the infirm. Moreover, if these facilities were affected uniquely by failures in the cooling systems, this could have a detrimental impact on the Al Noor Group’s reputation. Any such failures could have a material adverse effect on the Al Noor Group’s business, prospects, financial condition and results of operations.

Changes in UAE tax laws or their application could materially adversely affect the Al Noor Group’s business, financial condition and results of operations

Other than in certain sectors, such as oil and gas and financial services, there currently is no corporate or income tax in the UAE and, accordingly, the profits of the Al Noor Group’s Middle East businesses have not been subject to tax. Although the UAE currently does not have any corporate tax, there have been periodic and recent discussions about the introduction of corporate tax in the UAE. Any change in the UAE tax laws or a significant increase in tax rates would reduce the Al Noor Group’s net profits.

The vast majority of the Al Noor Group’s revenues in the UAE come from a limited number of insurance providers

The Al Noor Group generally negotiates on an annual basis with insurance companies regarding the fees or pricing arrangements to be paid for services provided at its facilities. Recently, some of these insurance companies have joined TPA organisations, which insurers use to control costs by centralising back office functions, processing claims and negotiating fees and pricing arrangements with hospitals. The Al Noor Group may face downward pressure on some of the payment rates from these insurers and TPAs, particularly if there is further consolidation of insurance companies into TPAs, which may strengthen their bargaining position and result in less favourable pricing and other terms for Al Noor. The Al Noor Group may also be unable to effectively pass on any increases in its cost base to the tariffs paid by insurers.

The Al Noor Group’s future success will depend, in part, on its ability to maintain good relationships with insurance providers. Competition from other hospital groups and healthcare providers in the region may also impact its relationships with, or ability to negotiate fee increases or other favourable terms from, insurance providers. If the Al Noor Group’s relationship with insurers deteriorates, it may be unable to negotiate favourable fee arrangements and/or its business may otherwise be adversely affected.

The Al Noor Group is also exposed to the risk that insurance companies reject, delay or fail to make payment for claims it submits for medical services rendered to patients claiming coverage under such schemes. This risk may arise from disputes with insurers over the medical necessity of services the Al Noor Group provides, clerical errors that occur when it provides information to insurance companies during the claims process, gaps in system and process compatibility between the Al Noor Group and the insurance companies, or financial difficulties such as liquidity constraints and insolvency experienced by the insurance companies. An increase in claims rejections or significant failures by insurance companies to make payments could have a material adverse effect on the Al Noor Group’s business, prospects, financial condition and results of operations.

ANNEXURE 11

SUMMARY OF THE ARTICLES OF ASSOCIATION OF THE COMPANY

The Articles of the Company, which were adopted pursuant to a special resolution passed on 20 June 2013, are summarised below. The Articles of the Company are available for inspection at the registered office of the Company or the transfer secretaries whose addresses are set out in the “Corporate Information and Advisors” section of the Prospectus.

1.1           Objects

The Company’s objects are not restricted by its Articles. Accordingly, pursuant to section 31 of the UK Companies Act, the Company’s objects are unrestricted.

1.2           Shares

Respective rights of different classes of shares

Without prejudice to any rights attached to any existing shares, the Company may issue shares with such rights or restrictions as determined by either the Company by ordinary resolution or, if the Company passes a resolution to so authorise them, the Al Noor Directors. The Company may also issue shares which are, or are liable to be, redeemed at the option of the Company or the holder.

Voting rights

At a general meeting, subject to any special rights or restrictions attached to any class of shares:

(a)                       on a show of hands, every member present in person and every duly appointed proxy present shall have one vote;

(b)                       on a show of hands, a proxy has one vote for and one vote against the resolution, if the proxy has been duly appointed by more than one member entitled to vote on the resolution, and the proxy has been instructed:

(i)                           by one or more of those members to vote for the resolution and by one or more other of those members to vote against it; or

(ii)                        by one or more of those members to vote either for or against the resolution and by one or more other of those members to use his discretion as to how to vote; and

(c)                        on a poll, every member present in person or by proxy has one vote for every share held by him.

A proxy shall not be entitled to vote on a show of hands or on a poll where the member appointing the proxy would not have been entitled to vote on the resolution had he been present in person.

Unless the Al Noor Directors resolve otherwise, no member shall be entitled to vote either personally or by proxy or to exercise any other right in relation to general meetings if any call or other sum due from him to the Company in respect of that share remains unpaid.

Variation of rights

Should the share capital of the Company be divided into different classes of shares, the special rights attached to any class may be varied or abrogated either with the written consent of the holders of three-quarters in nominal value of the issued shares of the class (excluding shares held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise), and may be so varied or abrogated either while the Company is a going concern or during or in contemplation of a winding-up.

The special rights attached to any class of shares will not, unless otherwise expressly provided by the terms of issue, be deemed to be varied by (i) the creation or issue of further shares ranking, as regards participation in the profits or assets of the Company, in some or all respects equally with them but in no respect in priority to them or (ii) the purchase or redemption by the Company of any of its own shares.

Transfer of shares

Transfers of certificated shares must be effected in writing, and signed by or on behalf of the transferor and, except in the case of fully paid shares, by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register of Members in respect of those shares. Transfers of uncertificated shares may be effected by means of a relevant system (i.e. CREST) unless the CREST Regulations provide otherwise.

The Al Noor Directors may decline to register any transfer of a certificated share, unless (i) the instrument of transfer is in respect of only one class of share, (ii) the instrument of transfer is lodged at the transfer office, duly stamped if required and accompanied by the relevant share certificate(s) or other evidence reasonably required by the Al Noor Directors to show the transferor’s right to make the transfer or, if the instrument of transfer is executed by some other person on the transferor’s behalf, the authority of that person to do so and (iii) the certificated share is fully paid up.

The Al Noor Directors may refuse to register an allotment or transfer of shares in favour of more than four persons jointly.

Restrictions where notice not complied with

If any person appearing to be interested in shares (within the meaning of Part 22 of the UK Companies Act) has been duly served with a notice under section 793 of the UK Companies Act (which confers upon public companies the power to require information as to interests in its voting shares) and is in default for a period of 14 days in supplying to the Company the information required by that notice:

(a)                       the holder of those shares shall not be entitled to attend or vote (in person or by proxy) at any shareholders’ meeting, unless the Al Noor Directors otherwise determine; and

(b)                       the Al Noor Directors may in their absolute discretion, where those shares represent 0.25 per cent. or more of the issued shares of a relevant class, by notice to the holder, direct that:

(i)                           any dividend or part of a dividend (including shares issued in lieu of a dividend) or other money which would otherwise be payable on the shares will be retained by the

Company without any liability for interest and the shareholder will not be entitled to elect to receive shares in lieu of a dividend; and/or

(ii)                        (with various exceptions set out in the Articles) transfers of the shares will not be registered.

Forfeiture and lien

If a member fails to pay in full any sum which is due in respect of a share on or before the due date for payment, then, following notice by the Al Noor Directors requiring payment of the unpaid amount with any accrued interest and any expenses incurred, such share may be forfeited by a resolution of the Al Noor Directors to that effect (including all dividends declared in respect of the forfeited share and not actually paid before the forfeiture).

A member whose shares have been forfeited will cease to be a member in respect of the shares, but will remain liable to pay the Company all monies which at the date of forfeiture were presently payable, together with interest. The Al Noor Directors may in their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal, or waive payment in whole or part.

The Company shall have a lien on every share (not being a fully paid-up share) that is not fully paid for all monies called or payable at a fixed time in respect of such share. The Company’s lien over a share takes priority over the rights of any third party and extends to any dividends or other sums payable by the Company in respect of that share. The Al Noor Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt from such a lien, either wholly or partially.

A share forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of to any person (including the person who was, before such forfeiture or surrender, the holder of that share or entitled to it) on such terms and in such manner as the Al Noor Directors think fit. The Company may deliver an enforcement notice in respect of any share if a sum in respect of which a lien exists is due and has not been paid. The Company may sell any share in respect of which an enforcement notice, delivered in accordance with the Articles, has been given if such notice has not been complied with. The proceeds of sale shall first be applied towards payment of the amount in respect of the lien to the extent that amount was due on the date of the enforcement notice, and then on surrender of the share certificate for cancellation, to the person entitled to the shares immediately prior to the sale.

1.3           General meetings

Annual general meeting

An annual general meeting shall be held within each period of six months beginning with the day following the Company’s accounting reference date, at such place or places, date and time as may be decided by the Al Noor Directors.

Convening of general meetings

The Al Noor Directors may, whenever they think fit, call a general meeting. The Al Noor Directors are required to call a general meeting once the Company has received requests from its members to do so in accordance with the UK Companies Act.

Notice of general meetings, etc.

(a)                       Notice of general meetings shall include all information required to be included by the UK Companies Act and shall be given to all members other than those members who are not entitled to receive such notices from the Company under the provisions of the Articles. The Company may determine that only those persons entered on the Register of Members at the close of business on a day decided by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice.

(b)                       For the purposes of determining which persons are entitled to attend or vote at a meeting, and how many votes such persons may cast, the Company must specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting. The Al Noor Directors may in their discretion resolve that, in calculating such period, no account shall be taken of any part of any day that is not a working day (within the meaning of section 1173 of the UK Companies Act).

Quorum and voting

No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Two members present in person or by corporate representative or proxy shall be a quorum. At any general meeting, any resolution other than a Procedural Resolution (as defined below) (a “Substantive Resolution”) put to the vote shall be decided on a poll, and any resolution at a general meeting which, in the opinion of the chairman, is of a procedural nature (including a resolution on the choice of a chairman of the meeting, a resolution to adjourn the meeting or a resolution to correct an obvious error in a Substantive Resolution) (a “Procedural Resolution”) put to the vote shall be decided on a show of hands unless a poll is (before the resolution is put to the vote on a show of hands, or on the declaration of the result of, the show of hands) demanded.

Conditions of admission

(a)                       The Al Noor Directors may require attendees to submit to searches or put in place such arrangements or restrictions as they think fit to ensure the safety and security of attendees at a general meeting. Any member, proxy or other person who fails to comply with such arrangements or restrictions may be refused entry into, or removed from, the general meeting.

(b)                       The Al Noor Directors may decide that a general meeting shall be held at two or more locations to facilitate the organisation and administration of such meeting. A member present in person or by proxy at the designated “satellite” meeting place may be counted in the quorum and may exercise all rights that they would have been able to exercise if they had been present at the principal meeting place. The Al Noor Directors may make and change from time to time such arrangements as they shall in their absolute discretion consider appropriate to:

(i)                           ensure that all members and proxies for members wishing to attend the meeting can do so;

(ii)                        ensure that all persons attending the meeting are able to participate in the business of the meeting and to see and hear anyone else addressing the meeting;

(iii)                     ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and

(iv)                    restrict the numbers of members and proxies at any one location to such number as can safely and conveniently be accommodated there.

1.4           Directors

General powers

The Al Noor Directors shall manage the business and affairs of the Company and may exercise all powers of the Company other than those that are required by the UK Companies Act or by the Articles to be exercised by the Company at the general meeting.

Appointment of directors

The Company may by ordinary resolution elect, and the Directors shall have power at any time to appoint, any person to be a Director either to fill a casual vacancy or as an additional Director, but not so that the total number of Directors shall exceed the maximum number fixed by or in accordance with the Articles.

Any person so appointed by the Directors shall retire at the next annual general meeting and shall then be eligible for election.

No person shall be elected as a Director unless such person is recommended by the Board or the Company has received from such person confirmation in writing of that person’s willingness to be elected as a Director, no later than seven days before the general meeting at which the relevant resolution is proposed.

Number of Directors

The Al Noor Directors shall not be less than two nor more than 20 in number, save that the Company may, by ordinary resolution, from time to time vary the minimum number and/or maximum number of Directors.

Share qualification

A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

Directors’ fees

(a)                       Directors’ fees are determined by the Al Noor Directors from time to time, except that they may not exceed £5,000,000 per annum in aggregate or such higher amount as may from time to time be determined by ordinary resolution of the shareholders.

(b)                       Any Director who holds any executive office (including the office of Chairman or Deputy Chairman), or who serves on any committee of the Al Noor Directors, or who otherwise performs services which in the opinion of the Al Noor Directors are outside the scope of the ordinary duties of a Director, may be paid extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Al Noor Directors may determine.

Executive Directors

The Al Noor Directors may from time to time appoint one or more of their number to be the holder of any executive office and may confer upon any Director holding an executive office any of the powers exercisable by them as Directors upon such terms and conditions, and with such restrictions, as they think fit. They may from time to time revoke, withdraw, alter or vary all or any of such delegated powers.

Directors’ retirement

(a)                       Each Director shall retire at the annual general meeting held in the third calendar year following the year in which he was elected or last re-elected by the Company. In addition, each Director (other than the Chairman and any Director holding an executive office) shall also be required to retire at each annual general meeting following the ninth anniversary on the date on which he was elected by the Company. A Director who retires at any annual general meeting shall be eligible for election or re-election, unless the Al Noor Directors resolve otherwise, not later than the date of the notice of such annual general meeting.

(b)                       When a Director retires at an annual general meeting in accordance with the Articles, the Company may, by ordinary resolution at the meeting, fill the office being vacated by re-electing the retiring Director. In the absence of such a resolution, the retiring Director shall nevertheless be deemed to have been re-elected, except in the cases identified by the Articles.

Removal of a Director by resolution of Company

The Company may, by ordinary resolution of which special notice is given, remove any Director before the expiration of his period of office in accordance with the UK Companies Act, and elect another person in place of a Director so removed from office. Such removal may take place notwithstanding any provision of the Articles or of any agreement between the Company and such Director, but is without prejudice to any claim the Director may have for damages for breach of any such agreement.

Proceedings of the Al Noor Board

Subject to the provisions of the Articles and subject as provided in the Existing Relationship Agreement and as long as it is in effect, the Al Noor Directors may meet for the despatch of business and adjourn and otherwise regulate its proceedings as they think fit and the following shall apply in relation to proceedings of the Al Noor Board.

(a)                       The quorum necessary for Al Noor Board meetings shall be half the total number of Directors (rounded up to the nearest whole number), and shall include a Director appointed by each Principal Shareholder (each a “Shareholder Director”), and two Independent Directors. n Board meeting may be adjourned for a lack of quorum to a specified time and place not less than one day after the original date. The quorum necessary for such adjourned Board meeting shall be half the total number of Directors (rounded up to the nearest whole number). If a quorum is not present within half an hour of the time appointed for the adjourned meeting, or if a quorum ceases to be present during the course of the adjourned meeting, the Director(s) present shall further adjourn the meeting to a specified time and place not less than one day after the original date. The quorum necessary for the transaction of business of the Al Noor Directors at such re-adjourned meeting may be fixed from time to time by the Al Noor Directors and unless so fixed at any other number shall be any two Directors.

(b)                       The Al Noor Directors may elect from their number a Chairman and a Deputy Chairman (or two or more Deputy Chairmen) and decide the period for which each is to hold office.

(c)                        Questions arising at any meeting of the Al Noor Directors shall be determined by a majority of votes. The chairman of the meeting shall not have a casting vote.

Directors’ interests

(a)                       For the purposes of section 175 of the UK Companies Act, the Al Noor Directors shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company.

(b)                       Any such authorisation will be effective only if:

(i)                           the matter in question was proposed in writing for consideration at a meeting of the Al Noor Directors, in accordance with the Al Noor Board’s normal procedures or in such other manner as the Al Noor Directors may resolve;

(ii)                        any requirement as to the quorum at the meeting at which the matter is considered is met without counting the Director in question or any other interested Director; and

(iii)                     the matter was agreed to without such interested Directors voting or would have been agreed to if their votes had not been counted.

(c)                        The Al Noor Directors may extend any such authorisation to any actual or potential conflict of interest which may arise out of the matter so authorised and may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions they expressly impose, but such authorisation is otherwise given to the fullest extent permitted. The Al Noor Directors may also terminate any such authorisation at any time.

Restrictions on voting

(a)                       Except as provided below, a Director may not vote in respect of any contract, arrangement or any other proposal in which he, or a person connected to him, is interested. Any vote of a Director in respect of a matter where he is not entitled to vote shall be disregarded.

(b)                       Subject to the provisions of the UK Companies Act, a Director is entitled to vote and be counted in the quorum in respect of any resolution concerning any contract, transaction or arrangement, or any other proposal (inter alia):

(i)                           in which he has an interest, of which he is not aware or which cannot reasonably be regarded as likely to give rise to a conflict of interest;

(ii)                        in which he has an interest only by virtue of interests in the Company’s shares, debentures or other securities or otherwise in or through the Company;

(iii)                     which involves the giving of any security, guarantee or indemnity to the Director or any other person in respect of obligations incurred by him and guaranteed by the Company (or vice versa);

(iv)                    concerning an offer of securities by the Company or any of its subsidiary undertakings in which he is or may be entitled to participate as a holder of securities or as an underwriter or sub-underwriter;

(v)                       concerning any other body corporate, provided that he and any connected persons do not own or have a beneficial interest in one per cent. or more of any class of share capital of such body corporate, or of the voting rights available to the members of such body corporate;

(vi)                    relating to an arrangement for the benefit of employees or former employees which does not award him any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;

(vii)                 concerning the purchase or maintenance of insurance for any liability for the benefit of Directors;

(viii)              concerning the giving of indemnities in favour of the Al Noor Directors; or

(ix)                    concerning the funding of expenditure by any Director or Directors (i) on defending criminal, civil or regulatory proceedings or actions against him or them, (ii) in connection with an application to the court for relief, (iii) on defending him or them in any regulatory investigations or (iv) incurred doing anything to enable him to avoid incurring such expenditure.

Confidential information

If a Director, otherwise that by virtue of his position as Director, receives information in respect of which he owes a duty of confidentiality to a person other than the Company, he shall not be required to disclose such information to the Company or otherwise use or apply such confidential information for the purpose of or in connection with the performance of his duties as a Director, provided that such an actual or potential conflict of interest arises from a permitted or authorised interest under the Articles. This is without prejudice to any equitable principle or rule of law which may excuse or release the Director from disclosing the information, in circumstances where disclosure may otherwise be required under the Articles.

Powers of the Al Noor Directors

(a)                       The Al Noor Directors may delegate any of their powers or discretions, including those involving the payment of remuneration or the conferring of any other benefit to the Al Noor Directors, to such person or committee and in such manner as they think fit. Any such person or committee shall, unless the Al Noor Directors otherwise resolve, have the power to sub-delegate any of the powers or discretions delegated to them. The Al Noor Directors may make regulations in relation to the proceedings of committees or sub-committees.

(b)                       The Al Noor Directors may establish any local boards or appoint managers or agents to manage any of the affairs of the Company, either in the United Kingdom or elsewhere, and may:

(i)                           appoint persons to be members or agents or managers of such local board and fix their remuneration;

(ii)                        delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Al Noor Directors, with the power to sub-delegate;

(iii)                     remove any person so appointed, and may annul or vary any such delegation; and

(iv)                    authorise the members of any local boards, or any of them, to fill any vacancies on such boards, and to act notwithstanding such vacancies.

(c)                        The Al Noor Directors may appoint any person or fluctuating body of persons to be the attorney of the Company with such purposes and with such powers, authorities and discretions and for such periods and subject to such conditions as they may think fit.

(d)                       Any Director may at any time appoint any person (including another Director) to be his alternate Director and may at any time terminate such appointment.

Directors’ liabilities

(a)                       So far as may be permitted by the UK Companies Act, every Director, former Director or Secretary of the Company or of an Associated Company (as defined in section 256 of the UK Companies Act) of the Company may be indemnified by the Company out of its own funds against any liability incurred by him in connection with any negligence, default, breach of duty or breach of trust by him or any other liability incurred by him in the execution of his duties, the exercise of his powers or otherwise in connection with his duties, powers or offices.

(b)                       The Al Noor Directors may also purchase and maintain insurance for or for the benefit of:

(i)                           any person who is or was a Director or Secretary of a Relevant Company (as defined in the Articles); or

(ii)                        any person who is or was at any time a trustee of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested,

including insurance against any liability (including all related costs, charges, losses and expenses) incurred by or attaching to him in relation to his duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme.

(c)                        So far as may be permitted by the UK Companies Act, the Company may provide a Relevant Officer (as defined in the Articles) with defence costs in relation to any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or an Associated Company of the Company, or in relation to an application for relief under section 205(5) of the UK Companies Act. The Company may do anything to enable such Relevant Officer to avoid incurring such expenditure.

Borrowing powers of the Directors

The Directors may exercise all powers of the Company to borrow money, to guarantee, to indemnify, to mortgage or charge its undertaking, property, assets (present and future) and called capital, and to issue debentures and other securities whether outright or as collateral security for any debt, liability or other obligation of the Company or any third party.

1.5                     Dividends

(a)                       The Company may, by ordinary resolution, declare final dividends to be paid to its shareholders. However, no dividend shall be declared unless it has been recommended by the Al Noor Directors and does not exceed the amount recommended by the Al Noor Directors.

(b)                       If the Al Noor Directors believe that the profits of the Company justify such payment, they may pay dividends on any class of share where the dividend is payable on fixed dates. They may also pay interim dividends on shares of any class in amounts and on dates and periods as they think fit. Provided the Al Noor Directors act in good faith, they shall not incur any liability to the holders of any shares for any loss they may suffer by the payment of dividends on any other class of shares having rights ranking equally with or behind those shares.

(c)                        Unless the share rights otherwise provide, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, and apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid.

(d)                       Any unclaimed dividends may be invested or otherwise applied for the benefit of the Company until they are claimed. Any dividend unclaimed for 12 years from the date on which it was declared or became due for payment shall be forfeited and shall revert to the Company.

(e)                        The Al Noor Directors may, if authorised by ordinary resolution, offer to ordinary shareholders the right to elect to receive, in lieu of a dividend, an allotment of new ordinary shares credited as fully paid.

1.6                     Failure to supply an address

A shareholder who has no registered address within the United Kingdom and has not supplied to the Company an address within the United Kingdom for the service of notices will not be entitled to receive notices from the Company.

1.7                     Disclosure of shareholding ownership

The Disclosure and Transparency Rules require a member to notify the Company if the voting rights held by such member (including by way of certain financial instruments) reach, exceed or fall below 3 per cent. and each 1 per cent. threshold thereafter up to 100 per cent. Under the Disclosure and Transparency Rules, certain voting rights in the Company may be disregarded.

1.8                     Changes in capital

The provisions of the Articles governing the conditions under which the Company may alter its share capital are no more stringent that the conditions imposed by the UK Companies Act.

ANNEXURE 12

SIGNED POWERS OF ATTORNEY

SIGNED POWERS OF ATTORNEY BY THE DIRECTORS AUTHORISING EACH RESPECTIVE SIGNATORY TO SIGN FOR AND ON BEHALF OF THE BOARD

POWER OF ATTORNEY

I, the undersigned Ronald Lavater, in my capacity as a director of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 (the “Company”), do hereby appoint:

Ian Tyler of the Company, or in his absence or indisposition, Seamus Keating of the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indisposition, Joanne Curin of the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzel with power of substitution to be my lawful attorney and agent and in my name, place and stead and on my behalf, to sign the prospectus to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “SA Prospectus”).

In appointing Ian Tyler of the Company, or in his absence or indisposition, Seamus Keating of the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indi, Joanne Curin of the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzel as my lawful attorney and agent to sign the SA Prospectus on my behalf, I:

1.                            have read and understood the contents of the SA Prospectus;

2.                            accept full responsibility to ensure the accuracy of the information contained in the SA Prospectus (but only insofar as it relates to the Company and only to the extent that I am required to accept such responsibility in terms of the South African Companies Act, 2008 (“SA Companies Act”));

3.                            confirm that I have considered all statements of fact and opinion in the SA Prospectus;

4.                            confirm that to the best of my knowledge and belief, there are no other facts the omission of which would make any statement in the SA Prospectus false or misleading;

5.                            confirm having used and undertake to continue to use all reasonable endeavours to ensure:

5.1                                                       that no facts will be omitted which would make any statement false or misleading, and will make all reasonable enquiries to ascertain such facts; and

5.2                                                       that the SA Prospectus contains all information required by the SA Companies Act read with the Companies Regulations to the SA Companies Act, save to the extent that an exemption therefrom has been sought from and granted by the Companies and Intellectual Property Commission.

I undertake to ratify whatever my attorney shall do or lawfully cause to be done under the authority or purported authority of this power of attorney.

This power of attorney, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of South Africa and shall be irrevocable until 26 January 2016.

In witness thereof this Power of Attorney has been duly executed on this 26th day of October 2015

/s/ Ronald Lavater	/s/ Sami Alom
Ronald Lavater (Director)	Witness

POWER OF ATTORNEY

I, the undersigned Ian Tyler, in my capacity as a director of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 (the “Company”), do hereby appoint:

Ronald Lavater of the Company, or in his absence or indisposition, Seamus Keating of the Company, or in his absence or indisposition, Or. Sami Alom of the Company, or in his absence or indisposition, Joanne Curin of the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzel with power of substitution to be my lawful attorney and agent and in my name, place and stead and on my behalf, to sign the prospectus to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “SA Prospectus”).

In appointing Ronald Lavater of the Company, or in his absence or indisposition, Seamus Keating of the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indisposition, Joanne Curin of the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzel as my lawful attorney and agent to sign the SA Prospectus on my behalf, I:

1.                            have read and understood the contents of the SA Prospectus;

2.                            accept full responsibility to ensure the accuracy of the information contained in the SA Prospectus (but only insofar as it relates to the Company and only to the extent that I am required to accept such responsibility in terms of the South African Companies Act, 2008 (“SA Companies Act”));

3.                            confirm that I have considered all statements of fact and opinion in the SA Prospectus;

4.                            confirm that to the best of my knowledge and belief, there are no other facts the omission of which would make any statement in the SA Prospectus false or misleading;

5.                            confirm having used and undertake to continue to use all reasonable endeavours to ensure:

5.1                                                       that no facts will be omitted which would make any statement false or misleading, and will make all reasonable enquiries to ascertain such facts; and

5.2                                                       that the SA Prospectus contains all information required by the SA Companies Act read with the Companies Regulations to the SA Companies Act, save to the extent that an exemption therefrom has been sought from and granted by the Companies and Intellectual Property Commission.

I undertake to ratify whatever my attorney shall do or lawfully cause to be done under the authority or purported authority of this power of attorney.

This power of attorney, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of South Africa and shall be irrevocable until 26 January 2016.

In witness thereof this Power of Attorney has been duly executed on this 27th day of October 2015

/s/ lan Tyler
lan Tyler (Director)	Witness

POWER OF ATTORNEY

I, the undersigned Dr. Kassem Alom, in my capacity as a director of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 (the “Company”), do hereby appoint:

Ronald Lavater of the Company, or in his absence or indisposition, Ian Tyler of the Company, or in his absence or indisposition, Seamus Keating of the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indisposition, Joanne Curin of the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzel with power of substitution to be my lawful attorney and agent and in my name, place and stead and on my behalf, to sign the prospectus to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “SA Prospectus”).

In appointing Ronald Lavater of the Company, or in his absence or indisposition, Ian Tyler of the Company, or in his absence or indisposition, Seamus Keating of the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indisposition, Joanne Curin of the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzel as my lawful attorney and agent to sign the SA Prospectus on my behalf, I:

1. have read and understood the contents of the SA Prospectus;

2. accept full responsibility to ensure the accuracy of the information contained in the SA Prospectus (but only insofar as it relates to the Company and only to the extent that I am required to accept such responsibility in terms of the South African Companies Act, 2008 (“SA Companies Act”));

3. confirm that I have considered all statements of fact and opinion in the SA Prospectus;

4. confirm that to the best of my knowledge and belief, there are no other facts the omission of which would make any statement in the SA Prospectus false or misleading;

5. confirm having used and undertake to continue to use all reasonable endeavours to ensure:

5.1 that no facts will be omitted which would make any statement false or misleading, and will make all reasonable enquiries to ascertain such facts; and

5.2 that the SA Prospectus contains all information required by the SA Companies Act read with the Companies Regulations to the SA Companies Act, save to the extent that an exemption therefrom has been sought from and granted by the Companies and Intellectual Property Commission.

I undertake to ratify whatever my attorney shall do or lawfully cause to be done under the authority or purported authority of this power of attorney.

This power of attorney, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of South Africa and shall be irrevocable until 26 January 2016.

In witness thereof this Power of Attorney has been duly executed on this 26th day of October 2015

/s/ Dr. Kassem Alom	/s/ A. Mohamed Rifayudeen
Dr. Kassem Alom (Director)	Witness

POWER OF ATTORNEY

I, the undersigned Seamus Keating, in my capacity as a director of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 {the “Company”), do hereby appoint:

Ronald Lavater of the Company, or in his absence or indisposition, Ian Tyler of the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indisposition, Joanne Curin of the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzel with power of substitution to be my lawful attorney and agent and in my name, place and stead and on my behalf, to sign the prospectus to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “SA Prospectus”).

In appointing Ronald Lavater of the Company, or in his absence or indisposition, Ian Tyler of the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indisposition, Joanne Curin of the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzel as my lawful attorney and agent to sign the SA Prospectus on my behalf, I:

1.                            have read and understood the contents of the SA Prospectus;

2.                            accept full responsibility to ensure the accuracy of the information contained in the SA Prospectus (but only insofar as it relates to the Company and only to the extent that I am required to accept such responsibility in terms of the South African Companies Act, 2008 (“SA Companies Act”));

3.                            confirm that I have considered all statements of fact and opinion in the SA Prospectus;

4.                            confirm that to the best of my knowledge and belief, there are no other facts the omission of which would make any statement in the SA Prospectus false or misleading;

5.                            confirm having used and undertake to continue to use all reasonable endeavours to ensure:

5.1                                                      that no facts will be omitted which would make any statement false or misleading, and will make all reasonable enquiries to ascertain such facts; and

5.2                                                      that the SA Prospectus contains all information required by the SA Companies Act read with the Companies Regulations to the SA Companies Act, save to the extent that an exemption therefrom has been sought from and granted by the Companies and Intellectual Property Commission.

I undertake to ratify whatever my attorney shall do or lawfully cause to be done under the authority or purported authority of this power of attorney.

This power of attorney, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of South Africa and shall be irrevocable until 26 January 2016.

In witness thereof this Power of Attorney has been duly executed on this 27th day of October 2015

/s/ Seamus Keating
Seamus Keating (Director)	Witness

POWER OF ATTORNEY

I, the undersigned Sheikh Mansoor Bin Butti Al Hamed, in my capacity as a director of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 (the “Company”), do hereby appoint:

Ronald Lavater of the Company, or in his absence or indisposition, Ian Tyler of the Company, or in his absence or indisposition, Seamus Keating of the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indisposition, Joanne Curin of the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzel with power of substitution to be my lawful attorney and agent and in my name, place and stead and on my behalf, to sign the prospectus to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “SA Prospectus”).

In appointing Ronald Lavater of the Company, or in his absence or indisposition, Ian Tyler of the Company, or in his absence or indisposition, Seamus Keating of the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indisposition, Joanne Curin of the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzel as my lawful attorney and agent to sign the SA Prospectus on my behalf, I:

1.                            have read and understood the contents of the SA Prospectus;

2.                            accept full responsibility to ensure the accuracy of the information contained in the SA Prospectus (but only insofar as it relates to the Company and only to the extent that I am required to accept such responsibility in terms of the South African Companies Act, 2008 (“SA Companies Act”));

3.                            confirm that I have considered all statements of fact and opinion in the SA Prospectus;

4.                            confirm that to the best of my knowledge and belief, there are no other facts the omission of which would make any statement in the SA Prospectus false or misleading;

5.                            confirm having used and undertake to continue to use all reasonable endeavours to ensure:

5.1                                                       that no facts will be omitted which would make any statement false or misleading, and will make all reasonable enquiries to ascertain such facts; and

5.2                                                       that the SA Prospectus contains all information required by the SA Companies Act read with the Companies Regulations to the SA Companies Act, save to the extent that an exemption therefrom has been sought from and granted by the Companies and Intellectual Property Commission.

I undertake to ratify whatever my attorney shall do or lawfully cause to be done under the authority or purported authority of this power of attorney.

This power of attorney, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of South Africa and shall be irrevocable until 26 January 2016.

In witness thereof this Power of Attorney has been duly executed on this 27th day of October 2015

/s/ Sheikh Mansoor Bin Butti Al Hamed	/s/ Ahmad Nimer
Sheikh Mansoor Bin Butti Al Hamed (Director)	Witness

POWER OF ATTORNEY

I, the undersigned Ahmad Nimer, in my capacity as a director of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 (the “Company”), do hereby appoint:

Ronald Lavater of the Company, or in his absence or indisposition, lan Tyler of the Company, or in his absence or indisposition, Seamus Keating of the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indisposition, Joanne Curin of the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzel with power of substitution to be my lawful attorney and agent and in my name, place and stead and on my behalf, to sign the prospectus to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “SA Prospectus”).

In appointing Ronald Lavater of the Company, or in his absence or indisposition, Ian Tyler of the Company, or in his absence or indisposition, Seamus Keating of the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indisposition, Joanne Curin of the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzel as my lawful attorney and agent to sign the SA Prospectus on my behalf, I:

1.                            have read and understood the contents of the SA Prospectus;

2.                            accept full responsibility to ensure the accuracy of the information contained in the SA Prospectus (but only insofar as it relates to the Company and only to the extent that I am required to accept such responsibility in terms of the South African Companies Act, 2008 (“SA Companies Act”));

3.                            confirm that I have considered all statements of fact and opinion in the SA Prospectus;

4.                            confirm that to the best of my knowledge and belief, there are no other facts the omission of which would make any statement in the SA Prospectus false or misleading;

5.                            confirm having used and undertake to continue to use all reasonable endeavours to ensure:

5.1                                                       that no facts will be omitted which would make any statement false or misleading, and will make all reasonable enquiries to ascertain such facts; and

5.2                                                       that the SA Prospectus contains all information required by the SA Companies Act read with the Companies Regulations to the SA Companies Act, save to the extent that an exemption therefrom has been sought from and granted by the Companies and Intellectual Property Commission.

I undertake to ratify whatever my attorney shall do or lawfully cause to be done under the authority or purported authority of this power of attorney.

This power of attorney, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of South Africa and shall be irrevocable until 26 January 2016.

In witness thereof this Power of Attorney has been duly executed on this 27th day of October 2015

/s/ Ahmad Nimer
Ahmad Nimer (Director)	Witness

POWER OF ATTORNEY

I, the undersigned William J. Ward, in my capacity as a director of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 (the “Company”), do hereby appoint:

Ronald Lavater of the Company, or in his absence or indisposition, Ian Tyler of the Company, or in his absence or indisposition, Seamus Keating of the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indisposition, Joanne Curin of the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzel with power of substitution to be my lawful attorney and agent and in my name, place and stead and on my behalf, to sign the prospectus to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “SA Prospectus”).

In appointing Ronald Lavater of the Company, or in his absence or indisposition, Ian Tyler of the Company, or in his absence or indisposition, Seamus Keating of the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indisposition, Joanne Curin of the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzel as my lawful attorney and agent to sign the SA Prospectus on my behalf, I:

1.                            have read and understood the contents of the SA Prospectus;

2.                            accept full responsibility to ensure the accuracy of the information contained in the SA Prospectus (but only insofar as it relates to the Company and only to the extent that I am required to accept such responsibility in terms of the South African Companies Act, 2008 (“SA Companies Act”));

3.                            confirm that I have considered all statements of fact and opinion in the SA Prospectus;

4.                            confirm that to the best of my knowledge and belief, there are no other facts the omission of which would make any statement in the SA Prospectus false or misleading;

5.                            confirm having used and undertake to continue to use all reasonable endeavours to ensure:

5.1                                                       that no facts will be omitted which would make any statement false or misleading, and will make all reasonable enquiries to ascertain such facts; and

5.2                                                       that the SA Prospectus contains all information required by the SA Companies Act read with the Companies Regulations to the SA Companies Act, save to the extent that an exemption therefrom has been sought from and granted by the Companies and Intellectual Property Commission.

I undertake to ratify whatever my attorney shall do or lawfully cause to be done under the authority or purported authority of this power of attorney.

This power of attorney, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of South Africa and shall be irrevocable until 26 January 2016.

In witness thereof this Power of Attorney has been duly executed on this 27th day of October 2015

/s/ William J. Ward
William J. Ward (Director)	Witness

POWER OF ATTORNEY

I, the undersigned Mubarak Matar Al Hamiri, in my capacity as a director of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604(the “Company”),do hereby appoint:

Ronald Lavater of the Company, or in his absence or indisposition, Ian Tyler of the Company, or in his absence or indisposition,Seamus Keatingof the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indisposition, Joanne Curinof the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzelwith power of substitution to be my lawful attorney and agent and in my name, place and stead and on my behalf, to sign the prospectus to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “SA Prospectus”).

In appointing Ronald Lavater of the Company, or in his absence or indisposition, Ian Tyler of the Company, or in his absence or indisposition, Seamus Keatingof the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indisposition, Joanne Curinof the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzelas my lawful attorney and agent to sign the SA Prospectus on my behalf, I:

1.                            have read and understood the contents of the SA Prospectus;

2.                            accept full responsibility to ensure the accuracy of the information contained in the SA Prospectus(but only insofar as it relates to the Company and only to the extent that I am required to accept such responsibility in terms of the South African Companies Act, 2008 (“SA Companies Act”));

3.                            confirm that I have considered all statements of fact and opinion in the SA Prospectus;

4.                            confirm that to the best of my knowledge and belief, there are no other facts the omission of which would make any statement in the SA Prospectus false or misleading;

5.                            confirm having used and undertake to continue to use all reasonable endeavours to ensure:

5.1                                                       that no facts will be omitted which would make any statement false or misleading, and will make all reasonable enquiries to ascertain such facts; and

5.2                                                       that the SA Prospectus contains all information required by the SA Companies Actread with the Companies Regulations to the SA Companies Act, save to the extent that an exemption therefrom has been sought from and granted by the Companies and Intellectual Property Commission.

I undertake to ratify whatever my attorney shall do or lawfully cause to be done under the authority or purported authority of this power of attorney.

This power of attorney, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of South Africa and shall be irrevocable until 26 January 2016.

In witness thereof this Power of Attorney has been duly executed on this 27 day of October 2015

/s/ Mubarak Matar Al Hamiri	/s/ Sami Alom
Mubarak Matar Al Hamiri(Director)	Witness

POWER OF ATTORNEY

I, the undersigned William S. Ward, in my capacity as a director of Al Noor Hospitals Group plc, incorporated and registered under the laws of England and Wales with registered number 08338604 (the “Company”), do hereby appoint:

Ronald Lavater of the Company, or in his absence or indisposition, Ian Tyler of the Company, or in his absence or indisposition, Seamus Keating of the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indisposition, Joanne Curin of the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzel with power of substitution to be my lawful attorney and agent and in my name, place and stead and on my behalf, to sign the prospectus to be issued to the shareholders of Mediclinic International Limited (“Mediclinic”) in connection with the proposed combination of the Company and Mediclinic through a share for share exchange to be implemented by way of a scheme of arrangement of Mediclinic (the “SA Prospectus”).

In appointing Ronald Lavater of the Company, or in his absence or indisposition, Ian Tyler of the Company, or in his absence or indisposition, Seamus Keating of the Company, or in his absence or indisposition, Dr. Sami Alom of the Company, or in his absence or indisposition, Joanne Curin of the Company, or in her absence or indisposition, Annabel Parry of Webber Wentzel as my lawful attorney and agent to sign the SA Prospectus on my behalf, I:

1.                            have read and understood the contents of the SA Prospectus;

2.                            accept full responsibility to ensure the accuracy of the information contained in the SA Prospectus (but only insofar as it relates to the Company and only to the extent that I am required to accept such responsibility in terms of the South African Companies Act, 2008 (“SA Companies Act”));

3.                            confirm that I have considered all statements of fact and opinion in the SA Prospectus;

4.                            confirm that to the best of my knowledge and belief, there are no other facts the omission of which would make any statement in the SA Prospectus false or misleading;

5.                            confirm having used and undertake to continue to use all reasonable endeavours to ensure:

5.1.                                                            that no facts will be omitted which would make any statement false or misleading, and will make all reasonable enquiries to ascertain such facts; and

5.2.                                                            that the SA Prospectus contains all information required by the SA Companies Act read with the Companies Regulations to the SA Companies Act, save to the extent that an exemption therefrom has been sought from and granted by the Companies and Intellectual Property Commission.

I undertake to ratify whatever my attorney shall do or lawfully cause to be done under the authority or purported authority of this power of attorney.

This power of attorney, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of South Africa and shall be irrevocable until 26 January 2016.

In witness thereof this Power of Attorney has been duly executed on this 26th day of October 2015

/s/ William S. Ward
William S. Ward (Director)	Witness